UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12

INDUS REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

641 Lexington Avenue, 26th Floor
New York, New York 10022
April 14, 2023
Dear Fellow Stockholder,
You are cordially invited to attend a special meeting of stockholders of INDUS Realty Trust, Inc., a Maryland corporation (the “Company”), to be held on May 17, 2023, at 9:30 a.m., Eastern Time, at the offices of Latham & Watkins LLP, located at 1271 Avenue of the Americas, New York, NY 10020. At the special meeting, you will be asked to consider and vote on the merger (the “merger”) of IR Merger Sub II, Inc., a Maryland corporation (“Merger Sub”) and wholly owned subsidiary of IR Parent, LLC, a Delaware limited liability company (“Parent”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of February 22, 2023 (the “merger agreement”), by and among the Company, Parent and Merger Sub. If the transaction contemplated by the merger agreement is completed, you, as a holder of shares of Company common stock of the Company (“Company common stock”), will be entitled to receive $67.00 in cash, without interest, subject to certain adjustments as further described in the enclosed proxy statement, in exchange for each share of Company common stock you own as of immediately prior to the effective time of the merger, as more fully described in the enclosed proxy statement.
Our board of directors (1) duly authorized and approved, and declared advisable, the execution, delivery and performance by the Company of the merger agreement and the consummation by the Company of the merger agreement and the transactions contemplated by the merger agreement, including the merger, (2) declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company and its stockholders, (3) directed that the approval of the merger and the other transactions contemplated by the merger agreement be submitted for consideration at a special meeting of the Company’s stockholders and (4) recommended that the Company’s stockholders vote in favor of the approval of the merger. Our board of directors recommends that you vote “FOR” the approval of the merger.
The merger must be approved by the affirmative vote of the holders of a majority of all outstanding shares of Company common stock entitled to vote at the special meeting on the merger. The Notice of Special Meeting and proxy statement accompanying this letter provide you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. The Company encourages you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about the Company from it or from documents filed with the U.S. Securities and Exchange Commission (“SEC”).
Your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to attend the special meeting in person, or in the event the special meeting is held by means of remote communication, virtually, the Company requests that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy at the special meeting and vote your shares in person, or, in the event that the special meeting is held by means of remote communication, virtually. If you fail to authorize a proxy to vote your shares, fail to vote in person, or, in the event that the special meeting is held by means of remote communication, virtually, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the merger.
On behalf of the board of directors, thank you for your continued support.
Sincerely,
Michael Gamzon Director, President and CEO	Gordon DuGan Chairman of the Board of Directors
This proxy statement is dated April 14, 2023, and is first being mailed to our stockholders on or about April 14, 2023.

641 Lexington Avenue, 26th Floor
New York, New York 10022
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2023
April 14, 2023
To the Stockholders of INDUS Realty Trust, Inc.:
NOTICE IS HEREBY GIVEN that the special meeting of stockholders of INDUS Realty Trust, Inc. (the “special meeting”), a Maryland corporation (the “Company”), will be held on May 17, 2023, at 9:30 a.m., Eastern Time, at the offices of Latham & Watkins LLP, located at 1271 Avenue of the Americas, New York, NY 10020, for the following purposes:
1.
To consider and vote on a proposal to approve the merger (the “merger”) of IR Merger Sub II, Inc., a Maryland corporation (“Merger Sub”) and wholly owned subsidiary of IR Parent, LLC, a Delaware limited liability company (“Parent”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of February 22, 2023, as may be amended from time to time, by and among the Company, Parent and Merger Sub (the “merger agreement” and such proposal, the “merger proposal”);

2.
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the merger (the “advisory compensation proposal”); and

3.
To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal (the “adjournment proposal”).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to the Company’s bylaws, only the matters set forth in this Notice of Special Meeting may be brought before the special meeting. The board of directors has fixed the close of business on April 13, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof. The Company knows of no other matters to come before the special meeting. Only stockholders of record of shares of common stock of the Company (“Company common stock”) at the close of business on April 13, 2023, are entitled to notice of and to vote at the special meeting or at any postponements or adjournments thereof. On or around April 14, 2023, the Company intends to commence mailing of this Notice to all stockholders entitled to vote at the special meeting.
The board of directors approved the merger agreement and determined the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and its stockholders. The board of directors recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal.
The merger must be approved by the affirmative vote of the holders of a majority of all outstanding shares of Company common stock entitled to vote at the special meeting on the merger. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to attend the special meeting in person, the Company requests that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy at the special meeting and vote your shares in person or by following the procedures outlined in the attached proxy statement. If you fail to authorize a proxy to vote your shares, fail to vote in person, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger proposal. The approval of the advisory compensation proposal, and the approval of the adjournment proposal, each requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to authorize a proxy to vote your shares, fail to vote in person, or fail to instruct your broker on how to vote, it will have no effect on the outcome of such proposals. Abstentions, while present for purposes of determining presence of a quorum, are not considered votes cast and therefore will have no effect on the outcome of the advisory compensation proposal and the adjournment proposal. Abstentions will have the same effect as voting “AGAINST” the merger proposal.

Any proxy may be revoked at any time prior to its exercise by authorizing a proxy to vote again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on May 16, 2023, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the special meeting, or voting in person at the special meeting. Attendance alone will not be sufficient to revoke a previously authorized proxy.
The Company encourages you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of Company common stock will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call the Company’s proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 431-9633.
Regardless of the number of shares of Company common stock you hold, as a stockholder your role is very important, and the board of directors strongly encourages you to exercise your right to vote.
By order of the Board of Directors
Thomas M. Daniells
Senior Vice President, General Counsel and Secretary

i

ii

SUMMARY
This summary highlights only selected information from this proxy statement relating to the merger of IR Merger Sub II, Inc. (“Merger Sub”) with and into INDUS Realty Trust, Inc. (the “Company” and such transaction, the “merger”), and certain related transactions contemplated by the merger agreement. This summary does not contain all of the information about the merger and related transactions contemplated by the merger agreement that may be important to you. As a result, to understand the merger and the related transactions fully and for a more complete description of the terms of the merger and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which the Company has referred you, including the merger agreement (the “merger agreement”) attached as Annex A. This proxy statement is first being mailed to the Company’s stockholders on or about April 14, 2023.
The Parties to the Merger (See Page 28)
INDUS Realty Trust, Inc.
Corporate Headquarters:
641 Lexington Avenue
26th Floor
New York, New York 10022
(212) 218-7910
INDUS Realty Trust, Inc. (“INDUS” or the “Company”) is an acquiror, developer and asset manager of industrial/logistics real estate in select supply-constrained and high-growth markets in the United States. INDUS’ real estate holdings consist of industrial/logistics properties as well as approximately 1,230 acres of undeveloped land as of December 31, 2022. INDUS also previously owned a limited number of office/flex properties that were sold in 2022.
INDUS is a Maryland corporation with corporate headquarters located in New York, New York and another principal office located in Bloomfield, Connecticut.
At December 31, 2022, INDUS’ portfolio consisted of approximately 6.1 million aggregate rentable square feet across 42 buildings with a weighted average building age of 12 years. INDUS’ portfolio is geographically located in the following markets by square footage: 35% in the north submarket of Hartford, Connecticut; 25% in the Lehigh Valley, Pennsylvania; 24% in the greater Charlotte, North Carolina area; 13% in Central and Southern Florida; and 3% in the greater Charleston, South Carolina area. INDUS expects to grow its portfolio through the acquisition of fully or partially leased buildings and development of new properties in its current markets as well as targeted new geographic areas, including the Nashville, Tennessee and Greenville-Spartanburg, South Carolina markets.
INDUS’ website is www.indusrt.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the U.S. Securities and Exchange Commission (“SEC”). INDUS’ common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “INDT”. For additional information about the Company and the Company’s business, please refer to “Where You Can Find Additional Information.”
INDUS and its wholly owned subsidiaries are at times referred to in this proxy statement as the “Acquired Companies”.
IR Parent, LLC
c/o Centerbridge Partners, L.P.
375 Park Avenue, 11th Floor
New York, New York 10152
(212) 672-5000
c/o GIC Real Estate, Inc.
280 Park Avenue, 9th Floor
New York, New York 10017
(212) 856-2500

IR Parent, LLC (“Parent”) is a Delaware limited liability company that was formed to enter into the merger agreement and related agreements and consummate the transactions contemplated thereby. Parent has not engaged in any business activities other than activities incidental to its formation or in connection with the merger agreement and the transactions contemplated thereby and related thereto, including arranging the financing in connection with the merger. Upon completion of the merger, the Company will be a wholly owned subsidiary of Parent.
IR Merger Sub II, Inc.
c/o Centerbridge Partners, L.P.
375 Park Avenue, 11th Floor
New York, New York 10152
(212) 672-5000
c/o GIC Real Estate, Inc.
280 Park Avenue, 9th Floor
New York, New York 10017
(212) 856-2500
IR Merger Sub II, Inc. (“Merger Sub”) is a Maryland corporation and a wholly owned subsidiary of Parent. Merger Sub was formed to facilitate the acquisition of INDUS and has not engaged in any business activities other than activities incidental to its formation or in connection with the merger agreement and the transactions contemplated thereby and related thereto, including arranging the financing in connection with the merger. Pursuant to the merger agreement, at the merger effective time, Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the merger, such that following and as a result of the merger, the Company will be a wholly owned subsidiary of Parent and will continue to be governed by the laws of the State of Maryland.
Parent and Merger Sub are at times referred to in this proxy statement as the “Parent Parties.”
Parent and Merger Sub are affiliates of Centerbridge Partners Real Estate Fund II, L.P., an affiliate of Centerbridge Partners, L.P. (“Centerbridge”), and certain affiliates of GIC Real Estate, Inc. (“GIC”).
Centerbridge is a private investment management firm employing a flexible approach across investment disciplines — from private equity to credit and related strategies, and real estate — in an effort to find the most attractive opportunities for its investors and business partners. Centerbridge was founded in 2005 and as of December 31, 2022 has approximately $36 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies to help companies achieve their operating and financial objectives.
GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC takes a long-term, disciplined approach to investing, and is uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. GIC’s long-term approach, multi-asset capabilities, and global connectivity enable them to be an investor of choice. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries. Centerbridge and GIC and their respective affiliates are collectively referred to from time to time in this proxy statement as the “Sponsors.”
The Special Meeting (See Page 30)
The Proposals
The special meeting of the Company’s stockholders (the “special meeting”), will be held on May 17, 2023, at 9:30 a.m., Eastern Time, at the offices of Latham & Watkins LLP, located at 1271 Avenue of the Americas, New York, NY 10020. At the special meeting, holders of the Company’s shares of common stock, par value $0.01 per share (the “Company common stock”), as of the record date, which was the close of business on April 13, 2023 (the “Record Date”), will be asked to consider and vote on (1) a proposal to approve the merger pursuant to the merger agreement (the “merger proposal”), (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (the “advisory compensation proposal”), and (3) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal (the “adjournment proposal”).
Pursuant to the Company’s bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting.
Record Date, Notice and Quorum (See Page 30)
All holders of record of Company common stock as of the Record Date, which was the close of business on April 13, 2023, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of Company common stock that such holder owned as of the Record Date. On the Record Date, there were 10,196,587 shares of Company common stock outstanding and entitled to vote at the special meeting.
A quorum will be established for purposes of the special meeting if holders of a majority of all the votes entitled to be cast at such meeting on any matter are present, either in person or by proxy. A quorum is necessary to transact business at the special meeting. Abstentions and broker non-votes, if any, will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, the Company expects that the special meeting will be adjourned to a later date.
The Merger (See Page 35)
Pursuant to the merger agreement, on the closing date, Merger Sub will merge with and into INDUS and the separate existence of Merger Sub will cease, and INDUS will continue as the surviving entity in the merger. The term “surviving entity” in this proxy statement is used to refer to INDUS following the effective time of the merger.
The merger will become effective upon the later of (1) the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) or (2) such other date and time (not to exceed 30 days after the articles of merger are accepted for record by SDAT) as may be mutually agreed to by the Company and Parent and specified in the articles of merger. The term “merger effective time” is used in this proxy statement to refer to the time the merger becomes effective.
Reasons for the Merger (See Page 47)
The merger was determined advisable and approved by the board of directors of the Company (the “board”). In considering the merger, the board consulted with members of Company management, as well as the Company’s financial and legal advisors, and considered a number of factors, including the following material factors, which the board viewed as supporting its decision:
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the knowledge of the board of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic, market and capital raising conditions, including inflation, the Company’s size relative to its peers (including relative disadvantages with respect to scale), the Company’s challenges to accessing capital at attractive rates required to support its future growth, the Company’s limited near-term lease expirations coupled with recent high occupancy levels resulting in few opportunities to mark-to-market its rental rates relative to its peers as well as impacting the potential for increases in same property net operating income, and the limited liquidity of the Company’s common stock;

•
the thorough and extensive strategic review process that the Company conducted, including engaging with 24 potential bidders to participate in the process, executing nondisclosure agreements with 11 potential bidders, the fact that each of the interested bidders received equal access to information and the Company, and that proposals were requested on the same timeline for all bidders;

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the current and historical trading prices of Company common stock, and the fact that the proposed merger consideration of $67.00 per share provides a 17% premium over the unaffected closing price of shares of Company common stock on November 25, 2022, the last trading day before Centerbridge announced the Sponsors’ original offer of $65.00 per share, and a 26% premium to the Company’s unaffected 30-day volume-weighted average stock price ending November 25, 2022;

•
the fact that the proposed merger consideration in the cash amount of $67.00 per share of Company common stock provides the Company’s stockholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company, including the inherent risks and uncertainties currently present in the industrial real estate industry and the economy generally, and the Company’s potential need to raise capital in a challenging environment due to the capital-intensive nature of the Company’s business and growth plan as well as the difficulty and increasing cost of obtaining capital in a high interest rate environment;

•
the fact that the merger agreement permits the Company to continue to make its quarterly dividends to the holders of Company common stock in the ordinary course for the first two quarters of 2023 during the pendency of the merger, and that the proposed merger consideration may be increased to provide holders of Company common stock with an additional amount intended to reflect the value of accrued but unpaid dividends through the day prior to the closing of the merger, as further described in “—The Merger Agreement—Treatment of Company Common Stock, Stock Options, Restricted Stock Units, and Performance Stock Units—Common Stock,” which provides the Company’s stockholders with additional cash value and liquidity;

•
the fact that the potential sale of the Company was known to the market beginning in November 2022, and potentially interested bidders had an opportunity to contact the Company and become involved in a strategic process;

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the board’s belief that, following the Company’s extensive sales process and the receipt and negotiation of the various proposals from potentially interested bidders, there exist few other potential third parties with both interest in the industrial/logistics real estate space and with the financial ability to acquire the Company in light of the amount of cash required to acquire all of the outstanding shares of Company common stock and current capital markets uncertainties;

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the fact that the proposed merger consideration was the result of arm’s-length negotiations;

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the fact that the Sponsors were the only party to provide an actionable proposal;

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the fact that the proposed merger consideration reflects an increase of $2.00 per share of Company common stock over the initial non-binding proposal received from the Sponsors and the Company was able to negotiate for other terms that the board believes were meaningfully more favorable than the Sponsor’s initial proposal;

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the Company’s right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal, upon payment of the Company termination payment;

•
advice from the Company’s independent financial advisors and outside legal counsel that the Company’s right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal and the Company termination fee is reasonable and not likely to preclude any other interested party from making an acquisition proposal;

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that the merger agreement contains terms that, taken as a whole, the board believed provided a significant degree of certainty that the merger will be completed as quickly as possible;

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the probability that the merger will be completed based on, among other things, the Sponsors’ substantial available capital and the Sponsors’ extensive experience in the real estate industry, the absence of a financing contingency or condition, the substantial Parent termination fee payable to the Company if the merger agreement is terminated in certain circumstances, and the Company’s right under the merger agreement to seek specific performance and require the Sponsors to complete the merger and the other transactions contemplated by the merger agreement under certain circumstances;

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the Company’s ability to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, and the fact that the Sponsors executed equity commitment letters representing the full merger consideration payable under the merger agreement;

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the fact that the merger is not subject to a financing contingency or condition;

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the Company’s right, under certain circumstances, to receive a reverse termination fee from Parent equal to $62.8 million if Parent or Merger Sub materially breach the terms of the merger agreement or fail to close the merger when otherwise required;

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the fact that the merger is supported by certain significant stockholders of the Company, each of whom will receive the same merger consideration as the public if the merger is consummated, and who have entered into Voting Agreements in favor of the merger, which such agreements will terminate if the board changes its recommendation;

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the oral opinion of Morgan Stanley, subsequently confirmed in Morgan Stanley’s written opinion, dated February 22, 2023, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Morgan Stanley’s written opinion, the proposed merger consideration of $67.00 per share of common stock to be received by holders of shares of Company common stock (other than the Company, Parent and their respective affiliates) in the merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “—Opinion of the Company’s Financial Advisor—Opinion of Morgan Stanley”; and

•
the fact that the merger is subject to the Company’s receipt of the stockholder approval, and that the Company’s stockholders are free to vote against the merger for any reason, including if a higher offer were to be made prior to the special meeting (in certain cases subject to the payment of the Company termination fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, any alternative acquisition agreement).

Recommendation of the Board (See Page 51)
The board has:
•
authorized and approved, and declared advisable, the execution, delivery and performance of the merger agreement, and subject to obtaining stockholder approval, the consummation of the transactions contemplated by the merger agreement, including the merger;

•
declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company and its stockholders;

•
directed that the approval of the merger and the other transactions contemplated by the merger agreement be submitted to the holders of Company common stock for approval at the special meeting; and

•
recommended that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Opinion of Morgan Stanley (See Page 53)
The Company retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide the Company with financial advisory services in connection with the proposed merger. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. As part of this engagement, the board requested that Morgan Stanley evaluate the fairness from a financial point of view of the proposed merger consideration to be received by the holders of shares of Company common stock (other than shares held by the Parent Parties, any of their respective affiliates, the Company, or each subsidiary of the Company (collectively referred to as the “excluded stock”)) pursuant to the merger agreement. On February 22, 2023, at a meeting of the board, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to the board dated February 22, 2023, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the proposed merger consideration to be received by the holders of shares of Company common stock (other than the excluded stock) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Company common stock. The fairness opinion delivered by Morgan Stanley is described more fully in this proxy statement at “The Merger—Opinion of the Company’s Financial Advisor—Opinion of Morgan Stanley.”
The full text of the written opinion of Morgan Stanley, dated as of February 22, 2023, is attached to this proxy statement as Annex B and is hereby incorporated into this proxy statement by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The Company encourages you to read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion is directed to the board, in its capacity as such, addresses only the fairness of the proposed merger consideration to be received by the holders of shares of Company common stock (other than the excluded stock) pursuant to the merger agreement from a financial point of view to such holders as of the date of the opinion and does not address any other aspects or implications of the merger. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of shares of Company common stock as to how to vote at the stockholders’ meeting to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of, the transactions contemplated by the merger agreement as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor did it address the underlying business decision of the Company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.
Material U.S. Federal Income Tax Consequences (See Page 67)
If you are a U.S. holder (as defined in this proxy statement at “The Merger—Material U.S. Federal Income Tax Consequences”), the exchange of your shares of Company common stock for merger consideration (including any amounts required to be withheld for tax purposes) pursuant to the merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of merger consideration you receive pursuant to the merger agreement (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in this proxy statement at “The Merger—Material U.S. Federal Income Tax Consequences”) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s shares of Company common stock for merger consideration in the merger unless such non-U.S. holder has certain connections to the United States or Company common stock constitutes a United States real property interest. Because particular circumstances may differ, the Company recommends you consult your tax advisor to determine the U.S. federal income tax consequences to you of the merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided in this proxy statement at “The Merger—Material U.S. Federal Income Tax Consequences.”
Delisting and Deregistration of Company Common Stock (See Page 70)
If the merger is completed, shares of Company common stock will be delisted, will no longer be traded on The Nasdaq Stock Market LLC (“Nasdaq”) and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Merger Agreement
Treatment of Company Common Stock, Stock Options, Restricted Stock Units, and Performance Stock Units
Common Stock (See Page 72)
At the merger effective time, each share of Company common stock, or fraction thereof, issued and outstanding immediately prior to the merger effective time (other than common stock held by the Company or by Parent, Merger Sub or their respective affiliates) will be automatically cancelled and converted into the right to receive an amount in cash equal to $67.00 per share, without interest. The amount payable to the stockholders will also be increased by an amount per share of Company common stock, in cash (rounded to the nearest whole cent), if any, equal to the sum of (1) the cash amount per share of Company common stock equal to the Company’s most recently declared regular quarterly cash dividend permitted by the terms of the merger agreement as of the date prior to the closing date of the merger (the “final dividend”), if the record date for the final dividend is after the closing of the merger, plus (2)(A) the cash amount per share of Company common stock equal to the final dividend, multiplied by (B) the number of days between the first day following the end of the quarterly period for which the final dividend was declared, if any, and the day prior to the closing, divided by (C) 90, rounded to the nearest whole cent, without duplication for any period. The merger agreement permits the Company to issue first and second quarter dividends for fiscal year 2023 in an amount of up to $0.18 per share per quarter in addition to the adjustment to the amount payable to the stockholders, if applicable, as outlined above. The amount in cash payable to the stockholders is also subject to decrease in the event the Company declares and pays any additional dividends necessary to maintain its tax status as a real estate investment trust (“REIT”).
The amount in cash payable to holders of Company common stock of $67.00 per share, without interest, as adjusted as described above, is referred to from time to time in this proxy statement as the “merger consideration.”
Company Options (See Page 72)
The merger agreement provides that each outstanding and unexpired option to purchase shares of Company common stock (each a “Company Option”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company Option immediately prior to the merger effective time, by (y) an amount equal to (A) the merger consideration, less (B) the per share exercise price of such Company Option, less any applicable withholding taxes. Each Company Option that has a per share exercise price that is equal to or greater than the merger consideration shall be cancelled for no consideration as of the merger effective time. In the case of a Company Option (A) that is vested as of immediately prior to the merger effective time, (B) which vests by its terms solely as a result of the merger, (C) that was granted prior to January 1, 2023 or (D) which is held by a non-employee director of the Company, such Company Option will be paid out by the surviving entity as soon as administratively practicable following the merger effective time, and any other Company Option will be paid out as soon as administratively practicable following such date(s) as the corresponding Company Option would have otherwise vested, if and only if such holder remains continuously employed by the surviving entity or its subsidiaries through such vesting date(s).
Company RSU Awards (See Page 73)
The merger agreement provides that each outstanding award of restricted stock units with respect to Company common stock (other than performance-based restricted stock units) (each a “Company RSU Award”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company RSU Award immediately prior to the merger effective time, by (y) the merger consideration, less any applicable withholding taxes. In the case of a Company RSU Award (A) that is vested as of immediately prior to the merger effective time, (B) which vests by its terms solely as a result of the merger, (C) that was granted prior to January 1, 2023 or (D) which is held by a non-employee director of the Company, such Company RSU Award will be paid out by the surviving entity as soon as administratively practicable following the merger effective time, and any other Company RSU Award will be paid out as soon as administratively practicable following such date(s) as the corresponding Company RSU Award would have otherwise vested, if and only if such holder remains continuously employed by the surviving entity or its subsidiaries through such vesting date(s).
Company PSU Awards (See Page 73)
The merger agreement provides that each outstanding award of performance-based vesting restricted stock units with respect to Company common stock (each a “Company PSU Award”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company PSU Award immediately prior to the merger effective time (determined assuming that the applicable performance goals have been deemed to be achieved at the greater of “target” and “actual” levels of performance as of the merger effective time), by (y) the merger consideration, less any applicable withholding taxes. Each Company PSU Award will be paid out by the surviving entity as soon as administratively practicable following the merger effective time.
Company Long-Term Incentive Plans (See Page 63)
Effective as of the merger effective time, the Long-Term Incentive Plans shall be terminated.
Company Warrant (See Page 73)
Effective as of immediately prior to the merger effective time, the warrants of the Company shall by virtue of the merger automatically and without any action on the part of the Company, the Parent or the holder thereof, be cancelled and terminated and converted into the right to receive from the surviving entity an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such warrant immediately prior to the merger effective time, by (y) an amount equal to (A) the merger consideration, less (B) the per share exercise price of such warrant (it being understood and agreed that such exercise price shall not actually be paid to the surviving entity by the holder of such warrant), less applicable withholding taxes (if any); provided, however, that in the event the applicable per share exercise price of such warrant is greater than the merger consideration, such warrant shall be cancelled without consideration therefor.
Financing of the Merger (See Page 61)
Parent has entered into equity commitment letters with certain affiliates of each of Centerbridge and GIC, each dated February 22, 2023 (the “equity commitment letters”), pursuant to which such affiliates have committed to contribute to Parent an aggregate amount in cash equal to $976 million simultaneously with the closing of the merger, which will be used by Parent, to fund (1) Parent’s payment obligations at the closing of the merger under the merger agreement, including payment of the merger consideration and (2) all other fees and expenses of Parent and Merger Sub related to the consummation of the transactions contemplated by the merger agreement which are payable by Parent under the merger agreement, collectively called the “payment obligations.” Funding of the equity commitments is subject to the terms, conditions and limitations set forth in the equity commitment letters, which include (i) the satisfaction or waiver of all conditions precedent to the closing of the merger set forth in the merger agreement (other than those conditions that by their nature cannot be satisfied other than at the closing, but subject to the satisfaction or waiver of such conditions), (ii) the substantially concurrent funding of the other equity commitment by the affiliate(s) of such other Sponsor and (iii) the substantially concurrent consummation of the closing of the merger. See “The Merger—Equity Financing” for additional information.
In connection with the execution of the merger agreement, certain affiliates of the Sponsors have guaranteed certain payment obligations of Parent, including with respect to the Parent termination fee under the merger agreement and certain collection costs related thereto if and when due in accordance with the merger agreement. See “The Merger Agreement—Specific Performance; Remedies” for additional information.
The merger is not conditioned upon Parent’s receipt of any financing.
Interests of the Company’s Directors and Executive Officers in the Merger (See Page 62)
The Company’s directors and executive officers have certain interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally, including accelerated vesting of outstanding INDUS equity awards, potential severance benefits and rights to ongoing indemnification and insurance coverage. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” for additional information about interests that Company directors and executive officers have in the merger that are different than yours.

Financing Cooperation (See Page 89)
The Company has agreed to use its commercially reasonable efforts to provide, and to cause its subsidiaries and non-legal representatives to use their commercially reasonable efforts to provide, at Parent’s sole expense, all cooperation reasonably requested by Parent and customary in connection with Parent arranging mortgage and other debt financing with respect to the Acquired Companies. Such requested cooperation may not unreasonably interfere with the ongoing operations of the Acquired Companies. For more information, please see the section of this proxy statement captioned “The Merger—Financing Cooperation.”
No Solicitation of Transactions (See Page 82)
Under the terms of the merger agreement, the Company and its respective representatives are subject to restrictions on its and their ability to solicit any competing proposals, including, among others, restrictions on its and their ability to furnish to any third parties any non-public information in connection with any competing proposal, or engage in any discussions or negotiations regarding any competing proposal, or propose or agree to do any of the foregoing. Subject to the terms of the merger agreement, the Company or its subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if the Company receives an unsolicited bona fide written competing proposal from such third party after the date of the merger agreement and that did not result from a breach of the Company’s obligations as specified in the merger agreement in any material respect, and the board, after consultation with its independent financial advisors and outside legal counsel, determines in good faith that such competing proposal constitutes or could reasonably be expected to lead to a superior proposal. Under certain circumstances and after following certain procedures and adhering to certain restrictions, the Company is permitted to terminate the merger agreement in order to enter into a definitive agreement relating to a superior proposal (subject to payment of the Company termination fee (as described below)).
Conditions to the Merger (See Page 93)
Completion of the merger depends upon the satisfaction or waiver of a number of conditions, including, among others, that:
•
the stockholder approval must be obtained;

•
no judgment, injunction, mandate, order, determination, decision, award, decree or other similar provision prohibiting consummation of the merger has been enacted, entered, promulgated or enforced by any governmental authority after the date of the merger agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the merger;

•
all consents, authorizations, orders or approvals of each governmental authority, including, in light of Centerbridge’s operations in Europe, the approval of the European Commission under Council Regulation (EC) No. 139/2004 (as amended), have been obtained and any applicable waiting period(s) have expired or terminated;

•
the Company’s and the Parent Parties’ respective representations and warranties in the merger agreement must be true and correct in the manner described under the section entitled “The Merger Agreement—Conditions to the Merger”;

•
Parent must have received a tax opinion of Latham & Watkins LLP or such other nationally recognized REIT counsel as may be reasonably acceptable to the Company and Parent, dated as of the closing date (as defined in the section entitled “The Merger Agreement—Conditions to the Merger”);

•
the Company and Parent must have received closing certificates from the other, each dated as of the closing date, each signed by an applicable executive officer, certifying that certain specified conditions have been satisfied;

•
the parties must obtain CFIUS approval (as defined below);

•
from the date of the merger agreement through the closing date, there must not have occurred a Company material adverse effect (as described in the section entitled “The Merger Agreement—Representations and Warranties”); and

•
the Company and the Parent Parties must have performed and complied in all material respects with its and their respective covenants required by the Merger Agreement to be performed or complied with on or prior to the merger effective time.

For purposes of the merger agreement and this proxy statement, “CFIUS approval” means any of the following: (1) the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity (“CFIUS”) has concluded that none of the transactions contemplated by the merger agreement are “covered transactions” and subject to review under the Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (the “DPA”), (2) CFIUS has issued a written notice that it has completed a review or investigation of a filing provided pursuant to the DPA with respect to the transactions contemplated by the merger agreement, and has concluded all action under the DPA, or (3) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision, and (a) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement or (b) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.
Termination of the Merger Agreement (See Page 94)
The Company and Parent may mutually agree to terminate the merger agreement and abandon the merger at any time prior to the merger effective time, even after the Company has obtained the requisite vote of its stockholders to approve the merger.
Termination by Either the Company or Parent (See Page 94)
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement upon prior written notice to the other party at any time prior to the closing of the merger, even after the Company has obtained the stockholder approval, if:
•
the merger has not occurred on or before 11:59 p.m., Eastern time, on the outside date, November 22, 2023; provided, that the right to terminate the merger agreement under this bullet is not available to any party to the merger agreement if the failure of the merger to be consummated by the end date was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under the merger agreement;

•
any governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining or otherwise prohibiting the transactions contemplated by the merger agreement; provided, that the right to terminate the merger agreement under this bullet is not available to any party to the merger agreement if the issuance of such final, non-appealable order was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under the merger agreement; or

•
the stockholder approval has not been obtained upon a vote taken at the special meeting (or any postponement or adjournment thereof); provided, that the right to terminate the merger agreement under this bullet will not be available to any party to the merger agreement if the failure to receive the stockholder approval was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under the merger agreement.

Termination by Parent (See Page 95)
Parent may also terminate the merger agreement, upon prior written notice to the Company, at any time prior to the closing of the merger, even after the Company has obtained the stockholder approval, if:

•
the Company has breached any of its representations or warranties or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the merger or the additional conditions to the obligations of Parent and Merger Sub to effect the merger not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from Parent to the Company and five business days prior to the outside date; provided, that Parent will not have the right to terminate the merger agreement under this bullet if, at the time Parent delivers notice of its election to terminate the merger agreement, Parent or Merger Sub has breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the closing conditions relating to their representations, warranties or obligations not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of Parent’s election to terminate; or

•
(1) prior to receipt of the stockholder approval, the board has effected an adverse recommendation change (as discussed below in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”), (2) the Company enters into an alternative acquisition agreement, (3) prior to receipt of the stockholder approval, the Company fails to publicly recommend against any tender offer or exchange offer for Company common stock that constitutes a competing proposal (including by taking no position with respect to the acceptance of such tender offer or exchange over by Company stockholders) within 10 business days after the commencement of such offer, and (4) prior to receipt of the stockholder approval, the board fails to publicly reaffirm the board recommendation within 10 business days following the date that a competing proposal is first publicly announced (or, if the special meeting is to be held within 10 business days of the public announcement of a competing proposal, as promptly as is reasonably practicable).

Termination by the Company (See Page 95)
The Company may also terminate the merger agreement, upon prior written notice to Parent, at any time prior to the closing of the merger, even after the Company has obtained the stockholder approval, if:
•
the Parent Parties have breached any representation or warranty or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the merger or the additional conditions to the Company’s obligation to effect the merger not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from the Company to Parent and five business days prior to the outside date; provided, that the Company will not have the right to terminate the merger agreement under this bullet if, at the time the Company delivers notice of its election to terminate the merger agreement, the Company has breached any of its representations or warranties or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the closing conditions relating to the Company’s representations, warranties or obligations not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of the Company’s election to terminate;

•
prior to receipt of the stockholder approval, the board has effected an adverse recommendation change (as discussed below in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”) in respect of a superior proposal in accordance with the terms of the merger agreement and the board has approved, and in connection with such termination the Company promptly enters into, a definitive agreement providing for the implementation of such superior proposal in accordance with the terms of the merger agreement; provided, that such termination will not be effective until the Company has paid in full the Company termination fee, and in the event that such definitive agreement is not concurrently entered into and such payment is not promptly made, such termination shall be null and void; or

•
all of the following requirements are satisfied:

•
the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of Parent and Merger Sub to effect the merger (other than those conditions that by their nature cannot be satisfied other than at the closing; provided, that each such condition is then capable of being satisfied at a closing on the date of the notice referenced in the immediately following bullet point if the closing were to occur on the date of such notice) have been satisfied or waived by Parent;

•
on or after the date the closing of the merger should have occurred pursuant to the merger agreement, the Company has irrevocably delivered written notice to Parent that all of the conditions to the parties’ obligations to effect the merger or, with respect to the Company’s conditions, waived (or would be satisfied or waived if the closing were to occur on the date of such notice) and the Company is ready, willing and able to consummate the merger; and

•
the Parent Parties fail to consummate the merger within one business day after the Company’s delivery to Parent of such notice and the Company stood ready, willing and able to effect the closing of the merger during such one business day period.

Termination Fees (See Page 96)
Company Termination Fee
The Company has agreed to pay Parent the Company termination fee of $24.4 million, if:
•
Parent terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”;

•
the Company terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company”; or

•
all of the following requirements are satisfied:

•
the Company or Parent terminates the merger agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” (with respect to any termination under the first bullet in such section, provided, that at the time of such termination, the Company would not have been entitled to terminate the merger agreement for Parent’s failure to close) or Parent terminates the merger agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”; and

•
(1) a competing proposal has been received by the Company or its representatives or has been publicly announced or has become publicly disclosed or publicly known after the date of the merger agreement and prior to the special meeting (or any adjournment or postponement thereof), and (2) within 12 months after the date of the termination referred to in the immediately preceding sub-bullet, the Company enters into a definitive written agreement providing for the implementation of any competing proposal, or any competing proposal is consummated (provided, that for purposes of this sub-bullet, each percentage in the definition of “competing proposal” will be increased to “50%”).

Parent Termination Fee
Parent has agreed to pay to the Company the Parent termination fee of $62.8 million, if the Company terminates the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”
Specific Performance; Remedies (See Page 97)
The merger agreement provides that the parties are entitled to specific performance, including specific performance of the Parent Parties’ obligations to consummate the merger. However, the Company may only seek specific performance to require the Parent Parties to consummate the merger if certain conditions are met, including (1) the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of Parent and Merger Sub to effect the merger (other than those conditions that by their nature are to be satisfied at the closing; provided, that each such condition is then capable of being satisfied at the closing) have been satisfied or waived, (2) Parent has failed to consummate the closing at the time when it was required under the merger agreement, (3) the Company has irrevocably confirmed in writing to Parent that if specific performance were granted and the equity financing were funded, then the closing would occur in accordance with the terms of the merger agreement, and (4) as of the date of the delivery of such confirmation, all conditions set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, each of which is capable of being satisfied at such time) or that the Company is willing to irrevocably waive any such unsatisfied conditions.
Efforts Obligations; Regulatory Approvals (See Page 86)
Each party to the merger agreement has agreed to use its reasonable best efforts to, as promptly as reasonably practicable: (1) take all actions necessary to cause the conditions to closing set forth in the merger agreement to be satisfied; (2) make all applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any governmental authority; (3) obtain all necessary or advisable actions or nonactions, waivers, consents and approvals from governmental authorities or other persons necessary in connection with the consummation of the merger; (4) make all necessary or advisable registrations and filings (including filings with governmental authorities, if any) and take all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the merger and the other transactions contemplated by the merger agreement, including, as described more fully in this proxy statement at “The Merger Agreement—Efforts Obligations; Regulatory Approvals,” proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, sales or dispositions of such assets or businesses as are required to be divested, or a license or grant of commercialization rights to business, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of the Acquired Companies or the surviving entity; (5) defend any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement; and (6) execute and deliver any additional instruments necessary or advisable to consummate the merger and the other transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement.
Subject to certain exceptions, nothing will require the Parent Parties, the Sponsors or any of their respective affiliates to: (1) enter into any agreement or undertaking that requires the holding of direct or indirect equity interests of the Company through proxy holders or in a voting trust; (2) diminish in any material respect the scope of Parent’s information rights with respect to the Company (other than with respect to identified matters of national security); (3) otherwise take or commit to take any actions that would reasonably be expected to materially and adversely (a) affect one or more of the businesses, product lines or assets of Parent, its subsidiaries, the Sponsors or their respective affiliates (other than the Company and its subsidiaries) or (b) limit the ability of Parent, its subsidiaries, the Sponsors or their respective affiliates (other than the Acquired Companies) to retain, one or more of their businesses, product lines or assets; (4) implement internal controls, compliance programs or other similar processes with respect to Parent’s, the Sponsors’ or their respective affiliates’ respective business beyond its investment in the Company (including any portfolio company of either Sponsor or their respective affiliates, but not including the Acquired Companies); or (5) commence or participate in any action, suit or other legal proceeding (other than regulatory proceedings with respect to the CFIUS approval or, in light of Centerbridge’s operations in Europe, the approval by the European Commission under Council Regulation (EC) No. 139/2004 (as amended)). In addition, in no event will either GIC or its affiliates be required to provide to any governmental authority in connection with seeking the CFIUS approval any material non-public information with respect to itself or its affiliates or material non-public information with respect to its and its affiliates’ portfolio holdings (including whether or not any such holdings exist), other than material non-public information (i) required to be provided to CFIUS under the DPA or customarily requested by any such governmental authority as part of seeking and obtaining approvals from CFIUS and (ii) which either GIC or its affiliates has previously provided in connection with seeking and obtaining prior approvals from CFIUS; provided, however, that, to the extent that any governmental authority requests any material non-public information with respect to GIC or its affiliates that is not required to be provided pursuant to this sentence, Parent will cause GIC to use its reasonable best efforts within the constraints imposed on it and its affiliates by applicable law and its and its affiliates’ organizational documents and consistent with its and its affiliates’ internal policies and past practices, to provide such information and, in the absence of being able to provide such information, to enter into good faith discussions with its affiliates, the Company and the governmental authority to provide other information, within the constraints imposed on it and its affiliates by applicable law and its and its affiliates’ organizational documents and consistent with its and its affiliates’ internal policies and past practices, that attempts to address the topic(s) of inquiry then being made by such governmental authority.
Under Council Regulation (EC) No. 139/2004 (as amended), once a transaction is formally notified to the European Commission, which occurred on April 13, 2023, the European Commission has 25 business days (beginning on the first business day following the date on which a complete formal notification is received by the European Commission), which period may be extended to 35 business days under certain circumstances, to issue a decision as to whether to clear the merger or to initiate an in-depth (so called “Phase II”) investigation. There can be no assurance that a concern regarding the compatibility of the merger with the European common market under Council Regulation (EC) No. 139/2004 (as amended) will not be raised or, if such concern is raised, what the result of such challenge will be.
In connection with obtaining the CFIUS approval in accordance with Section 721 of the DPA and all rules and regulations issued and effective thereunder, the parties will use reasonable best efforts to: (1) submit to CFIUS a draft joint voluntary notice as promptly as practicable; (2) provide any information requested by CFIUS or any other governmental authority in connection with the CFIUS review or investigation of the merger and the other transactions contemplated by the merger agreement within the timeframes set forth in the DPA; and (3) submit to CFIUS a final joint voluntary notice as promptly as practicable following the date that CFIUS provides comments to the draft notice. In addition, the Parent Parties will cooperate in good faith with CFIUS and use their reasonable best efforts to undertake promptly any and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any legal proceeding, the issuance of any order, or any other action, by or on behalf of CFIUS that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the merger or the other transactions contemplated by the merger agreement, including by (a) proffering and consenting and/or agreeing to an order or other agreement providing for the sale, divesture, license, hold separate or other disposition, contemporaneously with or subsequent to the merger effective time, of any of the Company’s or its subsidiaries’ properties and (b) promptly effecting the sale, divestiture, licensing or holding separate or other disposition of any of the Company’s or its subsidiaries’ properties, in each case, at such time as may be necessary to permit the lawful consummation of the merger and the other transactions contemplated by the merger agreement on or prior to the outside date.
Voting Agreements (See Page 99)
Concurrently with the execution and delivery of the merger agreement, (i) each of Michael Gamzon, Rebecca Gamzon, Frederick M. Danziger, and Lucy C. Danziger, in their individual capacities and as trustees of certain trusts named therein (collectively, the “C&E Stockholders”) entered into separate voting agreements (the “C&E Voting Agreements”) with Parent, and (ii) certain affiliates of Conversant Capital LLC (the “Conversant Stockholders” and together with the C&E Stockholders, the “Subject Stockholders”) entered into a voting agreement (the “Conversant Voting Agreement” and together with the C&E Voting Agreements, the “Voting Agreements”) with Parent.
Pursuant to the terms of the Voting Agreements, each C&E Stockholder agreed, among other things, to vote certain issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such C&E Stockholder, and each Conversant Stockholder agreed, among other things, to vote all issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such Conversant Stockholders (i) in favor of (A) the approval of the merger proposal and any other matters necessary or reasonably requested by Parent for the consummation of the merger and the other transactions contemplated thereby, and (B) the approval of the adjournment proposal or any proposal to postpone such meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the adoption of the merger agreement, and (ii) against (A) any competing proposal, alternative acquisition agreement or any of the transactions contemplated thereby, and (B) any action which would reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by the merger agreement, including the merger, in each case, subject to the limitations set forth in the applicable Voting Agreement.
As of the date of the merger agreement, Company common stock beneficially owned and subject to the C&E Voting Agreements represented, in the aggregate, approximately 6.7% of the outstanding shares of Company common stock, and Company common stock beneficially owned and subject to the Conversant Voting Agreement represented, in the aggregate, approximately 10.3% of the outstanding shares of Company common stock.
For more information, please see the section of this proxy statement captioned “The Merger—Voting Agreements.”
Market Price of Company Common Stock (See Page 100)
Shares of Company common stock are listed on Nasdaq under the trading symbol “INDT.” On February 21, 2023, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for Company common stock on Nasdaq was $62.91. On April 13, 2023, the last trading day before the date of this proxy statement, the reported closing price per share for Company common stock on Nasdaq was $66.35. You are encouraged to obtain current market quotations for Company common stock.
No Dissenters’ Rights of Appraisal (See Page 108)
The Company’s stockholders will not have appraisal rights in connection with the merger. See “No Dissenters’ Rights of Appraisal” for more information.
Litigation Related to the Merger (See Page 67)
On April 12, 2023, purported stockholder Ryan O’Dell filed a lawsuit against the Company and certain of its directors and officers in District Court in the Southern District of New York for violations of Sections 14(a) and 20(a) of the Securities and Exchange Act of 1934. O’Dell v. INDUS Realty Trust, et. al., Case No. 23-cv-03071 (April 12, 2023). The complaint alleges that the Company’s disclosures in connection with the merger were materially incomplete and misleading. The Company also received demand letters from purported stockholders making similar allegations. The Company does not believe the allegations in the complaint and demand letters are meritorious, and intends to defend against them vigorously.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers briefly address some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.
Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of INDUS and its subsidiaries, by Parent pursuant to the merger agreement. If the merger is approved by the Company’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will be merged with and into INDUS, with INDUS continuing as the surviving entity. Attendant to the merger, the Company’s stockholders will receive $67.00 in cash, without interest and subject to certain adjustments described herein, and Parent will be the sole stockholder of the surviving entity. The merger will occur at the times provided in the merger agreement. For additional information about the merger, please review with your advisors the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. The Company encourages you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:
As a stockholder, what will I receive in the merger?

A:
For each outstanding share of Company common stock that you own immediately prior to the merger effective time, you will receive $67.00 in cash, without interest. In addition, the amount of cash to be received by each holder of Company common stock in connection with the merger will also be increased by an amount per share of Company common stock, in cash (rounded to the nearest whole cent), if any, equal to the sum of (1) the cash amount per share of Company common stock equal to the Company’s most recently declared regular quarterly cash dividend permitted by the terms of the merger agreement as of the date prior to the closing date of the merger (the “final dividend”), if the record date for the final dividend is after the closing of the merger, plus (2)(A) the cash amount per share of Company common stock equal to the final dividend, multiplied by (B) the number of days between the first day following the end of the quarterly period for which the final dividend was declared, if any, and the day prior to the closing, divided by (C) 90, rounded to the nearest whole cent, without duplication for any period. The merger agreement permits the Company to issue first and second quarter dividends for fiscal year 2023 in an amount of up to $0.18 per share per quarter in addition to the adjustment to the amount payable to the stockholders, if applicable, as outlined above. The amount in cash payable to the stockholders is also subject to decrease in the event the Company declares and pays any additional dividends necessary to maintain its tax status as a REIT.

Q:
Will I receive dividends with respect to the Company common stock that I own?

A:
Under the terms of the merger agreement, subject to the restrictions set forth therein, the Company may declare or pay regular cash dividends for the first and second quarters of fiscal year 2023, to the holders of Company common stock during the term of the merger agreement without reducing the proposed merger consideration to be paid to you. The proposed merger consideration will also be increased by an amount per share of Company common stock, in cash (rounded to the nearest whole cent), if any, equal to the sum of (1) the cash amount per share of Company common stock equal to the Company’s most recently declared regular quarterly cash dividend permitted by the terms of the merger agreement as of the date prior to the closing date of the merger (the “final dividend”), if the record date for the final dividend is after the closing of the merger, plus (2)(A) the cash amount per share of Company common stock equal to the final dividend, multiplied by (B) the number of days between the first day following the end of the quarterly period for which the final dividend was declared, if any, and the day prior to the closing, divided by (C) 90, rounded to the nearest whole cent, without duplication for any period. The merger agreement permits the Company to issue first and second quarter dividends for fiscal year 2023 in an amount of up to $0.18 per share per quarter in addition to the adjustment to the amount payable to the stockholders, if applicable, as outlined above. The amount in cash payable to the stockholders is also subject to decrease in the event the Company declares and pays any additional dividends necessary to maintain its tax status as a REIT.

Q:
When do you expect the merger to be completed?

A:
If the Company’s stockholders vote to approve the merger, and assuming that the other conditions to the merger are satisfied or waived, it is anticipated that the merger will be completed in the summer of 2023. However, there can be no assurances that the conditions will be satisfied or waived, or that the merger will be completed on that anticipated timeline, or at all. Pursuant to the merger agreement, the closing of the merger will take place on (1) the fifth (5th) business day after all closing conditions are satisfied (other than those conditions that, by their nature, are to be satisfied at the closing) or (2) at such other date as mutually agreed to by the parties to the merger agreement.

Pursuant to the merger agreement, the closing of the merger may not occur prior to May 23, 2023, unless Parent otherwise notifies the Company in writing.
In addition, unless extended by mutual agreement, the merger agreement provides that either party may terminate the agreement if the merger has not been consummated on or prior to 11:59 p.m. Eastern Time on November 22, 2023. For further information regarding the timing of the closing of the merger, see “The Merger Agreement—Effective Time; Closing Date.”
Q:
What happens if the merger is not completed?

A:
If the merger is not approved by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company common stock pursuant to the merger agreement. Instead, INDUS will remain a public company, and shares of Company common stock will continue to be registered under the Exchange Act and listed on Nasdaq. Upon a termination of the merger agreement, under certain circumstances and pursuant to the terms of the merger agreement, the Company will be required to pay Parent the Company termination fee. In certain other circumstances, Parent will be required to pay the Company the Parent termination fee upon termination of the merger agreement. For further information regarding the circumstances giving rise to payment of these termination fees, see “The Merger Agreement—Termination Fees.”

Q:
If the merger is completed, how do I obtain the merger consideration for my shares of Company common stock?

A:
Following the completion of the merger, your shares of Company common stock will automatically be converted into the right to receive your portion of the per share merger consideration. Shortly after the merger is completed, if you are the record holder of your shares, you will receive a letter of transmittal describing how you may exchange your shares of Company common stock for the merger consideration. If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:
When and where is the special meeting?

A:
The special meeting will be held on May 17, 2023, at 9:30 a.m., Eastern Time, at the offices of Latham & Watkins LLP, located at 1271 Avenue of the Americas, New York, NY 10020.

Q:
Who can vote at and attend the special meeting?

A:
All holders of record of Company common stock as of the Record Date, which was the close of business on April 13, 2023, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of Company common stock that such holder owned as of the Record Date.

Q:
What is the quorum requirement?

A.
The presence in person or represented by proxy of the holders of at least a majority of the issued and outstanding shares of Company common stock as of the Record Date and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so the Company does not expect there to be any broker non-votes at the special meeting.
Q:
What vote of stockholders is required to approve the merger?

A:
Approval of the merger proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Company common stock entitled to be cast on the matter. Because the required vote for the merger proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger proposal.

Concurrently with the execution and delivery of the merger agreement, (i) each of the C&E Stockholders entered into the C&E Voting Agreements with Parent, and (ii) the Conversant Stockholders entered into the Conversant Voting Agreement with Parent.
Pursuant to the terms of the Voting Agreements, each C&E Stockholder agreed, among other things, to vote certain issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such C&E Stockholder, and each Conversant Stockholder agreed, among other things, to vote all issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such Conversant Stockholders (i) in favor of (A) the approval of the merger proposal and any other matters necessary or reasonably requested by Parent for the consummation of the merger and the other transactions contemplated thereby, and (B) the approval of the adjournment proposal or any proposal to postpone such meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the adoption of the merger agreement, and (ii) against (A) any competing proposal, alternative acquisition agreement or any of the transactions contemplated thereby, and (B) any action which would reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by the merger agreement, including the merger, in each case, subject to the limitations set forth in the applicable Voting Agreement.
As of the date of the merger agreement, Company common stock beneficially owned and subject to the C&E Voting Agreements represented, in the aggregate, approximately 6.7% of the outstanding shares of Company common stock, and Company common stock beneficially owned and subject to the Conversant Voting Agreement represented, in the aggregate, approximately 10.3% of the outstanding shares of Company common stock.
Q:
What vote of stockholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger?

A:
Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast on the advisory compensation proposal. For the purpose of the advisory compensation proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:
What vote of stockholders is required to approve adjournments of the special meeting?

A:
Approval of any adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the special meeting to approve the merger requires the affirmative vote of a majority of the votes cast on the adjournment proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. The Company does not intend to call a vote on this proposal if the merger proposal is approved at the special meeting. Pursuant to the Company’s Bylaws, the chair of the meeting may also adjourn the special meeting from time to time without the approval of the stockholders, subject to the terms of the merger agreement.
Q:
Why is my vote important?

A:
If you do not authorize your proxy or voting instructions or vote in person at the special meeting, or, in the event that the special meeting is held by means of remote communication, virtually, it will be more difficult for the Company to obtain the necessary quorum to hold the special meeting. In addition, because the merger proposal must be approved by the affirmative vote of the holders of a majority of all outstanding shares of Company common stock entitled to be cast on the matter, your failure to authorize your proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger.

Q:
How does the proposed merger consideration of $67.00 per share of Company common stock compare to the market price of Company common stock?

A:
The proposed merger consideration of $67.00 per share provides a premium over the closing price of shares of Company common stock of $62.91 per share on February 21, 2023, the last trading day prior to the public announcement of the merger agreement, and provides a 17% premium over the unaffected closing price of shares of Company common stock on November 25, 2022, the last trading day before Centerbridge announced the Sponsors’ original offer of $65.00 per share, and a 26% premium to the Company’s unaffected 30-day volume-weighted average stock price ending November 25, 2022.

Q:
How does the board recommend that I vote?

A:
The board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal.

Q:
Do any of INDUS’ directors and executive officers have any interest in the merger that is different than mine?

A:
The Company’s directors and executive officers have certain interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally, including accelerated vesting of outstanding INDUS equity awards, potential severance benefits and rights to ongoing indemnification and insurance coverage. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” for additional information about interests that the Company’s directors and executive officers have in the merger that are different than yours.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares of Company common stock or authorize a proxy to vote your shares of Company common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Company common stock that you owned as of the Record Date.

Q:
How do I cast my vote?

A:
If you are a stockholder of record on the Record Date, you may vote at the special meeting or authorize a proxy to vote your shares at the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, the Company strongly encourages you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet proxy authorization are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the special meeting. You will need the control number included on your proxy card or your paper voting instruction form (if you received a paper copy of the proxy materials) if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card. If you attend the special meeting, you may request a ballot when you arrive.
Q:
How do I cast my vote if my shares of Company common stock are held of record in “street name”?

A:
If you own shares of Company common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee, who can give you directions on how to vote your Company common stock. If you hold your shares of Company common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, or, in the event that the special meeting is held by means of remote communication, virtually, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:
What will happen if I abstain from voting or fail to vote?

A:
With respect to the merger proposal, if you abstain from voting, fail to cast your vote in person, or, in the event that the special meeting is held by means of remote communication, virtually, or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger.

With respect to the advisory compensation proposal and the adjournment proposal, if you abstain from voting, fail to cast your vote in person, or, in the event that the special meeting is held by means of remote communication, virtually, or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the special meeting.
Q:
How will proxy holders vote my Company common stock?

A:
If you properly authorize a proxy prior to the special meeting, your shares of Company common stock will be voted as you direct. If you properly authorize a proxy but no direction is otherwise made, your shares of Company common stock will be voted “FOR” the merger proposal, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal. Pursuant to the Company’s bylaws and consistent with applicable law, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting.

Q:
What happens if I sell my shares of Company common stock before the special meeting?

A:
If you held shares of Company common stock on the Record Date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for those shares. The right to receive such consideration when the merger becomes effective will pass to the person who at that time owns the shares of Company common stock you previously owned.

Q:
Can I change my vote or revoke my proxy after I have mailed my proxy card?

A:
Yes. If you own Company common stock as a record holder on the Record Date, you may revoke a previously authorized proxy at any time before it is exercised by authorizing a proxy to vote again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on May 16, 2023, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the special meeting, or voting in person at the special meeting, or, in the event that the special meeting is held by means of remote communication, virtually. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the applicable instructions received from such broker to change your vote.

Q:
What are the material U.S. federal income tax consequences of the merger?

A:
If you are a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement), the exchange of your shares of Company common stock for merger consideration (including any amounts required to be withheld for tax purposes) pursuant to the merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of merger consideration you receive pursuant to the merger (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s shares of Company common stock for merger consideration in the merger unless such non-U.S. holder has certain connections to the United States or Company common stock constitutes a United States real property interest. Because particular circumstances may differ, the Company recommends you consult your tax advisor to determine the U.S. federal income tax consequences to you of the merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided in “The Merger—Material U.S. Federal Income Tax Consequences” on page 76 of this proxy statement.

Q:
What rights do I have if I oppose the merger?

A:
If you are a stockholder of record on the Record Date, you can vote against the merger proposal.

Q:
Where can I find the voting results of the special meeting?

A:
The Company intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that the Company files with the SEC are publicly available on the SEC’s website at www.sec.gov.

Q:
Can I participate if I am unable to attend the special meeting?

A:
If you are unable to attend the meeting in person, or, in the event that the special meeting is held by means of remote communication, virtually, the Company encourages you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet. The Company may determine that the special meeting be held solely by means of remote communication rather than in person. If the Company takes this step, it will announce the decision to do so in advance and provide details on how to attend and participate in the special meeting via a press release issued by INDUS and made available on its website, www.indusrt.com.

Q:
Have any stockholders already agreed to approve the merger?

A:
Yes. Concurrently with the execution and delivery of the merger agreement, (i) each of the C&E Stockholders entered into the C&E Voting Agreements with Parent, and (ii) the Conversant Stockholders entered into the Conversant Voting Agreement with Parent.

Pursuant to the terms of the Voting Agreements, each C&E Stockholder agreed, among other things, to vote certain issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such C&E Stockholder, and each Conversant Stockholder agreed, among other things, to vote all issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such Conversant Stockholders (i) in favor of (A) the approval of the merger proposal and any other matters necessary or reasonably requested by Parent for the consummation of the merger and the other transactions contemplated thereby, and (B) the approval of the adjournment proposal or any proposal to postpone such meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the adoption of the merger agreement, and (ii) against (A) any competing proposal, alternative acquisition agreement or any of the transactions contemplated thereby, and (B) any action which would reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by the merger agreement, including the merger, in each case, subject to the limitations set forth in the applicable Voting Agreement

As of the date of the merger agreement, Company common stock beneficially owned and subject to the C&E Voting Agreements represented, in the aggregate, approximately 6.7% of the outstanding shares of Company common stock, and Company common stock beneficially owned and subject to the Conversant Voting Agreement represented, in the aggregate, approximately 10.3% of the outstanding shares of Company common stock.
Q:
Where can I find more information about INDUS?

A:
The Company files certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on the Company’s website at www.indusrt.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the SEC. You can also request copies of these documents from the Company. See “Where You Can Find Additional Information.”

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
The Company will bear the full cost of solicitation of proxies for the special meeting. The board is soliciting your proxy on the Company’s behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by the Company’s directors, officers and other employees. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of reasonable expenses. The Company also will request persons, firms and corporations holding Company common stock in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:
Who can help answer my other questions?

A:
If after reading this proxy statement you have more questions about the special meeting or the merger, you should contact D.F. King & Co., Inc., the Company’s proxy solicitor, as follows:

48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 431-9633
Banks and Brokers may call collect: (212) 269-5550
E-mail: INDT@dfking.com
If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents that the Company incorporates by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Also, documents the Company subsequently files with the SEC and incorporates by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the merger, the expected timing and completion of the merger and the future business, performance and opportunities of INDUS. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:
•
risks associated with the Company’s ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing will not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur;

•
the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;

•
the outcome of any legal proceedings that have been or may be instituted against the parties to, and others related to, the merger and the merger agreement;

•
the risk that stockholder litigation in connection with the merger may affect the timing or occurrence of the merger or result in significant costs of defense, indemnification and liability;

•
unanticipated difficulties or expenditures relating to receiving approvals from domestic and foreign governmental entities, as applicable, to consummate the transaction;

•
unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction and/or potential difficulties in the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the merger;

•
restrictions on the Company’s ability to pay dividends pursuant to the merger agreement;

•
the limitation on the Company’s right to recover from Parent and Merger Sub an amount equal to the $62.8 million Parent termination fee in circumstances in which such fee is payable, which may not be adequate to cover the Company’s damages;

•
changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates;

•
real estate acquisition risks, including the Company’s ability to identify and complete acquisitions and/or failure of such acquisitions to perform in accordance with projections;

•
increased or unanticipated competition for the Company’s properties;

•
changes in demand for developed properties;

•
rental rates that are unable to keep up with the pace of inflation;

•
decreased rental rates or increased vacancy rates;

•
risks relating to lease terminations, lease defaults (including bankruptcy or insolvency), or changes in the Company’s financial condition;

•
adverse economic or market developments in the Company’s target markets;

•
national, international, regional and local economic climates;

•
the risks of pandemics or other public health emergencies, such as the continued impact of the COVID-19 pandemic, including uncertainty surrounding implications of variants of the disease;

•
the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work trends and similar governmental and private measures taken to combat the spread of COVID-19 and related variants;

•
risks relating to the use of debt to fund acquisitions;

•
availability and terms of financing and capital;

•
ability to refinance indebtedness as it comes due;

•
the impact of changes in the United States Internal Revenue Code of 1986 (the “Code”), as a result of U.S. federal tax legislation and uncertainty as to how such changes may be applied;

•
maintenance of REIT status;

•
reductions in asset valuations and related impairment charges;

•
risks relating to construction, development and redevelopment activities;

•
risks relating to acquisition and disposition activities;

•
potential liability for uninsured losses and environmental contamination;

•
potential adverse impact of market interest rates on the market price for the Company’s securities;

•
risks associated with natural disasters;

•
potential changes in the law or governmental regulations that affect the Company and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws; and

•
risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the SEC. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in its periodic reports on Form 10-Q and its current reports on Form 8-K.

PROPOSAL 1
MERGER PROPOSAL
The Company is asking its stockholders to vote on a proposal to approve the merger of Merger Sub with and into the Company in accordance with the terms of the merger agreement (the “merger proposal”).
For detailed information regarding the merger proposal, see the information about the merger and the merger agreement throughout this proxy statement, including the information set forth in the sections entitled “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement.
Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the merger proposal at the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of the board, which is “FOR” this Proposal 1. Because the required vote for the merger proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, if you abstain from voting or fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have the same effect as voting “AGAINST” the merger proposal.
Stockholder approval of the merger proposal is a condition to the completion of the merger. In the event the merger proposal does not receive stockholder approval, the merger cannot be completed.
Recommendation of the Board
THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2
ADVISORY COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, the Company is asking its stockholders to vote at the special meeting on a non-binding, advisory basis regarding the compensation that may be paid or become payable to its named executive officers in connection with the merger (the “advisory compensation proposal”). Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”
The stockholder vote on this advisory compensation proposal is an advisory vote only, and it is not binding on the Company or the board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, the Company’s named executive officers will be eligible to receive the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the merger.
The Company is asking its stockholders to vote “FOR” the following resolution:
“RESOLVED, that INDUS Realty Trust, Inc. stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of INDUS Realty Trust, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”
Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the advisory compensation proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of the board, which is “FOR” this Proposal 2. If you abstain from voting or fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the advisory compensation proposal (assuming a quorum is present).
Stockholder approval of the advisory compensation proposal is not a condition to the completion of the merger.
Recommendation of the Board
THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL.

PROPOSAL 3
ADJOURNMENT PROPOSAL
The Company is asking its stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal (the “adjournment proposal”).
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of the board, which is “FOR” this Proposal 3. If you abstain from voting or fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the adjournment proposal (assuming a quorum is present).
Stockholder approval of the adjournment proposal is not a condition to the completion of the merger.
Recommendation of the Board
THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE PARTIES TO THE MERGER
INDUS Realty Trust, Inc.
Corporate Headquarters:
641 Lexington Avenue
26th Floor
New York, New York, 10022
(212) 218-7910
INDUS Realty Trust, Inc. (“INDUS” or the “Company”) is an acquiror, developer and asset manager of industrial/logistics real estate in select supply-constrained and high-growth markets in the United States. INDUS’ real estate holdings consist of industrial/logistics properties as well as approximately 1,230 acres of undeveloped land as of December 31, 2022. INDUS also previously owned a limited number of office/flex properties that were sold in 2022.
INDUS is a Maryland corporation with corporate headquarters located in New York, New York and another principal office located in Bloomfield, Connecticut.
At December 31, 2022, INDUS’ portfolio consisted of approximately 6.1 million aggregate rentable square feet across 42 buildings with a weighted average building age of 12 years. INDUS’ portfolio is geographically located in the following markets by square footage: 35% in the north submarket of Hartford, Connecticut; 25% in the Lehigh Valley, Pennsylvania; 24% in the greater Charlotte, North Carolina area; 13% in Central and Southern Florida; and 3% in the greater Charleston, South Carolina area. INDUS expects to grow its portfolio through the acquisition of fully or partially leased buildings and development of new properties in its current markets as well as targeted new geographic areas, including the Nashville, Tennessee and Greenville-Spartanburg, South Carolina markets.
INDUS’ website is www.indusrt.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the U.S. Securities and Exchange Commission (“SEC”). INDUS’ common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “INDT”. For additional information about the Company and its business, please refer to “Where You Can Find Additional Information.”
INDUS and its wholly owned subsidiaries are at times referred to in this proxy statement as the “Acquired Companies.”
IR Parent, LLC
c/o Centerbridge Partners, L.P.
375 Park Avenue, 11th Floor
New York, New York 10152
(212) 672-5000
c/o GIC Real Estate, Inc.
280 Park Avenue 9th Floor
New York, New York 10017
(212) 856-2500
IR Parent, LLC (“Parent”) is a Delaware limited liability company that was formed to enter into the merger agreement and related agreements and consummate the transactions contemplated thereby. Parent has not engaged in any business activities other than activities incidental to its formation or in connection with the merger agreement and the transactions contemplated thereby and related thereto, including arranging the financing in connection with the merger. Upon completion of the merger, the Company will be a wholly owned subsidiary of Parent.

IR Merger Sub II, Inc.
c/o Centerbridge Partners, L.P.
375 Park Avenue, 11th Floor
New York, New York 10152
(212) 672-5000
IR Merger Sub II, Inc. (“Merger Sub”) is a Maryland corporation and a wholly owned subsidiary of Parent. Merger Sub was formed to facilitate the acquisition of INDUS and has not engaged in any business activities other than activities incidental to its formation or in connection with the merger agreement and the transactions contemplated thereby and related thereto, including arranging the financing in connection with the merger. Pursuant to the merger agreement, at the merger effective time, Merger Sub will merge with and into with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the merger, such that following and as a result of the merger, the Company will be a wholly owned subsidiary of Parent and will continue to be governed by the laws of the State of Maryland.
Parent and Merger Sub are at times referred to in this proxy statement as the “Parent Parties.”
Parent and Merger Sub are affiliates of Centerbridge Partners Real Estate Fund II, L.P., an affiliate of Centerbridge Partners, L.P. (“Centerbridge”), and certain affiliates of GIC Real Estate, Inc. (“GIC”).
Centerbridge is a private investment management firm employing a flexible approach across investment disciplines — from private equity to credit and related strategies, and real estate — in an effort to find the most attractive opportunities for its investors and business partners. Centerbridge was founded in 2005 and as of December 31, 2022 has approximately $36 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies to help companies achieve their operating and financial objectives.
GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC takes a long-term, disciplined approach to investing, and is uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. GIC’s long- term approach, multi-asset capabilities, and global connectivity enable them to be an investor of choice. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries.

THE SPECIAL MEETING
Date, Time and Purpose of the Special Meeting
Your proxy is solicited on behalf of the board of the Company for use at the Company’s special meeting to be held on May 17, 2023, at 9:30 a.m. Eastern Time, at the offices of Latham & Watkins LLP, located at 1271 Avenue of the Americas, New York, NY 10020, or at any postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting and any business properly brought before the special meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the special meeting.
The purpose of the special meeting is for you to consider and vote on the following matters:
1.
a proposal to approve the merger of Merger Sub with and into the Company pursuant to the merger agreement (the “merger proposal”);

2.
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (the “advisory compensation proposal”); and

3.
a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger (the “adjournment proposal”).

Pursuant to the Company’s bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting. The affirmative vote of the holders of a majority of all outstanding shares of Company common stock entitled to vote at the special meeting on the merger, is required to approve the merger and for the merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which the Company encourages you to read carefully in its entirety.
The Company may determine that the special meeting should be held solely by means of remote communication rather than in person. If the Company takes this step, it will announce the decision to do so in advance and provide details on how record holders may attend virtually and participate in the special meeting, via a press release issued by the Company and made available on its website, www.indusrt.com.
Record Date, Notice and Quorum
Record holders of outstanding shares of Company common stock as of the close of business on April 13, 2023, the record date for the special meeting (the “Record Date”), are entitled to vote at the special meeting on all matters to be voted upon. As of the Record Date, there were 10,196,587 shares of Company common stock outstanding. On each matter presented to the Company’s stockholders for vote at the special meeting, the holders of outstanding Company common stock are entitled to one vote per share held as of the Record Date.
A quorum will be established for purposes of the special meeting if holders of a majority of all the votes entitled to be cast at such meeting on any matter are present, either in person or by proxy.
Required Vote
Completion of the merger requires approval of the merger by the affirmative vote of the holders of a majority of all outstanding shares of Company common stock entitled to vote at the special meeting on the merger. Each stockholder is entitled to cast one vote on each matter presented at the special meeting for each share of Company common stock owned by such stockholder on the Record Date. Because the required vote for the merger proposal is based on the number of votes holders of Company common stock are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or fail to vote in person, or, in the event that the special meeting is held by means of remote communication, virtually, or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the merger proposal. Abstentions will have the same effect as a vote AGAINST the merger proposal.

The approval of the advisory compensation proposal and the approval of the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of either or both of these proposals is not a condition to completion of the merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares, fail to vote in person, or, in the event that the special meeting is held by means of remote communication, virtually, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the meeting. Abstentions, while present for purposes of determining presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these two proposals.
In order for your shares of Company common stock to be voted, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person at the special meeting, or, in the event that the special meeting is held by means of remote communication, virtually.
As of the Record Date, the Company’s directors and executive officers beneficially owned and are entitled to vote an aggregate of 1,564,176 approximately of the outstanding shares of Company common stock, entitling them to exercise approximately 15.3% of the voting power of Company common stock entitled to vote at the special meeting. Certain of the Company’s directors and executive officers have executed Voting Agreements, agreeing to vote the shares of Company common stock that they own in favor of the merger proposal, in favor of the advisory compensation proposal and in favor of the adjournment proposal, comprising in the aggregate as of the Record Date approximately 3.7% of the voting power of Company common stock entitled to vote at the special meeting. Additionally, as of the Record Date, Centerbridge owned and is entitled to vote approximately 14.8% of the voting power of Company common stock entitled to vote at the special meeting.
Votes cast by proxy or in person at the special meeting, or, in the event that the special meeting is held by means of remote communication, virtually, will be counted by the person appointed by the Company to act as inspector of election for the special meeting. The inspector of election will also determine the number of shares of Company common stock represented at the special meeting, in person, or, in the event that the special meeting is held by means of remote communication, virtually, or by proxy.
Solicitation of Proxies
The board is soliciting proxies for the special meeting from the Company’s stockholders. The Company will bear the entire cost of soliciting proxies from its stockholders. The Company has retained the services of D.F. King & Co., Inc. to assist with the solicitation of proxies in connection with the special meeting, and it will pay $10,000 for these services, plus reimbursement of reasonable expenses. In addition to the solicitation of proxies by delivery of the proxy statement by mail, the Company will request that brokers, banks and other nominees that hold shares of Company common stock, which are beneficially owned by its stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. The Company may also use several of its regular employees, who will not be specially compensated, to solicit proxies from its stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.
Voting of Shares
You may vote by attending the special meeting and voting in person, or you may vote by authorizing a proxy to vote on your behalf. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of Company common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may authorize a proxy to vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
Stockholders who wish to attend the special meeting will be required to present verification of ownership of Company common stock, such as a bank or brokerage firm account statement, and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.
If you hold your shares of Company common stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to authorize your vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.
All of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own shares of Company common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of Company common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Company common stock. If you hold your shares of Company common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, or, in the event that the special meeting is held by means of remote communication, virtually, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the merger proposal requires the affirmative vote of a majority of the holders of shares of Company common stock entitled to be cast on the matter, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the merger proposal. Because the approval of each of (1) the advisory compensation proposal and (2) the adjournment proposal requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is otherwise present.
If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.
YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the special meeting, the Company requests that you authorize a proxy for your shares of Company common stock as described above as promptly as possible. If you properly give your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as described below.
All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the special meeting, and not revoked or superseded, will be voted at the special meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows: “FOR” the merger proposal, as described in the proxy statement, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal. The proxy gives each of Michael Gamzon and Thomas Daniells discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the special meeting.
Proxies and Revocation
If you authorize a proxy, your shares of Company common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of Company common stock will be voted in accordance with the recommendations of the board. The board recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the special meeting by taking any of the following actions:
•
delivering to the Company Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•
submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or

•
attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
INDUS Realty Trust, Inc.
204 West Newberry Road
Bloomfield, CT 06002
Attention: Thomas M. Daniells, General Counsel
E-mail: tdaniells@indusrt.com
If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See above regarding how to vote in person if your shares are held in “street name.”
Pursuant to the Company’s bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the special meeting.
Availability of Proxy Materials for the Special Meeting
The Company’s proxy materials, including this proxy statement and the Company’s annual report for the fiscal year ended December 31, 2022, are available online at https://ir.indusrt.com/financials/sec-filings/. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of Company common stock are not present at the special meeting, in person, or, in the event that the special meeting is held by means of remote communication, virtually or by proxy, to constitute a quorum or if the Company believes it is reasonably likely that the merger will not be approved at the special meeting when convened on May 17, 2023, or when convened or reconvened following any postponement or adjournment. Pursuant to the Company’s bylaws, if a quorum is not present, the chairman of the meeting will have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.
Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the special meeting), subject to certain restrictions in the merger agreement, including that the special meeting (as so postponed or adjourned) may not be held on a date that is more than 30 days after the date on which the special meeting was originally scheduled without Parent’s written consent, not to be unreasonably withheld, conditioned or delayed. See “Proposal 3 — Adjournment Proposal.”

In addition, at any time prior to convening the special meeting, the Company may postpone the special meeting for any reason without the approval of its stockholders to a date not more than 120 days after the original record date (subject to the restrictions in the merger agreement described above).
Voting in Person, Attendance at the Special Meeting
If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the special meeting.

THE MERGER
General Description of the Merger
Pursuant to and in accordance with the terms of the merger agreement, affiliates of the Sponsors will acquire the Company and its subsidiaries, through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement, but it does not purport to catalogue every conversation and correspondence among representatives of the Company, Centerbridge, GIC or other potential bidders and their respective affiliates or advisors. All dates and times referred to in the following chronology are Eastern Time unless otherwise indicated.
The board, together with the management team of the Company, periodically and in the ordinary course evaluate and consider a variety of financial and strategic opportunities as part of the Company’s long-term strategies to enhance value for its stockholders, including potential acquisitions, divestitures, business combinations, capital raising activities and other financial and strategic alternatives. As part of this process, the board and Company management have regularly considered alternatives that could complement, enhance or expand the Company’s business or that might otherwise offer potential growth opportunities for the Company and/or access to additional capital, including remaining a standalone entity, potential acquisitions of other businesses and assets in the industrial real estate industry, dispositions of one or more of the Company’s businesses and/or assets, joint ventures, share repurchases and other transactions. In addition, the Company regularly has had discussions with its significant investors, regarding publicly available information related to the Company, including in connection with its earnings releases and other significant events, in each case in the ordinary course.
In May 2021 and September 2021, the Company met with representatives of affiliates of Centerbridge, to make introductions to the members of Company management and participate in high-level discussions regarding Centerbridge’s interest in the industrial real estate sector and Centerbridge’s ability to be a potential capital source to the Company in the future. No details of any potential transaction were discussed.
In October 2021, the Company met with representatives of affiliates of Centerbridge to explore Centerbridge’s potential interest in participating in an underwritten offering to acquire additional shares of the Company. The representatives of Centerbridge expressed an interest in such a potential investment and toured certain properties of the Company.
On October 8, 2021, the Company announced its completion of an underwritten offering (the “Offering”) of 2,150,000 shares of Company common stock, of which Centerbridge purchased approximately 925,000 shares. Morgan Stanley served as the lead underwriter for the Offering. Immediately following the Offering, Centerbridge beneficially owned approximately 9.4% of the total outstanding Company common stock.
Following this investment and through the third quarter of 2022, consistent with the Company’s approach regarding meetings with its significant investors, representatives of the Company and representatives of Centerbridge held routine quarterly telephonic meetings following the Company’s earnings announcements regarding publicly available information related to the Company’s earnings.
In November 2021, representatives of Centerbridge contacted the Company to indicate that they would like to increase their ownership in the Company, and to request a waiver of the ownership limitations contained in the Company’s charter that prohibit any person, other than certain excepted holders, from beneficially or constructively owning (i) shares of Company capital stock in excess of 5.5% in value of the aggregate of the outstanding shares of Company capital stock, or such other percentage determined by the board or (ii) shares of Company common stock in excess of 5.5% in value or in number of shares (whichever is more restrictive), of the aggregate of the outstanding shares of Company common stock, or such other percentage determined by the board, in each case excluding any such outstanding Company capital stock or Company common stock that is not treated as outstanding for U.S. federal income tax purposes (the “ownership limitations”). In December 2021, following deliberations by the board with its advisors and management, including its review of the Company’s existing stockholder composition, the other six waivers of the ownership limitations provided, and the benefits and drawbacks of granting the waiver, the board authorized the Company to grant a waiver of the ownership limits to certain affiliates of Centerbridge to permit such affiliates to acquire up to 15% in the aggregate of the Company’s outstanding common stock.
On January 18, 2022, Centerbridge, through its affiliates, filed on Schedule 13G and reported beneficial ownership of approximately 10.1% of the Company’s outstanding common stock as of January 14, 2022, which shares were acquired through the Offering and open market purchases.
In early 2022, representatives of Centerbridge contacted the Company to inquire about market rumors that the Company might be considering strategic alternatives. Centerbridge’s representatives indicated that it would like to be among potential third parties contacted if any sale process were to be initiated by the board. At such time, representatives of the Company declined to comment on speculative reports.
In May 2022, in response to the general decline in stock prices in the publicly-traded industrial real estate investment trust sector, including the Company’s stock price, representatives of Centerbridge contacted a representative of the Company telephonically to express Centerbridge’s interest in increasing its ownership in the Company through open market purchases. To facilitate such potential Company common stock purchases, representatives of Centerbridge requested a further waiver from the Company of the ownership limitations to permit Centerbridge to acquire up to 20% in the aggregate of the Company’s outstanding common stock.
On May 18, 2022, the board held a meeting attended by certain members of management. The board discussed Centerbridge’s latest ownership limit waiver request. During these discussions, the board instructed management to work with Morgan Stanley on an informal basis to assist the Company in evaluating the considerations related to granting such a request.
Following this board meeting, representatives of Centerbridge contacted representatives of the Company to request an update regarding the board’s determination regarding the request for a further waiver from the Company of the ownership limitations. Representatives of the Company informed Centerbridge that the board was still considering the request.
On June 1, 2022, the board held a meeting attended by management in which it discussed and evaluated the recent communications with Centerbridge, including the request for the further waiver of the ownership limitations and the potential benefits and risks related thereto, including the size of Centerbridge’s current holdings, past ownership waivers granted by the Company and the Company’s then-current stockholder composition. Following these discussions, the board determined to decline the request from Centerbridge for a further waiver of the ownership limitation at this time, given the Company’s desire to broaden its stockholder base and increase trading volume of the Company common stock.
On June 14 and 15, 2022, Michael Simanovsky hosted a conference in Aspen, Colorado for the limited partners of Conversant Capital, LLC (“Conversant”), an independent investor in the real estate, digital infrastructure and hospitality sectors that, through certain affiliates, beneficially owned approximately 10.3% of the voting power of the Company’s outstanding common stock as of the record date. Mr. Simanovsky is the founder of Conversant and is a member of the INDUS board. The conference included as speakers representatives of management teams of certain companies in which Conversant invests. Mr. Gamzon, the Chief Executive Officer of the Company and a member of the board, spoke at the conference and discussed the state of the industrial and real estate markets. During his remarks, Mr. Gamzon several times used the Company as an example, describing the Company and its business based solely upon public information. Jesse Hom of GIC, a significant investor in certain investment funds that are advised by Conversant, was in attendance at the conference and introduced himself to Mr. Gamzon. Mr. Hom provided his feedback to Mr. Gamzon and Mr. Simanovsky on Mr. Gamzon’s remarks and noted GIC’s general interest in the industrial real estate sector.
On July 14, 2022, the board held a meeting attended by management and representatives from Morgan Stanley. At the request of the board, Morgan Stanley discussed with the board a general market outlook in respect of the real estate industry, an evaluation of the Company’s stock performance, evolution, growth and benchmarking against select peers, and certain preliminary valuation information related to the Company. Mr. Gamzon also discussed management’s views with respect to the current macroeconomic environment and its impacts on the Company’s prospects, as well as the Company’s near- and long-term strategies with respect to its operations and liquidity. Morgan Stanley and the board then discussed Centerbridge’s prior request for a further waiver of the ownership limitation, including the risks and benefits related thereto and the board determined not to grant any further waiver of the ownership limit at that time. In making such determination, the board discussed the possibility that granting the waiver to the ownership limitation could result in an increased level of control by Centerbridge and further impact the Company’s efforts to increase the daily trading volume in its stock. The board instructed management to inform Centerbridge of the decision and to refer representatives of Centerbridge to Morgan Stanley if Centerbridge requested further discussions on the ownership waiver. Additionally, Mr. Gamzon and Mr. Simanovsky reported to the board the interaction with the representative of GIC at the conference in June. Mr. Simanovsky also discussed with the board that GIC was the largest limited partner of investment funds advised by Conversant.
On August 5, 2022, a representative of the Company met with representatives of Centerbridge in person and reiterated that the board was not prepared to grant a further waiver of the ownership limitation. Representatives of Centerbridge acknowledged the board’s position, but reiterated that Centerbridge remained interested in facilitating the growth of the Company and potentially providing additional capital to the Company, if the Company determined it was desirable. The Company representative directed Centerbridge to contact representatives of Morgan Stanley for any further discussions.
In September 2022, Mr. Hom contacted Mr. Simanovsky to reiterate GIC’s interest in potential investments in industrial real estate, which Mr. Simanovsky relayed to Mr. Gamzon. In October of 2022, Mr. Hom contacted Mr. Gamzon to request a meeting to learn more about the Company and its business.
On October 12, 2022, representatives of Centerbridge attended a teleconference call with representatives of Morgan Stanley to see if the Company had further considered its request for the ownership waiver. Representatives of Morgan Stanley confirmed to the representatives of Centerbridge that the Company had not changed its position, but would keep Centerbridge informed if its position were to change.
On October 27, 2022, representatives of GIC, Mr. Simanovsky and Mr. Gamzon met in person to discuss the Company and its business based on public information, including the Company’s strategies for potential growth. Representatives of GIC discussed its general approach to capital allocation, and expressed general interest in a potential investment in the Company. The representatives of GIC proposed having further discussions after the Company announced its earnings for the third quarter of 2022.
On November 7, 2022, the Company announced its financial results for the third quarter of 2022. On that date, the Company’s closing stock price was $52.28 per share.
On November 8, 2022, representatives of GIC contacted Mr. Simanovsky and indicated that GIC was considering its investment options with respect to the Company, and that GIC expected to contact the Company in the following weeks, which Mr. Simanovsky communicated to the Company’s management and the board.
On November 9, 2022, representatives of Centerbridge, the Company and Morgan Stanley met telephonically to review the Company’s recently reported third quarter results.
On November 11, 2022, representatives from a financial advisory firm contacted Mr. Simanovsky indicating that one of its financial sponsor clients, which we refer to as Bidder A, might be interested in submitting a proposal related to a potential strategic transaction with the Company. Mr. Simanovsky responded that the financial advisory firm should contact Mr. Gamzon.
On November 17, 2022, representatives from GIC contacted Mr. Simanovsky and indicated that GIC had been performing preliminary due diligence on the Company based on publicly available information, and that GIC and Centerbridge were considering making a joint proposal to the board in respect of a strategic transaction the following week. Mr. Simanovsky communicated this information to the Company’s management and the board. GIC is a limited partner in several Centerbridge funds, and regularly discusses potential investments with Centerbridge.
On November 21, 2022, the board held a meeting attended by management and representatives of Latham & Watkins LLP (“Latham & Watkins”), outside legal counsel to the Company, and Morgan

Stanley regarding the recent communications from Centerbridge, GIC and Bidder A, including that representatives of GIC had indicated that GIC may be submitting a joint proposal with Centerbridge regarding a potential strategic transaction. Representatives of Latham & Watkins discussed with the board an overview of directors’ legal duties, and Mr. Simanovsky again reminded the board of the relationship between Conversant and GIC. The board discussed with its advisors the potential implications of such a proposal, including the potential need for Centerbridge to make a public announcement as a result of its public reporting obligations, and potential next steps related thereto. The board instructed management and the Company’s advisors to prepare for any potential proposal that might be received.
On November 22, 2022, a representative of Bidder A contacted Mr. Gamzon, indicated Bidder A’s potential interest in a strategic transaction with the Company and requested an additional meeting with representatives of the Company. The Company suggested scheduling further potential discussions for later that week.
On November 23, 2022, representatives of Centerbridge contacted the Company to inform the Company that Centerbridge and GIC (together, the “Sponsors”) expected to submit a proposal to the Company related to a potential acquisition of all of the outstanding shares of the Company’s common stock in the following days. Mr. Gamzon reported this information to the board.
After market close on November 25, 2022, Centerbridge, through its affiliates, filed a Schedule 13D, which included disclosure stating that, as of November 14, 2022, Centerbridge had determined to explore potential strategic alternatives with respect to the Company and that, while Centerbridge had not definitively decided to submit a proposal to the Company to acquire all of the outstanding shares of Company common stock, it anticipated doing so based on the status of its evaluation of the Company, its business to date and current market conditions. On November 25, 2022, the Company’s closing stock price was $57.28 per share.
On November 27, 2022, the Sponsors submitted a written, joint, non-binding proposal to the board to purchase all of the outstanding shares of Company common stock for $65.00 per share in cash (the “Initial Proposal”). The Initial Proposal was subject to due diligence and other terms and conditions, and did not disclose whether committed financing had been secured for the proposed transaction or any other proposed terms thereof.
Later on November 27, 2022, representatives of Bidder A contacted Mr. Gamzon, expressing their interest in a potential strategic transaction involving the Company, although no proposed terms were communicated. Mr. Gamzon noted that Centerbridge had recently filed a Schedule 13D indicating that it was exploring potential strategic alternatives with respect to the Company. Bidder A indicated that it had not yet seen the Schedule 13D, but suggested that they and Mr. Gamzon should discuss Bidder A’s potential interest again the following week.
Later on November 27, 2022, the board held a meeting attended by management of the Company and representatives of Latham & Watkins and Morgan Stanley to discuss the Initial Proposal. Mr. Gamzon discussed with the board a summary of the Initial Proposal, including management’s initial perspectives thereon, and a summary of the events that led to the submission of the Initial Proposal as well as a summary of Mr. Gamzon’s conversations with Bidder A. Representatives of Latham & Watkins discussed with the board an overview of the directors’ legal duties with respect to its consideration of, and potential responses to, the Initial Proposal and the Company’s strategic alternatives. Mr. Simanovsky again reminded the board that GIC is the largest limited partner in investment funds managed by Conversant. Mr. Simanovsky stated that, while he believed that he could independently evaluate any proposal involving GIC to acquire the Company, in an abundance of caution, he intended to recuse himself from deliberations and decisions related to the Company’s review of the Initial Proposal and any review by the board of the Company’s strategic alternatives for so long as GIC remained a potential bidder for the Company. Thereupon, he left the meeting. Unless otherwise expressly noted herein, Mr. Simanovsky did not attend further meetings of the board related to the Company’s strategic review process. Representatives of Latham & Watkins and Morgan Stanley also each discussed with the board a summary of their respective relationships with the bidders, and the board determined that these relationships were not material and would not affect those firms’ ability to represent and advise the Company and the board. Representatives of Morgan Stanley discussed with the board a presentation regarding the background of the Initial Proposal, including the terms thereof, as well as preliminary perspectives and information on the Company’s stock price and certain comparative financial data and valuation information, as well as preliminary information regarding current real estate market trends and precedent transaction activity. The board then discussed with Mr. Gamzon and its advisors its perspective on the Initial Proposal, and the Company’s potential responses to the Initial Proposal and next steps, including potentially initiating a strategic review process to solicit competing offers in order to maximize stockholder value. The board discussed the benefits and risks relating to soliciting competing offers, including with respect to the potential responses from the Sponsors if the Company were to initiate such a process, and the Company’s potential options with respect to communication with the market regarding the Initial Proposal. As part of its discussions, the board also discussed in detail the potential scope of outreach to third parties in such a strategic review process, including the relative advantages and disadvantages of a broad outreach process compared to a more targeted outreach process (particularly in light of the anticipated public announcement of the Initial Proposal), the most likely interested parties, and the likely timing of such a process. As part of these discussions, the board and its advisors noted the unsolicited nature of the Initial Proposal, the fact that the Initial Proposal would be publicly disclosed, the fact that the Initial Proposal was subject to the Sponsors’ due diligence and the status of the Company’s current review of its strategic alternatives, including its prospects as a stand-alone company. Following these discussions, the board instructed management and its advisors to issue a customary “stop, look and listen” press release following the public disclosure of the Initial Proposal by Centerbridge, and to seek to clarify the terms of the Initial Proposal with the Sponsors and seek to have them improve the terms of the Initial Proposal. The board also instructed management and its advisors to prepare a proposed timeline for a strategic review process, including a proposed list of potential parties to contact related thereto, to help facilitate generating the best price and other deal terms reasonably available for the Company’s stockholders. The board also discussed the engagement of Morgan Stanley as its financial advisor for the strategic review process, and, following those discussions, approved the engagement with Morgan Stanley for that process. Morgan Stanley was selected, in part, because of (i) its familiarity with the Company, (ii) its reputation as an internationally recognized investment banking firm and (iii) its substantial experience in transactions similar to the potential strategic transaction indicated in the Initial Proposal. The board also instructed representatives of Latham & Watkins to conduct independence interviews with each of the directors of the board to identify any potential conflicts.
Also on November 27, 2022, the Company executed an engagement letter with Morgan Stanley in connection with the strategic review process.
On November 28, 2022, Centerbridge, through its affiliates, filed a Schedule 13D/A announcing the submission of the Initial Proposal and such filing included a copy thereof. Also on November 28, the Company issued a customary “stop, look and listen” press release related to the Initial Proposal following the public disclosure thereof.
On November 28, 2022, representatives of a financial sponsor, who we refer to herein as Bidder B, contacted Mr. Simanovsky to request a meeting to discuss the Company’s business. Bidder B indicated that they were working with a potential strategic partner to provide them with additional equity capital. Mr. Simanovsky responded that Bidder B should contact Morgan Stanley and provided the contact information for Morgan Stanley representatives.
Later on November 28, 2022, Bidder A contacted Mr. Gamzon requesting certain information on the Company’s property portfolio. Mr. Gamzon indicated that Bidder A should contact Morgan Stanley.
On November 29, 2022, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley. Mr. Gamzon discussed with the board an overview of the market reaction to the Initial Proposal and provided an update regarding communications with the Sponsors, Bidder A and Bidder B to date. Representatives of Morgan Stanley then discussed with the board a detailed summary of the impacts of the public announcement of the Initial Proposal, including with respect to the Company’s stock price, market and investor reactions, and media commentary, as well as some preliminary valuation information related to the Company based on public information. Management informed the board that they had not yet completed their financial projections in the ordinary course of the Company’s annual budgeting process. Following these discussions, the board instructed management to begin preparation of financial projections to assist the board in assessing the Initial Proposal and its other strategic alternatives, and potential bidders in assessing the Company, and instructed Morgan Stanley to prepare a proposed list of additional parties that they would recommend proactively contacting to participate in a strategic review process.
On December 4, 2022, representatives of Bidder B contacted Mr. Gamzon to express their interest in participating in a process for sale of the Company.
On December 7, 2022, the board held a meeting attended by management of the Company, Latham & Watkins and Morgan Stanley. Representatives of Morgan Stanley discussed with the board an update on in-bound communications from potential bidders (including Bidder B) since the public announcement of the Initial Proposal, as well as market performance and preliminary analyses with respect to certain financial metrics of the Company and precedent transactions. The board also discussed with management and its advisors communications with the Sponsors since the public announcement. Representatives of Morgan Stanley then discussed with the board a list of potential parties, including Bidder A and Bidder B, that they and management believed would be the most likely parties to be interested in participating in a strategic review process by the Company. The board also discussed with management and its advisors the potential timeline for such a strategic review process, and the potential benefits and drawbacks thereof. As part of these discussions, the board also reviewed with Latham & Watkins the results of the independence interviews of the directors conducted by Latham & Watkins, in which no material conflicts were identified with respect to the directors. The board also discussed and approved procedures intended to govern the Company’s strategic review process to help facilitate generating the best price and other deal terms reasonably available for the Company’s stockholders in any strategic transaction, including by creating a neutral environment with respect to all prospective bidders. Following these discussions, the board instructed management and its advisors to confidentially contact the parties recommended by management and Morgan Stanley to gauge their potential interest in participating in a strategic review process and to communicate to the Sponsors and the bidders (including Bidder A and Bidder B) that the Company would only be willing to engage with the Sponsors and the bidders (including Bidder A and Bidder B) as part of the Company’s strategic review process in order to protect the objectivity of the process. The board also instructed management and its advisors to negotiate and execute non-disclosure agreements with all interested parties (including Centerbridge, GIC, Bidder A and Bidder B), and to begin preparing a virtual data room.
On December 8, 2022, representatives of Bidder B and representatives of the Sponsors contacted representatives of Morgan Stanley to request a non-disclosure agreement, and representatives of Morgan Stanley confirmed that a draft would be provided. Representatives of Morgan Stanley confirmed to the Sponsors and Bidder B that the Company would only engage with them regarding a strategic transaction as part of the Company’s strategic review process.
In December 2022, representatives of Morgan Stanley contacted 24 parties, including Bidder A, Bidder B and the Sponsors, regarding their potential interest in participating in an auction process related to the Company. Of those potential bidders contacted, 11 negotiated and, between December and early January 2023, executed customary non-disclosure agreements, including Bidder A, Bidder B, and the Sponsors. Each such non-disclosure agreement contained customary standstill provisions (which standstill provisions did not prohibit the applicable bidders from privately requesting waivers of such provisions and which terminated upon the entry into the merger agreement). Following the execution of such non-disclosure agreements, 10 of the potential bidders were provided access to the virtual data room (one such bidder declined to proceed following execution of a non-disclosure agreement but prior to that bidder entering the virtual data room). Throughout the strategic review process, except as described herein, the bidders communicated with the Company through representatives of Morgan Stanley and Latham & Watkins.
On December 13, 2022, the board held a meeting attended by management of the Company, Latham & Watkins and Morgan Stanley. Mr. Gamzon and representatives from Morgan Stanley discussed with the board an update regarding the strategic outreach to date, including with respect to the Sponsors, Bidder A and Bidder B, and status of the Company’s draft financial projections. Representatives from Morgan Stanley also discussed with the board the feedback received from potential bidders and the status of negotiations of non-disclosure agreements with the interested potential bidders. The board then discussed with management and its advisors the anticipated timing of the completion of the financial projections, the virtual data room, and auction drafts of the transaction documents, and recommended timing related to each to maximize the opportunity for interested parties to submit proposals on the most favorable potential terms. Following these discussions, the board authorized management, Latham & Watkins and Morgan

Stanley to finalize non-disclosure agreements with interested bidders, and to indicate to those bidders that the Company expected to open a virtual data room in early January and would be requesting an initial mark-up of the auction draft of the merger agreement on January 25, 2023, and initial proposals from all interested bidders (or, in the case of the Sponsors, a revised proposal) on January 31, 2023.
Between December 14, 2022, and December 16, 2022, representatives of Morgan Stanley contacted representatives from each of the bidders who continued to express interest in a possible strategic transaction with the Company (including the Sponsors, Bidder A and Bidder B) and communicated to them the anticipated timing and process expectations discussed with the board. Representatives of Morgan Stanley also confirmed to the Sponsors that the Company did not expect to provide further specific feedback on the Initial Proposal, and instead would expect the Sponsors to complete their due diligence and submit a revised proposal in accordance with the proposed process outlined above.
On December 22, 2022, the board held a meeting attended by Latham & Watkins and Morgan Stanley. Mr. Gamzon and representatives of Morgan Stanley discussed with the board an update regarding the negotiation of non-disclosure agreements with potential bidders and the strategic process to date, including the receipt of initial due diligence requests.
On December 27, 2022, the board held a meeting attended by representatives of Latham & Watkins and Morgan Stanley. Mr. Gamzon and representatives of Morgan Stanley discussed with the board an update regarding the negotiation of non-disclosure agreements with potential bidders and the strategic review process to date. Mr. Gamzon then discussed with the board management’s preliminary, draft financial projections, including the key assumptions therein. The board provided feedback to Mr. Gamzon regarding the considerations related to preparing financial projections in the current macroeconomic environment, including with respect to acquisitions, dispositions and financing, and the impacts thereof on the assumptions. The board expressed support for management’s approach to the preliminary financial projections, and instructed management to present the financial projections for consideration by the board at the next board meeting.
On January 2, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley. Mr. Gamzon discussed management’s financial projections (which were substantively consistent with the projections presented at the prior meeting), which management would propose using for purposes of the Company’s strategic review process, as further described in the section of this proxy statement captioned “The Merger—Unaudited Prospective Financial Information”. Following discussions, the board approved the use of the financial projections for purposes of the Company’s strategic review process and authorized management to provide the projections to the potential bidders.
On January 3, 2023, the Company opened a virtual data room and provided access for each of the 10 potential bidders that had executed a non-disclosure agreement with the Company and remained interested in participating in the process, each of whom was given access to the same data and provided opportunities to communicate with management and the Company’s advisors.
During January 2023, management and representatives of Morgan Stanley facilitated due diligence for, and held management presentations and meetings with, certain potential bidders, including the Sponsors, Bidder A and Bidder B. During this period, the Sponsors engaged in extensive due diligence, including participating in several telephonic due diligence calls and submitting multiple rounds of supplemental due diligence requests.
On January 4, 2023, representatives of the Sponsors contacted Morgan Stanley telephonically to request feedback regarding the Initial Proposal. Representatives of Morgan Stanley reiterated that the board was not prepared to provide further feedback until the Sponsors submitted a revised proposal on January 31, 2023.
On January 10, 2023, upon the instruction of management, an auction draft of the merger agreement prepared by Latham & Watkins and provided to the board for review was uploaded to the virtual data room.
On January 20, 2023, representatives of Morgan Stanley and Bidder B held a meeting telephonically to inquire as to the status of Bidder B’s due diligence to date. The representatives of Bidder B indicated that they were progressing in diligence, that they were continuing to explore potential equity partners to serve as co-bidders, and that they were preparing a non-binding proposal, which they expected to be in a position to submit on the bid deadline. The representatives of Bidder B also indicated the proposal would include a highly confident letter from a debt financing institution and equity commitments from a consortium of co-bidders, and that they expected, based on their due diligence to date, that their proposal would reflect a price of approximately $70.00 per share.
On January 23, 2023, representatives of Morgan Stanley and Centerbridge held a meeting telephonically and representatives of Centerbridge indicated that Centerbridge and GIC had received the internal approvals necessary to submit a bid on January 31, 2023, and confirmed that the Sponsors would provide comments to the draft merger agreement on January 25, 2023.
Over the course of January, seven of the potential bidders that been granted access to the virtual data room declined to continue to participate in the process, and by January 24, 2023, only Bidder B and the Sponsors had indicated that they remained interested in a potential strategic transaction with the Company.
On January 25, 2023, representatives of the Sponsors delivered an issues list (the “Sponsors Issues List”) in respect of the draft merger agreement to representatives of the Company which reflected, among other proposed revisions, (i) that the Sponsors expected that the Company would not have specific performance rights in respect of the transaction and would instead rely solely upon a reverse termination fee of 5% of the equity value of the Company payable by affiliates of the Sponsors in certain circumstances in which the conditions to closing were met and the Sponsors failed to close the transaction, (ii) that, except as required to maintain REIT status, the Company would not be permitted to pay dividends following execution of definitive documentation, other than its 2023 first quarter dividend, (iii) that a Company termination fee would be payable in certain circumstances in an amount equal to 4% of the Company’s equity value and (iv) requested that the Company facilitate the execution of customary voting agreements from various significant stockholders. The Sponsors Issues List did not provide an indication on value or information regarding potential debt financing to fund a strategic transaction with the Company.
On January 25, 2023, representatives of Morgan Stanley contacted representatives from Bidder B, inquiring as to whether Bidder B intended to submit a mark-up to the auction draft of the merger agreement. Representatives of Bidder B informed the representatives of Morgan Stanley that they did not anticipate submitting a mark-up of the merger agreement, but would seek to provide an issues list ahead of the submission of their non-binding proposal on January 31, 2023. Representatives of Bidder B also requested permission to contact a potential equity financing source, which the Company promptly granted.
On January 26, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley. At the meeting, Mr. Gamzon and the Company’s advisors discussed with the board the status of the strategic review process to date, including the two remaining parties. Mr. Gamzon and representatives from Latham & Watkins discussed with the board the terms of the Sponsors Issues List, and the board provided their perspectives, emphasizing the importance of deal certainty. Representatives of Morgan Stanley provided feedback from the other bidders who declined to continue to participate in the process, and confirmed that no other bidders were expected to submit a proposal other than the Sponsors and Bidder B on January 31, 2023. Following these discussions, the board instructed management to negotiate with the Sponsors to improve the proposed terms of their proposal and to continue to actively encourage participation and the submission of proposals from other bidders, including Bidder B.
On January 27, 2023, Centerbridge requested the Company consent to the Sponsors engaging with certain potential debt financing sources in respect of a potential strategic transaction. The Company promptly provided such consent.
On January 30, 2023, representatives of Bidder B provided the Company with an issues list (the “Bidder B Issues List”) describing certain proposed comments to the draft merger agreement, including, among other things, (i) a proposal that the merger be structured as a forward triangular merger, such that a merger subsidiary would be the surviving entity in a merger with the Company, (ii) a reverse termination fee of 5% of the Company’s equity value payable by Bidder B in certain circumstances, (iii) a Company termination fee of 4% of the Company’s equity value payable in certain circumstances and (iv) a description of a financing structure with an equity commitment from Bidder B to provide a portion of the required funding and a debt financing commitment to provide the remainder of the required funding, but in each case, did not provide further detail regarding the terms of any such financing.
On January 31, 2023, Bidder B submitted a non-binding indication of interest reflecting a proposed per share consideration of $71.50, subject to due diligence and other terms and conditions (together with the Bidder B Issues List, the “Bidder B Proposal”), which included a “highly confident letter” from a financial institution regarding debt financing for a proposed transaction. The Bidder B Proposal did not include any equity or debt commitment letters and indicated that Bidder B was in discussions with an unnamed potential source of additional equity financing.
Also on January 31, 2023, the Sponsors submitted a non-binding indication of interest reflecting a proposed per share consideration of $65.00, subject to due diligence and other terms and conditions (together with the Sponsors Issues List, the “Updated Sponsor Proposal”), and indicated that the Sponsors expected to finance the transaction with equity and third-party debt, although no supporting documents were provided with the Updated Sponsor Proposal.
Other than those submitted by Bidder B and the Sponsors, no other proposals were submitted by potential bidders by the bid deadline and all other potential bidders that had been previously contacted declined to proceed in the strategic review process.
On February 1, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley. Representatives of Morgan Stanley and Latham & Watkins discussed with the board the key terms of the Bidder B Proposal and the Updated Sponsor Proposal. In evaluating the Bidder B Proposal, the board discussed with its advisors the limited substantive engagement by Bidder B in due diligence to date, and, in particular, the proposal to structure the transaction as a forward triangular merger which, as indicated in materials provided to the bidders, would trigger potentially significant adverse tax consequences for potential buyers, including Bidder B, given the Company’s recent conversion to a real estate investment trust. Representatives of Morgan Stanley confirmed that Bidder B had not engaged in any discussions regarding the structure with the Company or its advisors. The board also discussed Bidder B’s potential sources of capital, including its existing available capital, as well as its indications of anticipated additional equity contributions (but the lack of information as to such sources). In evaluating the Updated Sponsor Proposal, the Company’s advisors noted that the proposal remained subject to completion of due diligence on a broad array of topics, and that the Sponsors had not yet provided a draft of a debt commitment letter, or indicated the proposed structure of the debt financing. The board discussed the remaining open due diligence matters, and the potential impacts and risks related to different structures of debt financing on deal certainty under the remedies package proposed by the Sponsors. The board also noted that, given the relative size of the proposed transaction, and the Sponsors’ access to equity capital, the Sponsors should be able to provide an equity commitment for the full amount of the transaction, rather than relying upon debt financing sources. Following these discussions, the board instructed management and its advisors to contact both the Sponsors and Bidder B to indicate that they were both still in a competitive process and would need to improve their proposals. The board also instructed management and its advisors to seek further clarity regarding Bidder B’s proposed sources of equity financing, and to confirm whether the Bidder B Proposal reflected the tax implications of its proposed structure.
On February 2, 2023, and February 3, 2023, representatives of Morgan Stanley contacted representatives of Bidder B and the Sponsors to communicate the messages as instructed by the board, including that a final proposal from each party would be required on February 21, 2023, and, if the terms were acceptable to the board, an anticipated signing shortly thereafter.
On February 3, 2023, representatives of Latham & Watkins and representatives of Simpson Thacher & Bartlett, LLP (“STB”), outside legal counsel to Centerbridge, and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), outside legal counsel to GIC, held a telephonic meeting to discuss the Sponsors Issues List, and provided feedback regarding the Company’s views on such list.
From February 3, 2023, until February 21, 2023, representatives of Morgan Stanley regularly contacted representatives of Bidder B to inquire about the status of Bidder B’s diligence, equity financing and proposal, and encourage Bidder B to promptly firm up its offer consistent with the board’s process, including offering to arrange discussions with management and its advisors to help facilitate Bidder B’s review. During this time, representatives of Bidder B also requested permission to contact two additional potential third-party equity financing sources, and the Company promptly granted such permission.
On February 6, 2023, representatives of the Sponsors provided a revised draft of the merger agreement that reflected terms that were substantially consistent with the terms of the Sponsors Issues List. The revised merger agreement draft did not provide an indication of value, details regarding potential debt financing to fund a strategic transaction with the Company or a proposal regarding the size of the termination fees payable by the Company or affiliates of the Sponsors in certain circumstances.
On February 8, 2023, Latham & Watkins received initial drafts of forms of an equity commitment letter and a limited guarantee from representatives of the Sponsors.
From February 8, 2023, through February 22, 2023, management, certain members of the board, and the Company’s advisors engaged in extensive negotiations and due diligence with the Sponsors and their representatives regarding price, the terms of the merger agreement, the equity commitment letters, the limited guarantees and voting and support agreements. In addition, during this period, the applicable stockholders and their advisors negotiated the terms of their proposed voting and support agreements with the Sponsors and their advisors.
Also on February 8, 2023, representatives of Bidder B’s outside legal counsel and representatives of Latham & Watkins met telephonically to clarify Bidder B’s proposed transaction structure and to discuss the considerations related to the potential adverse tax consequences related thereto. The representatives of Bidder B’s outside legal counsel confirmed that they were not aware of the potential adverse tax consequences, and would discuss further with their client.
On February 9, 2023, Representatives of Bidder B requested permission to contact certain additional equity financing sources. The Company promptly granted such permission.
On February 12, 2023, Latham & Watkins received an initial draft of the proposed form of voting and support agreement from representatives of the Sponsors.
On February 13, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins, Venable LLP (“Venable”), the Company’s Maryland counsel, and Morgan Stanley. Representatives of Venable and Latham & Watkins discussed with the board the directors’ legal duties in connection with the strategic review process. Representatives of Morgan Stanley and Latham & Watkins summarized the latest discussions with the Sponsors and updated the board with respect to the Sponsors’ diligence process. Representatives of Latham & Watkins highlighted certain key issues remaining in the various transaction documents under negotiation with the Sponsors, including with respect to closing certainty and recourse available to the Company for a failure to obtain financing or to close, the size of the proposed termination fees, and the restrictions in respect of the Company’s ability to operate the business in the ordinary course, including declaring and paying dividends, during the interim period before closing. The board also discussed with management and its advisors the fact that the Sponsors had not yet provided a draft of a debt commitment letter, or a clear indication as to the proposed structure of the debt. The board provided its views with respect to the importance of increasing deal certainty, improving price and obtaining clarity with respect to the Sponsors’ proposed debt financing. Representatives of Latham & Watkins and Morgan Stanley also discussed with the board an update with respect to their respective communications with representatives of Bidder B, including the discussions with Bidder B’s counsel, and the limited progress being made with respect to advancing their due diligence or their proposal. The board also discussed with its advisors potential timing to finalize negotiations with the bidders, and potential public disclosure requirements related thereto. The board provided their views and instructed Latham & Watkins and Morgan Stanley to continue to negotiate with the Sponsors to seek to improve the price and material terms of their proposal, and to encourage Bidder B to continue to participate in the strategic review process and to finalize its proposal.
On February 13, 2023, representatives of Bidder B requested permission to contact certain additional equity financing sources. The Company promptly granted such permission.

Between February 13, 2023, and February 18, 2023, the Company’s representatives engaged in extensive negotiations with representatives of the Sponsors with respect to the merger agreement and related transaction documents, including delivering revised drafts thereof. During this time, and through February 20, 2023, the Company’s representatives continued to seek to encourage Bidder B to complete its process, but the Company did not receive any substantive communications from Bidder B.
On February 16, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley, to provide an update on the progress of negotiations to date, including the status of negotiations with the Sponsors on the remaining open issues, and the status of the Company continued outreach to Bidder B.
On February 17, 2023, representatives of the Sponsors delivered to representatives of Latham & Watkins an initial draft of the proposed debt commitment letter related to the transaction, which indicated that the debt financing would be structured as a mortgage loan that could be securitized as commercial mortgage-backed securities.
On February 17, 2023, representatives of Latham & Watkins met with management, certain members of the board and representatives of Morgan Stanley to discuss the remaining open issues related to the Sponsors’ proposal, including, among other things, price and the proposed remedies available to the Company if the Sponsors were to fail to close when otherwise required, particularly in light of the proposed debt financing commitment. Based on these discussions, consistent with the views previously expressed by the board, management and the members of the board participating in the call instructed Morgan Stanley and Latham & Watkins to negotiate for an increased price, and to propose a revised package with respect to the remaining open issues, including with respect to the Company’s remedies package. Morgan Stanley was instructed to propose that, if the Sponsors insisted on their position of not providing specific performance rights in favor of the Company, the Sponsors should be asked to significantly increase the reverse termination fee payable if the Sponsors were to fail to close, which the board viewed as supported by relevant precedent. Morgan Stanley was instructed to convey that, in the alternative, if the Sponsors were to accede to the Company’s request for specific performance rights in favor of the Company to force the Sponsors to close if the closing conditions were met (irrespective of the availability of debt financing) and were to provide equity commitments for the full amount of the merger consideration and related costs and expenses, the Company would be willing to consider a lower reverse termination fee depending on the negotiations with respect to the final price.
On February 18, 2023, the Sponsors held a telephonic meeting with representatives of Morgan Stanley in which representatives of the Sponsors orally indicated that they would be prepared to increase the proposed merger consideration to $67.00 per share of Company common stock, based on the remedies package previously proposed by the Sponsors. Representatives of Morgan Stanley informed the representatives of the Sponsors that they would communicate the revised proposed price, and communicated the Company’s proposal with respect to the remedies package, the reverse termination fee and the Company termination fee.
Later on February 18, 2023, the Sponsors held a telephonic meeting with representatives of Morgan Stanley, in which they confirmed that the proposal of $67.00 per share merger consideration was the Sponsors’ “best and final” price and, in connection therewith, the Sponsors would provide specific performance rights in favor of the Company to cause the merger to occur if the conditions were met (irrespective of the availability of debt financing), equity commitments for the full amount of the merger consideration and a reverse termination fee of 7% of the Company’s equity value. The Sponsors also agreed to permit the Company to pay regular quarterly dividends during the interim period for the first and second quarters of 2023 without decreasing the merger consideration. The Sponsors also proposed a Company termination fee equal to 4% of the Company’s equity value.
On February 19, 2023, representatives of the Sponsors delivered a revised draft of the merger agreement reflecting, among other changes, the positions described to Morgan Stanley in the meeting with the Sponsors on February 18, 2023.
On February 19, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins and Morgan Stanley. Management and representatives of Latham & Watkins provided a summary of the terms of the revised proposal from the Sponsors, including the status of negotiations on the remaining open issues which included the proposed remedies package, termination fees and limitations on dividends. Representatives of Morgan Stanley reviewed with the board Morgan Stanley’s preliminary financial analyses of the Company, including the valuation methodologies utilized and the value ranges produced under such valuation methodologies. Mr. Gamzon also confirmed that management reviewed the previously provided financial projections, and confirmed that the financial projections remained management’s best estimates with respect to the Company’s performance. Representatives from Morgan Stanley also indicated that the Sponsors had requested, once the material terms of the proposed transaction were finalized, to have a general discussion with Messrs. Gamzon and DuGan regarding their potential respective interests in having a continued role with the Company after the closing of the transaction. Following discussions among the board, management and its advisors, the board generally expressed support for the revised proposal, but directed Morgan Stanley and Latham & Watkins to seek to improve the financial terms, increase the size of the reverse termination fee and reduce the size of the Company termination fee. The board also expressed support to permit Messrs. Gamzon and DuGan to have a discussion with the Sponsors, provided that all of the material transaction terms were finalized prior to such discussions.
Later on February 19, 2023, representatives of Morgan Stanley and representatives of the Sponsors held a series of calls to negotiate the remaining terms as instructed by the board, the result of which was that the Sponsors agreed to increase the size of the reverse termination fee to 9% of the Company’s equity value, to reduce the size of the Company termination fee to 3.5% of the Company’s equity value, and to increase the merger consideration to approximate the amount of accrued but unpaid dividends that would be payable through the date prior to the closing of the merger, as more fully described in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Common Stock, Stock Options, Restricted Stock Units, and Performance Stock Units—Common Stock”.
Between February 19, 2023 and February 21, 2023, representatives of Latham & Watkins, STB and Skadden, exchanged revised drafts of the transaction documents and negotiated the remaining material open terms in the documents. In the course of these negotiations, the scope of stockholders that would sign voting and support agreements was agreed and the parties to the voting and support agreement negotiated their respective drafts to finalization, each of which provided for termination in the event of an adverse recommendation change. For more information, please see the section of this proxy statement captioned “The Merger—Voting Agreements”.
Also on February 21, 2023, representatives from Bidder B contacted representatives of Morgan Stanley and informed them that they had elected not to continue to pursue a potential strategic transaction involving the Company.
Later on February 21, 2023, the board held a meeting attended by management of the Company, and representatives of Latham & Watkins, Venable and Morgan Stanley. Mr. Simanovsky, at the invitation of the board, attended the meeting solely for informational purposes and reiterated to the board his intention to recuse himself from any vote by the board in respect of the proposed transaction with the Sponsors. Representatives of Venable and Latham & Watkins discussed with the board the directors’ legal duties in connection with the strategic review process. Representatives of Latham & Watkins discussed with the board a summary of the key terms of the transaction documents, including the few remaining open points related thereto. Representatives of Morgan Stanley then reviewed with the board Morgan Stanley’s preliminary financial analyses of the Company, including the valuation methodologies utilized and the value ranges produced under such valuation methodologies. Representatives of Morgan Stanley also informed the board as to the decision by Bidder B not to continue to pursue a potential strategic transaction with the Company. The board also confirmed with Latham & Watkins that there had been no material changes that would affect the results of the independence interviews of the directors of the board conducted by Latham & Watkins that had been previously reviewed with the board. Following discussions, the board then instructed management and its advisors to finalize the terms of the transaction documents so that the board would be in a position to consider the approval at the next board meeting. At the conclusion of the meeting, acknowledging that all material terms of the transaction had been finalized, the board authorized Messrs. Gamzon and DuGan to respond to the Sponsors request for a meeting with them, subject to representatives of Morgan Stanley being present.

Later that day, Messrs. Gamzon and DuGan and representatives of Morgan Stanley held a brief telephonic meeting with representatives of the Sponsors to discuss Messrs. Gamzon and DuGan’s potential interests in having a continued role with the Company after the merger. Messrs. Gamzon and DuGan expressed general openness to a potential future role with the Company, but no specific terms were discussed and no agreements were made during the call.
During the course of February 21, 2023, representatives from Latham & Watkins, STB and Skadden finalized the proposed transaction documents, and representatives of STB and Skadden confirmed that the Sponsors would be prepared to execute the merger agreement and the related documents if approved by the board.
In the early morning of February 22, 2023, the board convened along with management Morgan Stanley and Latham & Watkins. Mr. Simanovsky, at the invitation of the board, attended the meeting solely for informational purposes and reiterated to the board his intention to recuse himself from any vote by the board in respect of the proposed transaction with the Sponsors. At that meeting, Mr. Gamzon and representatives of Latham & Watkins reviewed with the board the outcome of the negotiations on the few remaining open terms. Morgan Stanley reviewed with the board Morgan Stanley’s financial analyses of the merger consideration, and rendered to the board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 22, 2023, that, as of such date and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the merger consideration to be received by holders (other than the Sponsors and their respective affiliates) of the outstanding shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Morgan Stanley’s opinion, please see the section of this proxy statement captioned “The Merger—Opinion of the Company’s Financial Advisor—Opinion of Morgan Stanley”. Mr. Gamzon also informed the board that, based upon, among other things, their views of the Company’s prospects on a standalone basis, its consideration of all the strategic alternatives available to the Company, the benefits and risks related to the proposed transaction, and the information and advice provided by Morgan Stanley, Venable and Latham & Watkins, it was Mr. Gamzon’s and management’s recommendation that the board approve the transaction as proposed by the Sponsors upon the terms contemplated by the merger agreement and the documents related thereto. The board then discussed the various reasons to approve or not approve the merger. For a detailed description of the various reasons considered by the board, please see the section of this proxy statement captioned “The Merger — Reasons for the Merger”. After further discussion, including a review of the status of the Company’s business, the process that led to the proposed merger, the alternatives available to the Company, including remaining as a public company, and the risks and benefits associated with the proposed transaction, the board unanimously (other than Mr. Simanovsky who recused himself from the vote) resolved (a) to authorize, approve, and declare advisable the execution, delivery and performance of, the merger agreement, and, subject to obtaining the requisite stockholder approval, the consummation of the transactions contemplated by the merger agreement, including the merger, (b) to declare that the merger agreement, the merger, and the other transactions contemplated by the merger agreement were advisable and in the best interest of the Company and its stockholders, (c) to direct that approval of the merger and the other transactions contemplated by the merger agreement be submitted to a vote of the holders of Company common stock at the stockholders meeting and (d) except as may be permitted pursuant the merger agreement, to include in this proxy statement the recommendation of the board to the holders of Company common stock to vote in favor of approval of the merger. For more information, please see the section of this proxy statement captioned “The Merger—Recommendation of the Board”.
Prior to the market opening on February 22, 2023, the parties executed the merger agreement and the ancillary agreements to be executed in connection therewith, the supporting stockholders signed the voting and support agreements and the Company issued a press release announcing the entry into the merger agreement.
Reasons for the Merger
The merger was determined advisable and approved by all members of the board, other than Mr. Simanovsky, who recused himself from the board’s vote and deliberations regarding the merger agreement and the merger, as more fully described above in the section entitled “—Background of the

Merger”. In reaching its decision to (a) to authorize, approve, and declare advisable the execution, delivery and performance of, the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, (b) to declare that the merger agreement, the merger, and the other transactions contemplated by the merger agreement are advisable and in the best interest of the Company and its stockholders and (c) to direct that the approval of the merger and the other transactions contemplated by the merger agreement be submitted to a vote of the holders of Company common stock, the board consulted with members of Company management, as well as the Company’s financial and legal advisors, and considered a number of factors, including the following material factors, which the board viewed as supporting its decision:
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the knowledge of the board of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic, market and capital raising conditions, including inflation, the Company’s size relative to its peers (including relative disadvantages with respect to scale), the Company’s challenges to accessing capital at attractive rates required to support its future growth, the Company’s limited near-term lease expirations coupled with recent high occupancy levels resulting in few opportunities to mark-to-market its rental rates relative to its peers as well as impacting the potential for increases in same property net operating income, and the limited liquidity of the Company’s common stock;

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the thorough and extensive strategic review process that the Company conducted, including engaging with 24 potential bidders to participate in the process, executing nondisclosure agreements with 11 potential bidders, the fact that each of the interested bidders received equal access to information and the Company, and that proposals were requested on the same timeline for all bidders;

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the current and historical trading prices of Company common stock, and the fact that the proposed merger consideration of $67.00 per share provides a 17% premium over the unaffected closing price of shares of Company common stock on November 25, 2022, the last trading day before Centerbridge announced the Sponsors’ original offer of $65.00 per share, and a 26% premium to the Company’s unaffected 30-day volume-weighted average stock price ending November 25, 2022;

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the fact that the proposed merger consideration in the cash amount of $67.00 per share of Company common stock provides the Company’s stockholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company, including the inherent risks and uncertainties currently present in the industrial real estate industry and the economy generally, and the Company’s potential need to raise capital in a challenging environment due to the capital-intensive nature of the Company’s business and growth plan as well as the difficulty and increasing cost of obtaining capital in a high interest rate environment;

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the fact that the merger agreement permits the Company to continue to make its quarterly dividends to the holders of Company common stock in the ordinary course for the first two quarters of 2023 during the pendency of the merger, and that the proposed merger consideration may be increased to provide holders of Company common stock with an additional amount intended to reflect the value of accrued but unpaid dividends through the day prior to the closing of the merger, as further described in “—The Merger Agreement—Treatment of Company Common Stock, Stock Options, Restricted Stock Units, and Performance Stock Units—Common Stock,” which provides the Company’s stockholders with additional cash value and liquidity;

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the fact that the potential sale of the Company was known to the market beginning in November 2022, and potentially interested bidders had an opportunity to contact the Company and become involved in a strategic process;

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the board’s belief that, following the Company’s extensive sales process and the receipt and negotiation of the various proposals from potentially interested bidders, there exist few other potential third parties with both interest in the industrial/logistics real estate space and with the financial ability to acquire the Company in light of the amount of cash required to acquire all of the outstanding shares of Company common stock and current capital markets uncertainties;

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the fact that the proposed merger consideration was the result of arm’s-length negotiations;

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the fact that the Sponsors were the only party to provide an actionable proposal;

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the fact that the Company completed its REIT conversion as of January 2021 and thus there were potentially adverse tax consequences in connection with an acquisition that impacted the value an acquiror might have been willing to pay in connection with a sale of the Company and which may limit flexibility with respect to a sale of assets or the Company in the future;

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the fact that the proposed merger consideration reflects an increase of $2.00 per share of Company common stock over the initial non-binding proposal received from the Sponsors and the Company was able to negotiate for other terms that the board believes were meaningfully more favorable than the Sponsor’s initial proposal;

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the Company’s right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal, upon payment of the Company termination payment;

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advice from the Company’s independent financial advisors and outside legal counsel that the Company’s right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal and the Company termination fee is reasonable and not likely to preclude any other interested party from making an acquisition proposal;

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that the merger agreement contains terms that, taken as a whole, the board believed provided a significant degree of certainty that the merger will be completed as quickly as possible;

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the probability that the merger will be completed based on, among other things, the Sponsors’ substantial available capital and the Sponsors’ extensive experience in the real estate industry, the absence of a financing contingency or condition, the substantial Parent termination fee payable to the Company if the merger agreement is terminated in certain circumstances, and the Company’s right under the merger agreement to seek specific performance and require the Sponsors to complete the merger and the other transactions contemplated by the merger agreement under certain circumstances;

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the Company’s ability to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, and the fact that the Sponsors executed equity commitment letters representing the full merger consideration payable under the merger agreement;

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the fact that the merger is not subject to a financing contingency or condition;

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the Company’s right, under certain circumstances, to receive a reverse termination fee from Parent equal to $62.8 million if Parent or Merger Sub materially breach the terms of the merger agreement or fail to close the merger when otherwise required;

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the fact that the merger is supported by certain significant stockholders of the Company, each of whom will receive the same merger consideration as the public if the merger is consummated, and who have entered into Voting Agreements in favor of the merger, which such agreements will terminate if the board changes its recommendation;

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the oral opinion of Morgan Stanley, subsequently confirmed in Morgan Stanley’s written opinion, dated February 22, 2023, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Morgan Stanley’s written opinion, the proposed merger consideration of $67.00 per share of common stock to be received by holders of shares of Company common stock (other than the Company, Parent and their respective affiliates) in the merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “—Opinion of the Company’s Financial Advisor—Opinion of Morgan Stanley”; and

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the fact that the merger is subject to the Company’s receipt of the stockholder approval, and that the Company’s stockholders are free to vote against the merger for any reason, including if a higher offer were to be made prior to the special meeting (in certain cases subject to the payment of the Company termination fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, any alternative acquisition agreement).

The board also considered the following potentially negative factors in its consideration of the merger agreement, the merger and the other transactions contemplated by the merger agreement:
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the Company’s inability, after entry into the merger agreement, to solicit competing proposals and the possibility that the Company termination fee payable by the Company upon the termination of the merger agreement under certain circumstances could discourage other potential bidders from making an acquisition proposal;

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the fact that, following the merger, the Company will no longer exist as an independent public company and that its existing stockholders will not participate in any future earnings or growth;

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the risk that an alternative transaction or different strategic alternative potentially could be more beneficial to the Company’s stockholders than the proposed merger;

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the risks that Parent or Merger Sub fail to close or breach the merger agreement;

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the fact that the merger agreement is subject to certain conditions that may not be satisfied, including obtaining certain regulatory approvals, including the CFIUS approval and, in light of Centerbridge’s operations in Europe, the approval of the European Commission under Council Regulation (EC) No. 139/2004, and that Parent and Merger Sub’s obligations to obtain those regulatory approvals are subject to certain limitations, as described in this proxy statement at the section captioned “—The Merger Agreement—Efforts Obligations; Regulatory Approvals”;

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the risk of merger-related stockholder litigation;

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the fact that this transaction will be taxable to the Company’s stockholders;

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the fact that the Company completed its REIT conversion as of January 2021 and thus there were potentially adverse tax consequences in connection with an acquisition that impacted the value an acquiror might have been willing to pay in connection with a sale of the Company and which may limit flexibility with respect to a sale of assets or the Company in the future;

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the fact that the Company stockholders are not entitled to appraisal or dissenter’s rights;

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the restrictions on the conduct of the Company’s business prior to the completion of the merger, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

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the significant transaction costs, business disruption and management distraction caused by the proposed merger, which could harm the Company’s prospects if the merger does not close;

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the fact that certain of the Company’s directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of the Company’s other stockholders. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”; and

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the fact that, under the terms of the merger agreement, after the payment of the regular quarterly dividends for the first and second quarters of fiscal year 2023, the Company is not permitted to make, declare or pay any additional regular quarterly cash dividends or distributions, except as necessary to preserve its tax status as a REIT.

The foregoing discussion of the factors considered by the board is not intended to be exhaustive, but rather includes the material factors considered by the board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The board did not reach any specific conclusion with respect to any of the factors or reasons considered.
The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Board
The board has:
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authorized and approved, and declared advisable, the execution, delivery and performance of the merger agreement, and subject to obtaining stockholder approval, the consummation of the transactions contemplated by the merger agreement, including the merger;

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declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company and its stockholders;

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directed that the approval of the merger and the other transactions contemplated by the merger agreement be submitted to the holders of Company common stock for approval at the special meeting; and

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recommended that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Unaudited Prospective Financial Information
While the Company has from time to time provided limited financial guidance to investors, the Company has not, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings or other results beyond the then-current annual period due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates.
However, prior to the execution of the merger agreement, Company management prepared and provided to the board in connection with its evaluation of the merger, the Company’s financial advisor, Morgan Stanley, for its use and reliance in connection with their financial analyses and opinions, certain non-public, internal, unaudited, financial projections regarding the Company’s future operations for fiscal years ending December 31, 2023 through December 31, 2027 (the “financial projections”). The Company also provided the financial projections to potential bidders who executed confidentiality agreements as part of its strategic review process, including the Sponsors.
The following tables summarize the financial projections:
	Fiscal Year Ending December 31,
(dollar amounts in millions)	2023E	2024E	2025E	2026E	2027E
Cash NOI from continuing operations(1)	$42	$51	$53	$57	$62
EBITDA(2)	$30	$39	$41	$44	$48
Unlevered free cash flow(3)	$(83)	$36	$36	$41	$43

(1)
The Company defines “Cash NOI from continuing operations” as rental revenue less operating expenses of rental properties, real estate taxes and non-cash rental revenue, including straight-line rents. Cash NOI from continuing operations is not a financial measure in conformity with U.S. GAAP.

(2)
The Company defines “EBITDA” as Cash NOI from continuing operations less anticipated general and administrative expenses. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(3)
The Company defines “Unlevered Free Cash Flow” as EBITDA plus proceeds from the sale of properties or interests in properties less tenant improvement costs and lease commission cost less maintenance capital expenditures less acquisition and development costs.

Important Information About the Financial Projections
The financial projections are included in this proxy statement solely to give the Company’s stockholders access to certain information that was made available to the board, Morgan Stanley and potential bidders who executed confidentiality agreements with the Company as part of its strategic review process, including the Sponsors. The financial projections have not been updated following the date such projections were approved by the board to reflect the Company’s current views of its future financial performance, and should not be treated as guidance with respect to projected results for the fiscal year ending December 31, 2023 or any other period. The financial projections are subjective in many respects and were prepared solely for the Company’s internal use, for use by potential bidders in the strategic alternatives process facilitated by the board (as more fully described in the section entitled “—Background of the Merger”) and for Morgan Stanley in connection with their financial analysis and fairness opinion. The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined, audited or performed any procedures with respect to the financial projections, and has not expressed any opinion or any other form of assurance regarding the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, such financial projections. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by the Company that the information is material.
Certain of the above financial data were not prepared in accordance with GAAP, including Cash NOI from continuing operations, EBITDA, and unlevered free cash flow. The Company uses these non-GAAP financial measures in analyzing its financial results and believe that they enhance investors’ understanding of the Company’s financial performance and the comparability of its results to prior periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company’s calculation of non-GAAP financial measures may differ from others in the industry and the Company’s EBITDA, Cash NOI from continuing operations and unlevered free cash flow are not necessarily comparable with similar titles used by other companies. Reconciliations of non-GAAP financial measures were not relied upon by Morgan Stanley for purposes of its opinion to the board as described below in the section entitled “—Opinion of the Company’s Financial Advisor” or by the board in connection with its consideration of the merger. In addition, financial measures provided to a board of directors or a financial advisor are excluded from the definition of non-GAAP financial measures under SEC rules and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require, among other information, a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, the Company has not provided a reconciliation of the financial measures included in the financial projections above.
In the view of Company management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding the Company’s future financial performance at the time they were prepared.
The financial projections, while presented with numerical specificity, are subjective in many respects and were based on numerous variables, estimates and assumptions that necessarily involve judgments with respect to, among other things, the Company’s performance, industry performance, general business, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. The financial projections were developed under the assumption of continued standalone operation, including the completion of acquisitions currently under contract and development currently in process, and the financial projections do not take into account any circumstances, transactions or events occurring (other than those for which the Company is contractually obligated) after the date on which the financial projections were prepared (including any new projected acquisitions or developments (other than those already under a purchase or option agreement), financing transactions (other than required draws pursuant to Company’s credit agreement), or other extraordinary transactions)) and do not give effect to any changes or expenses as a result of the merger or any effects of the merger. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context or any other context. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Given that the financial projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and cause the financial projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods and achieve certain leasing results and maintaining occupancy of its portfolio), industry performance and dynamics, local market conditions, general business, economic, competitive, regulatory and financial market conditions, disruptions in the financial, debt, capital, credit or securities markets, its ability to obtain financing, development and redevelopment costs, changes in business strategy and other factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and the risks described in the Company’s periodic reports filed with the SEC, which reports can be found as described under “Where You Can Find More Information.” As a result, actual results may differ materially from those contained in the financial projections. Accordingly, there can be no assurance that the projected results summarized above will be realized. Stockholders are urged to review the Company’s most recent SEC filings for a description of the reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this proxy statement.
The financial projections also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, changes in general business or economic conditions, certain accounting assumptions, timing of business investments, changes in actual or projected cash flows, competitive pressures and changes in tax or other laws or regulations or any other transaction or event that has occurred or that may occur and that was not anticipated when the financial projections were prepared. In addition, the financial projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, actual results will differ, and may differ materially, from those contained in the financial projections. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in the Company’s public filings with the SEC. There can be no assurance that the financial results in the financial projections will be realized, or that future actual financial results will not materially vary from those estimated in the financial projections. The inclusion of the financial projections and accompanying narrative in the table above should not be regarded as an indication that the Company or its affiliates or representatives consider the financial projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. The Company and its affiliates and other representatives can provide no assurance that actual results will not differ materially from the financial projections, and the Company and its affiliates and representatives undertake no obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the dates on which the financial projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the financial projections are shown to be in error or are no longer appropriate. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. The Company and its affiliates and other representatives make no representation regarding the Company’s ultimate performance compared to the information contained in the financial projections or that the financial projections will be achieved. In addition, the Company has not made and makes no representation to any stockholders or to Parent or Merger Sub in the merger agreement or otherwise concerning the financial projections or regarding its ultimate performance compared to the information contained in the financial projections or that the projected results will be achieved. None of the Company or the Sponsors or any of its or their respective affiliates assumes any responsibility for the validity, reasonableness, accuracy, or completeness of the financial projections.
In light of the foregoing factors and the uncertainties inherent in the financial projections, stockholders are cautioned not to place undue, if any, reliance on the financial projections.
Opinion of the Company’s Financial Advisor
Opinion of Morgan Stanley
The Company retained Morgan Stanley to provide the Company with financial advisory services in connection with the proposed merger. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. As part of this engagement, the board requested that Morgan Stanley evaluate the fairness from a financial point of view of the cash amount of $67.00 per share to be received by the holders of shares of Company common stock (other than shares held by the Parent Parties, any of their respective affiliates, the Company, or each subsidiary of the Company (collectively referred to as the “excluded stock”)) pursuant to the merger agreement. On February 22, 2023, at a meeting of the board, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to the board dated February 22, 2023, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of Company common stock (other than the excluded stock) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Company common stock.
The full text of the written opinion of Morgan Stanley, dated as of February 22, 2023, is attached to this proxy statement as Annex B and is hereby incorporated into this proxy statement by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The Company encourages you to read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion is directed to the board, in its capacity as such, addresses only the fairness of the proposed merger consideration to be received by the holders of shares of Company common stock (other than the excluded stock) pursuant to the merger agreement from a financial point of view to such holders as of the date of the opinion and does not address any other aspects or implications of the merger. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of shares of Company common stock as to how to vote at the stockholders’ meeting to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of, the transactions contemplated by the merger agreement as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor did it address the underlying business decision of the Company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.
In connection with rendering its opinion, Morgan Stanley, among other things:
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reviewed certain publicly available financial statements and other business and financial information of the Company;

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reviewed certain internal financial statements and other financial and operating data concerning the Company;

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reviewed certain financial projections prepared by the management of the Company;

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discussed the past and current operations and financial condition and the prospects of the Company with Company senior executives;

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reviewed the reported prices and trading activity for Company common stock;

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compared the financial performance and the prices and trading activity of Company common stock with that of certain other publicly-traded companies comparable with the Company and their respective securities;

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reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•
participated in certain discussions and negotiations among representatives of the Company and Parent and their legal advisors;

•
reviewed the merger agreement, substantially in the form of the draft dated February 21, 2023, and certain related documents; and

•
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management of the future financial performance of the Company and Morgan Stanley expressed no opinion on such projections. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions material to Morgan Stanley’s analysis, and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley expressed no view on, and its opinion does not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the amount in cash of $67.00 per share to be paid to the holders of shares of Company common stock in the transaction. Morgan Stanley was advised by the Company that the Company has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT, and Morgan Stanley assumed that the merger will not adversely affect such status or operations of the Company. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Morgan Stanley’s Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to the board dated February 22, 2023. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.
Comparable Public Companies Analysis
Morgan Stanley reviewed and compared certain publicly available and internal financial information, publicly available and internal ratios and publicly available market multiples relating to the Company with equivalent publicly available data for companies that share similar business characteristics with the Company to derive an implied equity value reference range for the Company. Morgan Stanley reviewed the following publicly-traded companies (which are referred to as selected companies): EastGroup Properties, Inc., First Industrial Realty Trust, Inc., LXP Industrial Trust and STAG Industrial, Inc.
For purposes of this analysis, Morgan Stanley analyzed for each of these companies the premium or discount represented by the ratio of share price to Wall Street research analyst consensus (which are referred to as Street consensus) estimated NAV per share and the capitalization rate implied by each of these companies’ share prices and estimates of net operating income over the next 12 months. The ratio and implied capitalization rate for each of the selected companies were calculated using their respective closing prices on February 17, 2023 and were based on the most recent publicly available information, Street consensus estimates, and Green Street Advisors estimates as of February 17, 2023. Based on Morgan Stanley’s professional judgment, Morgan Stanley derived a range for each metric after reviewing the selected companies’ ranges for each metric and the historical ranges of the Company for each metric.
Morgan Stanley then used these capitalization rates and percentage ranges to derive separate implied per share equity value reference ranges for the Company using each of the metrics reviewed by applying the range derived from the comparable companies for each metric to the corresponding Company metrics. The following table reflects the results of this analysis:
	Range		Implied Per Share Equity Value Range
	Low	High	Low	High
Next Twelve Months (NTM) Implied Capitalization Rate	6.1%	5.4%	$61.32	$68.94
Premium / (Discount) to the consensus estimated NAV	(15)%	(5)%	$58.88	$65.81
Based on this analysis, Morgan Stanley derived the following selected implied per share equity value reference range for the Company based on the average of the lowest and average of the highest values across the implied per share equity value reference ranges for each metric set forth above. This analysis indicated the following implied per share equity value reference range for a share of Company common stock, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
Implied Per Share Equity Value Reference Range
$60.10 to $67.37
No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the Company’s control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or medium) is not in itself a meaningful method of using comparable company data.
Net Asset Value Analysis
Morgan Stanley analyzed the value of the Company as a function of the net value of its assets. Morgan Stanley calculated the estimated net asset value per share of the Company by applying to management’s estimate of net operating income for its operating real estate a range of market capitalization rates as of February 2023 of 4.45% to 6.25%, which range was selected based on, among other factors, asset quality, location, current occupancy levels, research capitalization rates and discussions with management of the Company. To this range of values, Morgan Stanley applied a public market adjustment to reflect that the public industrial REIT peers were trading at a discount to gross asset value. Morgan Stanley added the estimated market adjusted value of the Company’s development in progress, forward purchases of buildings under contract, land and other assets from the Company’s balance sheet and deducted debt and other liabilities from the aggregate value of the Company’s assets. An implied per share equity value reference range for the Company was then calculated based on the range of net asset values derived from such analysis divided by the estimated number of fully diluted Company common shares outstanding as of February 17, 2023. Additionally, Morgan Stanley deducted the estimated costs required to consummate the merger. This analysis indicated the following implied per share equity value reference range for each Company common share, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
Implied Per Share Equity Value Reference Range
$58.42 to $66.68

Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to imply a value of a company by calculating the present value of estimated future unlevered free cash flows and terminal value of the company. The “unlevered free cash flows” or “free cash flows” refer to a calculation of the future cash flows of an asset without including, in such calculation, any debt-servicing costs. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt is subtracted and outstanding cash is added to arrive at an equity value. The implied equity value is then divided by the estimated number of fully diluted shares of Company common stock, in order to arrive at an implied equity value per share.
Morgan Stanley calculated ranges of implied equity values per share of Company common stock, based on a discounted cash flow analysis utilizing Company management projections.
The unlevered free cash flows from December 31, 2022 through the end of 2027 were discounted to present value using a range of discount rates from 7.1% to 7.8% representing the Company’s weighted average cost of capital. The weighted average cost of capital was determined utilizing the capital asset pricing model to calculate the Company’s cost of equity and utilizing the Company’s current weighted average interest rate on its current indebtedness to calculate the Company’s cost of debt.
Morgan Stanley then calculated a range of implied terminal values of the Company, inclusive of other land assets and other assets and liabilities on the balance sheet of the Company, as of December 31, 2027 by applying a range of implied exit capitalization rates of 6.3% to 6.8% to the forecasted adjusted stabilized net operating income of the Company as of December 31, 2027. The implied terminal enterprise value of the Company was then discounted to present value using a range of the Company’s weighted average cost of capital as the discount rate. This present value of the implied terminal value of the Company was then added to the implied present value of the unlevered free cash flows as described above, subtracting outstanding debt and adding outstanding cash as of December 31, 2022, and dividing by the estimated number of fully diluted shares of Company common stock as of February 17, 2023, all as provided by the Company’s management, to derive a range of implied equity values per share of the Company’s common stock.
This analysis implied the following range for the Company’s common stock, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
Implied Per Share Equity Value Reference Range
$57.26 to $64.56
Private Buyer Analysis
Morgan Stanley performed a hypothetical take-private analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company under current market conditions. In preparing this analysis, Morgan Stanley utilized the projections prepared by the management of the Company and calculated net operating income from December 31, 2022 through December 31, 2027. Morgan Stanley based its analysis on the projections provided by Company management and assumed a December 31, 2027 exit at a range of market capitalization rates of 5.5% to 6.5%. In addition, Morgan Stanley assumed for its analysis of the hypothetical highly leveraged buyer, that the buyer seeks value-add returns and leverage levels using prevailing market rates for secured debt financing. Based upon these assumptions, Morgan Stanley calculated the following implied per share equity value reference range for Company common stock, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
Implied Per Share Equity Value Reference Range
$58.69 to $64.43
Other Information
Morgan Stanley observed certain additional factors that were not considered part of Morgan Stanley’s financial analyses with respect to its opinion but were referenced for informational purposes, including the following:

Historical Stock Price
Morgan Stanley reviewed the Company’s stock price performance during the (i) the 52-week period ending November 25, 2022, the last trading day prior to the date of Centerbridge and GIC submitting a non-binding proposal to acquire the Company, and (ii) the period beginning on April 28, 2022, the last trading day prior to Amazon’s first quarter earnings in 2022 in which Amazon released news materially impacting industrial REIT valuations and ending on November 25, 2022, the last trading day prior to the date of Centerbridge and GIC submitting a non-binding proposal to acquire the Company, and volume weighted average stock price during the 30-trading day and 60-trading day periods ending November 25, 2022, representing the last unaffected price for the shares of the Company’s common stock prior to Centerbridge and GIC submitting a non-binding proposal to acquire the Company. Based on this review, Morgan Stanley noted that the Company common stock had traded in the following ranges over the applicable 52-week period ending November 25, 2022, period beginning April 28, 2022 and ending November 25, 2022, and the 30-trading day and 60-trading day periods ending November 25, 2022, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
52 Weeks Ending November 25, 2022	Period Beginning April 28, 2022 and Ending November 25, 2022	30-Trading Day Period Ending November 25, 2022	60-Trading Day Period Ending November 25, 2022
$49.22 to $82.25	$49.22 to $73.71	$53.02	$55.59
Research Analyst Price Targets and NAV Targets
Morgan Stanley reviewed available public market undiscounted trading price targets for Company common stock by five equity research analysts that provided a price target for the Company as of November 25, 2022 (the last unaffected trading date of the Company’s common stock prior to Centerbridge and GIC submitting a non-binding proposal to acquire the Company). Morgan Stanley reviewed the most recent price target published by each of the analysts on or prior to such date. These targets reflect each analyst’s estimate of the future public market trading price of Company common stock at the time the price target was published. Based on this review, Morgan Stanley noted that the equity research analysts had the following range of undiscounted price targets, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
Research Analyst Price Targets
$60.00 to $74.00
Morgan Stanley also reviewed available equity research analyst estimates of net asset value (which is also referred to as NAV) per share of Company common stock as of November 25, 2022. Morgan Stanley reviewed the most recent estimates of net asset value per share published by four of the same analysts that published price targets on or prior to such date. Based on this review, Morgan Stanley noted that the equity research analysts had the following range of estimates of net asset value per share of Company common stock, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
Research Analyst NAV Per Share Estimates
$58.33 to $79.93
The public market undiscounted trading price targets and estimates of net asset value per share published by equity research analysts do not necessarily reflect current market trading prices for Company common stock, and these targets and estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions. Moreover, the net asset value per share estimates published by equity research analysts typically do not account for the estimated transaction costs required to execute a merger. Such costs may include transfer taxes, debt breakage costs, compensation costs triggered by a change of control, professional and advisory fees, and other miscellaneous costs.
Premiums Paid Analysis
Using publicly available information, Morgan Stanley reviewed the terms of selected public company precedent transactions announced since 2000, in which the targets were industrial REITs and the transaction value was at least $200 million (excluding merger of equals and reverse merger transactions), for which sufficient information was available as of the date of the opinion.
Selected Precedent Transactions
Transaction Announcement Date	Target	Acquiror
May 10, 2022	Duke Realty Corporation	Prologis, Inc.
November 5, 2021	Monmouth Real Estate Investment Corporation	Industrial Logistics Properties Trust
October 27, 2019	Liberty Property Trust	Prologis, Inc.
May 7, 2018	Gramercy Property Trust	Blackstone Real Estate Advisors L.P.
April 29, 2018	DCT Industrial Trust Inc.	Prologis, Inc.
February 10, 2006	Bedford Property Investors, Inc.	LBA Realty LLC
June 6, 2005	Catellus Development Corporation	Prologis, Inc.
May 4, 2004	Keystone Property Trust	ProLogis & Eaton Vance Management
October 29, 2001	Cabot Industrial Trust	CalWest Industrial Properties, LLC (CalPERS & RREEF)
Morgan Stanley calculated the premiums paid in these transactions over the applicable unaffected stock price of the acquired company (i.e., the amount by which the price that the purchaser paid for the shares of the target exceeded the unaffected market price of such shares), which represents the volume weighted average stock price for the ten trading days ending prior to the announcement of such precedent transactions, or ending prior to the last unaffected trading date for the target for precedent transactions in which market rumors or other relevant news impacted the target’s share price prior to transaction announcement.
Based on the results of this analysis and the premiums paid in precedent transactions as outlined above, Morgan Stanley applied a premium range of 15.5% to 19.9% based on the observed third quartile and first quartile, respectively, to the last unaffected price for the Company’s common stock of $57.28 on November 25, 2022 (representing the last unaffected price for the shares of the Company’s common stock prior to Centerbridge and GIC submitting a non-binding proposal to acquire the Company), which resulted in the following implied common stock equity value range of the Company, as compared to the amount in cash payable to holders of Company common stock of $67.00 per share:
Implied Per Share Equity Value Reference Range
$66.15 to $68.69
No company or transaction utilized in the premiums paid analysis is identical to the Company or the merger. The fact that points in the range of implied value per share of the Company derived from the valuation of premiums paid in precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.
General
Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. These include, among other things, the impact of competition on the businesses of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company, or the industry, or in the financial markets in general. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the proposed merger consideration to be received by the holders of shares of Company common stock (other than the excluded stock) pursuant to the merger agreement, and in connection with the delivery of its opinion as of February 22, 2023 to the board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Company common stock might actually trade.
The proposed merger consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the board. Morgan Stanley did not recommend any specific form or amount of merger consideration to the Company or the board, or that any specific merger consideration constituted the only appropriate consideration for the merger. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the merger or the likelihood of consummation of the merger, nor does it address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, express an opinion or a recommendation as to how any holder of shares of Company common stock should vote at the stockholders’ meeting to be held in connection with the merger, or as to any other action that a holder of shares of Company common stock should take relating to the merger.
Morgan Stanley’s opinion and presentation to the board was one of many factors taken into consideration by the board in deciding to approve the merger and other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the board with respect to the proposed merger consideration or of whether the board would have been willing to agree to different merger consideration.
Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Parent or any of its affiliates, the Company or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors and officers, including individuals working with the Company in connection with the transaction, may have committed and may commit in the future to invest in investment funds managed by affiliates of Parent or its affiliates, or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Parent or its affiliates.
Under the terms of its engagement letter, Morgan Stanley provided the board with financial advisory services and a financial opinion, and the Company has agreed to pay Morgan Stanley an aggregate fee equal to approximately $14 million (based on the proposed merger consideration price of $67.00 per share), $1.5 million of which has already been paid for Morgan Stanley’s delivery of its fairness opinion and other financial advisory services, and the remaining portion of which is payable upon the closing of the merger. The Company has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley’s engagement.
Morgan Stanley has provided financial advisory and financing services to the Company and its affiliates and, in the two years prior to February 9, 2023, received fees of approximately $2 million to $5 million in the aggregate in connection with such services. Morgan Stanley has provided financial advisory and financing services to Centerbridge and its majority-controlled affiliates and portfolio companies and, in the two years prior to February 9, 2023, received fees of less than $1 million in connection with such services. Morgan Stanley has provided financial advisory and financing services to GIC and its majority-controlled affiliates and portfolio companies and, in the two years prior to February 9, 2023, received fees of approximately $2 million to $5 million in the aggregate in connection with such services. Morgan Stanley has advised the Company that it may also seek in the future to provide financial advisory and financing services to the Company, Centerbridge or GIC or their respective affiliates and would expect to receive fees for the rendering of those services. The information disclosed in this paragraph is based upon information provided to the Company by Morgan Stanley.
Financing of the Merger
General
The merger agreement does not contain a financing contingency or condition to the closing of the merger. The Company has agreed to use commercially reasonable efforts to provide, and to cause its subsidiaries to use their commercially reasonable efforts to provide, all cooperation reasonably requested by Parent and customary in connection with the arrangement of mortgage and other debt financing with respect to the Acquired Companies. For more information, see the sections entitled “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Merger.”
The Company anticipates that the total amount of funds necessary to complete the merger and the transactions contemplated by the merger agreement will be less than $976 million. Parent has informed the Company that it currently intends to pursue obtaining debt financing to be provided in connection with the merger.
Equity Financing
On February 22, 2023, certain affiliates of each Sponsor entered into respective equity commitment letters (together, the “equity commitment letters”) with Parent pursuant to which an affiliate of GIC and affiliates of Centerbridge committed to contribute (or cause to be contributed) to Parent up to approximately $976 million in cash in the aggregate (on a several and not joint basis) (the “equity commitment”) on the terms and subject to the conditions set forth in the equity commitment letters. The equity commitments are subject to certain customary conditions, including, among others, the consummation of the merger in accordance with the merger agreement substantially concurrently with or immediately following the funding of the equity commitment, the satisfaction or waiver of the conditions to the obligations of the parties to consummate the merger and the funding by the other affiliate(s) of their respective equity commitment. The Company is an express third-party beneficiary under the equity commitment letters with the ability to cause Parent to enforce the equity commitment when due pursuant to the terms of the equity commitment letters.
Limited Guarantee
In addition, certain affiliates of each Sponsor have agreed to guarantee certain payment obligations of Parent, including the obligation to pay the Parent termination fee (as described in more detail under “The Merger Agreement—Termination Fees”), certain obligations to pay the Company’s expenses and costs (including reasonable fees and disbursements of counsel) relating to any legal proceeding brought by the Company against Parent if Parent fails to pay the Parent termination fee or such expenses and costs, together with interest, if the Company prevails in such legal proceeding, and certain expenses Parent agrees to reimburse the Company pursuant to the merger agreement in respect of debt financing cooperation or assistance regarding changes in transaction structuring (the “payment obligations”). The payment obligations of each of the Sponsors are subject to a cap in an amount equal to such Sponsor’s specified percentage share of the payment obligations, if and when due pursuant to the merger agreement.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the board to approve the merger and the other proposals described above, the Company’s stockholders should be aware that the Company’s directors and executive officers have certain interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally. These interests may create potential conflicts of interest. The board was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement.
For purposes of this section, the “executive officers” include Michael S. Gamzon, Jon Clark, Thomas M. Lescalleet and Thomas Daniells.
Treatment of Compensatory Awards
Company Options.   The merger agreement provides that each outstanding and unexercised option to purchase shares of Company common stock (each a “Company Option”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company Option immediately prior to the merger effective time, by (y) an amount equal to (A) the merger consideration, less (B) the per share exercise price of such Company Option, less any applicable withholding taxes. Each Company Option that has a per share exercise price that is equal to or greater than the merger consideration shall be cancelled for no consideration as of the merger effective time. In the case of a Company Option (A) that is vested as of immediately prior to the merger effective time, (B) which vests by its terms solely as a result of the merger, (C) that was granted prior to January 1, 2023 or (D) which is held by a non-employee director of the Company, such Company Option will be paid out by the surviving entity as soon as administratively practicable following the merger effective time, and any other Company Option will be paid out as soon as administratively practicable following such date(s) as the corresponding Company Option would have otherwise vested, if and only if such holder remains continuously employed by the surviving entity or its subsidiaries through such vesting date(s).
Company RSU Awards.   The merger agreement provides that each outstanding award of restricted stock units with respect to Company common stock (other than performance-based restricted stock units) (each a “Company RSU Award”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company RSU Award immediately prior to the merger effective time, by (y) the merger consideration, less any applicable withholding taxes. In the case of a Company RSU Award (A) that is vested as of immediately prior to the merger effective time, (B) which vests by its terms solely as a result of the merger, (C) that was granted prior to January 1, 2023 or (D) which is held by a non-employee director of the Company, such Company RSU Award will be paid out by the surviving entity as soon as administratively practicable following the merger effective time, and any other Company RSU Award will be paid out as soon as administratively practicable following such date(s) as the corresponding Company RSU Award would have otherwise vested, if and only if such holder remains continuously employed by the surviving entity or its subsidiaries through such vesting date(s).
Company PSU Awards.   The merger agreement provides that each outstanding award of performance-based vesting restricted stock units with respect to Company common stock (each a “Company PSU Award” and, together with Company RSU Awards and Company Options, the “Company compensatory awards”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company PSU Award immediately prior to the merger effective time (determined assuming that the applicable performance goals have been deemed to be achieved at the greater of “target” and “actual” levels of performance as of the merger effective time), by (y) the merger consideration, less any applicable withholding taxes. Each Company PSU Award will be paid out by the surviving entity as soon as administratively practicable following the merger effective time.
Value of Payments.   The estimated value of the payments that will be made to the executive officers in respect of their outstanding Company Options, Company RSU Awards and Company PSU Awards that would be cancelled in exchange for merger consideration is approximately $4,945,696, which is based on the aggregate number of Company Options, Company RSU Awards and Company PSU Awards held by the executive officers as of April 10, 2023, assuming the merger effective time occurs June 16, 2023. The estimated value of the payments that will be made to the Company’s non-employee directors in respect of their outstanding Company Options and Company RSU Awards that would be cancelled in exchange for merger consideration is approximately $3,928,723, which is based on the number of Company Options and Company RSU Awards held by the non-employee directors as of April 10, 2023, assuming the merger effective time occurs June 16, 2023. These estimated values are based on the proposed merger consideration of $67.00 per share and assume that all Company Options, Company RSU Awards and Company PSU Awards held by the executive officers and non-employee directors as of April 10, 2023, the latest practicable date prior to the date of this filing, remain outstanding as of the merger effective time, that each of them does not receive any additional equity awards between such date and the merger effective time and that each of them remains employed or engaged with the Company through the applicable vesting dates of any awards that remain outstanding following the merger effective time. In addition, the estimate includes the reinvestment of an amount equivalent to all cash dividends that would have been paid on the number of earned shares of common stock subject to the Company RSU Awards and Company PSU Awards as if such shares had been issued and outstanding from the date of grant up to, and including, the merger effective time.
For an estimate of the values of the payments described above that would become payable to each of the Company’s executive officers and directors, see below.
Name	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Stock Units ($)	Value of Dividend Equivalents ($)	Total ($)
Michael S. Gamzon	2,287,429	536,405	944,983	14,123	3,782,940
Thomas M. Lescalleet	203,450	158,147	286,073	4,305	651,975
Jon W. Clark	—	96,205	193,362	1,434	291,001
Thomas M. Daniells	—	83,100	135,675	1,005	219,780
Non-Employee Directors (As a group)	3,332,726	586,076	—	9,921	3,928,723
Prior to the consummation of the merger, we expect to enter into an amendment to the outstanding unvested Company Options held by Gordon DuGan, pursuant to which, upon exercise, such Company Options will be settled solely in cash rather than shares. Absent exercise prior to the merger effective time, this amendment is not expected to impact the value of the payments Mr. DuGan would receive in connection with the merger, as described above.
Company Long-Term Incentive Plans
Effective as of the merger effective time, the Long-Term Incentive Plans shall be terminated.
Deferred Compensation Plans
The Company sponsors the INDUS Realty Trust, Inc. Deferred Compensation and Supplemental Retirement Plan, as amended (the “Deferred Compensation Plan”), in which certain of the Company’s employees, including Messrs. Gamzon and Lescalleet, participate. In connection with the merger, the Deferred Compensation Plan will be terminated and the account balances thereunder will be paid out to participants. All account balances under the Deferred Compensation Plan are fully vested and non-forfeitable. The account balances for Messrs. Gamzon and Lescalleet, calculated as of the latest practicable quarterly determination date of December 31, 2022, equaled $768,044, and $181,644, respectively. Notwithstanding the foregoing, the actual value to be received by these named executive officers in connection with the termination of the Deferred Compensation Plan may be greater or less than such amounts taking into account changes in investment values.
The Company also sponsors the INDUS Realty Trust, Inc. Director Deferred Compensation Plan, pursuant to which the Company’s non-employee directors may elect to defer the payment of restricted stock unit awards granted to such directors in respect of their service on the board until certain specified payment dates, including a change in control. In connection with the merger, the directors participating in this plan who elected settlement of such awards upon a change in control will be eligible to receive an aggregate amount of $595,997, assuming the merger effective time occurred on June 16, 2023, and the plan will be terminated effective as of the merger effective time.
New Compensation Arrangements with Parent
Any executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to Parent or the surviving entity following the closing of the Merger may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Parent or the surviving entity. As of the date of this proxy statement, no compensation arrangements between such persons and Parent and/or its affiliates have been established.
Indemnification; Directors’ and Officers’ Insurance
The merger agreement provides that for a period of six (6) years from and after the merger effective time, Parent will, or will cause the surviving entity to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the merger effective time covering each person currently covered by the Company’s officers’ and directors’ liability insurance policy, on terms with respect to coverage and amount no less favorable than those of such existing policy in effect as of the date of the merger agreement; provided, however, neither Parent nor the surviving entity shall be obligated to pay an aggregate amount for such insurance coverage for such six (6)-year period or the “tail” policy or policies in excess of 300% of the amount per annum that the Company paid in its last full fiscal year prior to February 22, 2023 (the “current premium”). If the aggregate amount for such insurance would exceed 300% of the current premium, then the surviving entity will cause to be maintained policies of insurance that, in the surviving entity’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to 300% of the current premium.
Prior to the merger effective time, the Company may elect to extend coverage under its officers’ and directors’ liability insurance policy by obtaining a “tail” policy or policies, on terms and conditions no less favorable than the existing officers’ and directors’ liability insurance policy (or with insurers on terms and conditions no less favorable than such policy), which provide persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the merger effective time. The Company will reasonably cooperate and consult with Parent prior to the purchase of any such tail policy. If Parent can procure a “tail” policy on superior terms or on equivalent terms, but at a lower price, as compared to any such policy that may be procured by the Company, with insurers of equal or better A.M. Best financial strength ratings and outlooks and with full continuity, then Parent may, with the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed) obtain such policy effective as of the merger effective time, in which case the Company will not obtain any such policy; provided that such tail policy shall be in lieu of the obligation to insure for a period of six (6) years from and after the merger effective time. If such prepaid policies have been obtained prior to the merger effective time, the surviving entity shall (and Parent shall cause the surviving entity to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
To the extent permitted by applicable law, during the period commencing as of the merger effective time and ending on the sixth (6th) anniversary of the merger effective time, the surviving entity shall, and Parent shall cause the surviving entity to: (i) indemnify, defend and hold harmless each current or former manager, director, officer and trustee of the Company or any subsidiary of the Company (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any action to the extent such action arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer or trustee of the Company or any subsidiary of the Company arising out of actions or omissions occurring at or prior to the merger effective time (and whether asserted or claimed prior to, at or after the merger effective time), including such alleged acts or omissions with respect to the merger agreement or any of the transactions contemplated by the merger agreement, including the merger; and (ii) pay in advance of the final disposition of any such action the expenses (including reasonable attorneys’ fees and any expenses incurred by any Indemnified Party in connection with enforcing any rights with respect to indemnification) of any Indemnified Party without the requirement of any bond or other security, in each case to the fullest extent permitted by law, but subject to Parent’s or the surviving entity’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. Parent or the surviving entity, as applicable, (i) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against or investigation of any Indemnified Party for which indemnification may be sought without the Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (ii) shall not be liable for any settlement effected without Parent’s or the surviving entity’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such Indemnified Party is not entitled to indemnification pursuant to applicable law, in which case the Indemnified Party shall promptly refund to Parent or the surviving entity the amount of all such expenses advanced and (iv) shall not be obligated to pay the fees and expenses of more than one legal counsel for all Indemnified Parties in any jurisdiction with respect to any single legal action, except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. Parent’s and the surviving entity’s obligations shall continue in full force and effect for a period of six (6) years from the merger effective time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.
The parties have agreed not to terminate or modify the obligations described above regarding indemnification of indemnified persons in such a manner as to adversely affect such indemnified persons. To the extent permitted by applicable law, the surviving entity shall, and Parent agrees to cause the surviving entity to, during the period commencing as of the merger effective time and ending on the sixth anniversary of the merger effective time, honor all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the merger effective time existing in favor of the Indemnified Parties as provided in (i) the Company governing documents, and (ii) indemnification agreements between the Company and any Indemnified Party, in each case, as of the date of the merger agreement. In addition, such obligations must be assumed by any successor entity to the surviving entity or Parent, as applicable, as a result of any (i) consolidation or merger or (ii) liquidation, dissolving, transfer or conveyance of all or substantially all of its properties and assets.
Quantification of Potential Payments and Benefits
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Company’s named executive officers that is based on or otherwise relates to the merger. For additional details regarding the terms of the payments described below and for additional details regarding any payments to other executive officers, see the discussion under “—Interests of the Company’s Directors and Executive Officers in the Merger” above.
The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the Company’s named executive officers in connection with the merger pursuant to all applicable compensation plans or agreements, assuming that the merger effective time occurred on June 16, 2023, which is the assumed date of the merger effective time solely for purposes of this merger-related compensation disclosure. The amounts in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect any reductions to “parachute payments” (as defined by Section 280G of the Code) that may be economically beneficial to the named executive officers in order to avoid the excise tax imposed on individuals receiving excess parachute payments under Sections 280G and 4999 of the Code. The actual value to be received by the Company’s named executive officers may be greater or less than the amounts presented below.
“Golden Parachute” Compensation
Name	Cash(1) ($)	Equity(2) ($)	Pension / NQDC	Perquisites/ Benefits ($)	Other(3)	Total ($)(4)
Michael S. Gamzon President and Chief Executive Officer	—	3,782,940		—	768,044	4,550,984
Thomas M. Lescalleet Executive Vice President – INDUS Realty, LLC	—	651,975		—	181,644	833,619
Jon W. Clark Chief Financial Officer	—	291,001	—	—	—	291,001

(1)
The Company’s executive officers are not party to any employment or severance agreements.

(2)
The treatment of compensatory awards at the merger effective time is a “single-trigger” benefit contingent upon the occurrence of the merger, provided that payment in respect of certain compensatory awards will remain subject to continued service following the merger effective time (as described below). Pursuant to the terms of the merger agreement (a) each Company Option that is outstanding prior to the merger effective time will be cancelled and converted into the right to receive a cash amount equal to (i) the merger consideration, less (ii) the per share exercise price of such Company Option, multiplied by the aggregate number of shares of Company common stock underlying the Company Option (less any applicable withholding taxes); (b) each Company RSU Award that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive a cash amount equal to the product of the merger consideration and the number of shares of Company common stock underlying the Company RSU Award (less any applicable withholding taxes); and (c) each Company PSU Award that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive a cash amount equal to the product of the merger consideration and the number of shares of Company common stock underlying the Company PSU Award (determined assuming that the applicable performance goals have been deemed to be achieved at the greater of “target” and “actual” levels of performance as of the merger effective time, which as of April 10, 2023 is projected to be at the “target” level of performance for the PSUs granted in 2021 and 2022 and “maximum” level of performance for the PSUs granted in 2023) (less any applicable withholding taxes). Company PSU Awards as well as any Company Options or Company RSU Awards which are vested as of the merger effective time (whether or not such awards vest in connection with the merger), were granted prior to January 1, 2023 or are held by a non-employee director will be paid out in lump sum as soon as administratively practicable following the merger effective time, while any other Company Options or Company RSU Awards will be paid out in lump sum as soon as administratively practicable following such date(s) as the corresponding award would have otherwise vested, subject to the holder’s continued employment through such vesting date(s).

The amounts set forth in the table above and the table below are estimates of the value each named executive officer will receive in respect of his outstanding compensatory awards that will be paid out at the time of the merger (or $3,533,566 for Mr. Gamzon, $577,136 for Mr. Lescalleet and $216,162 for Mr. Clark, respectively) or, to the extent they will remain unvested at the merger effective time and are payable under the terms of the merger agreement following the merger effective time in accordance with their original vesting schedule, the value of any payments to be made in respect of such compensatory awards to the extent they become vested following the merger effective time (or $249,374 for Mr. Gamzon, $74,839 for Mr. Lescalleet and $74,839 for Mr. Clark, respectively). These estimates assume that all compensatory awards held by each named executive officer as of April 10, 2023, the latest practicable date prior to the date of this filing, remain outstanding as of the merger effective time, that each named executive officer does not receive any additional compensatory awards between such date and the merger effective time, disregards any vesting of compensatory awards that may occur prior to the merger effective time and to the extent applicable to any named executive officer’s compensatory awards, that each named executive officer would remain employed through any applicable vesting dates following the merger effective time. These amounts were calculated based on the number of shares subject to the award and the proposed merger consideration of $67.00 per share. In addition, the estimates include the reinvestment of an amount equivalent to all cash dividends that would have been paid on the number of earned shares of common stock subject to the Company RSU Awards and Company PSU Awards as if such shares had been issued and outstanding from the date of grant up to, and including, the merger effective time.
Name	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Stock Units ($)	Value of Dividend Equivalents	Total ($)
Michael S. Gamzon	2,287,429	536,405	944,983	14,123	3,782,940
Thomas M. Lescalleet	203,450	158,147	286,073	4,305	651,975
Jon W. Clark	—	96,205	193,362	1,434	291,001

(3)
The amounts set forth in the table above are estimates of the value of the account balances for each named executive officer who participates in the Deferred Compensation Plan, which will be terminated and paid out in connection with the merger. All account balances under the Deferred Compensation Plan are fully vested and non-forfeitable, but have been included in this table out of an abundance of caution. The value of the account balances were calculated as of the latest quarterly determination date of December 31, 2022 based on the performance of the applicable mutual funds chosen by participants.

(4)
The total amounts do not reflect any reductions to “parachute payments” (as defined by Section 280G of the Code) that may be economically beneficial to the named executive officers in order to avoid the excise tax imposed on individuals receiving excess parachute payments under Sections 280G and 4999 of the Code.

Litigation Related to the Merger
On April 12, 2023, purported stockholder Ryan O’Dell filed a lawsuit against the Company and certain of its directors and officers in District Court in the Southern District of New York for violations of Sections 14(a) and 20(a) of the Securities and Exchange Act of 1934. O’Dell v. INDUS Realty Trust, et. al., Case No. 23-cv-03071 (April 12, 2023). The complaint alleges that the Company’s disclosures in connection with the merger were materially incomplete and misleading. The Company also received demand letters from purported stockholders making similar allegations. The Company does not believe the allegations in the complaint and demand letters are meritorious, and intends to defend against them vigorously.
Material U.S. Federal Income Tax Consequences
The following is a discussion of the material U.S. federal income tax consequences of the merger to common stockholders whose shares are surrendered in the merger in exchange for the right to receive the merger consideration as described herein. This discussion is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The Company has not requested, and does not plan to request, any rulings from the Internal Revenue Service (the “IRS”), concerning the Company’s tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. The Company can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This discussion does not address (1) U.S. federal taxes other than income taxes, (2) state, local or non-U.S. taxes, (3) tax reporting requirements, or (4) withholding taxes under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA). This discussion assumes that shares of Company common stock are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of restricted stock, performance units, or other awards received as compensation. In addition, this discussion does not address the tax treatment of special classes of common stockholders, including, for example:
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banks and other financial institutions;

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insurance companies;

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regulated investment companies;

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REITs;

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tax-exempt entities or persons holding Company common stock in a tax-deferred or tax advantaged account;

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persons acting as nominees or otherwise not as beneficial owners;

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mutual funds;

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subchapter S corporations;

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dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons whose functional currency is not the U.S. dollar;

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persons holding Company common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

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U.S. expatriates;

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persons subject to the alternative minimum tax or the net investment income tax;

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holders that are subject to “applicable financial statement” rules under Section 451(b) of the Code;

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holders who acquired Company common stock as compensation;

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holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

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non-U.S. governments;

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qualified foreign pension funds, as defined in Section 897(l) of the Code;

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qualified stockholders, as defined in Section 897(k) of the Code; and

•
“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the partnership. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding Company common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

•
a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of Company common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.
This discussion of material U.S. federal income tax consequences is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER AND DISPOSING OF COMPANY COMMON STOCK, AND TO REITS GENERALLY ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Tax Consequences of the Merger to U.S. Holders
The receipt of merger consideration by a U.S. holder in exchange for shares of Company common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives merger consideration for shares of Company common stock in the merger will generally equal the difference, if any, between the amount of merger consideration received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share will generally be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of Company common stock (that is, shares acquired at the same cost in a single transaction) exchanged for merger consideration in the merger. Any gain or loss realized by a U.S. holder upon the receipt of merger consideration in exchange for a share of Company common stock in the merger will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of the merger. Otherwise, such gain or loss will be short-term capital gain or loss which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Tax Consequences of the Merger to Non-U.S. Holders
A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of merger consideration in exchange for shares of Company common stock in the merger unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

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the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Company common stock in the merger, and certain other requirements are met; or

•
the Company stock constitutes a “United States real property interest” as defined in the Code for U.S. federal income tax purposes in the non-U.S. holder’s hands.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business.
A non-U.S. holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of Company common stock, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet, if a non-U.S. holder’s shares of common stock constitute “United States real property interests”, any gain recognized by such holder in the merger will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A non-U.S. holder’s shares of Company common stock generally will not constitute United States real property interests if either (1) the Company is a “domestically controlled qualified investment entity” at the merger effective time, or (2) both (a) shares of Company common stock are treated as regularly traded on an established securities market such as the Nasdaq at the date of the merger and (b) the non-U.S. holder has owned, actually and constructively, 10% or less of the total fair market value of the Company’s common stock at all times during the shorter of (i) the five-year period ending with the effective time of the merger and (ii) the non-U.S. holder’s holding period for the shares. A “domestically controlled qualified investment entity” includes a REIT in which at all times during the applicable testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” among other ownership rules, a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. Proposed Treasury regulations issued on December 29, 2022 modify the criteria for qualification as a domestically controlled REIT and provide that the ownership by non-U.S. persons will be determined by looking through pass-through entities and certain U.S. corporations, among others. The Company believes, but cannot guarantee, that it has been and currently is “domestically controlled” as of the date of this proxy statement, but because the Company’s common stock is, and is anticipated to continue to be through the merger effective time, publicly traded, no assurances can be given that the Company will continue to qualify as a “domestically controlled qualified investment entity” at the merger effective time. Even if the Company does not qualify as a “domestically controlled qualified investment entity” at the merger effective time, gain realized by a non-U.S. holder on the receipt of merger consideration in exchange for shares of Company common stock in the merger may not be subject to U.S. federal income tax under the third bullet above if the requirements of clause (2) above, relating to the “regularly traded” exception, are met.
Information Reporting and Backup Withholding
Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of Company common stock in the merger. Backup withholding will not apply, however, to a holder who:
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in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

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in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•
is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSEQUENCES RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, COMMON STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.
Delisting and Deregistration of Company Common Stock
If the merger is completed, Company common stock will be delisted, will no longer be traded on Nasdaq and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which the Company incorporates by reference into this proxy statement. INDUS recommends that you read the merger agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The merger agreement contains representations and warranties made by, and to, the Company, Parent and Merger Sub. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to the Company’s stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of INDUS or its affiliates.
The Merger
Pursuant to the merger agreement, on the closing date, Merger Sub will be merged with and into the Company, the separate existence of Merger Sub will cease, and the Company will survive the merger as a wholly owned subsidiary of Parent (such continuing entity, the surviving entity). At the merger effective time, each share of Company common stock other than stock held by the Acquired Companies or the Parent Parties and their affiliates issued and outstanding immediately prior to the merger effective time will be converted into the right to receive the per share merger consideration, or an amount in cash equal to $67.00 per share, as adjusted as discussed in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Common Stock, Stock Options, Restricted Stock Units, and Performance Stock Units—Common Stock”, without interest, less any applicable withholding. Following the completion of the merger, shares of Company common stock will be delisted, will no longer be traded on Nasdaq and will be deregistered under the Exchange Act.
Effective Time; Closing Date
The closing of the merger (the “closing”) will take place (a) by electronic exchange of documents and signatures five (5) business days following the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the merger agreement (other than those conditions that, by their nature, are to be satisfied at the closing, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or (b) such other place or date as may be agreed in writing by the Company and Parent; provided, that in no event will the closing take place prior to May 23, 2023 unless otherwise notified by Parent in writing to the Company.
On the closing date, the Company and Merger Sub will cause articles of merger to be duly executed and filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) in accordance with the Maryland General Corporation Law (the “MGCL”), and will make any other filings, recordings or publications required to be made by the Company or Merger Sub under the MGCL in connection with the merger. The merger will become effective when the articles of merger are accepted for record by the SDAT or on such other date and time (not to exceed 30 days after the articles of merger are accepted for record by the SDAT) as specified in the articles of merger.

Organizational Documents
At the merger effective time, unless otherwise jointly determined by the Company and Parent prior to the merger effective time, the name of the surviving entity will be “INDUS Realty Trust, Inc.” and the Company charter and bylaws will be amended and restated in their entirety, in each case consistent with the merger agreement.
Directors and Officers
At the merger effective time, the Company and the surviving entity shall take all necessary action such that the directors and officers of Merger Sub immediately prior to the merger effective time, or such other individuals designated by Parent as of the merger effective time, become the directors and officers of the surviving entity, each to hold office, from and after the merger effective time, in accordance with the charter and bylaws of the surviving entity until their respective successors have been duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the charter and bylaws of the surviving entity.
Treatment of Company Common Stock, Stock Options, Restricted Stock Units and Performance Stock Units
Common Stock
At the merger effective time, each share of Company common stock, or fraction thereof, issued and outstanding immediately prior to the merger effective time (other than common stock held by the Company or by Parent, Merger Sub or their respective affiliates) will be automatically cancelled and converted into the right to receive an amount in cash equal to $67.00 per share, without interest. The amount payable to the stockholders will also be increased by an amount per share of Company common stock, in cash (rounded to the nearest whole cent), if any, equal to the sum of (1) the cash amount per share of Company common stock equal to the Company’s most recently declared regular quarterly cash dividend permitted by the terms of the merger agreement as of the date prior to the closing date of the merger (the “final dividend”), if the record date for the final dividend is after the closing of the merger, plus (2)(A) the cash amount per share of Company common stock equal to the final dividend, multiplied by (B) the number of days between the first day following the end of the quarterly period for which the final dividend was declared, if any, and the day prior to the closing, divided by (C) 90, rounded to the nearest whole cent, without duplication for any period. The merger agreement permits the Company to issue first and second quarter dividends for fiscal year 2023 in an amount of up to $0.18 per share per quarter in addition to the adjustment to the amount payable to the stockholders, if applicable, as outlined above. The amount in cash payable to the stockholders is also subject to decrease in the event the Company declares and pays any additional dividends necessary to maintain its tax status as a REIT.
The amount in cash payable to holders of Company common stock of $67.00 per share, without interest, as adjusted as described above, is referred to from time to time in this proxy statement as the “merger consideration.”
Each share of excluded stock held by the Acquired Companies which is issued and outstanding immediately prior to the merger effective time will be automatically retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect thereto in connection with or as a consequence of the merger. Each share of excluded stock held by the Parent Parties or any of their respective affiliates which is issued and outstanding immediately prior to the merger effective time will be unaffected by the merger (with no merger consideration paid thereupon and no rights inuring thereupon) and shall remain issued and outstanding as one share of surviving entity common stock.
Company Options
The merger agreement provides that each outstanding and unexpired option to purchase shares of Company common stock (each a “Company Option”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company Option immediately prior to the merger effective time, by (y) an amount equal to (A) the merger consideration, less (B) the per share exercise price of such Company Option, less any applicable withholding taxes. Each Company Option that has a per share exercise price that is equal to or greater than the merger consideration shall be cancelled for no consideration as of the merger effective time. In the case of a Company Option (A) that is vested as of immediately prior to the merger effective time, (B) which vests by its terms solely as a result of the merger, (C) that was granted prior to January 1, 2023 or (D) which is held by a non-employee director of the Company, such Company Option will be paid out by the surviving entity as soon as administratively practicable following the merger effective time, and any other Company Option will be paid out as soon as administratively practicable following such date(s) as the corresponding Company Option would have otherwise vested, if and only if such holder remains continuously employed by the surviving entity or its subsidiaries through such vesting date(s).
Company RSU Awards
The merger agreement provides that each outstanding award of restricted stock units with respect to Company common stock (other than performance-based restricted stock units) (each a “Company RSU Award”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company RSU Award immediately prior to the merger effective time, by (y) the merger consideration, less any applicable withholding taxes. In the case of a Company RSU Award (A) that is vested as of immediately prior to the merger effective time, (B) which vests by its terms solely as a result of the merger, (C) that was granted prior to January 1, 2023 or (D) which is held by a non-employee director of the Company, such Company RSU Award will be paid out by the surviving entity as soon as administratively practicable following the merger effective time, and any other Company RSU Award will be paid out as soon as administratively practicable following such date(s) as the corresponding Company RSU Award would have otherwise vested, if and only if such holder remains continuously employed by the surviving entity or its subsidiaries through such vesting date(s).
Company PSU Awards
The merger agreement provides that each outstanding award of performance-based vesting restricted stock units with respect to Company common stock (each a “Company PSU Award”) that is outstanding immediately prior to the merger effective time will be cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such Company PSU Award immediately prior to the merger effective time (determined assuming that the applicable performance goals have been deemed to be achieved at the greater of “target” and “actual” levels of performance as of the merger effective time), by (y) the merger consideration, less any applicable withholding taxes. Each Company PSU Award will be paid out by the surviving entity as soon as administratively practicable following the merger effective time.
Company Warrant
Effective as of immediately prior to the merger effective time, the warrants of the Company shall by virtue of the merger automatically and without any action on the part of the Company, the Parent or the holder thereof, be cancelled and terminated and converted into the right to receive from the surviving entity an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company common stock underlying such warrant immediately prior to the merger effective time, by (y) an amount equal to (A) the merger consideration, less (B) the per share exercise price of such warrant (it being understood and agreed that such exercise price shall not actually be paid to the surviving entity by the holder of such warrant), less applicable withholding taxes (if any); provided, however, that in the event the applicable per share exercise price of such warrant is greater than the merger consideration, such warrant shall be cancelled without consideration.
No Further Ownership Rights
The merger consideration paid upon surrender of any certificates (or automatically in the case of book-entry shares of Company common stock) will be deemed to have been paid in full satisfaction of all rights pertaining to such certificates or book-entry shares. From and after the merger effective time, the holders of shares of Company common stock outstanding immediately prior to the merger effective time will cease to have any rights with respect to such shares of Company common stock, except as otherwise provided for in the merger agreement or by applicable law.
Payment Procedures
At or prior to the merger effective time, Parent will deposit, or cause to be deposited, with a nationally recognized, reputable U.S. bank or trust company that is subject to the Company’s reasonable prior approval (the “Paying Agent”) cash in U.S. dollars in an amount that, when taken together with the available cash of the Acquired Companies, is sufficient in the aggregate to enable the Paying Agent to make the payments of the merger consideration to holders of shares of Company common stock outstanding immediately prior to the merger effective time. The Paying Agent will make payments of the merger consideration in accordance with the merger agreement.
As soon as practicable after the merger effective time (and in no event later than five (5) business days after the merger effective time), the surviving entity will cause the Paying Agent to mail to each person that was, immediately prior to the merger effective time, a holder of record of shares of Company common stock represented by certificates, which certificated shares were converted into the right to receive the merger consideration at the merger effective time pursuant to the merger agreement: (A) a letter of transmittal, which will be in a customary form reasonably acceptable to the Company and Parent prior to the merger effective time and will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the Paying Agent, will have a customary release of all claims against Parent, Merger Sub and the Company and its respective affiliates arising out of or related to such holder’s ownership of shares of Company common stock and (B) instructions for effecting the surrender of the certificates in exchange for payment of the applicable merger consideration, the forms of which will be subject to the reasonable approval of the Company and Parent prior to the merger effective time.
Upon surrender to the Paying Agent of such certificates (or an affidavit of loss in lieu of a certificate as described below), together with delivery of a properly executed letter of transmittal, the holder of such certificates will be entitled to receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to the merger agreement, and any certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of any such certificate. Exchange of book-entry shares representing shares of Company common stock will be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. If any certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if requested by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent (or, if subsequent to the termination of the exchange fund, the surviving entity) will pay, in exchange for such lost, stolen or destroyed certificate, the applicable merger consideration into which the shares of Company common stock represented by such certificate.
As of the merger effective time, the Company’s stock transfer books will be closed and thereafter there will be no further registration of transfers of Company common stock on the Company’s records. If, after the merger effective time, book-entry shares representing Company common stock are presented to the Paying Agent or surviving entity for transfer, they will be cancelled and exchanged as provided in the merger agreement.
On or after the first anniversary of the merger effective time, the surviving entity will be entitled to cause the Paying Agent to deliver to the surviving entity any funds made available by Parent to the Paying Agent which have not been disbursed to holders of shares of Company common stock and thereafter, such holders will be entitled to look to the surviving entity with respect to the cash amounts payable upon surrender of their shares of Company common stock. None of Parent, the surviving entity or the Paying Agent or any other person will be liable to any holder of Company common stock for any merger consideration or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of Company common stock immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental authority will, to the extent permitted by applicable law, become the property of the surviving entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
Representations and Warranties
The Company has made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letters delivered in connection therewith. These representations and warranties relate to, among other things:
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the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate the properties and assets and to conduct the Company’s business as presently conducted by the Company and its subsidiaries;

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the Company’s charter and bylaws and the similar organizational documents of the Company and its subsidiaries;

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the capital structure and indebtedness of the Company and its subsidiaries, including the Company’s equity awards;

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the Company’s SEC filings since January 1, 2021, and the financial statements contained in those filings;

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the Company’s system of internal control over financial reporting and disclosure controls and procedures;

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the Company’s compliance with current listing requirements of Nasdaq;

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the absence of certain economic or financial sanctions imposed, administered or enforced from time to time by certain governmental entities or other relevant sanctions authority;

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the absence of certain undisclosed liabilities;

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the conduct of business in the ordinary course of business in all material respects consistent with past practice, the absence of any material adverse effect and certain other changes and events with respect to the Company and its subsidiaries since December 31, 2021 through the date of the merger agreement;

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real property owned and leased by the Company and its subsidiaries;

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the Company and its subsidiaries’ leases;

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environmental matters relating to the Company and its subsidiaries;

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the Company and its subsidiaries’ material contracts and the absence of certain violations, breaches or defaults under the provisions of such material contracts;

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possession of all permits necessary for the Company and its subsidiaries to own, lease and operate the Company and its subsidiaries’ properties and assets and to carry on and operate the Company and its subsidiaries’ businesses as presently conducted and the absence of a failure by the Company or its subsidiaries to comply with such permits or applicable law;

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the conduct by the Company and its subsidiaries of the Company and its subsidiaries’ businesses in compliance with applicable laws;

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the absence of certain lawsuits, court actions, arbitrations or other court proceedings related to the Company or its subsidiaries or any investigations by any governmental entity;

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tax matters affecting the Company and its subsidiaries;

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the Company and its subsidiaries’ employee benefit plans;

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labor matters related to the Company and its subsidiaries;

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ownership of or rights with respect to the intellectual property of the Company and its subsidiaries and information privacy and security;

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the Company and its subsidiaries’ insurance policies;

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Company related-party agreements (as defined in the merger agreement);

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the board having taken all action necessary to render inapplicable certain Maryland law takeover statutes;

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filings with or consents of any person required in connection with execution, delivery and performance of the merger agreement and the performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

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the receipt by the board of the opinion from Morgan Stanley providing that the proposed merger consideration was fair, from a financial point of view, to certain holders of Company common stock;

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the absence of any banking, broker’s, finder’s or similar fees or commissions, other than those payable to Morgan Stanley, in connection with the transactions contemplated by the merger agreement;

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ownership limits exempting certain holders of Company common stock from the aggregate stock ownership limit or Company common stock ownership limit from the Company governing documents;

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the Company and its subsidiaries’ status under the Investment Company Act of 1940, as amended; and

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the accuracy of the information supplied by the Company in this proxy statement.

Many of the Company’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the merger agreement, a “Company material adverse effect” means, with respect to the Company, any change, condition, occurrence, effect, event, circumstance or development (each an “effect”, and collectively, “effects”), that, individually or in the aggregate, (A) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial or other condition or results of operations of the Acquired Companies, taken as a whole or (B) would prevent or materially impair the Company’s ability to consummate the merger before 11:59 p.m., Eastern Time, November 22, 2023; provided, however, that for purposes of the foregoing clause (A) only, no effect directly or indirectly resulting from, attributable to or arising out of any of the following shall be deemed to be or constitute a Company material adverse effect, and no effect directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account when determining whether a Company material adverse effect has occurred, except to the extent such effects disproportionately affect the Acquired Companies in any material respect relative to other similarly situated companies operating in any industry of the Acquired Companies in the events listed in the first seven bullets below (in which case, the incremental disproportionate effects may be taken into account in determining whether there has occurred a “Company material adverse effect”):
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changes in general business or economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally;

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changes in conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

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changes in conditions generally affecting any industry in which the Acquired Companies operate;

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changes in political conditions in the United States or any other country or region in the world or acts of war, sabotage, terrorism or cyberterrorism (including any outbreak, escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current dispute involving the Russian Federation and Ukraine, including relating to Belarus);

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earthquakes, hurricanes, tropical storms, tsunamis, tornadoes, floods, epidemics, pandemics (excluding the COVID-19 pandemic), other disease outbreaks, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world;

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changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof), in each case, after the date hereof;

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the COVID-19 pandemic, any COVID-19 measures or any change in any COVID-19 measures (or the interpretation thereof) after February 22, 2023;

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the execution and delivery of the merger agreement or the public announcement of the merger and the other transactions contemplated by the merger agreement, including (1) the identity of Parent and its affiliates, (2) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Acquired Companies following the closing, (3) any condition or requirement of or arising from the CFIUS approval, any other consent, authorization, order or, in light of Centerbridge’s operations in Europe, the approval by the European Commission under Council Regulation (EC) No. 139/2004 (as amended), and (4) the impact of any of the foregoing on any business relationships with third parties, contractual or otherwise (it being understood and agreed that this clause shall not apply to the use of Company material adverse effect in certain representations or warranties as specified in the merger agreement);

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any transaction litigation (it being understood and agreed that this clause with respect to any transaction litigation brought by parties other than stockholders (including former stockholders) of the Company in their capacities as such shall not apply to the use of Company material adverse effect in certain representations and warranties as specified in the merger agreement);

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(1) any actions taken or failure to take action, in each case, by Parent or any of its controlled affiliates, (2) any actions taken or failure to take action which Parent has requested or consented to in writing, or (3) the taking of any action expressly required by, or the failure to take any action expressly prohibited by the merger agreement (with certain exceptions as specified in the merger agreement); or

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changes in the Company’s stock price or the trading volume of the Company’s stock, or changes in the rating or ratings outlook of the Company, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition).

The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letters delivered in connection therewith. These representations and warranties relate to, among other things:
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their organization, valid existence, good standing, qualification to do business and power and authority to own and operate their properties and to conduct their businesses as presently conducted;

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the ownership of Merger Sub and absence of prior conduct of business of Merger Sub;

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the absence of any lawsuits, court actions, arbitrations or other court proceedings against any of the Parent Parties that would reasonably be expected to have a parent material adverse effect;

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their power and authority to enter into and perform their obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement;

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the enforceability of the merger agreement against them;

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the absence of violations of organizational or governing documents or any applicable law, in each case, in connection with the execution, delivery and performance of the merger agreement or consummation of the transactions contemplated by the merger agreement;

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filings with or consent of any person in connection with the execution, delivery and performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

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the delivery of the equity commitment letters and the enforceability thereof;

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the solvency of Parent and the surviving entity as of the merger effective time and immediately after the consummation of the transactions contemplated by the merger agreement;

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the absence of any banking, broker’s, finder’s or similar fees or commissions payable by the Company in connection with the merger and the other transactions contemplated by the merger agreement based upon arrangements made by and on behalf of them;

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the absence of any agreements (1) that entitle any of the Company’s stockholders to receive consideration of a different amount or nature than the merger consideration or pursuant to which any of the Company’s stockholders has agreed to vote to adopt the merger agreement or has agreed to vote against any superior proposal or (2) pursuant to which any of the Company’s stockholders has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by the merger agreement, in each case, that would not terminate and be void concurrently with any termination of the merger agreement;

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the absence of certain contracts or any commitments to enter into any such contracts between the Parent Parties, the Sponsors or any of their respective affiliates, on the one hand, and any of the Company’s directors, stockholders, or management, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by the merger agreement;

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the absence of any contract with any person prohibiting or seeking to prohibit such person from providing or seeking to provide debt financing to any person in connection with a transaction involving the Company;

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their compliance with applicable laws since their formation, except where the failure to comply with such laws does not and would not reasonably be expected to prevent or materially impair their ability to consummate the merger by the outside date; and

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the accuracy of the information supplied by Parent and Merger Sub in this proxy statement.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the merger.
Conduct of the Company’s Business Pending the Merger
The Company has agreed that, subject to certain exceptions (including certain actions taken in connection with COVID-19) in the merger agreement and the disclosure letters delivered in connection therewith, from and after the date of the merger agreement until the earlier of the merger effective time or termination of the merger agreement the Company will, and will cause its subsidiaries to use commercially reasonable efforts:
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carry on the Company’s and its subsidiaries’ businesses in the ordinary course consistent with past practice;

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preserve intact the Company’s current business organization, goodwill, ongoing businesses and significant relationships with tenants and other third parties;

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maintain all insurance policies in all material respects; and

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maintain the status of the Company as a REIT.

The Company has also agreed that, subject to certain exceptions in the merger agreement and the disclosure letters delivered in connection therewith, from the date of the merger agreement until the earlier of the merger effective time or termination of the merger agreement, it will not, and will not cause or permit any of its subsidiaries to, do any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed):
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amend, modify or waive the Company’s governing documents or any similar organizational documents of any of its subsidiaries, whether by merger, consolidation or otherwise, in each case in a manner adverse to the Acquired Companies;

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adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of any Acquired Company (other than any wholly owned Company subsidiary);

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declare, set aside, establish a record date for or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to Company capital stock or other equity securities or ownership interests in any of the Acquired Companies or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by the Company of quarterly dividends as set forth on in the disclosure letters, (B) the declaration and payment of dividends or other distributions to the Company by any wholly owned Company subsidiary, and (C) distributions resulting from the vesting or settlement of Company compensatory awards, including in connection with any dividend equivalents associated with such Company compensatory award; provided, that the Acquired Companies shall be permitted to make distributions in accordance with the merger agreement;

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redeem, repurchase or otherwise acquire, directly or indirectly, any shares of Company capital stock or equity interests of a subsidiary of the Company, other than in connection with (A) the forfeiture of a Company compensatory award or the Company warrant, or (B) the satisfaction of exercise price and/or tax withholding obligations in connection with the vesting, exercise and/or settlement of any Company compensatory award;

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except for (A) transactions among the Company and one or more wholly owned Company subsidiaries or among one or more wholly owned Company subsidiaries, (B) shares of Company common stock issuable with respect to the exercise, vesting or settlement of Company compensatory awards outstanding as of the date hereof, or (C) shares of Company common stock issuable with respect to the Company warrant, issue, sell, pledge, dispose, encumber or grant or agree or commit to the foregoing with respect to any shares of Company capital stock, any equity interests in the subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company capital stock or any equity interests in the subsidiaries of the Company or enter into any agreement, arrangement or understanding with respect to the sale, registration or voting of the Company capital stock or equity interests in the subsidiaries of the Company (including forward equity sales);

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acquire or agree to acquire (by merger, consolidation, acquisition or stock or assets or otherwise) any business, person or material assets (including any direct or indirect interest in real property), except (A) acquisitions by the Company or any wholly owned Company subsidiary of or from an existing wholly owned Company subsidiary and (B) acquisitions described in the disclosure letters;

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except as described in the disclosure letters or as permitted by the merger agreement, sell, mortgage, pledge, lease, license, assign, transfer, dispose of or permit any lien on, or effect a deed in lieu of foreclosure with respect to any real property or real property interests, or any other material property or material assets, except for permitted encumbrances or (i) granting non-exclusive licenses and (ii) allowing immaterial applications for intellectual property and immaterial registered domain names to cancel, lapse or expire in the reasonable business judgment of the Company in the ordinary course of business; provided, that any sale, mortgage, pledge, lease, assignment, transfer, termination, disposition or deed in connection with (x) the satisfaction of any margin call or (y) the posting of collateral, in each case of clauses (x) and (y), in connection with any contractual obligation or under any contract to which the Company or any subsidiary of the Company is a party shall be considered to be done in the ordinary course of business;

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incur, issue, create, assume, guarantee or replace any indebtedness, or any commitments for any indebtedness, except as set forth on the disclosure letters;

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prepay, refinance, modify or amend the terms of any indebtedness, except for (A) intercompany indebtedness among the Company and/or any wholly owned Company subsidiaries, (B) repayments under the Company’s debt facilities in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any Company properties), (C) mandatory payments under the terms of any indebtedness in accordance with its terms and (D) such indebtedness as set forth on the disclosure letters;

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make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, other than by the Company or a wholly owned Company subsidiary (A) to the Company or a wholly owned Company subsidiary, or (B) in accordance with existing obligations for advancement of expenses under existing indemnification obligations set forth on the disclosure letters or the Company governing documents and its subsidiaries;
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other than in the ordinary course of business (but in any event not if the result would (or could reasonably be expected to) materially adversely impact the likelihood of any disposition of real property qualifying as a 1031 Exchange), enter into, renew, modify, amend, sell, transfer, dispose of, pledge or encumber (except in connection with the incurrence of any indebtedness permitted to be incurred by the Company under the merger agreement), or terminate, waive, release, compromise or assign any rights or claims under, any material contract or material Company lease (or any contract that, if existing as of the date hereof, would be a material contract or material Company lease), other than (A) any termination or renewal in accordance with the terms of any existing material contract or material Company lease that occurs automatically without any action (other than notice of renewal) by any of the Acquired Companies, or (B) as may be reasonably necessary to comply with the terms of the merger agreement (provided, that, in no event shall the Company or any of its subsidiaries enter into or amend or modify certain specified contracts as further specified in the merger agreement which constitutes a Company related-party agreement (as defined in the merger agreement)), or that includes a “change of control” or similar provision which would be breached by the consummation of the merger, except as permitted by the merger agreement;

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waive, release, assign, settle or compromise any action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $250,000 individually or $500,000 in the aggregate, or (B) relate to any action (as defined in the merger agreement) involving any present, former or purported holder or group of holders of Company common stock and the Company has complied with certain applicable provisions of the merger agreement (excluding, in each case, any such matter related to taxes);

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except as set forth in the disclosure letters or as required by any Company benefit plan, (A) hire or engage any new employee or individual independent contractor or terminate the employment or engagement of any employee or individual independent contractor (other than for cause or disability), in each case, who receives, or will receive, annual base compensation in excess of $175,000, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of the current or former directors, officers, employees or consultants of any of the Acquired Companies, other than increases in the ordinary course of business consistent with past practices to any such individuals who are not directors or officers of the Acquired Companies and who do not have annual base compensation in excess of $175,000; provided, that such base cash compensation increases may not exceed 5% individually or 5% in the aggregate, (C) grant any equity or equity-based or long-term cash awards to any current or former directors, officers, employees or consultants of the Acquired Companies, (D) grant any new or additional entitlement to severance or termination pay or any payments or benefits triggered by a change in control or by the transactions contemplated hereby to any current or former directors, officers, employees or consultants of the Acquired Companies, (E) establish, enter into, adopt, commit to enter into, amend or terminate any employee benefit plan or other compensation or employee benefits plan, policy, program, agreement, trust, fund or other arrangement that would be an employee benefit plan if in effect as of the date of the merger agreement, (F) take any action to accelerate the vesting or payment of, or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company benefit plan, or (G) grant any of the current or former directors, officers, employees or consultants of any of the Acquired Companies any right to reimbursement, indemnification or payment for any taxes, including any gross-up commitment;

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make any material change to its methods of accounting, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable law;

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enter into any new line of business;

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except in each case to the extent (1) required by law or (2) the Company reasonably determines in good faith, after consultation with Parent, that such action is reasonably necessary to preserve the Company’s status as a REIT under the Code or to preserve the status of any of its subsidiaries as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be and (3) reasonably cooperate with Parent to mitigate any adverse effect on Parent or its affiliates or stockholders of the taking of such action, enter into or modify in a manner adverse to any acquired company or take (or fail to take) any action that would violate, be inconsistent with, or give rise to liability with respect to, any tax protection agreement, make, change or rescind any entity classification or other material election relating to Taxes, change any material method of tax accounting, change any tax accounting period, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund;

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take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to failure to qualify as a REIT;

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make or commit to make any capital expenditures in excess of $250,000 in the aggregate, other than (A) as set forth on the disclosure letters, (B) emergency capital expenditures that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (C) capital expenditures in the ordinary course of business to address obligations under existing contracts, (D) for emergency repairs required by law or (E) capital expenditures required to complete Company property maintenance in the ordinary course of business;

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adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, recapitalization, restructuring, or reorganization or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization, restructuring or reorganization;

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recognize any labor union, works council or other employee representative group as the representative of any of the employees of any of the Acquired Companies, or negotiate, enter into or become a party to any collective bargaining agreement or other similar labor contract, in each case, except as required by applicable law;

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materially modify or reduce the amount of any insurance coverage provided by the insurance policies, except in the ordinary course of business;

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except as set forth in the disclosure letters, apply for or receive any relief under the COVID-19 laws;

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adopt or implement any “poison pill,” stockholder rights agreement or plan or similar anti-takeover agreement or plan, in each case, applicable to the merger or any other transactions with respect to Parent or its affiliates and/or Parent’s rights under the merger agreement; or

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authorize or enter into any contract or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing contained in the merger agreement shall give directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the merger effective time. Prior to the merger effective time, the Company shall exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over the Acquired Companies’ respective operations.
Notwithstanding anything to the contrary set forth in the merger agreement, nothing will prohibit the Company from taking any action, at any time or from time to time, that in the reasonable good faith judgment of the board (or any committee thereof), upon advice of counsel to the Company, is reasonably necessary (i) after consultation with Parent, for the Company to avoid or to continue to avoid incurring entity level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the merger effective time, or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that any of the Acquired Companies be registered as an investment company under the Investment Company Act of 1940, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to stockholders of the Company in accordance with or as otherwise permitted by the merger agreement; provided, that in the case of any action taken that would otherwise constitute a breach of the merger agreement, the Company shall reasonably cooperate with Parent to mitigate any adverse effect on Parent and its affiliates or stockholders of the taking of any such action.
Acquisition Proposals and Obligations of the Board with Respect to its Recommendation
No Solicitation of Transactions
Between the date of the agreement and the earlier to occur of the merger effective time and the date, if any, on which the merger agreement is terminated, the Company has agreed that it will, will cause each of its subsidiaries and the Company’s and their officers and directors to and will direct the Company’s representatives to (i) immediately cease any activities, solicitation, discussions, or negotiations with any persons with respect to any competing proposal or any inquiry and promptly terminate all physical and electronic dataroom access granted to any such person or its representatives and, to the extent not previously requested, promptly request the return or destruction by such person that has executed a confidentiality agreement at any time within twelve (12) months immediately preceding the date hereof in connection with any inquiry, competing proposal or its consideration of any competing proposal and its representatives of all non-public information concerning the Acquired Companies; and (ii) not directly or indirectly:
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solicit, initiate, provide any non-public information in response to, or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any competing proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person information in connection with or for the purpose of facilitating, a competing proposal or inquiry;

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other contract (other than an acceptable confidentiality agreement) with respect to a competing proposal or that would reasonably be expected to lead to a competing proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement; or

•
resolve, propose or agree to do any of the foregoing.

At any time on or after the date of the merger agreement and prior to obtaining the stockholder approval, the Company may, directly or indirectly through one or more of its representatives, (i) participate or engage in discussions or negotiations with, enter into an acceptable confidentiality agreement with, furnish information (including non-public information) relating to any of the acquired companies to, or (ii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the acquired companies, in each case, pursuant to an acceptable confidentiality agreement to, any person or group of persons that has made, renewed or delivered to the Company a bona fide written competing proposal after the date of the merger agreement and prior to obtaining stockholder approval that did not result from a breach of certain obligations of the Company in any material respect as specified in the merger agreement or to such person’s representatives (including potential financing sources of such Person); provided, in each case, that:
•
the board (or, if appropriate, any committee thereof) determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such competing proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal; and

•
the Company shall promptly (and in any event within thirty-six (36) hours) notify Parent in writing if the Company enters into an acceptable confidentiality agreement and subject to applicable law, any non-public information concerning any of the acquired companies that is provided to such person or its representatives pursuant to the merger agreement that was not previously provided to Parent or its representatives shall be provided or made available to Parent promptly (and, in any event, within twenty-four (24) hours) following such time as it is provided or made available to such third party.

In addition, the Company may (A) contact and engage in any communications with the person who has made an inquiry or competing proposal solely in order to seek to clarify and understand the terms and conditions of such inquiry or competing proposal solely to determine whether such inquiry or competing proposal constitutes or is reasonably likely to lead to a superior proposal (but, for the avoidance of doubt, shall not engage in any negotiations or other discussions); and (B) inform in writing a person that has made or is considering making an inquiry or competing proposal of the applicable provisions of the merger agreement.
At any time on or after the date of the merger agreement and prior to obtaining the stockholder approval, if the Company receives a competing proposal or inquiry, then it will:
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advise Parent in writing (which may be by e-mail) of the receipt of such competing proposal, inquiry or request for confidential information, the identity of the person or group of persons making such a competing proposal or inquiry and the material terms and conditions thereof (to the extent known), and provide to Parent copies of any such competing proposal or inquiry made in writing (including drafts of proposed agreements (the disclosure schedules of which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such a competing proposal or inquiry, other than with respect to the solvency or creditworthiness of such person or the economic or other material terms of such a competing proposal or inquiry)) (if any) comprising part of such a competing proposal or inquiry; and

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keep Parent reasonably informed on a reasonably prompt basis of all material developments, discussions or negotiations regarding any competing proposal or inquiry and the status of such competing proposal or inquiry, including notifying Parent of any change to the financial or other material terms and conditions of any competing proposal or inquiry and providing Parent copies of any such competing proposal or inquiry made in writing (including drafts of proposed agreements (the disclosure schedules of which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such competing proposal or inquiry, other than with respect to the solvency or creditworthiness of such person or the economic or other material terms of such a competing proposal or inquiry)).

The Company also agrees that none of the Acquired Companies will enter into any confidentiality or other written or binding oral agreement with any person subsequent to the date of the merger agreement which prohibits any of the Acquired Companies from providing any information required to be provided to Parent in accordance with the merger agreement.
Obligations of the Board with Respect to its Recommendation
Except in certain circumstances specified in the merger agreement, neither the board nor any committee thereof will:
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fail to recommend to its stockholders that stockholder approval be given;

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fail to include its recommendation that the Company’s stockholders approve the merger in this proxy statement;

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change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify its recommendation;

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take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a recommendation against);

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fail to recommend against any competing proposal that is a tender offer or exchange offer within ten (10) business days after the commencement thereof (it being understood that a communication by the board pursuant to Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed an adverse recommendation change (as defined below));

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adopt, approve or recommend, or publicly propose or agree to adopt, approve or recommend to the stockholders of the Company a competing proposal; or

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authorize, cause or permit any of the Acquired Companies to enter into any alternative acquisition agreement.

Any action in the first six bullets above is referred to as an “adverse recommendation change.”
At any time prior to obtaining the stockholder approval, if the Company receives a bona fide written competing proposal that did not result from a breach of the merger agreement in any material respect and the board (or, if appropriate, any committee thereof) has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) constitutes a superior proposal, then the board (or, if appropriate, any committee thereof) may make an adverse recommendation change and/or terminate the merger agreement to promptly enter into an alternative acquisition agreement providing for the implementation of such competing proposal; provided, however, that the board (or any committee thereof) shall not take any such action, unless:
•
the board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the standard of conduct owed by the directors of the board under Maryland law; and

•
prior to making an adverse recommendation change or terminating the merger agreement:

•
the Company has given Parent at least five (5) business days prior written notice of its intention to take such actions;

•
the Company has negotiated, and has caused its representatives to negotiate, with Parent and its representatives in good faith during the five (5) business day period following Parent’s receipt of such notice and ending at 11:59 p.m. (New York City time) on such fifth (5th) business day (the “match period”), (to the extent Parent desires to so negotiate) to enable Parent to propose in writing revisions to the terms and conditions of the merger agreement so that the board (or any committee thereof) would no longer determine that the failure to make an adverse recommendation change and/or enter into an alternative acquisition agreement in response to such superior proposal would be inconsistent with the standard of conduct owed by the board under Maryland law; and

•
at the end of the match period, the board (or any committee thereof) shall have considered any revisions to the terms and conditions of the merger agreement proposed in writing by Parent and shall have determined in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that the competing proposal would nevertheless continue to constitute a superior proposal and that the failure to make an adverse recommendation change and/or enter into an alternative acquisition agreement in response to such superior proposal would continue to be inconsistent with the standard of conduct owed by the board under Maryland law, in each case, if the revisions proposed by Parent were given effect; provided, that, in the event of any subsequent change to the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such superior proposal, the Company shall, in each case, be required to deliver to Parent an additional written notice and the match period shall recommence and the Company shall be required to comply with the provisions above anew; provided, however, the match period shall be reduced to four (4) business days.

For purposes of the merger agreement, “intervening event” means a change in circumstances or development occurring or arising after the date of the merger agreement that materially affects the business, assets or operations of the Acquired Companies, taken as a whole, and that was not known to or reasonably foreseeable (or, if known, the material consequences of which were not known or reasonably foreseeable) by the board prior to the execution of the merger agreement, which change in circumstances or development becomes known to the board prior to receipt of stockholder approval; provided, however, that in no event shall any of the following constitute, or be considered in determining whether there has been, an intervening event: (i) the receipt, existence or terms of a competing proposal, any inquiry or any matter relating thereto or consequence thereof; (ii) the fact that, in and of itself, the Company meets or exceeds any internal or published projections, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change shall not be excluded by this clause (ii)); or (iii) changes in the market price or trading volume of shares of the Company common stock (provided, however, that the underlying causes of such change shall not be excluded by this clause (iii)).
Notwithstanding anything to the contrary in the merger agreement, other than in connection with a superior proposal, at any time prior to receipt of the stockholder approval, the board (or, if appropriate, any committee thereof) may effect an adverse recommendation change in response to an intervening event, subject to certain requirements set forth in the merger agreement (including a five (5) business day period in which the Company must negotiate in good faith with Parent to allow Parent to propose adjustments to the terms and conditions of the merger agreement such that the board would no longer determine to make an adverse recommendation change), if the board (or, if appropriate, any committee thereof) determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel), that the failure to do so would be inconsistent with the standard of conduct owed by the board under Maryland law.
Nothing contained in the merger agreement prohibits the Company, the board or the Company’s representatives from:
•
taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” communication to the Company stockholders pending disclosure of the Company’s position thereunder; provided, that any such disclosure does not contain an express adverse recommendation change;

•
disclosing to the Company’s stockholders any factual information regarding the Company’s business, financial condition or results of operations of the Acquired Companies, in each case, that the board (or, if appropriate, any committee thereof) determines in good faith (after consultation with its outside legal counsel) that such disclosure is required under applicable law (it being understood that disclosure under this clause (ii) shall not limit or otherwise affect the Company’s obligations or the obligations of the board (or any committee thereof) under the merger agreement and no such disclosure shall, taken by itself, be deemed to be an adverse recommendation change); provided, however, that the board (or any committee thereof) shall not make an adverse recommendation change, except in accordance with the merger agreement.

Special Meeting
Under the merger agreement, the Company is required, as promptly as reasonably practicable following the clearance of the proxy statement by the SEC, in accordance with applicable law and the Company’s organizational documents, to set a record date for, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders for the purpose of obtaining the stockholder approval. The Company may postpone, recess or adjourn the special meeting after consultation with Parent:
•
to the extent required by law;

•
if as of the time for which the special meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of Company common stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the special meeting;

•
to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the board has determined in good faith after consultation with outside counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting; or

•
to allow reasonable additional time to solicit additional proxies to the extent necessary in order to obtain the stockholder approval;

provided, that, without the prior written consent of Parent, the special meeting shall not be postponed, recessed or adjourned to a date that is (i) more than 30 days after the date for which the special meeting was originally scheduled (excluding any adjournments, recesses or postponements required by applicable law) or (ii) more than 120 days from the record date for the special meeting;
provided, further, that, except as required under applicable law, the special meeting may not be postponed, recessed or adjourned on the date the special meeting is scheduled if the Company shall have received proxies in respect of an aggregate number of shares of Company common stock, which have not been withdrawn, such that stockholder approval would be obtained at such meeting.

Unless the board (or any committee thereof) has made an adverse recommendation change (as discussed above in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”), the Company will, through the board, recommend to holders of Company common stock that they vote in favor of the merger, so that the Company may obtain the stockholder approval. Notwithstanding an adverse recommendation change, the Company will not submit to the vote of the Company’s stockholders any competing proposal without the Parent’s consent and the Company is obligated to duly call, give notice of, convene and hold the special meeting unless the merger agreement is otherwise terminated in accordance with its terms. The Company will use reasonable best efforts to solicit the stockholder approval (including by soliciting proxies from the holders of Company common stock and taking all other action necessary or advisable to secure the stockholder approval).
Efforts Obligations; Regulatory Approvals
Each party to the merger agreement has agreed to use its reasonable best efforts to, as promptly as reasonably practicable:
•
take all actions necessary to cause the conditions to closing set forth in the merger agreement to be satisfied;

•
make all applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any governmental authority in order to consummate the transactions contemplated by the merger agreement;

•
obtain all necessary or advisable actions or nonactions, waivers, consents and approvals from governmental authorities or other persons necessary in connection with the consummation of the merger and the other transactions contemplated by the merger agreement;

•
make all necessary or advisable registrations and filings (including filings with governmental authorities, if any) and take all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the merger and the other transactions contemplated by the merger agreement, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of the Acquired Companies or the surviving entity; (2) amending any venture or other arrangement of the Acquired Companies or the surviving entity; (3) cooperating with each other and using their respective reasonable best efforts to contest and resist any action, as defined in the merger agreement, and to have vacated, lifted, reversed or overturned any order that may result from such action (whether temporary, preliminary or permanent) that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement; (4) cooperating with one another using their respective reasonable best efforts to obtain the CFIUS approval; and (5) otherwise taking or committing to take actions after the closing with respect to one or more of the businesses, product lines, fields of use, or assets of the Acquired Companies or the surviving entity; provided, that in no event shall Parent, the Company or their respective affiliates be required to agree to or effect any action described in this bullet point unless such action is conditioned upon the closing of the merger;

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defend any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation law that may be asserted by any governmental authority with respect to the merger so as to enable the closing to occur as soon as reasonably possible; and

•
execute and deliver any additional instruments necessary or advisable to consummate the merger and the other transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement.

Nothing in the merger agreement shall require the Parent Parties or their affiliates to take or agree to take any action with respect to any direct or indirect portfolio companies or any investment funds or vehicles affiliated with, or managed or advised by, one or more of the Parent Parties’ affiliates, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom or action with respect to any assets, rights, businesses, operations or interest therein of any such portfolio companies or investment funds or vehicles, except with respect to the Acquired Companies or surviving entity. None of Parent, Merger Sub or the Company shall take any action or fail to take any action that is intended to, has, or would reasonably be expected to have the effect of materially preventing, impairing, delaying or otherwise materially adversely affecting the consummation of the merger or the ability of such party to fully perform its obligations under the merger agreement.
Without limiting the above two paragraphs, each of the parties to the merger agreement shall give, or cause their respective affiliates to give, any notices to third parties, and shall use, or cause their respective affiliates to use, their commercially reasonable efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement. Each of the parties and their respective affiliates shall furnish the other with such necessary information and reasonable assistance as requested by the other in connection with the preparation of any such required applications, notices, registrations and requests, as may be required or advisable to be filed with any governmental authority, and each party shall cooperate in responding to any inquiry from a governmental authority (including, to the extent permitted by any applicable governmental authority, promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a governmental authority, and supply each other with copies of all material correspondence, filings or substantive communications with respect to the merger agreement between either party and any governmental authority). To the extent reasonably practicable, the parties or their representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or written materials submitted to, any governmental authority in connection with the merger and the other transactions contemplated by the merger agreement (except that confidential competitively sensitive business information may be redacted from such exchanges and the parties may, as they deem advisable and necessary, designate any competitively sensitive materials as “outside counsel only”). To the extent reasonably practicable, neither party nor their respective representatives shall participate independently in any meeting or engage in any substantive conversation with any governmental authority in respect of any filing, investigation or other inquiry in connection with the merger and the other transactions contemplated by the merger agreement without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable law and/or governmental authority, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such governmental authority.
Subject to certain exceptions set forth in the merger agreement, nothing in the merger agreement will require the Parent Parties, the Sponsors or any of their respective affiliates to: (1) enter into any agreement or undertaking that requires the holding of direct or indirect equity interests of the Company through proxy holders or in a voting trust; (2) diminish in any material respect the scope of Parent’s information rights with respect to the Company (other than with respect to identified matters of national security); (3) otherwise take or commit to take any actions that would reasonably be expected to materially and adversely (a) affect one or more of the businesses, product lines or assets of Parent, its subsidiaries, the Sponsors or their respective affiliates (other than the Acquired Companies) or (b) limit the ability of Parent, its subsidiaries, the Sponsors or their respective affiliates (other than the Acquired Companies) to retain, one or more of their businesses, product lines or assets; (4) implement internal controls, compliance programs or other similar processes with respect to Parent’s, the Sponsors’ or their respective affiliates’ respective business beyond its investment in the Company (including any portfolio company of either Sponsor or their respective affiliates, but not including the Acquired Companies); or (5) commence or participate in any action, suit or other legal proceeding (other than regulatory proceedings with respect to the CFIUS approval or, in light of Centerbridge’s operations in Europe, the approval by the European Commission under Council Regulation (EC) No. 139/2004 (as amended). In addition, in no event will either GIC or its affiliates be required to provide to any governmental authority in connection with seeking the CFIUS approval any material non-public information with respect to itself or its affiliates or material non-public information with respect to its and its affiliates’ portfolio holdings (including whether or not any such holdings exist), other than material non-public information (i) required to be provided to CFIUS under the DPA or customarily requested by any such governmental authority as part of seeking and obtaining approvals from CFIUS and (ii) which either GIC or its affiliates has previously provided in connection with seeking and obtaining prior approvals from CFIUS; provided, however, that, to the extent that any governmental authority requests any material non-public information with respect to GIC or its affiliates that is not required to be provided pursuant to this sentence, Parent will cause GIC to use its reasonable best efforts within the constraints imposed on it and its affiliates by applicable law and its and its affiliates’ organizational documents and consistent with its and its affiliates’ internal policies and past practices, to provide such information and, in the absence of being able to provide such information, to enter into good faith discussions with its affiliates, the Company and the governmental authority to provide other information, within the constraints imposed on it and its affiliates by applicable law and its and its affiliates’ organizational documents and consistent with its and its affiliates’ internal policies and past practices, that attempts to address the topic(s) of inquiry then being made by such governmental authority.
Under Council Regulation (EC) No. 139/2004 (as amended), once a transaction is formally notified to the European Commission, which occurred on April 13, 2023, the European Commission has 25 business days (beginning on the first business day following the date on which a complete formal notification is received by the European Commission), which period may be extended to 35 business days under certain circumstances, to issue a decision as to whether to clear the merger or to initiate an in-depth (so called “Phase II”) investigation. There can be no assurance that a concern regarding the compatibility of the merger with the European common market under Council Regulation (EC) No. 139/2004 (as amended) will not be raised or, if such concern is raised, what the result of such challenge will be.
In connection with obtaining the CFIUS approval in accordance with the DPA, the parties will use reasonable best efforts to: (1) submit to CFIUS a draft joint voluntary notice as promptly as practicable; (2) provide any information requested by CFIUS or any other governmental authority in connection with the CFIUS review or investigation of the merger and the other transactions contemplated by the merger agreement within the timeframes set forth in the DPA; and (3) submit to CFIUS a final joint voluntary notice as promptly as practicable following the date that CFIUS provides comments to the draft notice. In addition, the Parent Parties will cooperate in good faith with CFIUS and use their reasonable best efforts to undertake promptly any and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any legal proceeding, the issuance of any order, or any other action, by or on behalf of CFIUS that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the merger or the other transactions contemplated by the merger agreement, including by (a) proffering and consenting and/or agreeing to an order or other agreement providing for the sale, divesture, license, hold separate or other disposition, contemporaneously with or subsequent to the merger effective time, of any of the Company’s or its subsidiaries’ properties and (b) promptly effecting the sale, divestiture, licensing or holding separate or other disposition of any of the Company’s or its subsidiaries’ properties, in each case, at such time as may be necessary to permit the lawful consummation of the merger and the other transactions contemplated by the merger agreement on or prior to the outside date.
Except as set forth in the merger agreement, in connection with obtaining any approval or consent from any person (other than any governmental authority) with respect to the merger and the other transactions contemplated by the merger agreement, (1) without the prior written consent of Parent, the Acquired Companies and their respective representatives will not pay or commit to pay to any person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such person and (2) none of the Parent Parties or any of their representatives will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such person, other than contractually required payments or de minimis amounts.
Transaction Litigation
The Company is required to promptly notify the Parent Parties of any pending or threatened action, including legal proceedings, commenced after the date of the merger agreement against the Company or any of its directors, officers or partners relating to the merger agreement or the transactions contemplated by the merger agreement, and to keep the Parent Parties informed on a reasonably current basis with respect to the status of any such transaction litigation. The Company and its representatives shall give the Parent

Parties the opportunity to participate in the defense and settlement of any such transaction litigation. The Acquired Companies may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding any such transaction litigation unless the Parent Parties have consented thereto in writing. The Parent Parties and their representatives shall give the Company the opportunity to reasonably participate in the defense and settlement of any litigation against the Parent Parties or their directors, officers or partners relating to the merger agreement and the transactions contemplated by the merger agreement.
Employee Benefits
For a period of 12 months after the closing date, Parent will, or will cause the surviving entity to, provide to each Company employee who continues employment with the surviving entity following the merger effective time (each, a “continuing employee”) (for so long as such continuing employee remains employed with the surviving entity or any controlled affiliate of the surviving entity) with (1) a base salary and target cash bonus opportunity that are each no less favorable than the base salary and target cash bonus opportunity, in each case, as provided to such continuing employee immediately prior to the merger effective time and (2) other compensation and benefits (excluding equity and equity-based compensation, non-qualified deferred compensation, transaction-related compensation, retention, severance, change in control, defined benefit pension plans, and post-retirement welfare benefits) that are substantially comparable, in the aggregate, to the other compensation and benefits as provided to each such continuing employee immediately prior to the merger effective time. For each Company employee who is not a continuing employee (each, a “non-continuing employee”), Parent will assume any and all termination payments and obligations relating to such non-continuing employee’s termination of employment, including, without limitation, any severance, bonus, vacation, time off, sick time, or any other termination-related payment.
Parent will cause the surviving entity to ensure that, as of the merger effective time, each continuing employee receives full credit (for purposes of eligibility, vesting and level of benefits) for service with the Company or the Company’s subsidiaries (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Parent or the surviving entity, as applicable, in which such employees became participants; provided, however, that the foregoing will not apply with respect to benefit accrual under any defined benefit pension plan, to the extent that its application would result in a duplication of benefits, or for any newly-established employee benefit plan sponsored or maintained by Parent or any of its affiliates where similarly-situated employees of Parent or its affiliates do not receive credit.
With respect to each health or welfare benefit plan maintained by Parent or the surviving entity for the benefit of continuing employees, Parent will cause the surviving entity to (1) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan and (2) use commercially reasonable efforts to cause each continuing employee to be given credit under such plan for all amounts paid by such continuing employee under any similar benefit plan for the plan year that includes the merger effective time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or the surviving entity, as applicable, for the plan year in which the merger effective time occurs.
From and after the closing date, Parent will, and will cause the surviving entity and their respective subsidiaries to honor in accordance with its terms, all existing employee benefit plans and arrangements of or between the Company or its subsidiaries and any current or former employee or dependent thereof, in each case subject to any rights to terminate, amend or modify such plans or arrangements in accordance with their terms.
Financing Cooperation
Prior to the closing date, the Company will use commercially reasonable efforts to provide, and will cause each of its subsidiaries and non-legal representatives to use its commercially reasonable efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole expense, all cooperation reasonably requested by Parent and customary in connection with Parent arranging mortgage and other debt financing with respect to the Acquired Companies effective as of or after (and conditioned upon the occurrence of) the closing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Acquired Companies), which customary cooperation is reasonably requested in writing by Parent and including using commercially reasonable efforts to:
•
upon reasonable notice, direct employees of the Acquired Companies with appropriate seniority and expertise to be available at reasonable times and participate in a reasonable number of meetings (including one-on-one meetings or conference calls with providers of the debt financing) drafting sessions, road shows, and rating agency presentations (provided, that any such meeting or communication may be conducted virtually by videoconference or other media);

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provide reasonable and customary assistance to Parent with Parent’s preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender and investor presentations, materials for rating agency presentations, private placement memoranda, bank information memoranda and similar marketing documents reasonably necessary in connection with the debt financing, and provide reasonably timely and customary access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of the debt financing and their representatives to complete all reasonable due diligence; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers; (B) as reasonably requested in writing (e-mail being sufficient) by Parent; and (C) limited to information to be contained therein with respect to the Acquired Companies;

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to the extent requested by debt financing sources, furnish Parent, reasonably promptly upon written request, with such historical financial, statistical and other pertinent business information relating to the Acquired Companies as may be reasonably requested by Parent (which notice shall state with reasonable specificity the information requested), as is customarily required with financings of the type similar to the debt financing and reasonably available and prepared by or for the Acquired Companies in the ordinary course of business; provided, however, that that the Company shall not be responsible in any manner for any pro forma financial information or financial statements;

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facilitate, effective no earlier than the closing, simultaneously with and conditioned upon, and subject to the occurrence of the closing, the execution and delivery of any definitive financing, pledge, security and guarantee documents related to the debt financing;

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provide documentation and other information with respect to the Acquired Companies required by regulatory authorities under applicable “know your customer,” anti-money laundering rules and regulations, including, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time, in connection with the debt financing, in each case as reasonably requested by Parent in writing;

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to the extent requested by Parent in writing, obtain from the Company’s independent auditors customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the debt financing;

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provide reasonable and customary assistance with respect to Parent attempting to obtain any third-party consents associated with the debt financing which shall not be required to be effective until as of, and subject to the occurrence of, the closing;

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reasonably cooperate with the marketing efforts of Parent and its financing sources for any debt financing, including providing reasonable consent to the use of the Acquired Companies’ logos in connection with the debt financing; provided, that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Acquired Companies’ reputation or goodwill;

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to the extent reasonably requested in writing by Parent and necessary in connection with the debt financing, mail and e-mail requests for estoppels and certificates from non-residential tenants, lenders, managers, franchisors, ground lessors, ground lessees, and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to such debt financing source;

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as may be reasonably requested by Parent, following the obtainment of the stockholder approval, form new direct or indirect wholly owned subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company;

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to the extent reasonably requested in writing (e-mail being sufficient) by Parent and necessary in connection with the debt financing, provide customary and reasonable assistance to allow Parent, its debt financing sources, and each of their respective representatives to conduct customary appraisal, survey field work and non-invasive environmental and engineering inspections of each property owned by an Acquired Company (provided, however, that (A) neither Parent, any debt financing source nor any of their respective representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with the merger agreement, and (C) the Company shall be entitled to have representatives present at all times during any such inspection));

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as may be reasonably requested by Parent, no earlier than immediately prior to the closing, and provided such actions would not adversely affect the Company’s or its subsidiaries’ tax status or cause the Company or any of its subsidiaries to be subject to additional taxes or otherwise suffer or incur any amounts that are not indemnified by Parent under the merger agreement, transfer or otherwise restructure the Company’s ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company; and

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cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or its subsidiaries as of the closing and the release of related liens, including delivering such payoff, defeasance and termination or similar notices under any existing financing documents of the Acquired companies as are reasonably requested by Parent (provided, that the Company will not be required to deliver any notices, commitments, terminations or other documents that are not conditioned on, and subject to the occurrence of, the closing).

Notwithstanding the foregoing, the Company will not be required to provide, or cause its subsidiaries or representatives to provide, cooperation to the extent that it:
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unreasonably interferes with the Company’s or its subsidiaries’ ongoing business or operations;

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causes any covenant, representation or warranty in the merger agreement to be breached or causes any closing condition set forth in the merger agreement to fail to be satisfied;

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requires or its subsidiaries to incur any liability (including, without limitation, any commitment fees and expense reimbursement) in connection with the debt financing prior to the closing of the merger (except for costs, expenses and fees for which the Company is reimbursed by Parent);

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requires the Company or its subsidiaries or the Company or its respective representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument (or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the closing) with respect to the debt financing (other than with respect to customary authorization letters with respect to the debt financing) or adopt resolutions approving the agreements, documents and instruments pursuant to which the debt financing is obtained, in each case which is not contingent upon the closing or would be effective at or prior to the closing;

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requires the Company or its subsidiaries to give any legal opinion;

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requires the Company or its subsidiaries to provide any information that is prohibited or restricted by applicable law;

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requires the Company or its subsidiaries to provide access to or disclose information that the Acquired Companies determine could reasonably be expected to result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company shall use reasonable best efforts to allow for such access or disclosure in a manner that does not result in the events set out in this bullet point);

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requires the Company or its subsidiaries to take any action that is prohibited or restricted by, or will conflict with or violate, the Company’s or its subsidiaries’ organizational documents, any material contract to which any of the Acquired Companies is a party or any applicable laws;

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could reasonably be expected to result in any of the Acquired Companies’ representatives incurring personal liability with respect to any matter relating to the debt financing or requires any representative of the Acquired Companies to deliver any certificate that such representative reasonably believes, in good faith, contains any untrue certifications; or

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requires the Company or its subsidiaries or its or their respective representatives, as applicable, to waive or amend any terms of the merger agreement.

Notwithstanding anything to the contrary, the Company and its subsidiaries/representatives shall be deemed to have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants required to be performed in respect of the foregoing covenants, and any breach of such covenants shall not be considered in determining the satisfaction of any condition to closing, unless such breach is a material breach that is a consequence of a deliberate act or omission undertaken by the Company with the actual knowledge or intent that the taking of such act or failure to take such action would result in, constitute or cause a material breach.
Pre-Closing Transactions
The Company will use commercially reasonable efforts to provide cooperation to Parent regarding modifications to the structure of the transactions contemplated by the merger agreement that Parent reasonably requests, including such modifications that are intended to mitigate, reduce, or eliminate any transfer tax or other tax that may be borne by any of the Company, its subsidiaries, Parent, Merger Sub, the surviving entity or any affiliate thereof, or any direct or indirect owner of Parent; provided, that (1) any such changes do not have an adverse effect on the Acquired Companies or the Company’s stockholders, including any adverse effect on the feasibility of the satisfaction of the conditions of the merger, or time by which the merger may be consummated, (2) none of the Acquired Companies will be required to take any action in contravention of any organizational document, any contract to which an Acquired Company is a party, or applicable law, (3) any such modifications or other obligations of the Acquired Companies to incur any liabilities with respect thereto (other than customary and reasonable joinder agreements), will be contingent upon all of the conditions set forth in the merger agreement having been satisfied or waived and receipt by the Company of a written notice from Parent to such effect and that the Parent Parties are prepared to proceed immediately with the closing and any other evidence reasonably requested by the Company that the closing will occur, (4) such modifications (or the inability to complete such modifications) will not affect or modify in any respect the obligations of the Parent Parties under the merger agreement, including the amount of or timing of payment of the merger consideration, (5) none of the Acquired Companies will be required to take any such action that could adversely affect the Company’s classification as a REIT, or would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by the merger agreement, and (6) except as agreed by Parent and the Company, any such changes, and any actions or transactions related thereto, shall be implemented and effective immediately prior to or concurrent with the closing.
Certain Other Covenants
The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:
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the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

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giving Parent and its representatives reasonable access during normal business hours and upon reasonable advance written notice to the Company and its subsidiaries’ properties and other facilities, personnel and books and records;

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ceasing any activities, solicitation, discussions or negotiations with respect to any existing or future competing proposal or inquiry as described further under “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—No Solicitation of Transactions”;

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the interim operations of Merger Sub;

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the consultation regarding any press releases or other public statements with respect to the merger agreement or the transactions contemplated by the merger agreement;

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actions relating to obtaining regulatory approvals and/or other consents from governmental authorities, as applicable;

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the indemnification of the Company and its subsidiaries’ directors and officers;

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certain matters related to Section 16 of the Exchange Act;

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providing notice to Parent, and giving Parent the opportunity to participate in, any legal proceeding relating to the merger agreement, the merger or the transactions contemplated by the merger agreement;

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certain employee benefits;

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financing cooperation;

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confidentiality;

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certain tax matters;

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the delisting of Company common stock from Nasdaq and the deregistration of Company common stock under the Exchange Act;

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the termination or settlement of certain related-party agreements;

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the declaration and payment of dividends to the Company’s stockholders; and

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actions necessary to eliminate or minimize the effects any applicable anti-takeover statutes on the merger agreement, the merger and the transactions contemplated by the merger agreement.

Conditions to the Merger
The obligations of each party to the merger agreement to effect the merger and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by law, waiver by each of the parties, at or prior to closing, of the following conditions:
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all consents, authorizations, orders or approvals of each governmental authority, including, in light of Centerbridge’s operations in Europe, the approval of the European Commission under Council Regulation (EC) No. 139/2004 (as amended), have been obtained and any applicable waiting period(s) have expired or terminated;

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the stockholder approval has been obtained; and

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no judgment, injunction, mandate, order, determination, decision, award, decree or other similar provision prohibiting consummation of the merger has been enacted, entered, promulgated or enforced by any governmental authority after the date of the merger agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the merger.

The obligations of the Parent Parties to effect the merger and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by law, waiver by Parent, at or prior to the merger effective time, of the following additional conditions:
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(1) the Company’s representations and warranties regarding certain fundamental representations must be true and correct in all material respects as of the merger effective time, as though made as of the merger effective time, (2) certain of the Company’s representations and warranties regarding the Company’s capital structure must be true and correct in all respects as of the merger effective time, as though made as of the merger effective time, except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by Parent and Merger Sub pursuant to the merger agreement, (3) certain of the Company’s other representations and warranties regarding the absence of certain changes or events shall be true and correct in all respects as of the merger effective time, as though made as of the merger effective time and (4) each of the Company’s other representations and warranties must be true and correct (without giving effect to any materiality or Company material adverse effect qualifications set forth therein) as of the merger effective time, as though made as of the merger effective time, except (i) in each case, representations and warranties that are made as of a specific date shall be true and correct (in the manner set forth in clauses (1), (2), (3) and (4), as applicable) only on and as of such date, and (ii) in the case of clause (4) for such failures to be true and correct that have not had, and would not have, a Company material adverse effect;
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the Company must have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by the Company under the merger agreement on or prior to the closing date;

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since the date of the merger agreement through the closing date, there must not have occurred any Company material adverse effect;

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Parent must have received a certificate, dated as of the closing date, signed on the Company’s behalf by an executive officer, certifying that the conditions specified in the first, second and third bullet points above have been satisfied;

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Parent must have received a written tax opinion of Latham & Watkins LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to the Company and Parent), dated as of the closing date (which such opinion is subject to customary assumptions, qualifications and representations, including representations made by the Company and its subsidiaries), to the effect that beginning with the taxable year ended December 31, 2021 and through the merger effective time, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

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the parties to the merger agreement must have obtained the CFIUS approval.

The Company’s obligations to effect the merger and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent permitted by law, waiver by the Company, at or prior to the merger effective time, of the following additional conditions:
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the representations and warranties of the Parent Parties must be true and correct in all material respects as of the merger effective time, as though made as of the merger effective time, except, in each case, representations and warranties that are made as of a specific date, which must be true and correct in all material respects only on and as of such date;

•
each of the Parent Parties must have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under the merger agreement on or prior to the closing date; and

•
the Company must have received a certificate, dated as of the closing date, signed on behalf of Parent by an executive officer of Parent certifying that the conditions specified in the first and second bullet points above have been satisfied.

Termination of the Merger Agreement
The Company and Parent may mutually agree to terminate the merger agreement and abandon the merger at any time prior to the closing of the merger, even after the Company has obtained the stockholder approval.
Termination by Either the Company or Parent
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement upon prior written notice to the other party at any time prior to the closing of the merger, even after the Company has obtained the stockholder approval, if:
•
the merger has not occurred on or before 11:59 p.m., Eastern time, on the outside date, November 22, 2023; provided, that the right to terminate the merger agreement under this bullet is not available to any party to the merger agreement if the failure of the merger to be consummated by the end date was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under the merger agreement;
•
any governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining or otherwise prohibiting the transactions contemplated by the merger agreement; provided, that the right to terminate the merger agreement under this bullet is not available to any party to the merger agreement if the issuance of such final, non-appealable order was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under the merger agreement; or

•
the stockholder approval has not been obtained upon a vote taken at the special meeting (or any postponement or adjournment thereof); provided, that the right to terminate the merger agreement under this bullet will not be available to any party to the merger agreement if the failure to receive the stockholder approval was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under the merger agreement.

Termination by Parent
Parent may also terminate the merger agreement, upon prior written notice to the Company, at any time prior to the closing of the merger, even after the Company has obtained the stockholder approval, if:
•
the Company has breached any of the Company’s representations or warranties or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the merger or the additional conditions to the obligations of Parent and Merger Sub to effect the merger not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from Parent to the Company and five business days prior to the outside date; provided, that Parent will not have the right to terminate the merger agreement under this bullet if, at the time Parent delivers notice of its election to terminate the merger agreement, Parent or Merger Sub has breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the closing conditions relating to their representations, warranties or obligations not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of Parent’s election to terminate; or

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(1) prior to receipt of the stockholder approval, the board has effected an adverse recommendation change (as discussed above in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”), (2) the Company enters into an alternative acquisition agreement, (3) prior to receipt of the stockholder approval, the Company fails to publicly recommend against any tender offer or exchange offer for Company common stock that constitutes a competing proposal (including by taking no position with respect to the acceptance of such tender offer or exchange over by Company stockholders) within 10 business days after the commencement of such offer, and (4) prior to receipt of the stockholder approval, the board fails to publicly reaffirm the board recommendation within 10 business days following the date that a competing proposal is first publicly announced (or, if the special meeting is to be held within 10 business days of the public announcement of a competing proposal, as promptly as is reasonably practicable).

Termination by the Company
The Company may also terminate the merger agreement, upon prior written notice to Parent, at any time prior to the closing of the merger, even after the Company has obtained the stockholder approval, if:

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the Parent Parties have breached any representation or warranty or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the merger or the additional conditions to the Company’s obligation to effect the merger not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from the Company to Parent and five business days prior to the outside date; provided, that the Company will not have the right to terminate the merger agreement under this bullet if, at the time the Company delivers notice of its election to terminate the merger agreement, the Company has breached any of its representations or warranties or failed to perform any obligation, covenant or agreement set forth in the merger agreement, in each case, that would cause any of the closing conditions relating to the Company’s representations, warranties or obligations not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of the Company’s election to terminate;

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prior to receipt of the stockholder approval, the board has effected an adverse recommendation change (as discussed above in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”) in respect of a superior proposal in accordance with the terms of the merger agreement and the board has approved, and in connection with such termination the Company promptly enters into, a definitive agreement providing for the implementation of such superior proposal in accordance with the terms of the merger agreement; provided, that such termination will not be effective until the Company has paid in full the Company termination fee, and in the event that such definitive agreement is not concurrently entered into and such payment is not promptly made, such termination shall be null and void; or

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all of the following requirements are satisfied:

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the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of Parent and Merger Sub to effect the merger (other than those conditions that by their nature cannot be satisfied other than at the closing; provided, that each such condition is then capable of being satisfied at a closing on the date of the notice referenced in the immediately following bullet point if the closing were to occur on the date of such notice) have been satisfied or waived by Parent;

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on or after the date the closing of the merger should have occurred pursuant to the merger agreement, the Company has irrevocably delivered written notice to Parent that all of the conditions to the parties’ obligations to effect the merger or, with respect to the Company’s conditions, waived (or would be satisfied or waived if the closing were to occur on the date of such notice) and the Company is ready, willing and able to consummate the merger; and

•
the Parent Parties fail to consummate the merger within one business day after the Company’s delivery to Parent of such notice and the Company stood ready, willing and able to effect the closing of the merger during such one business day period.

Termination Fees
Company Termination Fee
The Company has agreed to pay Parent the Company termination fee of $24.4 million, if:
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Parent terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”;

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the Company terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company”; or

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all of the following requirements are satisfied:

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the Company or Parent terminates the merger agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled “—Termination of the Merger

Agreement—Termination by Either the Company or Parent” (with respect to any termination under the first bullet in such section, provided, that at the time of such termination, the Company would not have been entitled to terminate the merger agreement for Parent’s failure to close) or Parent terminates the merger agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”; and
•
(1) a competing proposal has been received by the Company or its representatives or has been publicly announced or has become publicly disclosed or publicly known after the date of the merger agreement and prior to the special meeting (or any adjournment or postponement thereof), and (2) within 12 months after the date of the termination referred to in the immediately preceding sub-bullet, the Company enters into a definitive written agreement providing for the implementation of any competing proposal, or any competing proposal is consummated (provided, that for purposes of this sub-bullet, each percentage in the definition of “competing proposal” will be increased to “50%”).

Parent Termination Fee
Parent has agreed to pay to the Company the Parent termination fee of $62.8 million, if the Company terminates the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”
Specific Performance; Remedies
The parties to the merger agreement have agreed that irreparable harm would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such harm. The parties agreed that (i) each party will be entitled to an injunction or injunctions from a court of competent jurisdiction as specified in the merger agreement to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (including the Parent Parties’ obligation to effect the closing, but subject to the next sentence), without bond or other security being required, this being in addition to any remedy to which they are entitled at law or in equity or under certain provisions of the merger agreement and (ii) the right of specific enforcement is an integral part of the transactions contemplated by the merger agreement, including the merger, and without that right, none of the parties would have entered into the merger agreement. The parties to the merger agreement have further agreed that the Company will be entitled to an injunction, specific performance or other equitable remedy to specifically enforce the Parent Parties’ obligation to effect the closing on the terms and conditions set forth in the merger agreement solely in the event that (1) the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of Parent and Merger Sub to effect the merger (other than those conditions that by their nature are to be satisfied at the closing; provided, that each such condition is then capable of being satisfied at the closing) have been satisfied or waived, (2) Parent has failed to consummate the closing at the time when it was required under the merger agreement, (3) the Company has irrevocably confirmed in writing to Parent that if specific performance were granted and the equity financing were funded, then the closing would occur in accordance with the terms of the merger agreement, and (4) as of the date of the delivery of such confirmation, all conditions set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, each of which is capable of being satisfied at such time) or that the Company is willing to irrevocably waive any such unsatisfied conditions. Each of the parties also agreed that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The parties further agreed that (x) following the Company’s termination of the merger agreement in accordance with its terms, the Company shall be entitled to an injunction or injunctions from a court of competent jurisdiction as specified in the merger agreement to enforce specifically the Parent Parties’ surviving obligations under the merger agreement, including with respect to the payment of monetary damages under the merger agreement or the payments to which the Company is entitled under the merger agreement, and (y) following Parent’s termination of this Agreement in accordance with the merger agreement, Parent shall be entitled to an injunction or injunctions from a court of competent jurisdiction to enforce specifically the Company’s surviving obligations under the merger agreement, including with respect to the payment of monetary damages under the merger agreement or the payment to which Parent is entitled under the merger agreement.
The parties agreed that (1) by seeking the remedies provided for in the prior paragraph, a party does not in any respect waive its right to seek any other form of relief that may be available to such party under the merger agreement (including monetary damages) for breach of any of the provisions of the merger agreement or in the event that the merger agreement has been terminated or the remedies provided for are not available or otherwise are not granted, and (2) nothing in the merger agreement shall require any party to institute any action for (or limit their ability to so institute an action for) specific performance prior or as a condition to exercising any termination right (and pursuing damages after such termination), nor shall the commencement of any legal proceeding restrict or limit any party’s right to (x) terminate the merger agreement or (y) pursue any other remedies under the merger agreement that may be available at any time. In any legal proceeding seeking monetary damages against a party or to compel a party to specifically perform its obligations under the merger agreement, the non-prevailing party in the proceeding (following a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its costs and expenses, including reasonable attorneys’ fees and disbursements, in connection with such legal proceeding.
The Parent Parties’ maximum aggregate liability for monetary losses, damages, costs or expenses under the merger agreement, the equity commitment letters, the guarantees and the transactions contemplated by the merger agreement are limited as set forth in the merger agreement.
In connection with the execution of the merger agreement, an affiliate of GIC and affiliates of Centerbridge have guaranteed certain payment obligations of Parent, including with respect to payment of the Parent termination fee under the merger agreement. The maximum aggregate liability of the affiliate of GIC and the affiliates of Centerbridge under the applicable equity commitment letters will be limited to an amount equal to the Parent termination fee, plus certain obligations to pay the Company’s costs and expenses (including reasonable fees and disbursements of counsel) relating to any legal proceeding brought by the Company against Parent if Parent fails to pay the Parent termination fee or such expenses and costs, together with interest, if the Company prevails in such legal proceeding, and certain expenses Parent agrees to reimburse the Company pursuant to the merger agreement in respect of debt financing cooperation or assistance regarding changes in transaction structuring.
Third Party Beneficiaries
The merger agreement provides that other than the provisions discussed in the sections of this proxy statement entitled (1) “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Indemnification; Directors’ and Officers’ Insurance,” which will be for the benefit of the parties described therein, and (2) certain express rights of the Company to enforce the equity commitment letters, as specified in the merger agreement, nothing in the merger agreement, express or implied, is intended to confer upon any person (other than the parties to the merger agreement) any rights or remedies of any nature whatsoever under or by reason of the merger agreement.
Amendment and Waiver
At any time before or after receipt of stockholder approval and prior to the merger effective time, any provision of the merger agreement may be amended or modified by a written agreement of the parties executed in the same manner as the merger agreement; provided, that after stockholder approval has been obtained, there shall not be (a) any amendment of the merger agreement that changes the amount or the form of the consideration to be delivered under the merger agreement to the holders of Company common stock or which, pursuant to applicable law, requires the further approval of the stockholders of the Company without such further approval of such stockholders (in which case, such further approval shall be deemed stockholder approval for purposes of the merger agreement), or (b) any amendment or change not permitted under applicable law.
At any time prior to the merger effective time, the parties may, to the extent legally allowed and except as otherwise set forth in the merger agreement, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement, or (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of those rights.
Voting Agreements
The following summary describes the material provisions of the Voting Agreements. The rights and obligations of the parties are governed by the express terms of the Voting Agreements and not by this summary or any other information contained in this proxy statement.
Concurrently with the execution and delivery of the merger agreement, (i) each of Michael Gamzon, Rebecca Gamzon, Frederick M. Danziger, and Lucy C. Danziger, in their individual capacities and as trustees of certain trusts named therein (collectively, the “C&E Stockholders”) entered into separate voting agreements (the “C&E Voting Agreements”) with Parent, and (ii) certain affiliates of Conversant Capital LLC (the “Conversant Stockholders” and together with the C&E Stockholders, the “Subject Stockholders”) entered into a voting agreement (the “Conversant Voting Agreement” and together with the C&E Voting Agreements, the “Voting Agreements”) with Parent.
Pursuant to the terms of the Voting Agreements, each C&E Stockholder agreed, among other things, to vote certain issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such C&E Stockholder, and each Conversant Stockholder agreed, among other things, to vote all issued and outstanding Company common stock currently beneficially owned or thereafter acquired by such Conversant Stockholders (i) in favor of (A) the approval of the merger proposal and any other matters necessary or reasonably requested by Parent for the consummation of the merger and the other transactions contemplated thereby and (B) the approval of the adjournment proposal or any proposal to postpone such meeting of stockholder of the Company to a later date if there are not sufficient votes to approve the adoption of the merger agreement; and (ii) against (A) any competing proposal, alternative acquisition agreement or any of the transactions contemplated thereby, and (B) any action which would reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by the merger agreement, including the merger, in each case, subject to the limitations set forth in the applicable Voting Agreement.
As of the date of the merger agreement, Company common stock beneficially owned and subject to the C&E Voting Agreements represented, in the aggregate, approximately 6.7% of the outstanding shares of Company common stock, and Company common stock beneficially owned and subject to the Conversant Voting Agreement represented, in the aggregate, approximately 10.3% of the outstanding shares of Company common stock.
Subject to certain exceptions, each Voting Agreement prohibits certain transfers by the Subject Stockholders of any of the shares of Company common stock subject to such Voting Agreement prior to the stockholder approval and certain other actions that would impair the ability of the Subject Stockholders to fulfill their respective obligations under their respective Voting Agreement. The Voting Agreements also contain non-solicitation covenants with respect to alternative transactions generally similar to those contained in the merger agreement with respect to the Company.
Each Voting Agreement terminates automatically on the earliest to occur of (i) the effective time of the merger, (ii) the delivery of written notice by the Company to Parent of an adverse recommendation change (as discussed above in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”) made in compliance with the merger agreement, (iii) certain amendments or waivers of the merger agreement without such Subject Stockholder’s prior consent, (iv) the termination of the merger agreement and (v) mutual written consent of the parties to such Voting Agreement.

MARKET PRICE OF COMPANY COMMON STOCK
Company common stock is listed on Nasdaq under the trading symbol “INDT.” On April 13, 2023, there were approximately 144 holders of record of Company common stock. Certain shares of Company common stock are held in “street” name and accordingly, the number of beneficial owners of such shares of Company common stock is not known or included in the foregoing number. The table below sets forth the quarterly high and low closing sales prices of shares of Company common stock on Nasdaq for the periods indicated and the dividends declared by the Company with respect to the periods indicated.
Year	High	Low	Cash Dividend per Share
Fiscal Year Ended December 31, 2020
First Quarter	$48.60	$30.50	*
Second Quarter	$56.70	$32.05	*
Third Quarter	$55.69	$48.67	*
Fourth Quarter	$78.61	$52.99	*
Fiscal Year Ended December 31, 2021
First Quarter	$72.70	$57.50	*
Second Quarter	$68.72	$59.40		$0.15
Third Quarter	$73.01	$65.38		$0.15
Fourth Quarter	$81.06	$63.75		$0.16
Fiscal Year Ending December 31, 2022
First Quarter	$82.25	$71.79		$0.16
Second Quarter	$74.60	$57.73		$0.16
Third Quarter	$65.52	$51.70		$0.16
Fourth Quarter	$64.31	$49.22		$0.18
Fiscal Year Ending December 31, 2023
First Quarter	$66.53	$62.91		$0.18
Second Quarter (through April 14, 2023)	$66.48	$66.15		$—

*
Subsequent to the Company’s election to be taxed as a REIT beginning in fiscal year 2021, on January 13, 2021, the Company announced that its board had declared a special dividend to distribute the Company’s estimated accumulated earnings and profits based on the Company’s estimated taxable income through December 31, 2022. That special dividend was $1.99 per share, payable to holders of record as of January 22, 2021. Thereafter, the Company began making regular quarterly dividend payments, commencing with the quarter ending June 30, 2021. Prior to the Company’s election to be taxed as a REIT, it had customarily paid one annual cash dividend per year.

On February 21, 2023, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for Company common stock on Nasdaq was $62.91. On April 13, 2023, the last trading day before the date of this proxy statement, the reported closing price per share for Company common stock on Nasdaq was $66.35. You are encouraged to obtain current market quotations for Company common stock.
The Company intends to declare and pay quarterly cash dividends for the first and second quarters of 2023 in the ordinary course, as permitted by the merger agreement. Thereafter, the Company may not pay dividends except as necessary to preserve the Company’s tax status as a REIT.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information with respect to the beneficial ownership of Company common stock for:
•
each person known by the Company to beneficially own more than 5% of Company common stock;

•
each of the Company’s directors;

•
each of the Company’s named executive officers (“NEOs”); and

•
all of the Company’s current executive officers and directors as a group.

The Company has one class of common stock. The number of shares beneficially owned by each stockholder is based on shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership and voting power is based on 10,195,206 shares of Company common stock outstanding as of April 10, 2023. In computing the number and the percentage ownership and voting power of a stockholder, rights to acquire shares of Company common stock as of April 10, 2023 or within 60 days of April 10, 2023, including upon vesting and exercise of stock options, upon vesting of time-based restricted stock unit awards and performance-based restricted stock unit awards, are considered outstanding for that stockholder, although these shares are not considered outstanding for purposes of computing the percentage ownership or voting power of any other stockholder. Unless otherwise indicated, the address of all listed stockholders is c/o INDUS Realty Trust, Inc., 641 Lexington Avenue, 26th Floor, New York, NY 10022. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Shares of Common Stock	Rights to Acquire Shares of Common Stock(1)	Common Stock Beneficial Ownership Percentage(2)
5% or more Stockholders
Cullman and Ernst Group(3)	2,249,654	—	22.8%
CCP SBS GP, LLC et al. 375 Park Ave., 11th Floor New York, NY 10152(4)	1,512,432	—	14.8%
Gabelli Funds, LLC et al. Gabelli Funds, LLC One Corporate Center Rye, NY 10580(5)	1,082,791	—	10.6%
Conversant Capital LLC et al. Conversant Capital LLC 90 Park Avenue, 32nd Floor New York, NY 10016(6)	1,049,088	—	10.3%
Monarch Alternative Capital LP et al. Monarch Alternative Capital LP 535 Madison Avenue New York, NY 10022(7)	714,000	—	7.0%
Edgar M. Cullman, Jr.(3)	110,644	7,024	1.1%
Named Executive Officers and Directors
David R. Bechtel(8)	8,714	6,918	*
Gordon DuGan(9)	91,771	36,621	*
Frederick M. Danziger(3)(10)	223,617	1,067	2.2%
Michael S. Gamzon(3)	149,793	56,216	1.5%
Jonathan P. May(11)	10,951	10,273	*

Name of Beneficial Owner	Shares of Common Stock	Rights to Acquire Shares of Common Stock(1)	Common Stock Beneficial Ownership Percentage(2)
Molly J. North(12)	3,230	2,552	*
Amy Rose Silverman(13)	3,402	2,724	*
Albert H. Small, Jr.(14)	16,307	10,273	*
Michael Simanovsky(15)	1,049,088	—	10.3%
Jon W. Clark(16)	1,220	—	—
Thomas M. Lescalleet(17)	5,930	5,000	*
Thomas M. Daniells(18)	153	—	*
All directors and current executive officers as a group (12 persons)	1,564,176	131,644	15.3%

*
Denotes less than 1.0%.

(1)
Represents shares of Company common stock that the stockholders shown have the right to acquire as of April 10, 2023 or within 60 days thereafter, including upon vesting of restricted stock unit awards and performance-based restricted stock unit awards or upon vesting and exercise of stock options. The shares included in this column are deemed to be outstanding in calculating the percentage ownership of Company common stock of such stockholder, but are not deemed to be outstanding as to any other stockholder.

(2)
Based on 10,195,206 shares of Company common stock outstanding as of April 10, 2023. Includes shares that the stockholders shown have the right to acquire as of April 10, 2023 or within 60 days thereafter as described in footnote 1.

(3)
Based on Schedule 13D/A filed with the SEC on February 23, 2023, on behalf of the Cullman and Ernst Group, and the Company’s records. Included in the shares held by the Cullman and Ernst Group are the following:

Name	Shares Beneficially Owned	Shares with Sole Voting and Dispositive Power	Shares with Shared Voting and Dispositive Power
Cullman Jr., Edgar M.	110,644	43,231	67,413
Cullman, Susan R.	286,408	48,320	238,088
Danziger, Lucy C.	223,617	56,289	167,328
Danziger, David M.	79,978	13,338	66,640
Gamzon, Rebecca D.	152,041	10,734	141,734
Ernst, John L.	245,358	4,751	240,607
Sicher, Carolyn B.	21,796	21,796	—
Cullman, Georgina D.	9,717	9,717	—
Cullman, Elissa F.	110,644	15,109	95,535
Cullman, Samuel B.	13,831	13,831	—
Cullman III, Edgar M.	11,455	11,455	—
Danziger, Frederick M.	223,617	67,550	156,067
B Bros. Realty LLC(a)	237,882	237,882	—
Gamzon, Michael S.	152,041	78,753	73,288
Ernst, Alexandra	1,575	1,575	—
Kerns, Jessica P.	1,271	1,271	—
Estate of Louise B. Cullman(b)	7,038	7,038	—

Name	Shares Beneficially Owned	Shares with Sole Voting and Dispositive Power	Shares with Shared Voting and Dispositive Power
Ernst, Margot P.(c)	7,476	—	7,476
Ernst, Matthew L.	1,474	1,271	203
Danziger, Richard M.	69,290	—	69,290
Ernst, Dorothy P.	2,725	—	2,725
Siegel, Cooper S.	203	—	203
Ernst, Jonah	203	—	203
Ernst, Odessa	203	—	203
Danziger, Sunaina L.	15,617	—	15,617
Danziger, Sameena J.	15,617	—	15,617
Gamzon, Sarah D.	14,148	—	14,148
Gamzon, Andrew B.	17,552	—	17,552
Stewart, Benjamin C.	6,100	6,100	—

(a)
Susan R. Cullman and John L. Ernst are managing members.

(b)
Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger are executors.

(c)
Excludes shares held by B Bros. Realty LLC, which may be deemed to be beneficially owned by Margot P. Ernst’s spouse, John L. Ernst, by virtue of his position as a managing member of such entity.

The Schedule 13D/A states that there is no formal agreement governing the Cullman and Ernst Group’s holding and voting of shares held by members of the Cullman and Ernst Group but that there is an informal understanding that the persons and entities included in the group will hold and vote together with respect to shares owned by each of them in each case subject to any applicable fiduciary responsibilities. None of the shares held by members of the Cullman and Ernst Group are pledged.
(4)
The Company has received a copy of a Schedule 13D/A as filed with the SEC by Centerbridge Partners, L.P. et al., reporting ownership of these shares as of February 22, 2023. As of February 22, 2023, CPREF II AIV II — A, L.P. (“CPREF A”) reported shared voting and dispositive power with respect to 750,779 shares, CPREF II AIV II — B, L.P. (“CPREF B”) reported shared voting and dispositive power with respect to 750,778 shares, Centerbridge Partners Real Estate Fund SBS II, L.P. (“SBS II”) (SBS II and, together with CPREF A and CPREF B, the “Centerbridge Funds”) reported shared voting and dispositive power with respect to 10,875 shares, Centerbridge Partners Real Estate Associates II, L.P. (“Centerbridge”) reported shared voting and dispositive power with respect to 1,501,557 shares, CPREF II Cayman GP Ltd. (“Cayman GP”) reported shared voting and dispositive power of 1,501,557 shares, CCP SBS GP, LLC (“CCP GP”) reported shared voting and dispositive power with respect to 10,875 shares, and Jeffery Aronson reported shared voting and dispositive power with respect to 1,512,432 shares. Centerbridge is the general partner of each of CPREF A and CPREF B, and, as such, may be deemed to beneficially own the securities held by CPREF A and CPREF B. Cayman GP is the general partner of Centerbridge, and, as such, it may be deemed to beneficially own the securities held by each of CPREF II A and CPREF II B. CCP GP is the general partner of SBS II, and, as such, may be deemed to beneficially own the securities held by SBS II. Mr. Aronson, indirectly, through various intermediate entities controls each of the Centerbridge Funds, and, as such, Mr. Aronson may be deemed to beneficially own the securities held by the Centerbridge Funds.

(5)
The Company has received a copy of a Schedule 13D/A as filed with the SEC by Gabelli Funds, LLC et al., reporting ownership of these shares as of April 4, 2023. As reported in said Schedule 13D/A, Gabelli Funds, LLC reports sole voting power with respect to 39,287 of these shares and sole dispositive power with respect to 548,844 shares, GAMCO Asset Management Inc. (“GAMCO”) reports sole voting power with respect to 427,647 of these shares and sole dispositive power with respect to 433,647 of these shares, Teton Advisors, Inc. (“Teton Advisors”) reports sole voting and dispositive power with respect to 70,000 of these shares and Gabelli Foundation, Inc. (the “Foundation”) reports sole voting and dispositive power with respect to 800 of these shares and Gabelli & Company Investment Advisors, Inc. reports sole and dispositive power with respect to 29,500 shares. The securities have been acquired by GGCP, Inc. (“GGCP”), and certain of its direct and indirect subsidiaries, including GAMCO Investors, Inc. (“GBL”), on behalf of their investment advisory clients. Mario J. Gabelli, as the controlling stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL, and the controlling shareholder of Teton Advisors, is deemed to have beneficial ownership of the shares owned beneficially by Gabelli Funds, LLC, GAMCO and Teton Advisors. Mr. Gabelli is also the Chairman, a Trustee and the Investment Manager of the Foundation. GBL and GGCP are deemed to have beneficial ownership of the shares beneficially owned by Gabelli Funds, LLC, GAMCO and Teton Advisors. For the shares held by Gabelli Funds, LLC, with respect to the 27,500 shares held by the Gabelli Capital Asset Fund, the 55,000 shares held by the Gabelli Equity Trust, the 64,157 shares held by the Gabelli Asset Fund, the 50,000 shares held by the Gabelli Value 25 Fund, Inc., the 215,500 shares held by the Gabelli Small Cap Growth Fund, the 7,200 shares held by the Gabelli Equity Income Fund and the 7,000 shares held by the Gabelli Global Small and Mid Cap Value Trust, the 35,000 shares held by the Gabelli ABC Fund, the 12,700 shares held by the Gabelli Enterprise Mergers & Acquisitions Fund, the 500 shares held by the Comstock Capital Value Fund, and the 35,000 shares held by the GDL Fund, the proxy voting committee of each such fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such funds.
(6)
The Company has received a copy of a Schedule 13D/A as filed with the SEC by Conversant Capital LLC (“Conversant Capital”), reporting ownership of these shares as of February 22, 2023. As reported in said Schedule 13D/A, Conversant Capital reports sole voting and dispositive power with respect to 1,049,088 shares. Conversant GP Holdings LLC (“Conversant GP”) and Michael Simanovsky report shared voting and dispositive power with respect to 1,049,088 shares, CM Change Industrial LP (“CM Change”) reports shared voting and dispositive power with respect to 515,755 shares, and CM Change Industrial II LP (“CM Change II LP”) reports shared voting and dispositive power with respect to 533,333 shares. CM Change also owns a warrant for 515,747 shares (the “Warrant”) that is only exercisable if the number of shares of common stock to be issued pursuant to such exercise would result in the holder beneficially owning 9.90% or less of all of the Company’s common stock outstanding at such time, so it is not reflected in the beneficial ownership table because it is not exercisable at this time. Conversant GP, Conversant Capital, and Mr. Simanovsky may be deemed to beneficially own the shares owned directly by CM Change and CM Change II. Conversant Capital, Conversant GP and Mr. Simanovsky have shared voting and dispositive power over the shares directly held by CM Change and CM Change II and the Warrant. SCHF (GPE), LLC, due to its role as the general partner of SCHF (M) PV, L.P., shares dispositive power over the Warrant with CM Change.

(7)
The Company has received a copy of a Schedule 13G as filed with the SEC by Monarch Alternative Capital LP (“Monarch”), reporting ownership of these shares as of February 13, 2023. As reported in said Schedule 13G, Monarch, MDRA GP LP (“MDRP GP”) and Monarch GP LLC (“Monarch GP”) report shared voting and dispositive power with respect to 714,000 shares. Monarch serves as an advisor to a variety of funds. MDRA GP is the general partner of Monarch. Monarch GP is general partner of MDRA GP.

(8)
Shares of Company common stock include (i) 1,118 shares held by Mr. Bechtel directly, (ii) options to acquire 6,918 shares that are vested and exercisable and (iii) 678 shares underlying restricted stock unit awards that are vested. Does not include 795 shares of Company common stock underlying restricted stock unit awards held by Mr. Bechtel that are subject to vesting more than 60 days after April 10, 2023.

(9)
Shares of Company common stock include (i) 54,472 shares held by Mr. DuGan directly, (ii) options to acquire 36,621 shares that are vested and exercisable and (iii) 678 shares underlying restricted stock unit awards that are vested. Does not include 795 shares of Company common stock underlying restricted stock unit awards or 68,141 shares underlying options held by Mr. DuGan that are subject to vesting more than 60 days after April 10, 2023.

(10)
Shares of Company common stock include (i) 65,805 shares held by Mr. Danzinger directly, (ii) 156,067 shares that Mr. Danziger has shared voting power with the Cullman and Ernst Group, (iii) options to acquire 1,067 shares that are vested and exercisable and (iv) 678 shares underlying restricted stock unit awards that are vested. Does not include 795 shares of Company common stock underlying restricted stock unit awards held by Mr. Danziger that are subject to vesting more than 60 days after April 10, 2023.

(11)
Shares of Company common stock include (i) options to acquire 10,273 shares that are vested and exercisable and (ii) 678 shares underlying restricted stock unit awards that are vested. Does not include 795 shares of Company common stock underlying restricted stock unit awards held by Mr. May that are subject to vesting more than 60 days after April 10, 2023.

(12)
Shares of Company common stock include (i) options to acquire 2,552 shares that are vested and exercisable and (ii) 678 shares underlying restricted stock unit awards that are vested. Does not include 795 shares of Company common stock underlying restricted stock unit awards held by Ms. North that are subject to vesting more than 60 days after April 10, 2023.

(13)
Shares of Company common stock include (i) 678 shares held by Ms. Silverman directly and (ii) options to acquire 2,724 shares that are vested. Does not include 795 shares of Company common stock underlying restricted stock unit awards held by Ms. Silverman that are subject to vesting more than 60 days after April 10, 2023.

(14)
Shares of Company common stock include (i) 5,356 shares held by Mr. Small directly, (ii) options to acquire 10,273 shares that are vested and exercisable and (iii) 678 shares underlying restricted stock unit awards that are vested. Does not include 795 shares of Company common stock underlying restricted stock unit awards held by Mr. Small that are subject to vesting more than 60 days after April 10, 2023.

(15)
Shares of Company common stock include 1,049,088 shares held by Mr. Simanovsky directly.

(16)
Shares of Company common stock include (i) 1,000 shares held by Mr. Clark directly and (ii) 220 shares underlying restricted stock unit awards that are vested. Does not include 1,556 shares of Company common stock underlying restricted stock unit awards and 3,552 shares of Company common stock underlying performance-based restricted stock unit awards assuming the maximum performance level, respectively, held by Mr. Clark that are subject to vesting more than 60 days after April 10, 2023.

(17)
Shares of Company common stock include (i) 644 shares held by Mr. Lescalleet directly, (ii) options to acquire 5,000 shares that are vested and exercisable and (iii) 285 shares underlying restricted stock unit awards that are vested. Does not include 2,091 shares of Company common stock underlying restricted stock unit awards and 6,365 shares of Company common stock underlying performance-based restricted stock unit awards assuming the maximum performance level, respectively, held by Mr. Lescalleet that are subject to vesting more than 60 days after April 10, 2023.

(18)
Shares of Company common stock include 153 shares underlying restricted stock unit awards that are vested. Does not include 1,091 shares of Company common stock underlying restricted stock unit awards and 2,492 shares of Company common stock underlying performance-based restricted stock unit awards assuming the maximum performance level, respectively, held by Mr. Daniells that are subject to vesting more than 60 days after April 10, 2023.

STOCKHOLDER PROPOSALS
If the merger is completed, the Company’s annual meeting of stockholders in 2023 will be limited to Parent, as the Company’s sole stockholder of record. However, if the merger agreement is terminated for any reason, the Company expects to hold an annual meeting of stockholders in 2023 for all stockholders of record, as a public company. A date has not been set for the Company’s 2023 annual meeting.
Proposals by stockholders for the 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must have been received by the Company no later than January 5, 2023 if such proposal is to be considered for inclusion in the 2023 proxy materials of the Company.
Stockholders intending to present a proposal at the 2023 annual meeting of stockholders, but not to include the proposal in the Company’s proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Company’s Amended and Restated Bylaws. The Company’s Amended and Restated Bylaws require, among other things, that the Company’s Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than 150 days and not later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, the Company must have received notice of such a proposal or nomination for the 2023 annual meeting of stockholders no earlier than December 6, 2022 and no later than January 5, 2023. The notice must have contained the information required by the Company’s Amended and Restated Bylaws, a copy of which is available upon request from the Company’s Secretary. In the event that the date of the 2023 annual meeting of stockholders is more than 30 days before or after June 14, 2023, then the Company’s Secretary must receive such written notice not earlier than the 150th day prior to the 2023 Annual Meeting of Stockholders and not later than the later of the 120th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company.
In addition to satisfying the requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must have provided notice that sets forth the information required by Rule 14a-19 under the Exchange Act no earlier than December 6, 2022 and no later than January 5, 2023; provided however, that in the date of the 2023 annual meeting of stockholders is more than 30 days before or after June 14, 2023, then the Company’s Secretary must receive such written notice not earlier than the 150th day prior to the 2023 Annual Meeting of Stockholders and not later than the later of 120th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company.
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of banks and brokers with account holders who are Company stockholders will be householding the Company’s proxy materials. A single copy of the proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement, please notify your bank or broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their bank or broker.
If you are a stockholder of record eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy statement for your household, please contact the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449. If you participate in householding and wish to receive a separate copy of the proxy statement and annual report, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy statement and annual report in the future, please contact American Stock Transfer & Trust Company, LLC as indicated above.

NO DISSENTERS’ RIGHTS OF APPRAISAL
The Company is organized as a corporation under Maryland law. The Company’s stockholders may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by Maryland law, the Company’s charter provides that stockholders are not entitled to exercise such rights unless the board determines that such rights apply. The board has made no such determination.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Available Information
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. The Company’s SEC filings, including this proxy statement, are also available to you on the SEC’s website at https://www.sec.gov.
The SEC allows the Company to “incorporate by reference” the information it files with the SEC, which means that the Company can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about the Company, its business and its finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document the Company subsequently files with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. The Company incorporates by reference the following documents the Company filed with the SEC:
•
the Company’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2022;

•
the Company’s Current Reports on Form 8-K filed with the SEC on January 9, 2023 and February 22, 2023 (Items 1.01 and 8.01 only); and

•
all documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.
The Company will provide without charge to each person, including any beneficial owner of Company common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents the Company are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request for a copy of such report should be directed to Thomas Daniells at INDUS Realty Trust, Inc., 204 West Newberry Road, Bloomfield, CT 06002. In addition, such report is available, free of charge, on the Company’s website at https://https://ir.indusrt.com/financials/sec-filings/.
If you have any questions about this proxy statement, the special meeting or the merger, or if you would like additional copies of this proxy statement, please contact the Company’s proxy solicitor, D.F. King & Co., Inc., at:
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (800) 431-9633
Banks and Brokers may call collect: (212) 269-5550
E-mail: INDT@dfking.com
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS

PROXY STATEMENT IS DATED APRIL 14, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
By Order of the Board of Directors
INDUS REALTY TRUST, INC.
Thomas Daniells
Senior Vice President, General Counsel and Secretary
Bloomfield, Connecticut,
April 14, 2023

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
IR PARENT, LLC,
IR MERGER SUB II, INC.
and
INDUS REALTY TRUST, INC.
Dated as of February 22, 2023

1

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of February 22, 2023 (this “Agreement”), is made and entered into by and among IR Parent, LLC, a Delaware limited liability company (“Parent”), IR Merger Sub II, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), and INDUS Realty Trust, Inc., a Maryland corporation (the “Company”). Each of Parent, Merger Sub and the Company is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article I.
WHEREAS, the Parties wish to effect a business combination in which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and each share of Company Common Stock (as defined herein) other than Excluded Stock (as defined herein) issued and outstanding immediately prior to the Merger Effective Time (as defined herein) will be converted into the right to receive the Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined and declared that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (b) duly authorized, approved and declared advisable the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement, (c) directed that the approval of the Merger and the other transactions contemplated by this Agreement be submitted for consideration by the holders of Company Common Stock at the Stockholders Meeting (as defined herein), and (d) recommended the approval of the Merger by the stockholders of the Company;
WHEREAS, the Parties intend that, for U.S. federal income tax purposes (and, where applicable, state and local income tax purposes), the Merger shall be treated as a taxable sale of all of the stock of the Company by the holders of equity interests in the Company in exchange for the applicable Merger Consideration to be provided to the holders of equity interests in the Company;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and a material inducement to the Company’s willingness to enter into this Agreement, each of CPREF II AIV II —  A, L.P., a Delaware limited partnership and CPREF II AIV II — B, L.P., a Delaware limited partnership (collectively, the “Centerbridge Sponsor”), and an Affiliate of Rocky Industrial LLC, a Delaware limited liability company (the “G Sponsor” and, together with the Centerbridge Sponsor, the “Sponsors”), is entering into a separate limited guarantee in favor of the Company (collectively, the “Guarantees”), with respect to certain payment obligations of the Parent Parties under this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and a material inducement to each Party’s willingness to enter into this Agreement, each of the Sponsors is entering into a separate equity financing commitment letter in favor of Parent (together with all exhibits, schedules, annexes and other attachments thereto, collectively, the “Equity Commitment Letters”), pursuant to which each of the Sponsors has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and a material inducement to the Parent Parties’ willingness to enter into this Agreement, certain equityholders of the Company have each executed and delivered to Parent a voting and support agreement; and
WHEREAS, each of the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and to prescribe various conditions to the Merger.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1    Definitions.
(a)    For purposes of this Agreement:
“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company or any of its Subsidiaries that (i) contains confidentiality provisions that are not less favorable in any material respect to the Company than the terms of the Confidentiality Agreements, except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements, and except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of, or amendment or modification to, non-public Inquiries or non-public Competing Proposals or (ii) was entered into prior to the date of this Agreement.
“Acquired Companies” means the Company and each Subsidiary of the Company, collectively.
“Action” means any claim, action, cause of action, suit, litigation, proceeding, charge, investigation, inquiry, arbitration, mediation, interference, audit, assessment, hearing or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before any Governmental Authority).
“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. Notwithstanding the foregoing, (i) the Parent Parties and their respective subsidiaries shall not be deemed to be Affiliates of the Company, (ii) the Acquired Companies shall not be deemed to be an Affiliate of the Parent Parties, (iii) no “portfolio company” (as such term is customarily understood among institutional private equity investors) of any Sponsor or its Affiliates shall be deemed to be Affiliates of the Parent Parties and their Subsidiaries and (iv) the Parent Parties and their Subsidiaries shall not be deemed to be Affiliates of any “portfolio company” (as such term is customarily understood among institutional private equity investors) of any Sponsor or its Affiliates.
“Ancillary Documents” means any documents, certificates, instruments, or other papers that are reasonably required for the consummation of the transactions contemplated herein.
“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder and (ii) any applicable law relating to anti-corruption, bribery, or similar matters in any other jurisdiction.
“Anti-Money Laundering Laws” means all applicable statutes, laws, rules, regulations or other requirements concerning anti-money laundering, proceeds of crime, combatting terrorism financing, and related financial recordkeeping and reporting, money transmission, money service businesses, casinos, and other regulated financial institutions of all jurisdictions where the Company or any of the Acquired Companies conduct business.
“Balance Sheet Date” means September 30, 2022, being the date of the most recent consolidated balance sheet of the Company.
“Book-Entry Share” means, with respect to any Party, a book-entry share registered in the transfer books of such Party.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York or Singapore are authorized or required to be closed.
“Centerbridge Confidentiality Agreement” means that certain confidentiality agreement dated January 3, 2023, by and between Centerbridge Partners, L.P. and the Company.
“Certificated Share” means a share of Company Common Stock represented by a physical stock certificate and recorded in the books and records of the Company.
“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.
“CFIUS Approval” means (i) CFIUS has concluded that none of the transactions contemplated by this Agreement are “covered transactions” and therefore not subject to review under the DPA; (ii) CFIUS has issued a written notice that it has completed a review or investigation of a filing provided pursuant to the DPA with respect to the transactions contemplated by this Agreement, and has concluded all Action under the DPA; or (iii) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement, or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Company Benefit Plan” means each Employee Benefit Plan in which any current or former employee of an Acquired Company (or a dependent thereof) participates in connection with such employment with an Acquired Company, or that is sponsored, maintained, contributed to, or required to be contributed to, by any of the Acquired Companies, or with respect to which any part of the Acquired Companies has or may have any liability or obligation, including as a result of Title IV of ERISA or any other “controlled group” liability related to any Employee Benefit Plan sponsored, maintained or contributed by any ERISA Affiliate.
“Company Bylaws” means the bylaws of the Company, as amended and in effect on the date hereof.
“Company Charter” means the Articles of Amendment and Restatement of the Company, as amended, supplemented and in effect on the date hereof.
“Company Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.
“Company Compensatory Award” means each Company RSU Award, Company PSU Award, and Company Option.
“Company Governing Documents” means the Company Bylaws and the Company Charter.
“Company Lease” means one or more leases, subleases, licenses or occupancy agreements of a particular real property under which the Company or any Subsidiary of the Company is the landlord or sub-landlord or serves in a similar capacity, together with all amendments or modifications related thereto.
“Company Material Adverse Effect” shall mean any change, condition, occurrence, effect, event, circumstance or development (each an “Effect”, and collectively, “Effects”), that, individually or in the aggregate, (A) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial or other condition or results of operations of the Acquired Companies, taken as a whole or (B) would prevent or materially impair the ability of the Company to consummate the Merger before the Outside Date; provided, however, that for purposes of the foregoing clause (A) only, no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred, except to the extent such Effects disproportionately affect the Acquired Companies in any material respect relative to other similarly situated companies operating in any industry of the Acquired Companies in the events of subclause (i) through (vii) below (in which case, the incremental disproportionate effects may be taken into account in determining whether there has occurred a “Company Material Adverse Effect”):
(i)   changes in general business or economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally;
(ii)   changes in conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii)   changes in conditions generally affecting any industry in which the Acquired Companies operate;
(iv)   changes in political conditions in the United States or any other country or region in the world or acts of war, sabotage, terrorism or cyberterrorism (including any outbreak, escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current dispute involving the Russian Federation and Ukraine, including relating to Belarus);
(v)   earthquakes, hurricanes, tropical storms, tsunamis, tornadoes, floods, epidemics, pandemics (excluding the COVID-19 pandemic), other disease outbreaks, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world;
(vi)   changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof), in each case, after the date hereof;
(vii)   the COVID-19 pandemic, any COVID-19 Measures or any change in any COVID-19 Measures (or the interpretation thereof) after the date hereof;
(viii)   the execution and delivery of this Agreement or the public announcement of the Merger and the other transactions contemplated by this Agreement, including (1) the identity of Parent and its Affiliates, (2) by reason of any communication by Parent or any of its Affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Acquired Companies following the Closing, (3) any condition or requirement of or arising from the CFIUS Approval or any other consent, authorization, Order or approval of each Governmental Authority set forth in Schedule 8.1(a) of the Company Disclosure Letter, and (4) the impact of any of the foregoing on any business relationships with third parties, contractual or otherwise (it being understood and agreed that this clause (viii) shall not apply to the use of Company Material Adverse Effect in the representations or warranties set forth in Section 4.3(a), Section 4.3(b), or Section 4.17(d) or in determining the satisfaction of any condition, to the extent related to such representation or warranty in Section 8.3(a) (subject to, in each case, the applicable materiality standards or qualifications contained in any such condition));
(ix)   any Transaction Litigation (as defined herein) (it being understood and agreed that this clause (ix) with respect to any Transaction Litigation brought by parties other than stockholders (including former stockholders) of the Company in their capacities as such shall not apply to the use of Company Material Adverse Effect in the representations and warranties set forth in Section 4.3(a));
(x)   (1) any actions taken or failure to take action, in each case, by Parent or any of its controlled Affiliates, (2) any actions taken or failure to take action which Parent has requested or consented to in writing, or (3) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement (it being understood and agreed that clauses (x)(1) or (3) shall not apply to the obligations of the Acquired Companies to act in the ordinary course of business in all material respects pursuant to Section 6.1(a) and in determining the satisfaction of the condition in Section 8.3(b) to the extent related to the obligations of the Acquired Companies to operate in the ordinary course in all material respects pursuant to Section 6.1(a)) (subject, in each case, to the applicable materiality standards or qualifications contained in any such condition)); or
(xi)   changes in the Company’s stock price or the trading volume of the Company’s stock, or changes in the rating or ratings outlook of the Company, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition).
“Company Option” means an option to purchase shares of Company Common Stock.
“Company Properties” means each real property owned in fee by any of the Acquired Companies (including all buildings, structures and other improvements and fixtures located on such real property and all easements, rights and other appurtenances to such real property).
“Company PSU Award” shall mean any award of performance-based vesting restricted stock units with respect to shares of Company Common Stock that is, at the time of determination, subject to performance-vesting/forfeiture requirements.
“Company RSU Award” shall mean any award of restricted stock units with respect to shares of Company Common Stock (excluding Company PSU Awards).
“Company Termination Payment” means an amount equal to $24,400,000.
“Company Warrant” means that certain Warrant to Purchase Common Stock, dated August 24, 2020, by and between the Company and CM Change Industrial LP.
“Confidentiality Agreements” means, collectively, (a) the Centerbridge Confidentiality Agreement and (b) the GIC Confidentiality Agreement.
“Contract” means any written or oral contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, guaranty, binding commitment or other agreement.
“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Laws” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and any Treasury Regulations or other official guidance promulgated thereunder, or any other Law or executive order or executive memo intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act, the Health, Economic Assistance, Liability, and Schools Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, the Families First Coronavirus Response Act and the American Rescue Plan Act of 2021 and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Authority in connection with or in response to COVID-19.
“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, guideline or recommendation promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including COVID-19 Laws.
“Debt Facilities” means, with respect to the Company, any Contract set forth in Schedule 4.12(b)(iv) of the Company Disclosure Letter.
“Development Property” means any Company Property that, as of the date of this Agreement, is under construction.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder.
“Employee Benefit Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan (as defined in Section 409A of the Code) or employment, individual consulting, severance, termination, retention, change-in-control, bonus, commission, incentive, equity or equity-based compensation, health, welfare, fringe benefit, retirement and any other compensatory or employee benefit plan, policy, practice, undertaking, Contract or arrangement of any kind (whether or not subject to ERISA, written or oral), excluding any plan, Contract or arrangement required by applicable Law.
“Environmental Law” means any Law relating to pollution, protection of the environment or natural resources, or (to the extent relating to any toxic, hazardous, harmful, dangerous or deleterious substance, material or waste) human health or safety.
“Environmental Permit” means any Permit, registration or other authorization issued, granted, or required under any applicable Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any entities (whether or not incorporated) that would be treated together with any of the Acquired Companies as a single employer within the meaning of Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby, the preparation, printing, filing and mailing of the Proxy Statement (with respect to the Company), and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of Stockholder Approval, engaging the services of the Paying Agent, obtaining any third-party consents, making any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.
“Fundamental Representations” means the representations and warranties set forth in the first sentence of Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.2 (Authority; Approval Required), Section 4.3(a)(i)(A) (No Conflict; Required Filings and Consents) and Section 4.20 (Brokers).
“GAAP” means the U.S. generally accepted accounting principles, consistently applied.
“GIC Confidentiality Agreement” means that certain confidentiality agreement dated January 3, 2023, by and between GIC Real Estate, Inc. and the Company.
“Governmental Authority” means any U.S. federal, state or local government or any foreign or supranational government, or any other governmental, quasi-governmental or regulatory, judicial or administrative authority, instrumentality, board, body, bureau, agency, commission, self-regulatory organization, court, tribunal, arbitration panel, arbitrator or similar entity.
“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, minerals in each case, whether naturally occurred or man-made, that are listed in, defined or regulated (or for which liability or standards of conduct may be imposed) under any Environmental Law, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder, including: the Comprehensive, Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water

Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes, per — and polyfluoroalkyl substances, 1,4 — dioxane and radon.
“Indebtedness” means, with respect to the Acquired Companies, without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations of any of the Acquired Companies for borrowed money or evidenced by notes, bonds, indentures, or similar instruments, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by any of the Acquired Companies, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets (including any earnouts or other contingent payments), (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations of the Acquired Companies under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) obligations to guarantee any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, on behalf of any Person, other than the Acquired Companies, (viii) all outstanding prepayment or other premium obligations of any of the Acquired Companies, if any, and accrued interest, indemnities, fees and expenses related to any of the items set forth in clauses (i), (v) and (vi) if such items were prepaid as of the date of determination and (ix) any agreement to provide any of the foregoing; provided, that, for clarification, Indebtedness shall not include “trade debt” or “trade payables” or development obligations pursuant to Contracts. Notwithstanding the foregoing, Indebtedness does not include any intercompany obligations between or among the Company and any Wholly Owned Company Subsidiary.
“Information Privacy and Security Laws” means applicable legal requirements concerning the use, ownership, maintenance, storage, collection, transfer, processing, controlling, privacy and/or security of Personal Information.
“Intellectual Property” means all U.S. and foreign (i) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and copyrightable works, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the Internal Revenue Service or any successor agency.
“IT Asset” means any information system, software or hardware that is owned by the Acquired Companies or used in the course of their business activities.
“Knowledge” means, whether or not capitalized, or any similar expressions with respect to the Company, the actual knowledge of the persons named in Schedule A-1 to the Company Disclosure Letter.
“Law” means any and all domestic United States (federal, state, local or municipal), multi-national or foreign laws or other law, statute, constitution, ordinance, code, decree, Order (including any executive order), directive, rule, regulation, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Lien” means any mortgage, deed of trust, hypothecation, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third-party right (including right of first refusal or first offer), restriction, right of way, easement, servitude, conditional or installment sale agreement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding any restrictions on transfer of equity securities arising under applicable securities Laws.
“Long-Term Incentive Plans” means the INDUS Realty Trust, Inc. and INDUS Realty, LLC 2020 Incentive Award Plan and the INDUS Realty Trust, Inc. 2009 Stock Option Plan, each as amended from time to time.
“Material Company Lease” means (i) any lease, sublease, license or occupancy agreement of a particular real property under which the Company or any Subsidiary of the Company is the tenant or sub-tenant or serves in a similar capacity, together with all amendments or modifications related thereto, (x) providing for annual rental payments of $775,000 or more or (y) relating to an individual real property comprising more than 150,000 square feet of space, each of clauses (x) and (y), measured as of February 20, 2023 and (ii) any Company Lease.
“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 3(37) of ERISA).
“Order” means any judgment, injunction, mandate, order, determination, decision, award, decree or other similar provision of any Governmental Authority.
“Parent Disclosure Letter” means the disclosure letter prepared by Parent and delivered to the Company at or prior to the execution and delivery of this Agreement.
“Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or in the aggregate, would prevent or materially impair the ability of the Parent Parties to timely perform any of their respective obligations under this Agreement or to consummate the Merger.
“Parent Termination Payment” means an amount equal to $62,800,000.
“Permitted Encumbrances” means any of the following: (i) Liens for Taxes or governmental assessments, charges or claims of payment (x) not yet due and payable, or (y) that are due but not yet delinquent or the amount or validity of which is being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP (to the extent required by GAAP); (ii) (a) mechanics and materialmen’s Liens for amounts incurred in the ordinary course of business and which are not yet due and payable or are due but not yet delinquent and are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP (to the extent required by GAAP) or (b) such Liens which have been filed of record but which have been bonded over or otherwise insured against; (iii) with respect to any real property, post-closing escrow agreements, contribution and tax protection agreements existing at the date of this Agreement, and Liens that are zoning regulations, building codes, entitlements (including associated security instruments encumbering any land for which the Acquired Companies have an option to purchase) or other land use or environmental regulations by any Governmental Authority, in each case, to the extent not violated by the current use or operation of such real property; (iv) with respect to the Acquired Companies, (A) Liens that are disclosed on Schedule 4.10(a) of the Company Disclosure Letter (as defined herein) together with associated documentation which evidences or secures such Liens, including, without limitation, notes, mortgages, deeds of trust, assignments of leases and rents, guarantees, pledge agreements and similar documentation or (B) Liens that are disclosed on the most recent audited consolidated balance sheet of the Company as of the date hereof, or notes thereto (or securing liabilities reflected on such balance sheet); (v) Liens arising pursuant to any Material Contract or Company Lease; (vi) with respect to any Company Property, Liens that are disclosed on existing title policies or surveys made available to Parent prior to the date hereof or otherwise filed or recorded in the applicable public records; (vii) with respect to any Company Property, easements, covenants, conditions, restrictions and other similar matters affecting title to such real property and other title defects, individually and/or in the aggregate, which would not have or would not reasonably be expected to materially impair the existing use, operation or value of the affected Company Property; (viii) rights of tenants under Company Leases; (ix) non-exclusive licenses to Intellectual Property in the ordinary course of business; or (x) such other Liens which were incurred in the ordinary course of business and that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Acquired Companies taken as a whole.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).
“Personal Information” means data or other information relating, directly or indirectly, to an identified or identifiable natural person, household or device.
“Prior Sale Agreement” means any purchase or sale or termination Contract relating to any real property purchased, acquired, conveyed, transferred, assigned or disposed of by any of the Acquired Companies since January 1, 2021.
“Property Permit” means any permit required under applicable Law for the construction and/or development of any real property.
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“Representative” means, with respect to any Person, such Person’s directors, managers, officers, employees, trustees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives and, in the case of the Parent Parties, their respective financing sources.
“Sanctions Laws” means any applicable trade, economic, and/or financial sanctions Laws administered, enacted or enforced from time to time by (a) the United States (including the Department of the Treasury’s Office of Foreign Assets Control or the United States Department of State) or (b) any other applicable sanctions authority.
“SEC” means the Securities and Exchange Commission (including the staff thereof).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Stockholder Approval” means the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock entitled to vote at the Stockholders Meeting on the Merger.
“Stockholders Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Stockholder Approval, including any postponement or adjournment thereof.
“Subsidiary” of any Person means (i) any corporation of which 50% or more of the outstanding voting stock is, directly or indirectly, owned by such Person and (ii) any partnership, limited liability company, joint venture or other entity of which 50% or more of the total equity interest is, directly or indirectly, owned by such Person or of which such Person is, directly or indirectly, a general partner, manager, managing member or the equivalent or for which such Person has the right to designate or appoint individuals representing a majority of the voting power of the board of directors (or equivalent governing body).
“Tax” or “Taxes” means any U.S. federal, state, local, foreign or other income, gross receipts, capital gains, capital stock, windfall or other profits, net worth, withholding, property, recording, stamp, transfer, sales, use, abandoned property, franchise, employment, payroll, social security, social contribution, unemployment compensation, disability, license, excise, environmental, alternative or add-on minimum, estimated, value-added and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts by the U.S. or any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.
“Transfer Right” means a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer or right of first refusal, pursuant to the terms of which any Person (including any Acquired Company) could be required to purchase or sell the applicable equity interests of any Person, any fee owned real property or any other material assets, rights or properties.
“Treasury Regulation” means the final or temporary regulations issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.
“USRPI” means a United States real property interests within the meaning of Section 897(h) of the Code.
“Vacant Land” means any unimproved Company Property.
“Wholly Owned Company Subsidiary” means any directly or indirectly wholly owned Subsidiary of the Company.
“Willful Breach” means a material breach of any representation, warranty, covenant, obligation or agreement set forth in this Agreement that is a consequence of a deliberate act or omission undertaken by the breaching Party, with the actual knowledge or intent that the taking of such act or failure to take such action would result in, constitute or cause a material breach of this Agreement.
(b)   In addition to the terms defined in Section 1.1(a), the following terms shall have the respective meanings set forth in the sections set forth below opposite such term:
Defined Term	Location of Definition
1031 Exchange	Section 7.17(b)
Adverse Recommendation Change	Section 7.3(d)(i)
Agreement	Preamble
Alternative Acquisition Agreement	Section 7.3(a)
Articles of Merger	Section 2.3
Assumed Indebtedness	Section 7.11(b)(i)
Assumption Documents	Section 7.11(b)(i)
Board Recommendation	Section 4.2(c)
Capitalization Date	Section 4.4(a)
Centerbridge Sponsor	Recitals
Certificates	Section 3.2(b)
Charter Restrictions	Section 7.13
Chosen Courts	Section 10.7(b)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Board	Recitals
Company Capital Stock	Section 4.4(a)
Company Disclosure Letter	Article IV
Company Held Excluded Stock	Section 3.1(a)(ii)
Company Preferred Stock	Section 4.4(a)
Company Related-Party Agreements	Section 4.19
Company SEC Documents	Section 4.5(a)
Company Subsidiary Partnership	Section 4.13(k)
Company Terminating Breach	Section 9.1(d)(i)
Competing Proposal	Section 7.3(i)(i)
Continuing Employee	Section 7.8(a)

Defined Term	Location of Definition
Current Premium	Section 7.9(a)
Debt Financing	Section 7.11(a)
Equity Commitment Letters	Recitals
Equity Financing	Section 5.4(a)
Exchange Fund	Section 3.2(a)
Excluded Stock	Section 3.1(a)(iii)
Existing Lender	Section 7.11(b)(i)
Final Dividend	Section 7.17(d)
Financing Indemnified Parties	Section 7.11(a)(iii)
FLSA	Section 4.18(b)
G Sponsor	Recitals
Gross-Up Commitment	Section 4.17(d)
Guarantees	Recitals
Indemnified Parties	Section 7.9(b)
Inquiry	Section 7.3(i)(iv)
Insurance Policies	Section 4.16
Interim Period	Section 6.1(a)
Intervening Event	Section 7.3(i)(iii)
IRCA	Section 4.18(d)
Letter of Transmittal	Section 3.2(b)
Management Agreements	Section 4.12(e)
Match Period	Section 7.3(e)(ii)
Material Contract	Section 4.12(c)
Merger	Recitals
Merger Consideration	Section 3.1(a)(i)
Merger Effective Time	Section 2.3
Merger Sub	Preamble
MGCL	Recitals
Non-Continuing Employee	Section 7.8(a)
Notice of Intervening Event Period	Section 7.3(f)(ii)
Option Consideration	Section 3.3(a)
Outside Date	Section 9.1(b)(i)
Parent	Preamble
Parent Held Excluded Stock	Section 3.1(a)(iii)
Parent Liability Cap	Section 10.10(c)
Parent Parties	Preamble
Parent Terminating Breach	Section 9.1(c)(i)
Partially Completed 1031	Section 7.17(b)
Party(ies)	Preamble
Paying Agent	Section 3.2(a)
Permits	Section 4.8(a)
Proxy Statement	Section 4.23
Qualified REIT Subsidiary	Section 4.1(c)

Defined Term	Location of Definition
Qualifying Income	Section 9.4(a)
Recovery Costs	Section 9.3(c)
Rent Rolls	Section 4.10(b)
Sarbanes-Oxley Act	Section 4.5(a)
SDAT	Section 2.3
Solvent	Section 5.5
Sponsors	Recitals
Superior Proposal	Section 7.3(i)(ii)
Surviving Entity	Section 2.1
Surviving Entity Common Stock	Section 3.1(a)(iv)
Takeover Statutes	Section 4.22
Tax Protection Agreements	Section 4.13(k)
Taxable REIT Subsidiary	Section 4.1(c)
Transaction Litigation	Section 7.7(b)
Transfer Taxes	Section 7.16(c)
Voting Debt	Section 4.4(d)
WARN Act	Section 4.18(c)
Warrant Consideration	Section 3.3(e)
Section 1.2   Interpretation and Rules of Construction.   In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)   when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated;
(b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)   whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise;
(d)   “or” shall be construed in the inclusive sense of “and/or”;
(e)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;
(f)   all references herein to “$” or dollars shall refer to U.S. dollars;
(g)   no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty;
(h)   it is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative;
(i)   the phrases “delivered” or “made available” means that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives including, in the case of “made available” to Parent or Merger Sub or its Representatives, material that has been posted in the “Project Cigar” electronic data room hosted by Intralinks, Inc. established by the Company at least twelve (12) hours prior to the execution of this Agreement;

(j)   the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” and, as used in this Agreement, similar in nature and magnitude to actions customarily taken without any authorization by the board of directors in the course of normal day-to-day operations, whether or not such words actually follow such phrase;
(k)   references to a Person are also to its successors and permitted assigns;
(l)   any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, unless otherwise specified;
(m)   whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;
(n)   whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day;
(o)   all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; and
(p)   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
ARTICLE II
THE MERGER
Section 2.1   The Merger.   Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL, at the Merger Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following and as a result of the Merger, the Surviving Entity will be a wholly owned Subsidiary of Parent and will continue to be governed by the laws of the State of Maryland. The Merger shall have the effects provided in this Agreement and the Articles of Merger (as defined below), and as specified in the applicable provisions of the MGCL.
Section 2.2   Closing.   The closing of the Merger (the “Closing”) will take place (a) by electronic exchange of documents and signatures five (5) Business Days following the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in Article VIII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or (b) such other place or date as may be agreed in writing by Parent and the Company; provided, however, that in no event shall the Closing be required to occur prior to May 23, 2023 unless otherwise notified by Parent in writing to the Company. The date on which the Closing actually takes place is referred to herein as the “Closing Date.”
Section 2.3   Effective Times.   On the Closing Date, Merger Sub and the Company shall (a) cause Articles of Merger with respect to the Merger to be duly executed and filed with the Department of Assessments and Taxation of the State of Maryland (the “SDAT”) in accordance with the MGCL (the “Articles of Merger”), and (b) make any other filings, recordings or publications required to be made by the Company or Merger Sub under the MGCL in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the SDAT or on such other date and time (not to exceed 30 days after the Articles of Merger are accepted for record by the SDAT) as specified in the Articles of Merger (such date and time, the “Merger Effective Time”).
Section 2.4   Organizational Documents of the Surviving Entity.   At the Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Merger Effective Time: (a) the name of the Surviving Entity shall be “INDUS Realty Trust, Inc.”; (b) by virtue of the Merger and without the necessity of further action by the Company or any other Person, the Company Charter shall be amended and restated in its entirety to read in its entirety as set forth on Annex A-1 hereto (subject to such amendments solely to the extent as may be necessary to effect a preferred share offering in compliance with Section 7.11(c) and subject to Section 7.9, or as otherwise agreed between Parent and the Company prior to the Closing Date, neither Parent’s nor Company’s agreement to be unreasonably withheld, delayed or conditioned), and as so amended and restated shall be the charter of the Surviving Entity until, subject to Section 7.9, thereafter amended in accordance with applicable Law; and (c) by virtue of the Merger and without the necessity of further action by the Company or any other Person, the bylaws of the Company shall be amended and restated in their entirety to read in the form of Annex A-2 hereto, and as so amended and restated, shall be the bylaws of the Surviving Entity until, subject to Section 7.9, thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.
Section 2.5   Directors and Officers of the Surviving Entity.   At the Merger Effective Time, the Company and the Surviving Entity shall take all necessary action such that the directors and officers of Merger Sub immediately prior to the Merger Effective Time, or such other individuals designated by Parent as of the Merger Effective Time, shall become the directors and officers of the Surviving Entity, each to hold office, from and after the Merger Effective Time, in accordance with the charter and bylaws of the Surviving Entity until their respective successors shall have been duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the charter and bylaws of the Surviving Entity.
Section 2.6   Subsequent Actions.   As of the Merger Effective Time, the officers and directors of the Surviving Entity and Parent shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as applicable, any deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or Merger Sub, as applicable, or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or liabilities, in the Surviving Entity or otherwise to carry out the intent of this Agreement.
ARTICLE III
EFFECTS OF THE MERGER
Section 3.1      Effects of the Merger.
(a)   At the Merger Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:
(i)   Except as noted below, each share of Company Common Stock, or fraction thereof, issued and outstanding as of immediately prior to the Merger Effective Time (other than Excluded Stock in accordance with Section 3.1(a)(ii) and Section 3.1(a)(iii)), shall be automatically cancelled and converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to $67.00 per share, without interest, as adjusted pursuant to Section 7.17(d) (such amount per share, as adjusted, the “Merger Consideration”), upon the proper surrender of Book-Entry Shares and Certificated Shares representing validly issued, fully paid and nonassessable shares of Company Common Stock in accordance with Section 3.2 and subject to Section 3.1(a)(iii), Section 3.1(b), Section 3.4 and the next sentence of this Section 3.1(a)(i). From and after the Merger Effective Time, subject to Section 3.1(a)(iii), all shares of Company Common Stock shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of a share of Company Common Stock shall cease to have any rights with respect thereto, except for the right to receive the Merger Consideration therefor in accordance with Section 3.2.
(ii)   Each share of Company Common Stock issued and outstanding as of immediately prior to the Merger Effective Time and then held by the Acquired Companies (the “Company Held Excluded Stock”) shall be automatically retired and shall cease to exist, and no consideration shall be paid, nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Merger.
(iii)   Each share of Company Common Stock issued and outstanding as of immediately prior to the Merger Effective Time and then held by the Parent Parties or any of their respective Affiliates (the

“Parent Held Excluded Stock” and, together with the Company Held Excluded Stock, the “Excluded Stock”), shall be unaffected by the Merger (and no consideration shall be paid, nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Merger) and shall remain issued and outstanding as one share of Surviving Entity Common Stock.
(iv)   Each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Entity (“Surviving Entity Common Stock”). From and after the Merger Effective Time, all certificates representing the common stock of Merger Sub shall thereafter be deemed for all purposes to represent the number of shares of common stock of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.
(v)   Each share of preferred stock of Merger Sub that is issued and outstanding immediately prior to the Merger Effective Time, if any, shall be converted into and become one (1) validly issued, fully paid and nonassessable share of preferred stock of the Surviving Entity. From and after the Merger Effective Time, all certificates representing the preferred stock of Merger Sub shall thereafter be deemed for all purposes to represent the number of shares of preferred stock of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.
(b)   Adjustment to Merger Consideration.   The Merger Consideration and other similarly dependent items (including the Option Consideration, the Warrant Consideration, the RSU Consideration, and the PSU Consideration (as defined herein)) shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock outstanding after the date hereof and prior to the Merger Effective Time so as to provide the holders of Company Common Stock or Company Compensatory Awards with the same economic effect as contemplated by this Agreement prior to such event and so adjusted shall, from and after the date of such event, be the Merger Consideration and other similarly dependent items (including the Option Consideration, the Warrant Consideration, the RSU Consideration and the PSU Consideration (as defined herein)); provided, however, that nothing in this Section 3.1(b) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
(c)   Stock Transfer Books.   From and after the Merger Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the Merger Effective Time, Persons who held Company Common Stock outstanding immediately prior to the Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable Law.
Section 3.2   Payment Procedures.
(a)   Prior to the Merger Effective Time, Parent shall appoint a nationally recognized, reputable U.S. bank or trust company (the identity and terms of designation and appointment of which shall be subject to the reasonable prior approval of the Company) to act as paying agent with respect to the Merger (the “Paying Agent”). At or prior to the Merger Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent a cash amount in U.S. dollars that, when taken together with available cash of the Acquired Companies that is deposited with the Paying Agent at the Merger Effective Time, is sufficient in the aggregate to enable the Paying Agent to make the payments of the Merger Consideration pursuant to Section 3.1(a)(i) to holders of Company Common Stock outstanding immediately prior to the Merger Effective Time (the “Exchange Fund”). The Paying Agent shall make payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.
(b)   Certificated Shares.   As soon as practicable after the Merger Effective Time (and in no event later than five (5) Business Days after the Merger Effective Time), the Surviving Entity shall cause the Paying Agent to mail to each Person that was, immediately prior to the Merger Effective Time, a holder of record of shares of Company Common Stock represented by certificates (the “Certificates”), which

Certificated Shares were converted into the right to receive the Merger Consideration at the Merger Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall be in a customary form reasonably acceptable to the Company and Parent prior to the Merger Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall have a customary release of all claims against Parent, Merger Sub and the Company and their respective Affiliates arising out of or related to such holder’s ownership of shares of Company Common Stock (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the applicable Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company and Parent prior to the Merger Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by Merger Sub, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive, in exchange therefor, the Merger Consideration out of the Exchange Fund for each share of Company Common Stock formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 3.4), and any Certificate so surrendered shall forthwith be canceled. If payment of the applicable Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any Transfer Taxes required by reason of the payment of the applicable Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Entity that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Merger Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for shares of Excluded Stock.
(c)   Book-Entry Shares.   Notwithstanding anything to the contrary contained in this Agreement but subject to the provisions of this Section 3.2(c), no holder of Book-Entry Shares shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed Letter of Transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms hereof. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company whose shares of Company Common Stock were converted into the right to receive the Merger Consideration shall upon the Merger Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it, as promptly as practicable after the Merger Effective Time, the Merger Consideration out of the Exchange Fund for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 3.4) and such Book-Entry Shares of such holder shall forthwith be canceled. As soon as practicable after the Merger Effective Time (and in no event later than five (5) Business Days after the Merger Effective Time), the Surviving Entity shall cause the Paying Agent to mail to each Person that was, immediately prior to the Merger Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for payment of the applicable Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company and Parent prior to the Merger Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares shall be entitled to receive, in exchange therefor, the Merger Consideration out of the Exchange Fund for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 3.4), and such Book-Entry Shares so surrendered shall forthwith be canceled. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each

Book-Entry Share shall be deemed at any time after the Merger Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for shares of Excluded Stock.
(d)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund, the Surviving Entity) shall pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration into which the shares of Company Common Stock represented by such Certificate were converted pursuant to Article II.
(e)   On or after the first anniversary of the Merger Effective Time, the Surviving Entity shall be entitled to cause the Paying Agent to deliver to the Surviving Entity any funds made available by Parent to the Paying Agent which have not been disbursed to holders of shares of Company Common Stock and thereafter, such holders shall be entitled to look to the Surviving Entity with respect to the cash amounts payable upon surrender of their shares of Company Common Stock. None of Parent, the Surviving Entity or the Paying Agent or any other Person shall be liable to any holder of Company Common Stock for any Merger Consideration or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of Company Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal Representatives previously entitled thereto.
(f)   As of the Merger Effective Time, the stock transfer books of the Company shall be closed, and thereafter, there shall be no further registration of transfers of Company Common Stock on the records of the Company. The applicable Merger Consideration paid in accordance with the terms of this Article III upon surrender of Book-Entry Shares representing Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Shares. From and after the Merger Effective Time, the holders of Company Common Stock outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. If, after the Merger Effective Time, Book-Entry Shares representing Company Common Stock are presented to the Paying Agent or Surviving Entity for transfer, they shall be cancelled and exchanged as provided in this Agreement.
(g)   After the Closing Date, the Paying Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Entity. Any interest and other income resulting from such investments shall be paid to the Surviving Entity. No investment or losses thereon of the Exchange Fund shall affect the consideration to which holders of Company Common Stock are entitled pursuant to Section 3.1(a)(i). Until the termination of the Exchange Fund, to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Entity shall promptly replace or restore the cash portion of the Exchange Fund lost through investments or other events so as to ensure that the cash portion of the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.
Section 3.3   Company Compensatory Awards; Company Warrants.
(a)   Effective as of immediately prior to the Merger Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of the Company, the Parent or the holder thereof, be cancelled and terminated and converted into the right to receive, subject to the last sentence of this Section 3.3(a) from the Surviving Entity an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock underlying such Company Option immediately prior to the Merger Effective Time, by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company Option (the “Option Consideration”) (it being understood and agreed that such exercise price shall not actually be paid to the Surviving Entity by the holder of a Company Option), less applicable withholding Taxes; provided, however, that any such Company Option with respect to which the applicable per share exercise price of such Company Option is greater than the Merger Consideration shall be cancelled without consideration therefor. Parent shall cause the Surviving Entity to make the payments required under this Section 3.3(a), (i) in the case of a Company Option (A) that is vested as of immediately prior to the Merger Effective Time, (B) which vests by its terms solely as a result of the Merger, (C) that was granted prior to January 1, 2023 or (D) which is held by a non-employee director of the Company, as soon as administratively practicable following the Merger Effective Time and (ii) in the case of any other Company Option as soon as administratively practicable following such date(s) as the corresponding Company Option would have otherwise vested, if and only if such holder remains continuously employed by the Surviving Entity or its Subsidiaries through such vesting date(s).
(b)   Effective as of immediately prior to the Merger Effective Time, each Company RSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be cancelled and terminated and converted into the right to receive, subject to the last two sentences of this Section 3.3(b), from the Surviving Entity an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the Merger Effective Time, by (y) the Merger Consideration (the “RSU Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Entity to make the payments required under this Section 3.3(b), (i) in the case of a Company RSU Award (A) that is vested as of immediately prior to the Merger Effective Time, (B) which vests by its terms solely as a result of the Merger, (C) that was granted prior to January 1, 2023 or (D) which is unvested and held by a non-employee director of the Company, as soon as administratively practicable following the Merger Effective Time and (ii) in the case of any other Company RSU Award, as soon as administratively practicable following such date(s) as the corresponding Company RSU Award would have otherwise vested, if and only if such holder remains continuously employed by the Surviving Entity or its Subsidiaries through such vesting date(s). Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company RSU Award if required in order to comply with Section 409A of the Code.
(c)   Effective as of immediately prior to the Merger Effective Time, each Company PSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be cancelled and terminated and converted into the right to receive from the Surviving Entity an amount in cash (without interest) equal to the product obtained by multiplying (x) the number of shares of Company Common Stock subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of “Target” and “actual” level of performance as of the Merger Effective Time, by (y) the Merger Consideration (the “PSU Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Entity to make the payments required under this Section 3.3(c) as soon as administratively practicable following the Merger Effective Time.
(d)   Effective as of the Merger Effective Time, the Long-Term Incentive Plans shall be terminated.
(e)   Effective as of immediately prior to the Merger Effective Time, the Company Warrant shall by virtue of the Merger automatically and without any action on the part of the Company, the Parent or the holder thereof, be cancelled and terminated and converted into the right to receive from the Surviving Entity an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock underlying such Company Warrant immediately prior to the Merger Effective Time, by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company Warrant (the “Warrant Consideration”) (it being understood and agreed that such exercise price shall not actually be paid to the Surviving Entity by the holder of the Company Warrant), less applicable withholding Taxes (if any); provided, however, that in the event the applicable per share exercise price of such Company Warrant is greater than the Merger Consideration, the Company Warrant shall be cancelled without consideration therefor.
(f)   At or prior to the Merger Effective Time, the Company Board (or any committee thereof) shall adopt any resolutions (in form and substance reasonably acceptable to Parent) and take any actions which are necessary to effectuate the provisions of this Section 3.3.

(g)   At the Merger Effective Time, Parent shall deposit with the Surviving Entity cash in the amount necessary, together with the other funds of the Surviving Entity, to make the payments required in connection with the Closing under this Section 3.3, including all accrued and unpaid cash dividends on Company Compensatory Awards, as applicable, and Parent shall cause the Surviving Entity to make the payments required under this Section 3.3 through the Surviving Entity’s payroll at such times set forth in this Section 3.3, or at such later time as necessary to avoid a violation and/or adverse Tax consequences under Section 409A of the Code.
Section 3.4   Withholding Rights.   Each Party hereto, the Paying Agent, and their respective Affiliates and agents, shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code. Any amounts deducted and withheld under this Agreement that are timely and properly remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
Section 3.5   Dissenters Rights.   No dissenters’ rights, appraisal rights, or rights of an objecting stockholder under Subtitle 2 of Title 3 of the MGCL shall be available with respect to the Merger or the other transactions contemplated by this Agreement.
Section 3.6   General Effects of the Merger.   At the Merger Effective Time, the effect of the Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the disclosure letter prepared by the Company and delivered to the Parent Parties at or prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection of this Agreement is reasonably apparent on its face; provided, that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company made herein), or (b) as disclosed in the Company SEC Documents (as defined below) publicly filed with, or furnished to the SEC on or after January 1, 2021, and prior to the date that is two (2) Business Days prior to the date of this Agreement and available on the SEC’s Electronic Data Gathering and Retrieval System (excluding any information or documents incorporated by reference therein, or filed as exhibits thereto, and excluding any disclosures contained in such documents under the headings “Risk Factors,” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are cautionary, predictive or forward-looking in nature), and then only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by a representation or warranty set forth in this Article IV is reasonably apparent on its face; provided, that nothing disclosed in any Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 4.1, Section 4.2, or Section 4.4(a), the Company hereby represents and warrants to the Parent Parties that:
Section 4.1   Organization and Qualification; Subsidiaries
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Each Subsidiary of the Company is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties, rights and assets and to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties, rights or assets owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(c)   Schedule 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which the Company and each Subsidiary of the Company are qualified or licensed to do business, and each of the equityholders and the type of and percentage of interest held thereby in each Subsidiary of the Company, including a list of each Subsidiary of the Company that is (i) a REIT, (ii) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each, a “Qualified REIT Subsidiary”), (iii) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”) or (iv) an entity taxable as a corporation which is neither a REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary. Each Subsidiary of the Company is in compliance with the terms of its charter, bylaws or other similar organizational documents, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(d)   Except as set forth in Schedule 4.1(d) of the Company Disclosure Letter, none of the Acquired Companies, directly or indirectly, owns or has the right to acquire any capital stock, equity interest or investment or securities (whether equity or debt) of any nature in any Person, or securities exchangeable or exercisable therefor (other than in the Subsidiaries of the Company and investments in short-term publicly traded investment securities).
(e)   The Company has made available to Parent true, complete and correct copies of the Company Governing Documents. The Company is in compliance with the terms of its Company Governing Documents in all material respects. True and complete copies of the Company’s minute book have been made available by the Company to Parent.
Section 4.2   Authority; Approval Required.
(a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement by the Company the performance by the Company of its covenants and obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate action or proceedings on the part of the Company or its Subsidiaries are necessary to authorize this Agreement or the Merger, the performance by the Company of its covenants and obligations under this Agreement or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Merger, to receipt of the Stockholder Approval and the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT.
(b)   This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Parent Parties, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)   The Company Board has duly adopted resolutions (i) declaring that the terms of this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interest of the Company and its stockholders, (ii) authorizing, approving and declaring advisable the execution, delivery and performance of this Agreement and, subject to obtaining the Stockholder Approval, the consummation of the transactions contemplated by this Agreement, including the Merger, (iii) directing that the approval of the Merger and the transaction contemplated by this Agreement be submitted to a vote of the holders of Company Common Stock at the Stockholders Meeting, and (iv) except as may be permitted pursuant to Section 7.3, resolving to include in the Proxy Statement the recommendation of the Company Board to holders of Company Common Stock to vote in favor of approval of the Merger (such recommendation, the “Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.
(d)   The Stockholder Approval is the only vote or consent of the holders of any class of securities of the Company necessary pursuant to applicable Law and/or the Company Governing Documents to approve the Merger and the other transactions contemplated by this Agreement.
Section 4.3   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and its obligations hereunder will not (with or without notice or lapse of time, or both) and the consummation of the Merger will not, (i) assuming receipt of the Stockholder Approval, conflict with or violate any provision of (A) the Company Governing Documents or (B) any equivalent organizational or governing documents of any other Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and Permits described in Section 4.3(b) have been obtained, all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Acquired Companies or by which any property, right or asset of the Acquired Companies is bound, or (iii) except as set forth in Schedule 4.3(a)(iii) of the Company Disclosure Letter, require any consent or approval (except as contemplated by Section 4.3(b)) under, result in any breach of any obligation or any loss of any benefit or increase in any cost or obligation of any of the Acquired Companies under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of payment, termination, modification, acceleration, vesting or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien (other than a Permitted Encumbrance) on any property, right or asset of the Acquired Companies pursuant to, any Contract or Permit (as defined herein) to which any of the Acquired Companies is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger by the Company will not (with or without notice or lapse of time, or both), require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Authority by the Company, except (i) the filing with the SEC of the Proxy Statement and such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL, (iii) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (iv) filings as may be required under the rules and regulations of the NASDAQ Stock Market, (v) the consents, authorizations, orders or approvals of each Governmental Authority or Agency listed in Schedule 8.1(a) of the Company Disclosure Letter, (vi) consents, authorizations, orders or approvals of a Governmental Authority or Agency which arise solely as a result of the businesses and assets of the Parent Parties or their Affiliates (including any portfolio companies or investment funds), and (vii) where failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.4   Capital Structure.
(a)   The authorized capital stock of the Company consists of 55,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”)

(collectively, the Company Common Stock and the Company Preferred Stock, the “Company Capital Stock”). As of the close of business on February 17, 2023 (the “Capitalization Date”), (i) 10,194,445 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 211,702 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Options, (iv) 31,744.30 shares of Company Common Stock were subject to issuance pursuant to outstanding Company RSU Awards, (v) (A) 26,781.10 shares of Company Common Stock were subject to issuance pursuant to outstanding Company PSU Awards, assuming that applicable performance metrics are achieved at “Target” levels and (B) 53,562.20 shares of Company Common Stock were subject to issuance pursuant to outstanding Company PSU Awards, assuming that applicable performance metrics are achieved at “maximum” levels, and (vi) 515,747 shares of Company Common Stock were subject to issuance pursuant to the Company Warrant at an exercise price of $58.70 per share. All of the outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, nonassessable and were not issued in violation of any preemptive, first refusal, first offer rights or similar rights. Except as set forth in this Section 4.4, or capital stock or voting securities that may be issued in compliance with Section 6.1 hereof, there are no other outstanding capital stock or voting securities of, or equity interests in, the Company. As of the date hereof, the Company has not sold any shares of Company Capital Stock on a forward basis or entered into any Contracts relating to a forward equity sale transaction with respect to shares of Company Capital Stock, in each case, that have not been settled. From the Capitalization Date through the date hereof, the Company has not issued any shares of Company Capital Stock or other equity securities other than shares of Company Common Stock issued in connection with the vesting of any Company Compensatory Awards outstanding as of the Capitalization Date as described in Section 4.4(b).
(b)   No Company Capital Stock is owned or held by any Subsidiary of the Company. Schedule 4.4(b) of the Company Disclosure Letter sets forth the following information with respect to outstanding Company Compensatory Awards as of the close of business on the Capitalization Date: (i) the name (or employee identification number) of the holder thereof; (ii) the number of shares of Company Common Stock underlying the Company Options, Company RSU Awards, and Company PSU Awards (assuming that applicable performance metrics (in respect of the Company PSU Awards) are achieved at both “target” and “maximum” levels), respectively; (iii) the date of the issuance thereof; (iv) the vesting schedule for each such award; (v) the Long-Term Incentive Plan under which such Company Compensatory Award was issued; and (vi) the exercise prices for the Company Options, as applicable. All shares of Company Capital Stock to be issued pursuant to any Company Compensatory Award shall be, when issued, duly authorized, validly issued, fully paid, nonassessable and not issued in violation of any preemptive, first refusal, first offer or similar rights. Each Company Option has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock at the close of business on the date of such grant.
(c)   All of the outstanding shares of capital stock of each Subsidiary of the Company that is a corporation are duly authorized, validly issued, fully paid, nonassessable and were not issued in violation of any preemptive, first refusal, first offer rights or similar rights. All of the outstanding equity interests in each Subsidiary of the Company that is a partnership or limited liability company are duly authorized, validly issued and were not issued in violation of any preemptive, first refusal, first offer rights or similar rights. All outstanding shares of capital stock of, or equity interests in, each Subsidiary of the Company that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable, as applicable. The Company owns, directly or indirectly, all of the issued and outstanding capital stock of, or equity interests in, each Subsidiary of the Company, free and clear of all Liens, other than Permitted Encumbrances, and free of preemptive, first refusal, first offer rights or similar rights.
(d)   As of the close of business on the Capitalization Date, there are no bonds, debentures, notes or other Indebtedness having voting rights (or convertible into securities having such rights) of the Acquired Companies (“Voting Debt”) issued and outstanding. Except for Company Compensatory Awards set forth in Schedule 4.4(b) of the Company Disclosure Letter and the Company Warrant, as of the close of business on the Capitalization Date, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Acquired Companies is a party or by which any of them is bound obligating any of the Acquired Companies to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of any of the Acquired Companies or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, Voting Debt or other equity interests or (iv) make any payment in respect of the value (or change in value) of any equity interests of any Acquired Company and/or a number of equity interests of any Acquired Company.
(e)   None of the Acquired Companies is a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock or equity interests of any of the Acquired Companies or that restricts the transfer of any capital stock or equity interests of any of the Acquired Companies. Except as set forth at Schedule 4.4(e) of the Company Disclosure Letter, none of the Acquired Companies has granted any registration rights on any capital stock or equity interests of any of the Acquired Companies. No Company Capital Stock is owned by any Subsidiary of the Company.
(f)   The Company does not have a “poison pill” or similar stockholder rights plan.
(g)   All dividends or other distributions on the Company Common Stock and any dividends or other distributions on any securities of any Subsidiary of the Company, which have been authorized or declared prior to the date hereof, have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).
(h)   As of the Capitalization Date, the Company Warrant has not been amended, restated, supplemented or otherwise modified since the Issuance Date (as defined therein).
Section 4.5   SEC Documents; Financial Statements; Internal Controls; Off-Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws.
(a)   The Company has timely and publicly filed with, or furnished to, the SEC (and, to the extent required, made available in the Electronic Data Gathering, Analysis and Retrieval database) all forms, documents, statements, schedules and reports required to be filed or furnished by the Company under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)) since January 1, 2021 (the forms, documents, statements and reports filed or furnished with the SEC on or after January 1, 2021 and those filed or furnished with the SEC since the date of this Agreement, if any, including any amendments or supplements thereto, the “Company SEC Documents”). As of their respective filing or furnishing dates and in the case of registration statements or proxy statements, as of the dates of effectiveness and the dates of mailing, respectively (or the date of their most recent amendment, supplement or modification), the Company SEC Documents (i) complied as to form in all material respects with the applicable requirements of (A) the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market and (B) the Securities Act and the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date hereof, none of the Subsidiaries of the Company is subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent true, complete and correct copies of all material written correspondence between the SEC, on the one hand, and the Company, on the other hand, since January 1, 2021. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review.

(b)   The consolidated audited and unaudited financial statements of the Company and the consolidated Subsidiaries of the Company included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules (as amended, supplemented or modified by later Company SEC Documents), (i) complied as to form, as of their respective dates, in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), and (iii) fairly present, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material, individually or in the aggregate), the consolidated financial position of the Company and the consolidated Subsidiaries of the Company, taken as a whole, as of their respective dates and the consolidated results of operations, comprehensive income (or loss) and stockholders’ equity of the Company and the consolidated Subsidiaries of the Company for the periods presented therein.
(c)   The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the consolidated Subsidiaries of the Company. Since January 1, 2020, none of the Company, the Company’s auditors, the Company Board or the audit committee of the Company Board has received any written notification of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting of the Company or (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(d)   None of the Acquired Companies is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any securitization transaction or “off-balance sheet arrangements” (as defined in Item 303(b) of Regulation S-K of the SEC), where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in the Company’s audited financial statements or other Company SEC Documents.
(e)   Neither the Company nor any Subsidiary of the Company is required to be registered as an investment company under the Investment Company Act.
(f)   Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since January 1, 2021, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.
(g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies nor, to the Knowledge of the Company, any director, officer, or employee of the Acquired Companies, in their capacity as such, has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to an act by any Governmental Authority or related to political activity, (ii) made any unlawful payment to, or offered or given anything of value to any foreign or domestic government official or employee, or to any political party or official thereof, or any candidate for foreign political office, or any other Person, or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2020, (i) neither the Company nor any of the Acquired Companies has disclosed to any Governmental Authority that it violated or may have violated any applicable Anti-Corruption Law, and (ii) to the Knowledge of the Company, no Governmental Authority is investigating, examining or reviewing the Company’s compliance with applicable Anti-Corruption Law.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) the Company and the Acquired Companies and each of their respective officers and directors, in their capacity as such, and, to the Knowledge of the Company, other Persons acting on behalf of the Company, in their capacity as such have at all times since January 1, 2021 been in material compliance with applicable Anti-Money Laundering Laws and Sanctions Laws, and (ii) the Company and the Acquired Companies have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance with Anti-Money Laundering Laws and Sanctions Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Acquired Companies have not received from any Governmental Authority any written notice, or inquiry regarding an actual or alleged violation of Anti-Money Laundering Law or Sanctions Laws or made any voluntary or involuntary disclosure to a Governmental Authority regarding an actual or alleged violation of Anti-Money Laundering Laws or Sanctions Laws.
Section 4.6   Absence of Certain Changes or Events.   Except as set forth in Schedule 4.6 of the Company Disclosure Letter, (a) since the Balance Sheet Date through the date hereof, the Acquired Companies have conducted their respective business in all material respects in the ordinary course of business and have not taken any action that, if taken from the date hereof through Closing, would require Parent’s prior written consent pursuant to clauses (i), (ii), (xiv), (xvi), (xix) or, solely to the extent related to the foregoing clauses, clause (xxiv), in each case, of Section 6.1(b), (b) since December 31, 2021 through the date hereof, there has not been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, and (c) except for regular quarterly cash dividends or other distributions on the Company Capital Stock, since the Balance Sheet Date through the date hereof, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock.
Section 4.7   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in the financial statements or in the notes thereto contained in the Company SEC Documents, (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, and (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice in all material respects since January 1, 2022, none of the Acquired Companies has any liabilities of the type required to be reflected, disclosed or reserved on a consolidated balance sheet prepared in accordance with GAAP or obligations or Indebtedness (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
Section 4.8   Permits; Compliance with Law.
(a)   Each of the Acquired Companies is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, Orders, franchises, certifications and clearances (the “Permits”) of any Governmental Authority necessary for such Acquired Company to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted, and all such Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no event has occurred with respect to any of the Permits which permits, or after notice or lapse of time or both would permit, the suspension, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Permits. The Company has not received written notice, or to the Knowledge of the Company, other notice of any pending applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of the Acquired Companies that impairs or threatens to impair the validity of any Permit or which would reasonably be expected, if accepted or granted, to result in the suspension, revocation or termination of any Permit, except where such suspension, revocation or termination of any such Permit, individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)   None of the Acquired Companies is, and for the past three years has been, in conflict with, or in default or violation of (i) any Law applicable to any of the Acquired Companies or by which any property, right or asset of any of the Acquired Companies is bound, or (ii) any Permits, except, in each case, for any such conflicts, defaults or violations that have been cured, or that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.9   Litigation.   There is no Action pending or, to the Knowledge of the Company, threatened against any of the Acquired Companies that, individually or in the aggregate, would reasonably be expected to be material to the Acquired Companies, taken as a whole. None of the Acquired Companies are subject to any Order, writ, judgment, injunction, or decree that, individually or in the aggregate, would reasonably be expected to (i) prevent or materially delay the consummation of the Merger or the ability of any of the Acquired Companies to fully perform its covenants and obligations pursuant to this Agreement or (ii) be material to the Acquired Companies, taken as a whole.
Section 4.10   Properties.
(a)   Schedule 4.10(a) of the Company Disclosure Letter sets forth (i) a true, correct and complete list, in all material respects, of each of the Company Properties, and the common street address or parcel number for such real property, (ii) the Acquired Company that owns such Company Property, and (iii) all Material Company Leases affecting such Company Properties, including the identity of the landlord and tenant. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies own fee simple title to the Company Properties, free and clear of Liens, except for Permitted Encumbrances. Since January 1, 2021, none of the Acquired Companies has received any written notice of (x) any violation of the terms and provisions of any restrictive covenant, easement and or other agreement affecting any of the Company Properties, (y) any material violation of any Law affecting any portion of any of the Company Properties issued by any Governmental Authority, or (z) to the effect that there are condemnation or rezoning proceedings that are pending or, to the Knowledge of the Company, threatened with respect to any of the Company Properties except in each case, with respect to the foregoing clauses (x), (y) and (z), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a tenant, ground lessee, subtenant, licensee or acting in a similar capacity under any lease, ground lease, sublease, license or other use or occupancy agreement of any real property. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, the Company has delivered to or made available to Parent, prior to the date hereof, a true, correct and complete copy of each Material Company Lease.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) as of the date hereof, each Material Company Lease is legal, valid, binding and enforceable on the Acquired Company that is a party thereto and, to the Knowledge of the Company, the tenant(s) thereunder in accordance with its terms, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) and (B) no Acquired Company nor, to the Knowledge of the Company, any other party to a Material Company Lease, is in monetary default or material non-monetary default under, any Material Company Lease (beyond any applicable notice and cure period), which default is continuing on the date of this Agreement. Except as set forth on Schedule 4.10(b) of the Company Disclosure Letter or except as has been fully resolved prior to the date hereof, as of the date of this Agreement, (1) no tenant under any Material Company Lease is currently asserting in writing a right to cancel or terminate such Material Company Lease prior to the end of the current term other than in accordance with the terms thereof, (2) no Acquired Company has received notice of any insolvency or bankruptcy proceeding (or threatened proceedings) involving any tenant under any Material Company Lease where such proceeding remains pending, and (3) there are no written forbearance arrangements or similar written agreements between the Company, or any of the Acquired Companies, on the one hand, and the applicable counterparty to any Material Company Lease, on the other hand, except, in each case, with respect to the foregoing clauses (1) through (3), as would not reasonably be expected, individually or in the aggregate, to be a Company Material Adverse Effect. Except for such discrepancies, errors or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the rent rolls for the

Company Properties dated as of January 31, 2023 (together, the “Rent Rolls”), which have previously been made available to Parent, list each Company Lease. Except for the Company Leases or as set forth in Schedule 4.10(b) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies taken as a whole, no Acquired Company is obligated to lease or sublease to any Person any Company Property after the date hereof pursuant to a binding written letter of intent or similar agreement.
(c)   The Acquired Companies have good and sufficient title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them at the Company Properties, except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Acquired Companies’ ownership of or leasehold interest in, as applicable, any such personal property is not subject to any Liens, other than Permitted Encumbrances, except as would not reasonably be expected, individually or in the aggregate to be a Company Material Adverse Effect.
(d)   Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (i) none of the Acquired Companies has exercised any Transfer Right with respect to any real property or Person, individually or in the aggregate, which transaction has not yet been consummated and (ii) no third party has exercised in writing any Transfer Right relating to or impacting any Company Property or any Acquired Company, which transaction has not yet been consummated. Except for loan documents with respect to Indebtedness secured by any Company Property or as otherwise set forth on Schedule 4.12(b) of the Company Disclosure Letter, (i) no agreement exists which materially restricts any Acquired Company from transferring such Company Property, and (ii) none of the Company Properties is subject to any restriction on the sale or other disposition of or on the financing or release of financing of any Company Property, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(e)   Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, (i) other than any Vacant Land or any Development Property, each Company Property is supplied with utilities and other services adequate for the present operation of such Company Properties and (ii) each Company Property is assessed by local property assessors as a separate tax parcel or parcels separate and apart from all other tax parcels.
(f)   As of the date hereof, except as set forth in Schedule 4.10(f) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no portion of any Company Property has suffered damage by fire or other casualty loss which has not heretofore been repaired and restored to a condition reasonably sufficient for the operation thereof for its current use (except to the extent such repair or restoration is an obligation of another Person pursuant to any Company Lease).
(g)   As of the date hereof, except as set forth in Schedule 4.10(g) of the Company Disclosure Letter and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies has delivered or received any written notice of any outstanding claims under any Prior Sale Agreement.
(h)   Except pursuant to a Management Agreement, none of the Acquired Companies (nor any of their Affiliates) has engaged any Person (other than another Acquired Company) to develop, operate or manage any of the Company Properties pursuant to any agreement that remains in effect as of the date hereof. Except as set forth in Schedule 4.10(h) of the Company Disclosure Letter, none of the Acquired Companies (nor any of their Affiliates) provides any services to any Person (other than another Acquired Company), including to construct, develop, operate or manage any real property, pursuant to any agreement that remains in effect as of the date hereof.
(i)   Schedule 4.10(i) of the Company Disclosure Letter sets forth a true, correct and complete list of each of the Development Properties, and the common street address or parcel number for such real property, and sets forth the Acquired Company that owns such Development Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to each Development Property, all material Property Permits have been obtained by the Company and its Subsidiaries to the extent required to be obtained under applicable Law for the development, construction or operation of such Development Property. Since January 1, 2021, none of the Acquired Companies has received written notice from any Governmental Authority of any legal proceeding that is pending or threatened by any Governmental Authority that would reasonably be expected to result in the revocation or termination of any material Property Permit, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(j)   Schedule 4.10(j) of the Company Disclosure Letter sets forth a true, correct and complete list of each parcel of the Vacant Land, and the common street address or parcel number for such real property, and sets forth the Acquired Company that owns such Vacant Land.
Section 4.11   Environmental Matters.   Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the Acquired Companies and their respective properties are now and have for the past five (5) years been, in compliance with all Environmental Laws and all applicable Environmental Permits; (ii) each of the Acquired Companies is in possession of all Environmental Permits necessary for the Acquired Companies to own, lease and, to the extent applicable, operate its properties or to carry on its respective business, and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, and there are no known facts, events or circumstances that would reasonably be expected to result in the revocation, suspension, termination, non-issuance, non-renewal or adverse modification of any such Environmental Permits; (iii) there has been no release or disposal of, contamination by, or exposure of any person to any Hazardous Substance that has given or would reasonably be expected to give rise to any liability for any of the Acquired Companies under any Environmental Law or Environmental Permit; (iv) the Acquired Companies and their respective properties have not received any written notice, demand, letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (v) the Acquired Companies and their respective properties are not subject to any Order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant or relating to any Environmental Laws, any Environmental Permit or Hazardous Substance; and (vi) except as set forth on Schedule 4.11 of the Company Disclosure Letter, there are no liabilities or obligations (and no asserted liability or obligations) of the Acquired Companies (contingent or otherwise) arising under or relating to any Environmental Law or any Hazardous Substance. To the Knowledge of the Company, the Company has provided to Parent all material environmental assessments, audits and reports, and all other material environmental, health and safety documents, in the possession or control of any Acquired Company that relate to any of the Acquired Companies or their (a) current facilities, properties, operations or businesses or (b) former facilities, properties, operations or businesses (other than any such environmental assessments, audits and reports, and all other material environmental, health and safety documents that do not contain material liabilities or obligations of any Acquired Company (contingent or otherwise) in respect of any Environmental Law or Environmental Permits).
Section 4.12   Material Contracts.
(a)   All Contracts, including amendments thereto, required to be filed with the SEC as an exhibit to any Company SEC Documents filed on or after January 1, 2021 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.
(b)   In addition to the Contracts described in Section 4.12(a), the Company has made available to Parent a true, correct and complete copy of each Contract (other than a Company Benefit Plan) in effect as of the date hereof to which any of the Acquired Companies is a party or by which any of its properties or assets are bound that:
(i)   is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii)   is a Company Related-Party Agreement;
(iii)   contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the Acquired Companies in any material respect, or that otherwise restricts the lines of business conducted by the Acquired Companies or the geographic area in which the Acquired Companies may conduct business in any material respect, in each case including upon consummation of the transactions contemplated by this Agreement;
(iv)   constitutes an Indebtedness (solely with respect to clauses (i), (v), (vi) and (vii) of the definition thereof) obligation of the Acquired Companies (a) with an outstanding principal amount, together with the aggregate amount of all undrawn commitments related thereto, as of the date hereof greater than $500,000 or (b) secured by the Company Properties;
(v)   constitutes an interest rate cap, interest rate collar or other Contract relating to hedging (including interest rates, currency, commodities or derivatives);
(vi)   evidences a loan (whether secured or unsecured) made to, or a commitment to make a loan or similar extension of credit to, any other Person (other than Subsidiaries of the Company) in an amount in excess of $500,000 (excluding ordinary course extensions of trade credit (such as funding of customer non-recurring charges) or rent relief);
(vii)   requires the Acquired Companies to make any investment (in the form of a loan, capital contribution or similar transaction) in, or purchase or sell, as applicable, equity interests of any Person or assets, including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction, that (x) are for real property or (y) (together with all of the interests, assets and properties subject to such requirement in such Contract) have a fair market value or purchase price in excess of $500,000;
(viii)   sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the Acquired Companies with a third party;
(ix)   is a Contract under which any Acquired Company grants or is granted any material rights in or to use any material Intellectual Property or material IT Assets, other than non-exclusive licenses to third parties in the ordinary course of business or non-exclusive in-licenses of commercially available software on standard terms;
(x)   contains covenants expressly limiting, in any material respect, the ability of the Acquired Companies to sell, transfer, pledge or otherwise dispose of any material assets or business of the Acquired Companies;
(xi)   relates to the settlement (or proposed settlement) of any pending or threatened Action, in writing, other than any settlement that provides solely for the payment of less than $250,000 (net of any amount covered by insurance or indemnification that is reasonably expected to be received);
(xii)   expressly obligates the Acquired Companies to conduct business with any third party on a preferred pricing or an exclusive basis or that expressly contains most favored nation or minimum spend provisions;
(xiii)   contains a put, call or similar right pursuant to which any of the Acquired Companies could be required to purchase or sell, as applicable, any equity interests of any Person or any material real property;
(xiv)   pursuant to which any Acquired Company manages, is a development, construction and/or property manager of, or the leasing agent of any real properties of a third party that is material to the Acquired Companies, taken as a whole; or
(xv)   except to the extent such Contract is described in clauses (i) through (xiv) above or is a Material Company Lease, calls for aggregate payments by, or other consideration from, any of the Acquired Companies of more than $250,000 over the remaining term of such Contract (without giving effect to automatic renewals thereunder).
(c)   Each Contract in any of the categories set forth in Section 4.12(a) and (b) to which any of the Acquired Companies is a party or by which it is bound as of the date hereof is referred to herein as a “Material Contract”.

(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is legal, valid, binding and enforceable on each Acquired Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) and (ii) each Acquired Company has performed all obligations required to be performed by it prior to the date hereof under each Material Contract and, to the Knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Material Contract prior to the date hereof and (iii) as of the date hereof, there are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Material Contract, and, as of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise. None of the Acquired Companies nor, to the Knowledge of the Company, any other party thereto, is in breach or violation of, or default under, any Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies has received notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(e)   Schedule 4.12(e) of the Company Disclosure Letter lists each management agreement pursuant to which any third party manages, manages the development of or operates any of the Company Properties on behalf of any Acquired Company, and describes the property that is subject to such management agreement, the applicable Acquired Company that is a party, the date of such management agreement and each material amendment, guaranty or other agreement binding on the applicable Acquired Company and relating thereto (collectively, the “Management Agreements”). The true and complete copies of all Management Agreements as of the date hereof have been made available to Parent. As of the date hereof, each Management Agreement is valid, binding and in full force and effect as against the applicable Acquired Company and, to the Knowledge of the Company, as against the other party thereto. None of the Acquired Companies owes any termination, cancellation or other similar fees or any liquidated damages to any third-party manager or operator, except for fees or damages that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.13   Taxes.
(a)   Each Acquired Company has timely filed with the appropriate Governmental Authority all income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each Acquired Company has duly paid (or there has been paid on its behalf), or made adequate provisions in accordance with GAAP for, all income and other material Taxes required to be paid by them, whether or not shown on any Tax Return. To the Knowledge of the Company, no written claim has been proposed by any Governmental Authority in any jurisdiction where the Acquired Companies do not file Tax Returns that any Acquired Company is or may be subject to Tax by such jurisdiction.
(b)   The Company (i) for all taxable years beginning with the taxable year ended December 31, 2021, and through December 31, 2022, has been organized and operated in conformity with the requirements to qualify for taxation as a REIT under the Code, (ii) is organized and has operated since December 31, 2022 through the date hereof, and intends to continue to operate until the Closing, in such a manner as to enable the Company to continue to meet the requirements for qualification for taxation as a REIT through and including the Closing (determined, in the case of the taxable year that includes the Closing Date, (I) as if the Company’s taxable year ended immediately prior to the Closing, (II) the REIT income tests pursuant to Code Sections 856(c)(2) and 856(c)(3) and all other REIT qualification requirements that would otherwise be determined based on a full taxable year (other than the distribution requirement described in Section 857 of the Code) are instead determined based on such short taxable year, and the REIT asset tests pursuant to Code Section 856(c)(4) for the quarter of the Company’s taxable year that includes the Closing Date are determined as of immediately prior to the Closing, (III) without regard to Parent’s purchase of the equity interests in the Company at the Closing or any action or inaction taken by the Company, Parent or their Affiliates after the Closing, and (IV) without regard to satisfaction of the distribution requirements of Section 857), and (iii) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT, and no challenge to the Company’s status as a REIT is pending or, to the Knowledge of the Company, threatened. No Subsidiary of the Company is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary. For taxable years prior to the year in which the Closing occurs, the Company’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the sum of (x) the Company’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year, and (y) the Company’s net capital gain for such year.
(c)   (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of the Company, threatened, with regard to any material Taxes or Tax Returns of any of the Acquired Companies; (ii) no material deficiency for Taxes of any of the Acquired Companies has been claimed, proposed or assessed in writing or, to the Knowledge of the Company, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) none of the Acquired Companies has, waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) none of the Acquired Companies is currently the beneficiary of any extension of time within which to file any material Tax Return, which income Tax Return has since not been filed; and (v) none of the Acquired Companies has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(d)   Each Subsidiary of the Company that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary (i) has such U.S. federal income tax classification as set forth on Schedule 4.13(d) of Company Disclosure Letter and (ii) has been since its formation treated for U.S. federal income tax purposes as a partnership, disregarded entity, or a Qualified REIT Subsidiary, as so set forth, and not as a corporation, an association taxable as a corporation whose separate existence is respected for U.S. federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code.
(e)   Since (and including) the taxable year ending December 31, 2021, none of the Acquired Companies has incurred, or has engaged in any transaction that could reasonably be expected to give rise to, (i) any liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 857(f), 860(c) or 4981 of the Code, (ii) any liability for Taxes under Sections 856(c)(7)(C) (for asset test violations) or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs), or (iii) any material liability for Tax other than (A) in the ordinary course of business and (B) transfer or similar Taxes arising in connection with sales of property.
(f)   The Acquired Companies have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472, 3402 and 3406 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(g)   None of the Acquired Companies is a party to any Tax allocation or sharing agreement or similar arrangement, other than (i) any agreement or arrangement between any of the Acquired Companies, and (ii) customary provisions in commercial Contracts not primarily relating to Taxes.
(h)   None of the Acquired Companies (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, or (ii) has any liability for the Taxes of any Person (other than any Subsidiary of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, or otherwise. None of the Acquired Companies has an outstanding request for, or received, a written ruling from a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and none of the Acquired Companies is subject to written ruling of a Governmental Authority with respect to any Taxes.
(i)   None of the Acquired Companies has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(j)   None of the Acquired Companies has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended or purported to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.
(k)   There are no Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or, to the Knowledge of the Company, threatened to raise, a material claim against any Acquired Company for any breach of any Tax Protection Agreements. As used herein, “Tax Protection Agreements” means any written agreement to which any Acquired Company is a party pursuant to which: (i) any liability to holders of equity interests in a Company Subsidiary Partnership (as defined below) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (ii) in connection with the deferral of income Taxes of a holder of equity interests in a Company Subsidiary Partnership, any Acquired Company has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, (D) only dispose of assets in a particular manner, (E) operate (or refrain from operating) in a particular manner, (F) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties, or (G) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; (iii) equityholders of such Company Subsidiary Partnership have guaranteed, indemnified or assumed debt of such partnership; or (iv) any other agreement that would require the general partner or “partnership representative” of a partnership to consider separately the Tax liabilities of any limited partner. As used herein, “Company Subsidiary Partnership” means a Subsidiary of the Company that is taxed as a partnership for U.S. federal income tax purposes.
(l)   There are no Liens for Taxes on any assets of any Acquired Company other than Permitted Encumbrances.
(m)   None of the Acquired Companies has deferred any payroll Taxes that have not been since paid, or claimed any employee retention Tax credit, under the COVID-19 Laws.
(n)   None of the Acquired Companies has (i) agreed to make any material adjustment under Section 481(a) of the Code, (ii) any knowledge that the IRS has proposed in writing such adjustment or a change in accounting method with respect to any Acquired Company or (iii) any application pending with the IRS of any other Governmental Authority requesting permission for any change in any material accounting method.
(o)   None of the Acquired Companies (other than Taxable REIT Subsidiaries of the Company) currently has any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.
(p)   Since December 31, 2022, the Company has not recognized any gain on any USRPI other than as a result of the dispositions set forth in Schedule 6.1(b)(vii) of the Company Disclosure Letter. The aggregate amount of any gain that the Company recognized on any USRPI in the taxable years ending December 31, 2021, and December 31, 2022, did not exceed the amount of capital gain dividends attributable to such gain paid by the Company to its shareholders in such years.
(q)   As of the date hereof, none of the Acquired Companies has disposed of any asset during its current taxable year or the preceding taxable year the disposition of which is subject to Section 1374 of the Code or Treasury Regulation Section 1.337(d)-7 (or similar rules under applicable Laws).

Section 4.14   Intellectual Property.   Except as set forth on Schedule 4.14 of the Company Disclosure Letter, none of the Acquired Companies: (a) owns any material registered trademarks, patents, copyrights or domain names, or (b) owns any material pending applications or registrations for any trademarks, patents, copyrights or domain names. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) since January 1, 2020, no Acquired Company has infringed or is alleged, in writing, to have infringed any Intellectual Property rights other than patents (and, to the Knowledge of the Company, patents) of any third party, (ii) to the Knowledge of the Company, no Person is misappropriating, infringing or otherwise violating any Intellectual Property of any Acquired Company, (iii) all Intellectual Property owned or purported to be owned by the Acquired Companies that is used in the business of the Acquired Companies as it is currently conducted is owned by the Acquired Companies, free and clear of all Liens other than Permitted Encumbrances; (iv) since January 1, 2020, none of the Acquired Companies have received any written claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party; and (v) the items of Intellectual Property listed on Schedule 4.14 of the Company Disclosure Letter are subsisting and unexpired and, to the Knowledge of the Company, valid and enforceable.
Section 4.15   Information Privacy and Security.   (a) The Acquired Companies have adopted written policies and procedures with respect to privacy, data protection, security and the collection, processing and use of Personal Information that is collected, used or processed in the course of the operations of the Acquired Companies, (b) those policies and procedures are commercially reasonable and comply with applicable Information Privacy and Security Laws and Contracts, and (c) the Acquired Companies are, and for the past three years have been, in compliance with such policies and procedures, except, for purposes of clauses (a), (b) and (c) above, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies maintain disaster recovery policies and procedures in place that are intended to minimize the disruption of their business in the event of any material failure of any of the IT Assets and are in accordance with applicable legal requirements and customer Contracts. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Acquired Companies have not experienced a (x) material data security breach of any IT Assets or Personal Information or (y) data security breach that would constitute a breach for which notification to individuals, third parties and/or any Governmental Authority is required, (ii) the Acquired Companies have taken reasonable actions and measures to protect the confidentiality, integrity and security of their material Personal Information and IT Assets, against any unauthorized use, access, interruption, modification or corruption.
Section 4.16   Insurance.   Schedule 4.16 of the Company Disclosure Letter sets forth a true and complete list of all material insurance policies and all material fidelity bonds or other material insurance Contracts providing coverage for the Acquired Companies (the “Insurance Policies”), which Insurance Policies are of the type and in the amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Acquired Companies and sufficient to allow each to replace any of its assets that might be damaged or destroyed, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (i) each Insurance Policy is in full force and effect, (ii) all premiums due and payable under all Insurance Policies have been paid, and (iii) the Acquired Companies have otherwise complied in all material respects with the terms and conditions of all Insurance Policies and all claims, events and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such policy. From January 1, 2020 through the date hereof, no written notice of premature cancellation, refusal of coverage, refusal to renew, termination or cancellation or increase in premium has been received by any Acquired Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.17   Employee Benefit Plans.
(a)   Schedule 4.17(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has provided a true and complete copy of, as applicable: (i) the current plan document and all amendments thereto, and a written description of any Company Benefit Plan that is unwritten; (ii) the most recent annual report (Form 5500) and accompanying schedules; (iii) the current summary plan description and any summaries of material modifications; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by any of the Acquired Companies from the IRS regarding the tax qualified status of such Company Benefit Plan; (vi) the most recent written results of all required compliance testing; and (vii) copies of any material, written correspondence with the IRS, Department of Labor or other Governmental Authority within the past 18 months. No Company Benefit Plan is maintained outside of the jurisdiction of the United States or covers, or has any liability in respect of, individuals employed outside of the United States.
(b)   None of the Acquired Companies sponsors, maintains, contributes to, participates in, or otherwise has any obligation or direct or contingent liability (including as a result of its relationship to any ERISA Affiliate) in connection with (or has, in the past six (6) years, sponsored, maintained, contributed to, participated in, or otherwise had any obligation or direct or contingent liability in connection with): (i) an “employee pension benefit plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code; (ii) any other “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA; (iii) a Multiemployer Plan; (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (v) a “multiple employer plan” (as defined in Section 413(c) of the Code or Section 210, 4063, 4064 or 4066 of ERISA). No Company Benefit Plan provides for material post-retirement or post-termination health, life insurance or other welfare type benefits, except pursuant to Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or other applicable legal requirements.
(c)   Each Company Benefit Plan is, and has been established, funded, administered and maintained in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws. With respect to each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a), the Company Benefit Plan has received is entitled to rely on a determination from the IRS that such Company Benefit Plan is so qualified (or if it is a prototype plan, it has a favorable opinion letter; or if it is a volume submitter, it has a favorable advisory letter), and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that has or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan. No audits, investigations, Actions, suits, or claims (other than routine claims for benefits) are pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan, and no facts exist which could reasonably be expected to give rise to any such investigation or Action (other than routine claims for payment of benefits).
(d)   Except as set forth in Schedule 4.17(d) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event), whether contingent or otherwise, reasonably be expected to (i) result in any payment or benefit (whether of severance pay or otherwise) becoming due to any employee, independent contractor, officer or director of the Acquired Companies under any Company Benefit Plan, (ii) give rise to any payment or benefit that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” within the meaning of Section 280G of the Code, (iii) result in any increase in payments or benefits, or acceleration of the time of payment, vesting, funding or delivery of compensation or benefits due to any current or former employee, independent contractor, officer or director (or dependents of such Persons) of the Acquired Companies under any Company Benefit Plan or (iv) limit or restrict the right to amend, terminate or transfer the assets of any Company Benefit Plan on or following the Closing Date. None of the Acquired Companies are party to or have any obligation to compensate any Person in connection with the transactions contemplated by this Agreement for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code (a “Gross-Up Commitment”).
(e)   All required premiums for, contributions to, and payments from, any Company Benefit Plans have been, in all material respects, timely made in accordance with the terms of the applicable Company Benefit Plan and applicable Law.

Section 4.18   Labor Matters.
(a)   None of the Acquired Companies is a party to, or otherwise bound by, any collective bargaining agreement or other similar agreement with a labor union or other collective employee representative. The employees of the Company currently are not represented by a labor union or works council and there is not, and has not been since January 1, 2020, to the Knowledge of the Company, any attempt to organize any employees of the Company to form a labor union or works council. Since January 1, 2020, there has been no material strike, slowdown, picketing, work stoppage or other labor dispute by the employees of the Company and, to the Knowledge of the Company, no such activity has been threatened in writing.
(b)   All current and former employees of the Company and any Subsidiary of the Company who have been classified as exempt under the Fair Labor Standards Act (the “FLSA”) have been properly classified and treated as such, and all current and former employees of the Company and any Subsidiary of the Company have been properly compensated for all time worked in accordance with the FLSA except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All Persons who have provided services to the Company and any Subsidiary of the Company as independent contractors or consultants have been properly classified as independent contractors, rather than employees, for purposes of all applicable Laws and Company Benefit Plans except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(c)   Since January 1, 2020, no Acquired Company has implemented any plant closing, layoff, termination or reduction in hours that (in each case) triggered notice and/or pay requirements under the Worker Adjustment and Retraining Notification Act of 1988, or any similar foreign, state, or local Law (the “WARN Act”), the obligations for which have not yet been satisfied in any material respect.
(d)   Since January 1, 2020, the Acquired Companies have been in material compliance with all applicable Laws relating to employment, the termination of employment, employment practices, compensation, benefits, hours, and terms and conditions of employment, including but not limited to any obligations pursuant to the WARN Act, labor relations and collective bargaining, the provision of meal and rest breaks, pay for all working time, leaves of absence, equal employment opportunities (including the prevention of discrimination, harassment, and retaliation), equal pay, and occupational safety and health, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has complied in all respects with the Immigration Reform and Control Act of 1986, and all regulations promulgated thereunder (“IRCA”) and has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(e)   Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2020, there has been no Action or governmental investigation by or on behalf of any employee, prospective employee, former employee or labor union or works council, or otherwise relating to arising from any Acquired Company’s labor or employment policies or practices, pending or, to the Knowledge of the Company, threatened. No Acquired Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(f)   Since January 1, 2020, no officer, director or senior management-level employee of any Acquired Company has been the subject of any formal, written allegation of sexual harassment or assault, nor, to the Knowledge of the Company, has any such person engaged in or otherwise been accused of any such conduct (in each case, in their capacity as an officer, director or senior management-level employee of any Acquired Company).
Section 4.19   Related-Party Transactions.   There are no Contracts, agreements, arrangements, understandings, transactions or liabilities between any of the Acquired Companies (or binding on any of their respective properties or assets), on the one hand, and (a) any current or former holder of at least 5% of all outstanding shares of Company Capital Stock, officer or director of the Acquired Companies or

(b) any immediate family member or any associate (as defined in Rule 12b-2 under the Exchange Act) or controlled Affiliate of any such holder of at least 5% of all outstanding shares of Company Capital Stock, officer, or director, on the other hand (other than those exclusively among the Acquired Companies or any Company Benefit Plan) (each, a “Company Related-Party Agreement”).
Section 4.20   Brokers.   No broker, investment banker or other Person (other than the Persons listed in Schedule 4.20 of the Company Disclosure Letter, each in a fee amount not to exceed the amount set forth in Schedule 4.20 of the Company Disclosure Letter, pursuant to the terms of the engagement letter between the Company and such Person, true, correct and complete copies of which have been provided to Parent prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
Section 4.21   Opinion of Financial Advisor.   The Company Board has received the oral opinion of Morgan Stanley & Co. LLC, financial advisor to the Company, which was confirmed in writing as of the date of this Agreement, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Merger Consideration to be paid by Parent to holders of the Company Common Stock is fair, from a financial point of view, to the holders of Company Common Stock (other than the holders of Excluded Stock). The Company will deliver to Parent a true, complete and correct copy of such written opinion promptly after the date hereof solely for informational purposes.
Section 4.22   Takeover Statutes.   The Company Board (or a committee thereof) has taken all action necessary to render inapplicable to the Merger (a) the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL, (b) the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Merger, and (c) no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company (collectively, the “Takeover Statutes”) are applicable to the Merger and the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of Company Common Stock with respect to the Merger.
Section 4.23   Company Information.   The information supplied or to be supplied by the Company for inclusion in the proxy statement relating to the Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first disseminated to the stockholders of the Company, at the time of any amendment or supplement thereof or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. The Proxy Statement, at the time first sent or given to the stockholders of the Company, at the time of the Stockholders Meeting and at the time of any amendment or supplement thereof, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
Section 4.24   Ownership Limits.   Except as set forth in Schedule 4.24 of the Company Disclosure Letter, the Company has not exempted any Person from, or increased, the “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” (each, as defined in the Company Charter) or established or increased an “Excepted Holder Limit” (as defined in the Company Charter) under the Company Charter.
Section 4.25   No Other Representations and Warranties.   Except for the representations or warranties expressly set forth in this Article IV or any document, agreement, certificate or other instrument contemplated hereby, none of the Company or any other Person on behalf of a Company has made any representation or warranty, expressed or implied, with respect to the Acquired Companies, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Acquired Companies. In particular, without limiting the foregoing disclaimer, none of the Company or any other Person on behalf of a Company makes or has made any representation or warranty to any Parent Party or any of their respective Affiliates or Representatives with respect to the Acquired Companies, except for the representations and warranties made by the Company in this Article IV or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the Parent Parties or any of their respective Affiliates or Representatives in the course of their due diligence of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agree that none of the Parent Parties or any other Person on behalf of a Parent Party has made or is making any representations or warranties relating to the Parent Parties whatsoever, express or implied, beyond those expressly given by the Parent Parties in Article V or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company or its Representatives.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES
The Parent Parties hereby jointly and severally represent and warrant to the Company, as of the date hereof, as follows:
Section 5.1   Organization and Qualification.
(a)   Each of the Parent Parties is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdictions of its formation or organization, as the case may be, and has the requisite power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of the Parent Parties is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Parent was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and it has not conducted any business prior to the date hereof and has no, and prior to the Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to or in connection with this Agreement and the transactions contemplated hereby.
(b)   All of the issued and outstanding equity interests in Merger Sub are, and, except for preferred shares that Merger Sub may issue before the Closing, at the Merger Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and it has not conducted any business prior to the date hereof and has no, and, except in connection with a preferred share offering effected before the Closing, prior to the Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to or in connection with this Agreement and the transactions contemplated hereby.
Section 5.2   Authority.
(a)   Parent has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered on behalf of the Parent Parties, and assuming due authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)   Merger Sub has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Merger Sub, and no other proceedings on the part of Merger Sub are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Merger, to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT.
Section 5.3   No Conflict; Required Filings and Consents.   The execution and delivery of this Agreement by each of the Parent Parties do not, and the performance of this Agreement and its obligations hereunder will not, (a) conflict with or violate any provision of the governing documents of any Parent Party, or (b) conflict with or violate any Law applicable to any Parent Party. Except as may be required by the Exchange Act, the MGCL, or any applicable antitrust Laws, none of the Parent Parties is required to make any filing with or to obtain any consent from any Person at or prior to the Merger Effective Time in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of the Merger, except where the failure to make any such filing or obtain any such consent would not have a Parent Material Adverse Effect. No vote of Parent’s equity holders is necessary to adopt this Agreement or to approve any of the transactions contemplated by this Agreement.
Section 5.4   Sufficiency of Funds.
(a)   Parent has received and accepted, and has delivered to the Company true, correct and complete fully executed copies of the Equity Commitment Letters, pursuant to which the Sponsors thereof have each committed to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being collectively referred to as the “Equity Financing”). Neither of the Equity Commitment Letters have been withdrawn, terminated, repudiated, rescinded, supplemented, amended or modified, no terms thereunder have been waived, and no such withdrawal, termination, repudiation, rescission, supplement, amendment, modification or waiver is contemplated by Parent or any other party.
(b)   Parent or Merger Sub has fully paid or caused to be paid any and all commitment fees or other fees required to be paid by the Equity Commitment Letters on or prior to the date hereof. Assuming the satisfaction of the conditions precedent set forth in Article VIII at the Closing, the net proceeds contemplated by the Equity Commitment Letters in the aggregate, together with the cash on hand of the Acquired Companies, will be sufficient for the Parent Parties and the Surviving Entity to pay all amounts required to be paid by the Parent Parties and the Surviving Entity in connection with the Merger and the Equity Commitment Letters (including, without limitation, payment of the Merger Consideration and repayment or refinancing of debt of any Acquired Company contemplated by this Agreement and payment of all other fees and Expenses and obligations required to be paid or satisfied by Parent or Merger Sub in connection with the Merger and the Debt Financing).
(c)   The Equity Commitment Letters are each in full force and effect. Each Equity Commitment Letter is (i) a legal, valid and binding obligation of the Parent and each of the other parties thereto, and (ii) enforceable in accordance with its respective terms against the Parent and each of the other parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). There is no breach or default under the Equity Commitment Letters by the Sponsors, Parent and each of the other parties thereto, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by Sponsors, Parent and each of the other parties thereto. Assuming the satisfaction of the conditions precedent set forth in Article VIII, Parent does not have any reason to believe that any of the conditions to the funding of the full amount of the Equity Financing to be funded on the Closing Date will not be satisfied on a timely basis on or prior to the Closing Date or that the full amount of the Equity Financing to be funded on the Closing Date will not be available to Parent or Merger Sub on the Closing Date. None of Parent or Merger Sub is aware of any fact, event or other occurrence that makes any of the representations or warranties of Sponsors, Parent or Merger Sub in any Equity Commitment Letter misleading or inaccurate in any material respect. Except as expressly set forth in the Equity Commitment Letters, the Equity Commitment Letters contain all of the conditions precedent and other conditions and contingencies to the obligations of the parties thereunder to make the full amount of the Equity Financing to be funded on the Closing Date available to Parent on the terms therein. There are no side letters or other agreements, arrangements or understandings (written or oral) to which Parent or any of its Affiliates is a party related (directly or indirectly) to the Equity Financing other than as expressly set forth in the Equity Commitment Letters delivered by Parent to the Company in accordance with Section 5.4(a) above.
(d)   The obligations of the Parent Parties under this Agreement are not subject to any conditions regarding Sponsors’, Parent’s, Merger Sub’s, their respective Affiliates’ or any other Person’s (including, for the avoidance of doubt, the Acquired Companies’) ability to obtain the Equity Financing.
Section 5.5   Solvency.   Assuming (a) satisfaction or waiver of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the Merger, including the Equity Financing and any Debt Financing and the payment of the Merger Consideration, (b) any repayment, assumption or refinancing of debt contemplated in this Agreement, (c) the accuracy of the representations and warranties of the Company set forth in Article IV hereof, (d) payment of all amounts required to be paid in connection with the consummation of the Merger and the Equity Financing and any Debt Financing, (e) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were reasonable at such time, and (f) payment of all related fees and Expenses, each of Parent and the Surviving Entity will be Solvent as of the Merger Effective Time and immediately after the consummation of the Merger. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
Section 5.6   Guarantees.   Parent has furnished the Company with a duly executed, accurate and complete copies of the Guarantees. The Guarantees are in full force and effect. Each Guarantee is (a) a legal, valid and binding obligation of the applicable Sponsor, (b) in full force and effect, and (c) enforceable in accordance with its respective terms against such Sponsor, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). There is no breach or default under each Guarantee by the applicable Sponsor, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Sponsors. As of the date hereof, Parent does not have any reason to believe that any of the conditions to providing the Guarantees will not be satisfied on a timely basis on or prior to the Closing Date or that the full amount of either Guarantee will not be available to Parent on the Closing Date. Neither Parent nor Merger Sub is aware of any fact, event or other occurrence that makes any of the representations or warranties of Parent or Merger Sub in either Guarantee misleading or inaccurate in any material respect. Each Guarantee contains all of the conditions precedent and other conditions and contingencies to the obligations of the parties thereunder to make the full amount of the Guarantee available to Parent on the terms therein. There are no side letters or other agreements, arrangements or understandings (written or oral) to which Parent or any of its Affiliates is a party related (directly or indirectly) to either Guarantee other than as expressly set forth in the Guarantees, other than any expense reimbursement or similar agreements by and among the Parent Parties or the Sponsors

(or their respective Affiliates) or their respective direct or indirect equity investors that do not adversely affect the ability of the Parties to perform their obligations thereunder.
Section 5.7   Absence of Certain Agreements.   As of the date hereof, none of the Parent Parties nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (a) pursuant to which any stockholder of the Company (other than the Sponsors and their respective Affiliates) would be entitled to receive, in respect of Company Common Stock, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal, or (b) pursuant to which any stockholder of any Acquired Company (other than the Sponsors and their respective Affiliates) has agreed to make an investment in, or contribution to, any of the Parent Parties in connection with the transactions contemplated by this Agreement, in each case that would not terminate and be void concurrently with any termination of this Agreement. As of the date hereof, there are no agreements, arrangements or understandings (in each case, whether oral or written) between the Parent Parties, the Sponsors or any of their respective Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement. None of the Parent Parties or the Sponsors (or any of their respective Affiliates) has entered into any Contract with any Person prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction involving any Acquired Company in connection with the Merger (provided that the foregoing shall not be deemed to prohibit the establishment of customary “tree” arrangements).
Section 5.8   Litigation.   As of the date hereof, there is no material Action or investigation to which any of the Parent Parties is a party (either as plaintiff or defendant) pending or, to the knowledge of the Parent Parties, threatened before any Governmental Authority, and, to the knowledge of the Parent Parties, there is no basis for any such Action, suit, proceeding or investigation that is expected to have a Parent Material Adverse Effect. As of the date hereof, none of the Parent Parties has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Authority from engaging in or continuing to conduct the business of such Parent Party that is expected by Parent to have a Parent Material Adverse Effect.
Section 5.9   Compliance.   Each of the Parent Parties is in, and since its formation has been in, compliance with all Laws applicable to its businesses and operations, except where the failure to comply with such Laws has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Parties has had operations or businesses prior to the date hereof, and, for the avoidance of doubt, none of the Parent Parties has: (a) received any written notice from any Governmental Authority regarding any material violation by the Parent Parties of any Law; or (b) provided any written notice to any Governmental Authority regarding any material violation by any of the Parent Parties of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.10   Brokers.   No broker, investment banker or other Person that has been retained by or is authorized to act on behalf of the Parent Parties is entitled to any broker’s, finder’s or other similar fee or commission payable by the Company or any of its Affiliates or any of their respective stockholders in connection with the Merger and the other transactions contemplated by this Agreement.
Section 5.11   [Reserved].
Section 5.12   Information Supplied.   None of the information supplied or to be supplied in writing on or behalf of the Parent Parties or any of their respective subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first mailed to the Company’s stockholders, and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.13   No Other Representations and Warranties.   Except for the representations or warranties expressly set forth in this Article V or any document, agreement, certificate or other instrument contemplated hereby, none of the Parent Parties or any other Person on behalf of a Parent Party has made any representation or warranty, expressed or implied, with respect to the Parent Parties or any of their respective Subsidiaries, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Parent Parties or any of their respective Subsidiaries. In particular, without limiting the foregoing disclaimer, none of the Parent Parties or any other Person on behalf of a Parent Party makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to the Parent Parties, except for the representations and warranties made by the Parent Parties in this Article V or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence of the Parent Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Parent Parties acknowledge and agree that none of the Company or any other Person on behalf of the Company has made or is making any representations or warranties relating to the Acquired Companies whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Acquired Company furnished or made available to the Parent Parties or any of their respective Representatives.
ARTICLE VI
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1   Conduct of Business by the Company.
(a)   The Company covenants and agrees that, between the date of this Agreement and the earlier to occur of the Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (i) to the extent required by Law, (ii) as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly required or expressly permitted by this Agreement, or (iv) as set forth in Schedule 6.1(a) of the Company Disclosure Letter, the Company shall, and shall cause each Subsidiary of the Company to use its commercially reasonable efforts to (A) conduct its business in the ordinary course and in a manner consistent with past practices, (B) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with tenants and other third parties, (C) maintain all Insurance Policies in all material respects and (D) maintain the status of the Company as a REIT; provided, that the Company or any of its Subsidiaries may, in connection with COVID-19 or any COVID-19 Measures, take such actions as are reasonably necessary (x) to protect the health and safety of the Company’s or any of its Subsidiaries’ employees and other individuals having business dealings with the Company or any of its Subsidiaries or (y) to respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures; provided, further, that the Company shall, to the extent reasonably practicable, consult in good faith with Parent before taking (or omitting) any such action in connection with COVID-19 or any COVID-19 Measures.
(b)   Without limiting the foregoing, the Company covenants and agrees that, during the Interim Period, except (i) to the extent required by Law, (ii) as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly required or expressly permitted by this Agreement, or (iv) as set forth in Schedule 6.1(b) of the Company Disclosure Letter, the Company shall not, and shall not cause or permit any other Subsidiary of the Company to, do any of the following:
(i)   amend, modify or waive the Company Governing Documents or any similar organizational documents of any Subsidiaries of the Company, whether by merger, consolidation or otherwise, in each case in a manner adverse to the Acquired Companies;
(ii)   adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of any Acquired Company (other than any Wholly Owned Company Subsidiary);

(iii)   declare, set aside, establish a record date for or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to Company Capital Stock or other equity securities or ownership interests in any Acquired Company or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by the Company of quarterly dividends as set forth on Schedule 6.1(b)(iii) of the Company Disclosure Letter, (B) the declaration and payment of dividends or other distributions to the Company by any Wholly Owned Company Subsidiary, and (C) distributions resulting from the vesting or settlement of Company Compensatory Awards, including in connection with any dividend equivalents associated with such Company Compensatory Awards; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(b), the Company and any Subsidiary of the Company shall be permitted to make distributions not otherwise permitted by this Section 6.1(b)(iii) in accordance with Section 7.17;
(iv)   redeem, repurchase or otherwise acquire, directly or indirectly, any shares of Company Capital Stock or equity interests of a Subsidiary of the Company, other than in connection with (A) the forfeiture of a Company Compensatory Award or the Company Warrant, or (B) the satisfaction of exercise price and/or Tax withholding obligations in connection with the vesting, exercise and/or settlement of any Company Compensatory Award;
(v)   except for (A) transactions among the Company and one or more Wholly Owned Company Subsidiaries or among one or more Wholly Owned Company Subsidiaries, (B) shares of Company Common Stock issuable with respect to the exercise, vesting or settlement of Company Compensatory Awards outstanding as of the date hereof, or (C) shares of Company Common Stock issuable with respect to the Company Warrant, issue, sell, pledge, dispose, encumber or grant or agree or commit to the foregoing with respect to any shares of Company Capital Stock, any equity interests in the Subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company Capital Stock or any equity interests in the Subsidiaries of the Company or enter into any agreement, arrangement or understanding with respect to the sale, registration or voting of the Company Capital Stock or equity interests in the Subsidiaries of the Company (including forward equity sales);
(vi)   acquire or agree to acquire (by merger, consolidation, acquisition or stock or assets or otherwise) any business, Person or material assets (including any direct or indirect interest in real property), except (A) acquisitions by the Company or any Wholly Owned Company Subsidiary of or from an existing Wholly Owned Company Subsidiary and (B) acquisitions described in Schedule 6.1(b)(vi) of the Company Disclosure Letter;
(vii)   except as described in Schedule 6.1(b)(vii) of the Company Disclosure Letter or as permitted by clauses (viii) or (ix) below, sell, mortgage, pledge, lease, license, assign, transfer, dispose of or permit any Lien on, or effect a deed in lieu of foreclosure with respect to any real property or real property interests, or any other material property or material assets, except for Permitted Encumbrances or (i) granting non-exclusive licenses and (ii) allowing immaterial applications for Intellectual Property and immaterial registered domain names to cancel, lapse or expire in the reasonable business judgment of the Company in the ordinary course of business; provided, that any sale, mortgage, pledge, lease, assignment, transfer, termination, disposition or deed in connection with (x) the satisfaction of any margin call or (y) the posting of collateral, in each case of clauses (x) and (y), in connection with any contractual obligation or under any Contract to which the Company or any Subsidiary of the Company is a party shall be considered to be done in the ordinary course of business;
(viii)   incur, issue, create, assume, guarantee or replace any Indebtedness, or any commitments for any Indebtedness, except as set forth on Schedule 6.1(b)(viii);
(ix)   prepay, refinance, modify or amend the terms of any Indebtedness, except for (A) intercompany Indebtedness among the Company and/or any Wholly Owned Company Subsidiaries, (B) repayments under the Company’s Debt Facilities in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any Company Properties), (C) mandatory payments under the terms of any Indebtedness in accordance with its terms and (D) such Indebtedness as set forth on Schedule 6.1(b)(ix) of the Company Disclosure Letter;

(x)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, other than by the Company or a Wholly Owned Company Subsidiary (A) to the Company or a Wholly Owned Company Subsidiary, or (B) in accordance with existing obligations for advancement of expenses under existing indemnification obligations set forth on Schedule 6.1(b)(x) of the Company Disclosure Letter or the Company Governing Documents and its Subsidiaries;
(xi)   other than in the ordinary course of business (but in any event not if the result would (or could reasonably be expected to) materially adversely impact the likelihood of any disposition of real property qualifying as a 1031 Exchange), enter into, renew, modify, amend, sell, transfer, dispose of, pledge or encumber (except in connection with the incurrence of any Indebtedness permitted to be incurred by the Company under this Agreement), or terminate, waive, release, compromise or assign any rights or claims under, any Material Contract or Material Company Lease (or any Contract that, if existing as of the date hereof, would be a Material Contract or Material Company Lease), other than (A) any termination or renewal in accordance with the terms of any existing Material Contract or Material Company Lease that occurs automatically without any action (other than notice of renewal) by any Acquired Company, or (B) as may be reasonably necessary to comply with the terms of this Agreement (provided, that, in no event shall the Company or any of its Subsidiaries enter into any Contract (or amend or modify any existing Contract) that would be a Material Contract pursuant to clause (iii) or (xi) of the definition thereof, constitutes a Company Related-Party Agreement, or that includes a “change of control” or similar provision would be breached by the consummation of the Merger, except as permitted under Section 6.1(b)(xiii));
(xii)   waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $250,000 individually or $500,000 in the aggregate, or (B) relate to any Action involving any present, former or purported holder or group of holders of Company Common Stock and the Company has complied with Section 7.7(b) (excluding, in each case, any such matter related to Taxes, which, for the avoidance of doubt, shall be covered by Section 6.1(b)(xvi));
(xiii)   except as set forth in Schedule 6.1(b)(xiii) of the Company Disclosure Letter or as required by any Company Benefit Plan, (A) hire or engage any new employee or individual independent contractor or terminate the employment or engagement of any employee or individual independent contractor (other than for cause or disability), in each case, who receives, or will receive, annual base compensation in excess of $175,000, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of the current or former directors, officers, employees or consultants of any Acquired Company, other than increases in the ordinary course of business consistent with past practices to any such individuals who are not directors or officers of the Acquired Companies and who do not have annual base compensation in excess of $175,000; provided, that such base cash compensation increases may not exceed 5% individually or 5% in the aggregate, (C) grant any equity or equity-based or long-term cash awards to any current or former directors, officers, employees or consultants of the Acquired Companies, (D) grant any new or additional entitlement to severance or termination pay or any payments or benefits triggered by a change in control or by the transactions contemplated hereby to any current or former directors, officers, employees or consultants of the Acquired Companies, (E) establish, enter into, adopt, commit to enter into, amend or terminate any Employee Benefit Plan or other compensation or employee benefits plan, policy, program, agreement, trust, fund or other arrangement that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (F) take any action to accelerate the vesting or payment of, or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plan, or (G) grant any of the current or former directors, officers, employees or consultants of an Acquired Company any right to reimbursement, indemnification or payment for any Taxes, including any Gross-Up Commitment;
(xiv)   make any material change to its methods of accounting, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable Law;

(xv)   enter into any new line of business;
(xvi)   enter into or modify in a manner adverse to any Acquired Company, or take (or fail to take) any action that would violate, be inconsistent with, or give rise to liability with respect to, any Tax Protection Agreement, make, change or rescind any entity classification or other material election relating to Taxes, change a material method of Tax accounting, change any Tax accounting period, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund or give or request any waiver or extension of a statute of limitation with respect to any material Tax Return except, in each case, (A) to the extent required by Law, or (B) to the extent the Company reasonably determines in good faith, and after consultation with Parent, that such action is reasonably necessary (x) to preserve the Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, and reasonably cooperates with Parent to mitigate any adverse effect on Parent or its Affiliates or stockholders of the taking of such action;
(xvii)   take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to fail to qualify as a REIT;
(xviii)   make or commit to make any capital expenditures in excess of $250,000 in the aggregate, other than (A) as set forth on Schedule 6.1(b)(xviii) of the Company Disclosure Letter, (B) emergency capital expenditures that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (C) capital expenditures in the ordinary course of business to address obligations under existing Contracts (D) for emergency repairs required by Law or (E) capital expenditures required to complete Company Property maintenance in the ordinary course of business;
(xix)   adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, recapitalization, restructuring, or reorganization or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization, restructuring or reorganization;
(xx)   recognize any labor union, works council or other employee representative group as the representative of any of the employees of any Acquired Company, or negotiate, enter into or become a party to any collective bargaining agreement or other similar labor Contract, in each case, except as required by applicable Law;
(xxi)   materially modify or reduce the amount of any insurance coverage provided by the Insurance Policies, except in the ordinary course of business;
(xxii)   except as set forth in Schedule 6.1(b)(xxii) of the Company Disclosure Letter, apply for or receive any relief under the COVID-19 Laws;
(xxiii)   adopt or implement any “poison pill,” stockholder rights agreement or plan or similar anti-takeover agreement or plan, in each case, applicable to the Merger or any other transactions with respect to Parent or its Affiliates and/or Parent’s rights under Section 7.3; or
(xxiv)   authorize or enter into any Contract or commit to do any of the foregoing.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action, at any time or from time to time, that in the reasonable good faith judgment of the Company Board (or any committee thereof), upon advice of counsel to the Company, is reasonably necessary (i) after consultation with Parent, for the Company to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time, or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that any of the Acquired Companies be registered as an investment company under the Investment Company Act, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to stockholders of the Company in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii) or Section 7.17; provided, that in the case of any action taken under this Section 6.1(c) that would otherwise constitute a breach of this Agreement, the Company shall reasonably cooperate with Parent to mitigate any adverse effect on Parent and its Affiliates or stockholders of the taking of any action under this Section 6.1(c).
Section 6.2   No Control of Other Parties’ Business.   Notwithstanding the foregoing, nothing contained in this Agreement shall give directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the Merger Effective Time. Prior to the Merger Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the Acquired Companies’ respective operations.
ARTICLE VII
ADDITIONAL COVENANTS
Section 7.1   Preparation of the Proxy Statement; Stockholder Approval.
(a)   As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and, after approval by Parent (which shall not be unreasonably withheld, delayed or conditioned) cause to be filed with the SEC the Proxy Statement in preliminary form with respect to the Stockholders Meeting. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments, written or oral, from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Parent and Merger Sub with copies of (i) all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and (ii) all written comments with respect to the Proxy Statement received from the SEC. The Company shall respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement; provided, that, prior to responding to any comments of the SEC, the Company shall provide Parent with a reasonable opportunity to consult and review such response and the Company shall consider in good faith any comments on such response reasonably proposed by Parent. Each of Parent and Merger Sub shall reasonably cooperate, and shall cause their controlled Affiliates to reasonably cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under applicable Law. The Proxy Statement shall contain the Board Recommendation, except to the extent that the Company Board (or any committee thereof) shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 7.3.
(b)   If, at any time prior to the receipt of the Stockholder Approval, any information relating to the Company or Parent, as the case may be, or any of their respective subsidiaries or Affiliates, should be discovered by the Company or Parent Parties which, in the reasonable judgment of the Company or such Parent Party, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company; provided, however, that, to the extent reasonably practicable, no amended or supplemental materials will be filed with the SEC or mailed by the Company without affording Parent a reasonable opportunity in advance for consultation and review, and the Company shall consider in good faith any comments on such materials reasonably proposed by Parent. For purposes of Section 4.23, Section 5.12 and this Section 7.1, any information concerning or related to the Company, its Affiliates or the Stockholders Meeting will be deemed to have been provided by the Company and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.

(c)   As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting for the purpose of obtaining the Stockholder Approval (and other matters that shall be submitted to the holders of Company Common Stock at such meeting); provided, that such record date shall not be more than 90 days prior to the date of the Stockholders Meeting. The Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders entitled to vote at the Stockholders Meeting and to hold the Stockholders Meeting as soon as reasonably practicable following the date of this Agreement and, in any event, as soon as reasonably practicable following the clearance thereof by the SEC (or receipt of notice that the SEC is not reviewing the preliminary Proxy Statement). The Company shall, through the Company Board, recommend to its stockholders that they give the Stockholder Approval, include the Board Recommendation in the Proxy Statement the Company shall use its reasonable best efforts to solicit the Stockholder Approval (including by soliciting proxies from the holders of the Company Common Stock and taking all other action necessary or advisable to secure the Stockholder Approval), except, in each case, to the extent that the Company Board shall have made an Adverse Recommendation Change (as hereinafter defined) as permitted by and determined in accordance with Section 7.3(e); provided, however, that the Company’s obligation to duly call, give notice of, convene and hold the Stockholders Meeting shall be unconditional unless this Agreement is terminated in accordance with its terms and shall not otherwise be affected by any Adverse Recommendation Change. Notwithstanding the foregoing provisions of this Section 7.1(c), the Company may, after consultation with Parent, postpone, recess or adjourn such meeting (i) to the extent required by Law, (ii) to allow reasonable additional time to solicit additional proxies to the extent necessary in order to obtain the Stockholder Approval, (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting; provided, however, that, without the prior written consent of Parent, the Stockholders Meeting shall not be postponed, recessed or adjourned to a date that is (i) more than 30 days after the date for which the Stockholders Meeting was originally scheduled (excluding any adjournments, recesses or postponements required by applicable Law) or (ii) more than 120 days from the record date for the Stockholders Meeting; provided, further, that, except as required under applicable Law, the Stockholders Meeting may not be postponed, recessed or adjourned on the date the Stockholders Meeting is scheduled if the Company shall have received proxies in respect of an aggregate number of shares of Company Common Stock, which have not been withdrawn, such that Stockholder Approval would be obtained at such meeting. The Company shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to the Company’s stockholders. Notwithstanding anything herein to the contrary, without the prior written consent of Parent, (x) the approval of the Merger shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company stockholders in connection with this Agreement or the approval of the Merger) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders Meeting and (y) the Company shall not submit to the vote of its stockholders any Competing Proposal.
Section 7.2   Access to Information; Confidentiality.   During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement and the Merger Effective Time, the Company shall (and shall cause its Subsidiaries and direct its Representatives to) afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to (i) the properties, books and records and personnel of the Company and its Subsidiaries and (ii) a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of federal or state securities Laws; provided, however, that (a) the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law (including any COVID-19 Measures) requires the Acquired Companies to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of any Acquired Company with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any existing Contract or any Contract entered into after the date hereof in accordance with this Agreement to which such Acquired Company is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 7.3, a Competing Proposal or Superior Proposal (each as defined herein), and (b) in each case, such access may be limited to the extent the Company reasonably determines, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any employee of the Company or its Subsidiaries. In the event that the Company does not provide access or information in reliance on (x) clauses (a)(i), (a)(ii), or (a)(iii) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such privilege, and (y) clause (b) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that the Company reasonably determines would not jeopardize the health and safety of any employee of the Company or its Subsidiaries. Any investigation conducted pursuant to the access contemplated by this Section 7.2 shall be (1) conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, and (2) subject to the Company’s reasonable security measures and insurance requirements. No investigation under this Section 7.2 or otherwise shall affect any of the representations and warranties of the Parties contained in this Agreement or modify any condition to the obligations of the Parties under this Agreement and shall not limit or otherwise affect the rights or remedies of the Parties as set forth herein. The terms and conditions of the Confidentiality Agreements shall apply to any information made available or provided to Parent or its Representatives in connection with the Merger and the other transactions contemplated by this Agreement, including any investigation conducted pursuant to the access contemplated by this Section 7.2, and the Confidentiality Agreements shall remain in force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or termination thereof. Notwithstanding anything to the contrary in this Agreement, the Company hereby provides consent to permit the Sponsors and Parent Parties to disclose any such information, including copies of this Agreement and the Ancillary Documents and the terms hereof and thereof, to their respective Debt Financing sources and other equity financing sources, all of which information provided to such Debt Financing sources and other equity financing sources, for the avoidance of doubt, shall constitute “Confidential Material” (as defined in the GIC Confidentiality Agreement) and “Confidential Material” (as defined in the Centerbridge Confidentiality Agreement); provided, that, such Debt Financing sources and other equity financing sources agree in writing to be bound by the confidentiality and use restrictions set forth in the Confidentiality Agreements and shall be deemed a Representative of each Sponsor pursuant thereto. Nothing in this Section 7.2 or elsewhere in this Agreement shall be construed to require any Acquired Company or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals or opinions.
Section 7.3   No Solicitation of Transactions; Change in Recommendation.
(a)   No Solicitation.   Except as expressly permitted by this Section 7.3, during the Interim Period, the Company shall, and shall cause each of its Subsidiaries and its and their officers and directors to and, for the avoidance of doubt, the Company shall be responsible for any breach or noncompliance by any officers or directors, and shall direct its Representatives to, (i) immediately cease any activities, solicitation, discussions or negotiations with any Persons with respect to any Competing Proposal or any Inquiry and promptly terminate all physical and electronic dataroom access granted to any such Person or its Representatives and, to the extent not previously requested, promptly request the return or destruction by such Person that has executed a confidentiality agreement at any time within twelve (12) months immediately preceding the date hereof in connection with any Inquiry, Competing Proposal or its consideration of any Competing Proposal and its Representatives of all non-public information concerning the Acquired Companies and (ii) not, directly or indirectly, (A) solicit, initiate, provide any non-public information in response to, or knowingly facilitate any Inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of facilitating, a Competing Proposal or Inquiry or (C) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other Contract (other than an Acceptable Confidentiality Agreement) with respect to a Competing Proposal or that would reasonably be expected to lead to a Competing Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any such Contract, an “Alternative Acquisition Agreement”) or (D) resolve, propose or agree to do any of the foregoing.
(b)   Superior Proposals and Other Exceptions.   Notwithstanding anything to the contrary contained in this Section 7.3, at any time on or after the date of this Agreement and prior to obtaining the Stockholder Approval, the Company may, directly or indirectly through one or more of its Representatives, (i) participate or engage in discussions or negotiations with, enter into an Acceptable Confidentiality Agreement with, furnish information (including non-public information) relating to any of the Acquired Companies to, or (ii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies, in each case, pursuant to an Acceptable Confidentiality Agreement to, any Person or group of Persons that has made, renewed or delivered to the Company a bona fide written Competing Proposal after the date of this Agreement and prior to obtaining the Stockholder Approval (that did not result from a breach of this Section 7.3 in any material respect) or to such Person’s Representatives (including potential financing sources of such Person); provided, in each case, that the Company Board (or, if appropriate, any committee thereof) determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; provided, further, that, the Company shall promptly (and in any event within thirty-six (36) hours) notify Parent in writing if the Company enters into an Acceptable Confidentiality Agreement and subject to applicable Law, any non-public information concerning any of the Acquired Companies that is provided to such Person or its Representatives pursuant to this Section 7.3(b) that was not previously provided to Parent or its Representatives shall be provided or made available to Parent promptly (and, in any event, within twenty-four (24) hours) following such time as it is provided or made available to such third party. In addition, notwithstanding Section 7.3(a), the Acquired Companies and their Representatives may (A) contact and engage in any communications with the Person who has made an Inquiry or Competing Proposal solely in order to seek to clarify and understand the terms and conditions of such Inquiry or Competing Proposal solely to determine whether such Inquiry or Competing Proposal constitutes or is reasonably likely to lead to a Superior Proposal (but, for the avoidance of doubt, shall not engage in any negotiations or other discussions), and (B) inform in writing a Person that has made or is considering making an Inquiry or Competing Proposal of the provisions of this Section 7.3.
(c)   Notices.   The Company shall promptly (and in any event within thirty-six (36) hours) after receipt of any Competing Proposal or Inquiry, (i) advise Parent in writing (which may be by e-mail) of the receipt of such Competing Proposal, Inquiry or request for confidential information, the identity of the Person or group of Persons making such Competing Proposal or Inquiry and the material terms and conditions thereof (to the extent known), and provide to Parent copies of any such Competing Proposal or Inquiry made in writing (including drafts of proposed agreements (the disclosure schedules of which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Competing Proposal or Inquiry, other than with respect to the solvency or creditworthiness of such Person or the economic or other material terms of such Competing Proposal or Inquiry)) (if any) comprising part of such Competing Proposal or Inquiry, and (ii) keep Parent reasonably informed on a reasonably prompt basis of all material developments, discussions or negotiations regarding any Competing Proposal or Inquiry and the status of such Competing Proposal or Inquiry, including notifying Parent of any change to the financial or other material terms and conditions of any Competing Proposal or Inquiry and providing Parent copies of any such Competing Proposal or Inquiry made in writing (including drafts of proposed agreements (the disclosure schedules of which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Competing Proposal or Inquiry, other than with respect to the solvency or creditworthiness of such Person or the economic or other material terms of such Competing Proposal or Inquiry)). The Company agrees that none of the Acquired Companies will enter into any confidentiality or other written or binding oral agreement with any Person subsequent to the date hereof which prohibits any Acquired Company from providing any information required to be provided to Parent in accordance with Section 7.3(b) and this

Section 7.3(c) within the time periods contemplated hereby. For the avoidance of doubt, all information provided to Parent pursuant to this Section 7.3(c) will be subject to the terms of the Confidentiality Agreements.
(d)   No Change in Board Recommendation or Entry into an Alternative Acquisition Agreement.    Except as expressly permitted by Section 7.3(e), Section 7.3(f), and Section 7.3(g) neither the Company Board nor any committee thereof shall:
(i)   (A) fail to recommend to its stockholders that the Stockholder Approval be given or fail to include the Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the Board Recommendation, (C) (x) subject to Section 7.3(g), take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a recommendation against) or (y) fail to recommend against any Competing Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement thereof (it being understood that a communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed an Adverse Recommendation Change), or (D) adopt, approve or recommend, or publicly propose or agree to adopt, approve or recommend to the stockholders of the Company a Competing Proposal (actions described in this clause (i) being referred to as an “Adverse Recommendation Change”); or
(ii)   authorize, cause or permit any Acquired Company to enter into any Alternative Acquisition Agreement.
(e)   Adverse Recommendation Change; Entry into Alternative Acquisition Agreement.    Notwithstanding anything to the contrary in this Agreement, at any time prior to the time the Stockholder Approval is obtained, if the Company has received a bona fide written Competing Proposal that did not result from a breach of this Section 7.3 in any material respect and that the Company Board (or, if appropriate, any committee thereof) has determined in good faith (after consultation with the Company’s financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or, if appropriate, any committee thereof) may make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(c)(ii) (Superior Proposal) to promptly enter into an Alternative Acquisition Agreement providing for the implementation of such Competing Proposal; provided, however, that the Company Board (or any committee thereof) shall not take any action described in this Section 7.3(e) unless:
(i)   the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the standard of conduct owed by the directors of the Company Board under Maryland Law; and
(ii)   prior to making an Adverse Recommendation Change or terminating this Agreement, (A) the Company has given Parent at least five (5) Business Days prior written notice of its intention to take such actions (which notice shall include the information with respect to such Superior Proposal that is specified in Section 7.3(c) as well as a copy of any proposal, offer, agreement and all material documentation providing for such Superior Proposal), (B) the Company has negotiated, and has caused its Representatives to negotiate, with Parent and its Representatives in good faith during the five (5) Business Day period following Parent’s receipt of such notice and ending at 11:59 p.m. (New York City time) on such fifth (5th) Business Day (the “Match Period”) (to the extent Parent desires to so negotiate) to enable Parent to propose in writing revisions to the terms and conditions of this Agreement so that the Company Board (or any committee thereof) would no longer determine that the failure to make an Adverse Recommendation Change and/or enter into an Alternative Acquisition Agreement in response to such Superior Proposal would be inconsistent with the standard of conduct owed by the directors of the Company Board under Maryland Law and (C) at the end of the Match Period, the Company Board (or any committee thereof) shall have considered any revisions to the terms and conditions of this Agreement proposed in writing by Parent and shall have determined in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that the Competing Proposal would nevertheless continue to constitute a Superior Proposal and that the failure to make an Adverse Recommendation Change and/or enter into an Alternative Acquisition Agreement in response to such Superior Proposal would continue to be inconsistent with the standard of conduct owed by the directors of the Company Board under Maryland Law, in each case, if the revisions proposed by Parent were given effect; provided, that, in the event of any subsequent change to the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, be required to deliver to Parent an additional written notice consistent with that described in subclause (A) above and the Match Period shall recommence and the Company shall be required to comply with subclauses (B) and (C) above anew; provided, however, that the Match Period shall be reduced to four (4) Business Days.
(f)   Intervening Event.   Notwithstanding anything to the contrary in this Agreement, other than in connection with a Superior Proposal, at any time prior to receipt of the Stockholder Approval, the Company Board (or, if appropriate, any committee thereof) may effect an Adverse Recommendation Change in response to an Intervening Event if the Company Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel), that the failure to do so would be inconsistent with the standard of conduct owed by the directors of the Company Board under Maryland Law; provided, however, that the Company Board (or any committee thereof) shall not make such an Adverse Recommendation Change unless:
(i)   the Company has given Parent five (5) Business Days prior written notice of its intention to take such actions to the effect that the Company Board has (A) so determined and (B) resolved to effect an Adverse Recommendation Change pursuant to this Section 7.3(f)(i) (and provides Parent a copy of such resolutions), which notice will specify and describe the facts and circumstances relating to the applicable Intervening Event in reasonable detail and the factual bases for the Company Board’s determination that such events or circumstances constitute an Intervening Event; and
(ii)   prior to effecting such an Adverse Recommendation Change, the Company and its Representatives, during the five (5) Business Day period following Parent’s receipt of such notice and ending at 11:59 p.m. (New York City time) on such fifth (5th) Business Day (the “Notice of Intervening Event Period”), must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to propose such adjustments to the terms and conditions of this Agreement so that the Company Board (or any committee thereof) would no longer determine that the failure to make an Adverse Recommendation Change would be inconsistent with the standard of conduct owed by the directors of the Company Board under Maryland Law, and following such Notice of Intervening Event Period, the Company Board (or any committee thereof) shall have determined (after consultation with the Company’s financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement) in good faith that the failure to make an Adverse Recommendation Change in response to such Intervening Event would continue to be inconsistent with the standard of conduct owed by the directors of the Company Board under Maryland Law if the revisions proposed by Parent were given effect.
(g)   Certain Disclosures.   Nothing in this Section 7.3 or elsewhere in this Agreement shall prohibit the Company, the Company Board or their Representatives from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or making any “stop, look and listen” communication to the stockholders of the Company pending disclosure of its position thereunder; provided, that any such disclosure does not contain an express Adverse Recommendation Change; or (ii) disclosing to the Company’s stockholders any factual information regarding the business, financial condition or results of operations of the Acquired Companies, in each case, that the Company Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with its outside legal counsel) that such disclosure is required under applicable Law (it being understood that disclosure under this clause (ii) shall not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) under this Agreement and no such disclosure shall, taken by itself, be deemed to be an Adverse Recommendation Change); provided, however, that the Company Board (or any committee thereof) shall not make an Adverse Recommendation Change, except in accordance with Section 7.3(e) or Section 7.3(f).
(h)   Standstills and Ownership Limits.   The Company shall not, and shall cause its Subsidiaries not to, release any Person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to a Competing Proposal or Inquiry to which the Company or any of its Subsidiaries is a party; provided, that, notwithstanding anything herein to the contrary, if the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with the standard of conduct owed by the directors of the Company Board under Maryland Law, the Company may grant a waiver of any standstill provision solely to the extent necessary to permit any Person to make a non-public Competing Proposal to the Company Board and, to the extent permitted by the other subsections of this Section 7.3, thereafter negotiate and enter into any transaction in connection therewith. The Company and the Company Board (or any committee thereof) shall not take any action to exempt any Person (other than Parent or its Affiliates) from or render inapplicable any Takeover Statute unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 9.1(c)(ii).
(i)   Definitions.   For purposes of this Agreement:
(i)   “Competing Proposal” means, any proposal, inquiry or offer from any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) (other than from Parent and its Affiliates), whether in one transaction or a series of related transactions, involving the Company or its Subsidiaries which would result (if consummated) in any of the following: (a) any issuance, sale or disposition to or acquisition by (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, recapitalization, reorganization, business combination or otherwise) any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership, or the right to acquire beneficial ownership, of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing more than twenty percent (20%) of the voting power of the Company or any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than twenty percent (20%) of the outstanding voting securities of the Company; (b) any merger, consolidation, business combination, recapitalization, reorganization, share exchange, liquidation or other similar transaction involving the Company or its Subsidiaries pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) would hold, directly or indirectly, equity interests or securities in the surviving or resulting entity of such transaction representing more than twenty percent (20%) of the voting power of the surviving or resulting entity; (c) any sale or disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, recapitalization, reorganization, business combination or otherwise) of more than twenty percent (20%) of the assets of the Company or its Subsidiaries on a consolidated basis (determined on a book-value basis) or one or more Subsidiaries representing twenty percent (20%) or more of the assets of the Company and its Subsidiaries on a consolidated basis (determined on a book-value basis); or (d) any combination of the foregoing transactions; provided, however, that the term “Competing Proposal” shall not include (1) the Merger or any of the other transactions contemplated by this Agreement or (2) any merger, consolidation, business combination, reorganization, recapitalization, liquidation or similar transaction solely among the Company and one or more of the Wholly Owned Company Subsidiaries or solely among the Wholly Owned Company Subsidiaries.
(ii)   “Superior Proposal” means a written Competing Proposal (except for purposes of this definition, the references in the definition of “Competing Proposal” to 20% shall be replaced with 50%), which the Company Board (or, if appropriate, any committee thereof) determines in good faith (after consultation with its outside legal counsel and financial advisors and after taking into consideration all of the terms and conditions of the Competing Proposal and this Agreement (as it may be proposed to be amended by Parent), including all legal, financial, financing, regulatory approvals, conditionality, identity of the third party making the Competing Proposal, feasibility, certainty and likelihood of closing, breakup fee provisions and other aspects of such Competing Proposal and this Agreement that the Company Board (or a committee thereof) deems relevant (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination), that the Company Board (or a committee thereof) deems relevant), to be more favorable from a financial point of view to the holders of Company Common Stock (solely in their capacities as stockholders) than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by Parent).

(iii)   “Intervening Event” means a change in circumstances or development occurring or arising after the date of this Agreement that materially affects the business, assets or operations of the Acquired Companies, taken as a whole, and that was not known to or reasonably foreseeable (or, if known, the material consequences of which were not known or reasonably foreseeable) by the Company Board prior to the execution of this Agreement, which change in circumstances or development becomes known to the Company Board prior to receipt of the Stockholder Approval; provided, however, that in no event shall any of the following constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence or terms of a Competing Proposal, any Inquiry or any matter relating thereto or consequence thereof; (ii) the fact that, in and of itself, the Company meets or exceeds any internal or published projections, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change shall not be excluded by this clause (ii)); or (iii) changes in the market price or trading volume of shares of the Company Common Stock (provided, however, that the underlying causes of such change shall not be excluded by this clause (iii)).
(iv)   “Inquiry” means an inquiry, indication of interest or request for information or discussions from any Person or group that constitutes, or could reasonably be expected to lead to, a Competing Proposal.
Section 7.4   Interim Operations of Merger Sub.   During the period from the date hereof through the earlier of the Merger Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement or otherwise in connection with the transactions contemplated by this Agreement.
Section 7.5   Public Announcements.   So long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned, except (a) as may be required by applicable Law or Order or the rules or regulations of any applicable United States securities exchange or Governmental Authority to which the relevant Party is subject, in which case, to the extent permitted by applicable Law or Order, the Party proposing to issue such press release or make such public announcement shall consult in good faith with the other Party before making any such press release or public announcement, (b) with respect to any press release or other public statement by the Company permitted by and in accordance with Section 7.3 (including to announce an Adverse Recommendation Change permitted by and in accordance with Section 7.3) or Section 7.1, (c) statements consistent in all material respects with any release, disclosure or other public statements previously made in accordance with this Section 7.5 or (d) public statement regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and make internal announcements to employees, in each case, to the extent that such statements are consistent in all material respects with previous press releases, public disclosures or public statements made jointly by the Parties or approved by the Parties, and otherwise made in compliance with this Section 7.5; provided, that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby). The press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent (which approval shall not be unreasonably withheld, conditioned or delayed).
Section 7.6   Appropriate Action; Consents; Filings.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, the Company and each of the Parent Parties shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to the Closing set forth in Article VIII to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Authority in order to consummate the transactions contemplated by this Agreement,

(iii) obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, Contracts, assets or interests therein of the Company and its Subsidiaries (including, after the Closing, the Surviving Entity and its Subsidiaries), (2) amending any venture or other arrangement of the Company and its Subsidiaries (including, after the Closing, the Surviving Entity and its Subsidiaries), (3) cooperating with each other and using their respective reasonable best efforts to contest and resist any Action and to have vacated, lifted, reversed or overturned any Order that may result from such Action, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, (4) cooperating with each other using their respective reasonable best efforts to obtain CFIUS Approval, and (5) otherwise taking or committing to take actions after the Closing with respect to one or more of the businesses, product lines, fields of use, or assets of the Company and its Subsidiaries (including, after the Closing, the Surviving Entity and its Subsidiaries); provided, that in no event shall Parent, the Company or their respective Affiliates be required to proffer, consent to or agree to or effect any such action described in this clause (iii) unless such action is conditioned upon the Closing of the Merger, (iv) subject to Section 7.7(b), defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and (v) executing and delivering any additional instruments necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. Nothing in this Section 7.6 or any other provision of this Agreement shall require the Parent Parties or any Affiliates of the Parent Parties to take or agree to take any action with respect to any direct or indirect portfolio companies (as such term is commonly understood in the private equity industry) or any investment funds or vehicles affiliated with, or managed or advised by, one or more Affiliates of the Parent Parties, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom or action with respect to any assets, rights, businesses, operations or interest therein, of any such portfolio companies or investment funds or vehicles, except with respect to the Company and its Subsidiaries (including, following the Closing, the Surviving Entity and its Subsidiaries). In addition to the foregoing, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, materially preventing, impairing, delaying or otherwise materially adversely affecting the consummation of the Merger or the ability of such Party to fully perform its obligations under this Agreement.
(b)   In connection with and without limiting the foregoing Section 7.6(a), each of the Parties shall give (or shall cause their respective Affiliates to give) any notices to third parties, and each of the Parties shall use, and cause each of their respective Affiliates to use, its commercially reasonable efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including, to the extent permitted by any applicable Governmental Authority, promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or substantive communications between either Party and any

Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges and the Parties may, as they deem advisable and necessary, designate any competitively sensitive materials as “outside counsel only”. To the extent reasonably practicable, neither Party shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Merger and the other transactions contemplated by this Agreement without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law and/or applicable Governmental Authority, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.
(c)   Notwithstanding anything in this Section 7.6 to the contrary, except as provided in Section 7.6(d) of this Agreement, nothing in this Section 7.6 shall require the Parent Parties, Sponsors or any of their respective Affiliates to (i) enter into any agreement or undertaking that requires the holding of direct or indirect equity interests of the Company through proxy holders or in a voting trust; (ii) diminish in any material respect the scope of Parent’s information rights with respect to the Company (other than with respect to identified matters of national security); (iii) otherwise take or commit to take any actions that would reasonably be expected to materially and adversely (x) affect one or more of the businesses, product lines or assets of Parent, its Subsidiaries, Sponsors or their respective Affiliates (other than the Acquired Companies), or (y) limit the ability of Parent, its Subsidiaries, Sponsors or their respective Affiliates (other than the Acquired Companies) to retain, one or more of their businesses, product lines or assets; (iv) implement internal controls, compliance programs, or other similar processes with respect to Parent’s, Sponsors’ or their respective Affiliates’ respective business beyond its investment in the Company (including any “portfolio company”, as such term is generally understood in the private equity industry, of either Sponsor or their respective Affiliates, but not including the Acquired Companies); or (v) commence or participate in any action, suit or other legal proceeding (other than regulatory proceedings with respect to the CFIUS Approval or the approval set forth on Schedule 8.1(a) to the Company Disclosure Letter). In addition, notwithstanding anything in this Section 7.6 to the contrary, in no event will G Sponsor or its Affiliates be required to provide to any Governmental Authority in connection with seeking the CFIUS Approval any material non-public information with respect to itself or its Affiliates or material non-public information with respect to its and its Affiliates’ portfolio holdings (including whether or not any such holdings exist), other than material non-public information (x) required to be provided to CFIUS under the DPA or customarily requested by any such Governmental Authority as part of seeking and obtaining approvals from CFIUS, and (y) which G Sponsor or its Affiliates has previously provided in connection with seeking and obtaining prior approvals from CFIUS; provided, however, that, to the extent that any Governmental Authority requests any material non-public information with respect to G Sponsor or its Affiliates that is not required to be provided pursuant to this sentence, Parent shall cause such G Sponsor to use its reasonable best efforts within the constraints imposed on it and its Affiliates by applicable Law and its and its Affiliates’ organizational documents and consistent with its and its Affiliates’ internal policies and past practices, to provide such information and, in the absence of being able to provide such information, to enter into good faith discussions with its Affiliates, the Company and the Governmental Authority to provide other information, within the constraints imposed on it and its Affiliates by applicable Law and its and its Affiliates’ organizational documents and consistent with its and its Affiliates’ internal policies and past practices, that attempts to address the topic(s) of inquiry then being made by such Governmental Authority.
(d)   In connection with obtaining the CFIUS Approval in accordance with the DPA, the Parties shall use reasonable best efforts to: (i) submit to CFIUS a draft joint voluntary notice as promptly as practicable; (ii) provide any information requested by CFIUS or any other Governmental Authority in connection with the CFIUS review or investigation of the Merger and the other transactions contemplated by this Agreement within the timeframes set forth in the DPA; and (iii) submit to CFIUS a final joint voluntary notice as promptly as practicable following the date that CFIUS provides comments to the draft notice. In addition, the Parent Parties shall cooperate in good faith with CFIUS and use their reasonable best efforts to undertake promptly any and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Action, the issuance of any Order, or any other action, by or on behalf of CFIUS that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger or the other transactions contemplated by this Agreement, including by (A) proffering and consenting and/or agreeing to an Order or other agreement providing for the sale, divesture, license, hold separate or other disposition, contemporaneously with or subsequent to the Merger Effective Time, of any property or properties of the Acquired Companies, and (B) promptly effecting the sale, divestiture, licensing or holding separate or other disposition of any property or properties of the Acquired Companies, in each case, at such time as may be necessary to permit the lawful consummation of the Merger and the other transactions contemplated by this Agreement on or prior to the Outside Date.
(e)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Merger and the other transactions contemplated by this Agreement, (i) without the prior written consent of Parent, none of the Company or any of its Subsidiaries or Representatives shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person and (ii) none of the Parent Parties or any of their respective Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person other than (x) contractually required payments and (y) de minimis amounts.
Section 7.7   Notification of Certain Matters; Transaction Litigation.
(a)   The Company and its Representatives shall give prompt written notice to the Parent Parties, and the Parent Parties and their Representatives shall give prompt notice to the Company, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, and keep the Parent Parties reasonably informed with respect to the status thereto.
(b)   The Company and its Representatives shall give prompt written notice to the Parent Parties, and the Parent Parties and their Representatives shall give prompt notice to the Company, of any Action commenced or, to such Party’s knowledge, threatened against, relating to or involving such Party or any of its Subsidiaries, respectively, or any of its or their respective directors, officers or partners that relates to this Agreement, the Merger or the other transactions contemplated by this Agreement (“Transaction Litigation”) and shall keep the other Parties informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to the other Parties such information relating to such Actions as may be reasonably requested, subject to the preservation of privilege).
(c)   The Company and its Representatives shall give the Parent Parties the opportunity to participate in the defense and settlement of any pending or threatened Action relating to this Agreement, the Merger and the other transactions contemplated by this Agreement. The Company or the Acquired Companies may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding any such Transaction Litigation unless the Parent Parties have consented thereto in writing. The Parent Parties and their respective Representatives shall give the Company the opportunity to reasonably participate in the defense and settlement of any litigation against the Parent Parties or their directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement.
Section 7.8   Other Employee Benefits.
(a)   For a period of not less than 12 months after the Closing Date, Parent shall or shall cause the Surviving Entity to provide to each employee of the Company who then continues employment with Parent or the Surviving Entity following the Merger Effective Time (each, a “Continuing Employee”) with (i) a base salary that is no less favorable than the base salary as provided to such Continuing Employee immediately prior to the Merger Effective Time and a target cash bonus opportunity that is no less favorable than the target cash bonus opportunity provided to such Continuing Employee immediately prior to the Merger

Effective Time and (ii) employee benefits (excluding equity and equity-based compensation, non-qualified deferred compensation, transaction-related compensation, retention, severance, change in control, defined benefit pension, and post-retirement welfare payments or benefits) that are substantially comparable in the aggregate to those provided to each such Continuing Employee immediately prior to the Merger Effective Time. Parent shall, with respect to each employee of the Company who is not a Continuing Employee (each, a “Non-Continuing Employee”), assume any and all termination payments and obligations relating to the termination of employment of each Non-Continuing Employee, including but not limited to, any severance, termination, change of control, bonus, vacation, personal time off, sick time, or any other termination-related payment, whether in connection with a Company Benefit Plan, required by applicable Law or otherwise. To the extent that the termination of employment of some or all Non-Continuing Employees results in or contributes to the existence of a qualifying event under any WARN Act that occurs following the Closing Date, Parent shall be responsible for all notice and payment requirements under the WARN Act.
(b)   Parent shall ensure that, as of the Merger Effective Time, each Continuing Employee receives full credit (for purposes of eligibility to participate, vesting, and level of benefits) for service with any Acquired Company (or predecessor employers to the extent the applicable Acquired Company provides such past service credit) under the comparable Employee Benefit Plans, programs and policies of Parent or the Surviving Entity, as applicable, in which such Continuing Employees became participants (to the extent such service was recognized by the applicable Acquired Company prior to the Merger Effective Time); provided, however, that the foregoing shall not apply (x) with respect to benefit accrual under any defined benefit pension plan, (y) to the extent that its application would result in a duplication of benefits or (z) for any newly-established Employee Benefit Plan sponsored or maintained by Parent or any of its Affiliates, where similarly-situated employees of Parent or its Affiliates do not receive credit. Parent shall or shall cause the Surviving Entity to provide full credit to each Continuing Employee for the accrued vacation balance of such Continuing Employee as of the Merger Effective Time. With respect to each health or welfare benefit plan maintained by Parent or the Surviving Entity for the benefit of Continuing Employees, Parent shall (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, and (ii) use commercially reasonable efforts to cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Benefit Plan for the plan year that includes the Merger Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or the Surviving Entity, as applicable, for the plan year in which the Merger Effective Time occurs.
(c)   From and after the Closing Date, Parent shall honor, and shall cause the Surviving Entity and their respective Subsidiaries to honor, in accordance with their terms in effect immediately prior to the Merger Effective Time, all existing (as of immediately prior to the Merger Effective Time) Company Benefit Plans, subject to any rights to terminate, amend or modify such Company Benefit Plans in accordance with their terms.
(d)   Nothing in this Section 7.8(d) or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment or modification to any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Entity or any Acquired Company from amending or terminating any of its benefit plans in accordance their terms, (iii) create a right in any employee to employment with Parent or the Surviving Entity or any Acquired Company, or (iv) create any third-party beneficiary or other rights in any employee or other service provider of Parent, the Surviving Entity or the Acquired Companies with respect to the compensation or terms and conditions of employment and/or benefits from Parent, the Surviving Entity or any Acquired Company or under any benefit plan which Parent, the Surviving Entity or any Acquired Company may sponsor, maintain or contribute to.
Section 7.9   Indemnification; Directors’ and Officers’ Insurance.
(a)   For a period of six (6) years from and after the Merger Effective Time, Parent shall, or shall cause the Surviving Entity to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Merger Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 7.9(a), neither Parent nor the Surviving Entity shall be obligated to pay an aggregate amount for such insurance coverage for such six (6)-year period or the “tail” policy or policies in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”), and if such aggregate amount for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Entity shall cause to be maintained policies of insurance that, in the Surviving Entity’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to 300% of the Current Premium. Except as set forth on Schedule 7.9(a) of the Company Disclosure Letter, prior to the Merger Effective Time, the Company may elect to extend coverage under its officers’ and directors’ liability insurance policy by obtaining a “tail” policy or policies, on terms and conditions no less favorable than the Company’s existing officers’ and directors’ liability insurance policy (or with insurers on terms and conditions no less favorable than such policy), which provide such Persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Merger Effective Time; subject to the limitations and other provisions set forth in the provisos above in this Section 7.9(a); provided, that the Company shall reasonably cooperate and consult with Parent prior to the purchase of any such tail policy; provided, further, that if Parent can procure a “tail” policy on superior terms or on equivalent terms, but at a lower price, as compared to any such policy that may be procured by the Company, with insurers of equal or better A.M. Best financial strength ratings and outlooks and with full continuity, then Parent may, with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) obtain such policy effective as of the Merger Effective Time, in which case the Company shall not obtain any such policy; provided, further, that such tail policy shall be in lieu of the obligation to insure for a period of six (6) years from and after the Merger Effective Time set forth in the first sentence of this Section 7.9(a). If such prepaid policies have been obtained prior to the Merger Effective Time, the Surviving Entity shall (and Parent shall cause the Surviving Entity to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
(b)   To the extent permitted by applicable Law, during the period commencing as of the Merger Effective Time and ending on the sixth (6th) anniversary of the Merger Effective Time, the Surviving Entity shall, and Parent shall cause the Surviving Entity to: (i) indemnify, defend and hold harmless each current or former manager, director, officer and trustee of the Company or any Subsidiary of the Company (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action to the extent such Action arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer or trustee of the Company or any Subsidiary of the Company arising out of actions or omissions occurring at or prior to the Merger Effective Time (and whether asserted or claimed prior to, at or after the Merger Effective Time), including such alleged acts or omissions with respect to this Agreement or any of the transactions contemplated by this Agreement, including the Merger; and (ii) pay in advance of the final disposition of any such Action the expenses (including reasonable attorneys’ fees and any expenses incurred by any Indemnified Party in connection with enforcing any rights with respect to indemnification) of any Indemnified Party without the requirement of any bond or other security, in each case to the fullest extent permitted by Law, but subject to Parent’s or the Surviving Entity’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Entity, as applicable, (i) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against or investigation of any Indemnified Party for which indemnification may be sought under this Section 7.9(b) without the Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (ii) shall not be liable for any settlement effected without Parent’s or the Surviving Entity’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such Indemnified Party is not entitled to indemnification pursuant to applicable Law, in which case the Indemnified Party shall promptly refund to Parent or the Surviving Entity the amount of all such expenses theretofore advanced pursuant hereto and (iv) shall not be obligated to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal Action, except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such Action. Parent’s and the Surviving Entity’s obligations under this Section 7.9(b) shall continue in full force and effect for a period of six (6) years from the Merger Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.
(c)   To the extent permitted by applicable Law, the Surviving Entity shall, and Parent agrees to cause the Surviving Entity to, during the period commencing as of the Merger Effective Time and ending on the sixth anniversary of the Merger Effective Time, honor all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Merger Effective Time now existing in favor of the Indemnified Parties as currently provided in (i) the Company Governing Documents, and (ii) indemnification agreements between the Company and any Indemnified Party as scheduled on Schedule 7.9(c) of the Company Disclosure Letter. For a period of six (6) years following the Merger Effective Time, the governing documents of the Surviving Entity and the equivalent governing or organizational documents of any applicable Subsidiary of the Surviving Entity shall not be amended, repealed or otherwise modified for a period of six (6) years following the Merger Effective Time in any manner that would adversely modify these rights, unless such modification shall be required by applicable Law and then only to the minimum extent required by Law.
(d)   If Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as applicable, assume the obligations set forth in this Section 7.9.
(e)   The provisions of this Section 7.9 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third-party beneficiaries of this Section 7.9 effective as of the Closing), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of the Company, Parent and the Surviving Entity.
Section 7.10   Section 16 Matters.   Prior to the Merger Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including any shares subject to Company Compensatory Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.
Section 7.11    Financing Cooperation.
(a)   Financing.
(i)   Prior to the Closing Date, the Company shall use its commercially reasonable efforts to provide, and shall cause each Subsidiary of the Company and each of the Company’s and each Subsidiary’s non-legal Representatives to use its commercially reasonable efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole expense, all cooperation that is reasonably requested and customary in connection with Parent arranging mortgage and other debt financing with respect to the Acquired Companies effective as of or after (and conditioned on the occurrence of) the Merger Effective Time (collectively, the “Debt Financing”) (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries), which customary cooperation is reasonably requested in writing by Parent (e-mail being sufficient) and includes using commercially reasonable efforts to (it being understood that, other than with respect to any obligation to deliver notice to or make a request of any Person, the Company shall have satisfied its obligations set forth in the subsequent clauses if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided):

(1)   upon reasonable notice, direct employees of the Acquired Companies with appropriate seniority and expertise to be available at reasonable times and participate in a reasonable number of meetings (including one-on-one meetings or conference calls with providers of the Debt Financing), drafting sessions, road shows, rating agency presentations; provided, that any such meeting or communication may be conducted virtually by videoconference or other media;
(2)   provide reasonable and customary assistance to Parent with Parent’s preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender and investor presentations, materials for rating agency presentations, private placement memoranda, bank information memoranda and similar marketing documents reasonably necessary in connection with the Debt Financing and provide reasonably timely and customary access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of the Debt Financing and their representatives to complete all reasonable due diligence; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers; (B) as reasonably requested in writing (e-mail being sufficient) by Parent; and (C) limited to information to be contained therein with respect to the Acquired Companies;
(3)   to the extent requested by Debt Financing sources, furnish Parent, reasonably promptly upon written request, with such historical financial, statistical and other pertinent business information relating to the Acquired Companies as may be reasonably requested by Parent (which notice shall state with reasonable specificity the information requested), as is customarily required with financings of the type similar to the Debt Financing and reasonably available and prepared by or for the Acquired Companies in the ordinary course of business; provided, that, the Company shall not be responsible in any manner for any pro forma financial information or financial statements;
(4)   facilitate, effective no earlier than the Merger Effective Time, simultaneously with, and conditioned upon, and subject to the occurrence of, the Closing, the execution and delivery of definitive financing, pledge, security and guarantee documents relating to the Debt Financing;
(5)   provide documentation and other information with respect to the Acquired Companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Debt Financing, in each case as reasonably requested by Parent in writing;
(6)   (A) cooperate in connection with the repayment or defeasance of any existing Indebtedness of the Acquired Companies as of the Merger Effective Time and the release of related Liens, including delivering such payoff, defeasance, termination or similar notices under any existing financing documents of the Acquired Companies as are reasonably requested by Parent (provided, that in the case of clause (B), the Company shall not be required to deliver any notices, commitments, terminations or other documents that are not conditioned on, and subject to the occurrence of, the Closing);
(7)   to the extent requested by Parent in writing, obtain from the Company’s independent auditors customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the Debt Financing;
(8)   provide reasonable and customary assistance with respect to Parent attempting to obtain any third-party consents associated with the Debt Financing which shall not be required to be effective until as of, and subject to the occurrence of, the Closing;
(9)   reasonably cooperate with the marketing efforts of Parent and its financing sources for any Debt Financing, including providing reasonable consent to the use of the Acquired Company’s logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Acquired Company’s reputation or goodwill;

(10)   to the extent reasonably requested in writing by Parent and necessary in connection with the Debt Financing, mail and e-mail requests for estoppels and certificates from non-residential tenants, lenders, managers, franchisors, ground lessors, ground lessees, and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to such Debt Financing source;
(11)   as may be reasonably requested by Parent, following the obtainment of the Stockholder Approval, form new direct or indirect Wholly Owned Company Subsidiary pursuant to documentation reasonably satisfactory to Parent and the Company;
(12)   as may be reasonably requested by Parent, no earlier than immediately prior to the Merger Effective Time, and provided such actions would not adversely affect the Tax status of the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to be subject to additional Taxes or otherwise suffer or incur any amounts that are not indemnified by Parent under Section 7.11(a)(iii), transfer or otherwise restructure its ownership of existing Subsidiaries of the Company, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company; and
(13)   to the extent reasonably requested in writing (e-mail being sufficient) by Parent and necessary in connection with the Debt Financing, provide customary and reasonable assistance to allow Parent, its Debt Financing sources, and each of their respective Representatives to conduct customary appraisal, survey field work and non-invasive environmental and engineering inspections of each Company Property (provided, however, that (A) neither Parent, any Debt Financing source nor any of their respective Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 7.2, and (C) the Company shall be entitled to have Representatives present at all times during any such inspection).
(ii)   Notwithstanding the foregoing, the Company shall not be required to provide, or cause its Subsidiaries or Representatives to provide, cooperation under Section 7.11 to the extent that it: (i) unreasonably interferes with the ongoing business or operations of the Acquired Companies; (ii) requires the Acquired Companies to incur any liability (including, without limitation, any commitment fees and expense reimbursement) in connection with the Debt Financing prior to the Closing (except those fees, expenses and liabilities that are reimbursable by Parent pursuant to Section 7.11(a)(iii)); (iii) requires the Acquired Companies or their respective Representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument (or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Merger Effective Time) with respect to the Debt Financing (other than with respect to customary authorization letters with respect to the Debt Financing) or adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, in each case which is not contingent upon the Closing or would be effective at or prior to the Merger Effective Time (it being understood that in no event shall any officer or director of the Acquired Companies be required to take any such action described in this clause (iii) unless such Person shall be continuing in such role following the Merger Effective Time, and shall only be required to do so in such continuing capacity); (iv) requires the Acquired Companies or their counsel to give any legal opinion; (v) requires the Acquired Companies to provide any information that is prohibited or restricted by applicable Law; (vi) requires the Acquired Companies to provide access to or disclose information that the Company or any of its Subsidiaries determines could reasonably be expected to result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company shall use reasonable best efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause (vi)); (vii) requires the Acquired Companies to take any action that is prohibited or restricted by, or would conflict with or violate, its organizational documents, any Material Contract to which any of the Acquired Companies is a party or any applicable Laws; (viii) could reasonably be expected to result in any Representative of the Acquired Companies incurring personal liability with respect to any matter relating to the Debt Financing or requires any Representative of the Company or any of its Subsidiaries to deliver any certificate that such Representative reasonably believes, in good faith, contains any untrue certifications; (ix) requires the Acquired Companies or their Representatives, as applicable, to waive or amend any terms of this Agreement; or (x) such cooperation causes any representation, warranty, covenant or other term in this Agreement to be breached or causes any Closing condition set forth in Article VIII to fail to be satisfied. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that (A) is not currently readily available to the Acquired Companies on the date hereof and is not otherwise prepared in the ordinary course of business of Acquired Companies at the time requested by Parent or (B) for the failure to obtain review of any financial or other information by its accountants and in no event shall the Company or its Subsidiaries be required to provide or assist in the preparation of any projections or “pro forma” financial statements. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of the Subsidiaries of the Company, or any of their respective Representatives at the request of Parent pursuant to Section 7.11. Nothing contained in Section 7.11 or otherwise shall require the Company or any of its Subsidiaries, prior to the Merger Effective Time, to be an issuer or other obligor with respect to the Debt Financing. For the avoidance of doubt, the Parties hereto acknowledge and agree that the provisions contained in this Section 7.11 represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to cooperation in connection with the Debt Financing and the Assumed Indebtedness. Notwithstanding anything to the contrary in this Agreement, the Company, its Subsidiaries and its Representatives shall be deemed to have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under Section 7.11, and any breach by the Company, its Subsidiaries or its Representatives of any of the covenants required to be performed by it under this Section 7.11 shall not be considered in determining the satisfaction of any condition to Closing set forth in this Agreement, including the condition to Closing set forth in Section 8.3(b), nor in determining the entitlement of any Party to terminate this Agreement, including any entitlement to termination arising from Section 9.1, nor the cause thereof, nor entitle any Parent Party to damages under this Agreement, unless such breach is a material breach of the covenants contained in this Section 7.11 that is a consequence of a deliberate act or omission undertaken by the Company, with the actual knowledge or intent that the taking of such act or failure to take such action would result in, constitute or cause a material breach of this Section 7.11. Parent and Merger Sub acknowledge and agree that the obtaining of Debt Financing is not a condition to Closing and that the consummation of the transactions contemplated by this Agreement shall not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) any Debt Financing.
(iii)   Parent shall reimburse or cause to be reimbursed the Acquired Companies promptly upon written demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ and out-of-pocket accountants’ fees) (other than in respect of the preparation of customary historical and ordinary course financial statements already prepared by the Acquired Companies in the ordinary course of their business and/or with respect to information or materials already in the possession or control of any of the Acquired Companies) incurred by the Acquired Companies and their Representatives in connection with the cooperation under Section 7.11 and any action taken by them at the request of Parent pursuant to Section 7.11 (including the dissolution and termination of any subsidiaries formed and documentation entered into pursuant to Section 7.11), and shall indemnify and hold harmless the Acquired Companies and their Representatives and each of the Acquired Companies’ and their Representatives’ respective present and former directors, officers, employees and agents (collectively, the “Financing Indemnified Parties”) from and against any and all documented out-of-pocket costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities suffered or incurred by any of them in connection with the arrangement and consummation of the Debt Financing or the Assumed Indebtedness and any information used in connection therewith, in each case, except to the extent such costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities are suffered or incurred as a result of bad faith, gross negligence or willful misconduct by any Financing Indemnified Party as determined by a court of competent jurisdiction in a final judgment not subject to further appeal. The provisions of this Section 7.11(a)(iii) are intended to be for the benefit of, and shall be enforceable by, each of the foregoing Financing Indemnified Parties. This Section 7.11(a)(iii) shall survive the termination of this Agreement (and in the event the Merger and the other transactions contemplated hereby are not consummated, notwithstanding anything to the contrary in this Agreement, Parent shall promptly reimburse the Company for any reasonable and documented out-of-pocket costs incurred by the Company and its Subsidiaries in connection with the cooperation under Section 7.11, reimbursable under this Section 7.11(a)(iii) and not previously reimbursed and any indemnification obligations under this Section 7.11(a)(iii), in each case, without regard to any other limitations on liability set forth in this Agreement).
(b)   Cooperation Regarding Assumed Indebtedness.
(i)   Promptly following Parent’s request, the Company shall, or shall cause the other applicable Acquired Companies to, use its reasonable best efforts to deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “Existing Lender”) under certain existing Indebtedness of the Acquired Companies identified by Parent (the “Assumed Indebtedness”), a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent and the applicable Acquired Company a written statement or documents (the “Assumption Documents”) (A) confirming (1) the aggregate principal amount of the Indebtedness outstanding under such Assumed Indebtedness, (2) the date to which interest and principal has been paid in respect of such Assumed Indebtedness, and (3) the amount of any escrows being held by such Existing Lender in respect of such Assumed Indebtedness; and (B) consenting to the assumption of the existing Indebtedness, the replacement of any guaranty and the consummation of the Merger and the other transactions contemplated by this Agreement, and to the modifications of the terms of such Assumed Indebtedness that Parent may reasonably request after the date hereof; provided, that the Company shall be informed of any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 7.11(b), (x) the consummation of the Merger shall not be conditioned on, or delayed or postponed as a result of the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders, (y) the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Merger Effective Time and (z) the Company and the other Acquired Companies shall not have obligation, responsibility or liability to Parent or Merger Sub in connection with Parent’s request for any consent of any Existing Lender requested pursuant to this Section 7.11(b), other than to use reasonable best efforts to deliver such request in the form prepared by Parent (and approved by Company) to the applicable Existing Lender.
(ii)   Parent shall reimburse the Acquired Companies promptly upon demand for all fees and expenses payable by the Acquired Companies in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents. None of the Acquired Companies shall be obligated to pay any commitment or similar fee or any other expense, liability or obligation in connection with this Section 7.11(b) prior to the Closing, and Parent shall indemnify and hold harmless the Acquired Companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their actions and cooperation pursuant to this Section 7.11(b); in each case, except to the extent such costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities are suffered or incurred as a result of a Willful Breach by any Acquired Company as determined by a court of competent jurisdiction in a final judgment not subject to further appeal. The Company’s obligations pursuant to this Section 7.11(b) shall be subject to the limitations set forth in Section 7.11(a)(ii) and Section 7.11(a)(iii).
(c)   Prior to the Closing Date, the Company shall use commercially reasonable efforts to provide, and shall cause each Subsidiary of the Company and each of the Company’s and each Subsidiary’s non-legal Representatives to use commercially reasonable efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole expense, upon request of Parent, reasonable cooperation with Parent with respect to preparing and finalizing a private placement memorandum and other customary documentation in connection with, and taking other actions to effect, an issuance of preferred shares or other preferred beneficial ownership interests in either Merger Sub or the Company. If such offering is of preferred shares or other preferred beneficial ownership interests in the Company, such offering, and any issuance of any such preferred shares or other preferred beneficial ownership interest in the Company may only take place simultaneously with or following, and shall be conditioned upon, and subject to the occurrence of, the Closing. The Company’s obligations with respect to an issuance of preferred shares or other preferred beneficial ownership interests pursuant to this Section 7.11(c) shall be subject to the limitations with respect to the Debt Financing set forth in Section 7.11(a)(ii) and Section 7.11(a)(iii), mutatis mutandis.
Section 7.12   [Reserved].
Section 7.13   Takeover Statutes.   The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the Company Charter or the certificate of formation of Parent (“Charter Restrictions”) on the Merger and the other transactions contemplated by this Agreement. No Party shall take any action to exempt any Person (other than the other Parties or their respective Affiliates) from any Takeover Statute of any jurisdiction or Charter Restrictions that may purport to be applicable to the Merger or any of the other transactions contemplated by this Agreement or otherwise cause any restrictions in any Takeover Statute or Charter Restrictions not to apply to any such Person.
Section 7.14   Obligations of the Parties; Deregistration and Delisting.
(a)   The Company shall take all actions necessary to (i) perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (ii) ensure that the Acquired Companies will reasonably cooperate with any reasonable request by the Parent Parties or their respective Affiliates (including, for the avoidance of doubt, CPREF II AIV II — A, L.P. and CPREF II AIV II — B, L.P.) for a waiver of the “Aggregate Stock Ownership Limit” and/or “Common Stock Ownership Limit” (each as defined in the Company Charter) or the establishment or increase in an “Excepted Holder Limit” (as defined in the Company Charter) in connection with (and contingent upon) the consummation of the transactions contemplated hereby and any transfer, rollover and/or restructuring of such investments. Parent shall take all actions necessary to (i) cause the Parent Parties to perform their obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, and (ii) ensure that, prior to the Merger Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any Indebtedness other than as specifically contemplated by this Agreement.
(b)   Prior to the Merger Effective Time, the Company and, following the Merger Effective Time, Parent and the Surviving Entity, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things necessary, proper or advisable on its part under applicable Law and rules and policies of NASDAQ to cause the delisting of the Company and of the Company Common Stock from NASDAQ as promptly as practicable after the Merger Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.
Section 7.15   Certain Transactions; Resignations.
(a)   Except (i) as set forth in Schedule 7.15(a) of the Company Disclosure Letter and (ii) for Contracts for employment, compensation or benefits entered into in the ordinary course of business, the Company shall cause all Contracts in accordance with their terms (including, for the avoidance of doubt, the Company Related-Party Agreements) between any former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents of the Acquired Companies, on the one hand, and any of the Acquired Companies, on the other hand, to be settled or terminated on or prior to the Closing, without any further obligations, liability or payments by or on behalf of the Company or any of its Subsidiaries as of the Closing. For the avoidance of doubt, the foregoing shall not require (i) the settlement or termination of an agreement that is solely between the Company and/or any entities that will remain Subsidiaries of the Company after the Closing, or (ii) the breach of any agreement by the Company in order to comply with this Section 7.15(a).

(b)   The Company shall cause to be delivered to Parent at or prior to the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Merger Effective Time, of all directors of the Company.
Section 7.16   Tax Matters.
(a)   The Company shall promptly notify Parent if the Company becomes aware of any issue, fact or circumstance that it believes would adversely impact the qualification of the Company for taxation as a REIT, or would result in material Tax under Section 857(b) or 4981 of the Code, and shall cooperate and consult in good faith with Parent with respect thereto.
(b)   Within thirty (30) days after the date hereof, or soon as practicable thereafter, the Company shall deliver to Parent a draft officer’s certificate, to be dated as of the Closing Date and signed by an officer of the Company that contains representations of the Company reasonably necessary or appropriate to enable Latham & Watkins LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company) to render the Tax opinion set forth in Exhibit A hereto pursuant to Section 8.3(e). Thereafter, the Company shall revise the draft officer’s certificate in accordance with Parent’s reasonable comments, and Parent and the Company shall otherwise negotiate in good faith to agree on a final form of officer’s certificate to be delivered to Latham & Watkins LLP (or such other counsel) reasonably acceptable to the Company and Parent. The Company may update such final form of officer’s certificate delivered to Latham & Watkins LLP as reasonably necessary to account for any facts or circumstances through the Closing Date; provided, that the Company provides a draft of such officer’s certificate to Parent reasonably in advance of the Closing and such updates are reasonably acceptable to Parent.
(c)   The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes.
(d)   The Company shall use commercially reasonable efforts to provide cooperation to Parent, at Parent’s sole expense, regarding modifications to the structure of the transactions contemplated by this Agreement that Parent reasonably requests, including such modifications that are intended to mitigate, reduce, or eliminate any Transfer Tax or other Tax that may be borne by any Acquired Company, Parent, Merger Sub, the Surviving Entity, any Affiliate thereof, or any direct or indirect owner of Parent; provided, that (i) any such changes do not have an adverse effect on the Company or its stockholders or the other Acquired Companies, including any adverse effect on the feasibility of the satisfaction of the conditions of the Merger, or the time by which the Merger may be consummated, (ii) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of (A) any organizational document of any Acquired Company, (B) any Contract to which an Acquired Company is a party, or (C) applicable Law, (iii) any such modifications or other obligations of the Company or its Subsidiaries to incur any other liabilities with respect thereto (other than customary and reasonable joinder agreements), shall be contingent upon all of the conditions set forth in Article VIII having been satisfied or waived and receipt by the Company of a written notice from Parent to such effect and that the Parent Parties are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur, (iv) such modifications (or the inability to complete such modifications) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Merger Consideration, (v) neither the Company nor any of its Subsidiaries shall be required to take any such action that could adversely affect the classification of the Company as a REIT, or would reasonably be expected to adversely affect the intended Tax treatment of the transactions contemplated hereunder, and (vi) except as agreed by Parent and the Company, any such changes, and any actions or transactions related thereto, shall be implemented and effective immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of its Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 7.16(d). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any Subsidiary of the Company in performing their obligations under this Section 7.16(d), and Parent shall indemnify the Acquired Companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom, except, in each case, except to the extent such costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities are suffered or incurred as a result of a Willful Breach by any Acquired Company as determined by a court of competent jurisdiction in a final judgment not subject to further appeal (and in the event the Merger and the other transactions contemplated by this Agreement are not consummated and this Agreement has been validly terminated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries not previously reimbursed).
Section 7.17   Dividends.
(a)   Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, the Company may declare and pay dividends to its stockholders, distributing cash in such amounts determined by the Company, in its sole discretion exercised in good faith, after consultation with Parent, to be reasonably required (after giving effect to the distributions contemplated by Section 6.1(b)(iii)) to be distributed in order for the Company to maintain its qualification as a REIT for such year and to avoid or reduce the incurrence of income or excise Tax.
(b)   Except as set forth in the final sentence of this Section 7.17(b), prior to the Closing Date, (i) the Company shall not recognize any gain on the disposition of any USRPI, and (ii) the Company shall not recognize any gain that is subject to Section 1374 of the Code or Treasury Regulation Section 1.337(d)-7 (or similar rules under applicable Laws). At least twenty (20) Business Days prior to the Closing Date, the Company shall determine, and notify Parent of its determination, whether the Company has recognized, or is expected to recognize before the Closing Date, any gain on any USRPIs in the taxable year that includes the Closing Date (including, for the avoidance of doubt, from January 1, 2023 through the date of this Agreement) and, if applicable, the amount of such gains (whether or not permitted pursuant to the preceding sentence). Thereafter, the Company shall declare and pay a dividend on Company Common Stock in an amount sufficient to distribute all such gains to the stockholders of the Company. The record date and payment date for any dividend payable pursuant to this Section 7.17(b) shall be the close of business on the last Business Day prior to the Closing Date, and prior to the payment of such dividend, the Company shall designate such dividends as capital gain dividends, in accordance with Treas. Reg. Section 1.1445-8(c)(2) and Section 857(b)(3), in the full amount of such gains. The Parties shall reasonably cooperate to effect such distribution. Notwithstanding the foregoing but without limiting Section 6.1(b)(vii), the foregoing provisions of this Section 7.17(b) shall not restrict the Acquired Companies from disposing of any USRPI in a transaction reasonably expected to qualify as an exchange under Section 1031 of the Code in which no gain or loss is recognized (the “1031 Exchange”) even if the acquisition of the replacement property with respect to such disposition, and hence the 1031 Exchange, has not been completed prior to the Closing (a 1031 Exchange that is not completed prior to the Closing, a “Partially Completed 1031”), provided, however, that (i) the Company shall use its reasonable best efforts to complete each such 1031 Exchange prior to the Closing and (ii) the Company shall keep Parent reasonably informed of dispositions that the Company intends to effect by a 1031 Exchange, on a reasonably current basis before entering into and through such 1031 Exchange, and shall reasonably cooperate with Parent (at Parent’s expense) to avoid or mitigate the recognition of gain in connection with such 1031 Exchange.
(c)   Notwithstanding anything to the contrary in this Agreement, the Merger Consideration shall be decreased by an amount equal to the per share amount of any dividend on Company Common Stock declared or paid by the Company pursuant to this Section 7.17 (excluding distributions contemplated by Section 6.1(b)(iii)(A) through (C)).
(d)   Notwithstanding anything to the contrary in this Agreement, on the day prior to the Closing Date, the Merger Consideration shall be increased by an amount per share of Company Common Stock, in cash (rounded to the nearest whole cent), without duplication for any period, equal to the sum of (1) the cash amount per share of Company Common Stock equal to the most recently declared regular quarterly cash dividend permitted by Section 6.1(b)(iii) declared by the Company as of the day prior to the Closing Date (the “Final Dividend”) if the record date for the Final Dividend is after the Closing, plus (2)(A) the cash amount per share of Company Common Stock equal to the Final Dividend, multiplied by (B)(I) the number of days between the first day following the end of the quarterly period for which the Final Dividend was declared, if any, and the day prior to the Closing Date, divided by (II) 90.
ARTICLE VIII
CONDITIONS
Section 8.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of the Parties to effect the Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Closing of the following conditions:
(a)   Regulatory Authorizations.   All consents, authorizations, orders or approvals of each Governmental Authority set forth in Schedule 8.1(a) of the Company Disclosure Letter shall have been obtained and any applicable waiting periods in respect thereof shall have expired or been terminated.
(b)   Stockholder Approval.   The Stockholder Approval shall have been obtained in accordance with applicable Law, the Company Charter and the Company Bylaws.
(c)   No Injunctions or Restraints.   No Order issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Merger shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Merger.
Section 8.2   Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by the Company, at or prior to the Merger Effective Time, of the following additional conditions:
(a)   Representations and Warranties.   The representations and warranties of the Parent Parties set forth in Article V of this Agreement shall be true and correct in all material respects as of the Merger Effective Time, as though made as of the Merger Effective Time, except, in each case, representations and warranties that are made as of a specific date shall be true and correct in all material respects only on and as of such date.
(b)   Performance of Covenants and Obligations of the Parent Parties.   The Parent Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Closing Date.
(c)   Delivery of Certificate.   Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed on behalf of Parent by an executive officer of Parent, certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.
Section 8.3   Conditions to Obligations of the Parent Parties.   The obligations of the Parent Parties to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by Parent at or prior to the Merger Effective Time, of the following additional conditions:
(a)   Representations and Warranties.   (i) The Fundamental Representations shall be true and correct in all material respects as of the Merger Effective Time, as though made as of the Merger Effective Time, (ii) the representations and warranties set forth in Section 4.4(a) and Section 4.4(b) (but solely with respect to clauses (ii) and (vi) of the second sentence thereof, and solely with respect to Company Options) (Capital Structure) shall be true and correct in all respects as of the Merger Effective Time, as though made as of the Merger Effective Time, except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by Parent and Merger Sub pursuant to Article III of this Agreement, (iii) the representations and warranties set forth in clause (b) of Section 4.6 (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Merger Effective Time, as though made as of the Merger Effective Time, and (iv) each of the other representations and warranties of the Company set forth in Article IV of this

Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Merger Effective Time, as though made as of the Merger Effective Time, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only on and as of such date, and (B) in the case of clause (iv) only where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein), individually or in the aggregate, has not had and would not have a Company Material Adverse Effect.
(b)   Performance of Covenants and Obligations of the Company.   The Company shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing Date.
(c)   No Company Material Adverse Effect.   From the date hereof through the Closing Date, there has not been any event, circumstance, change, effect, development, condition or occurrence that has had a Company Material Adverse Effect.
(d)   Delivery of Certificate.   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed on behalf of the Company by an executive officer certifying that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.
(e)   REIT Opinion.   Parent shall have received a written tax opinion of Latham & Watkins LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company), substantially in the form of Exhibit A to this Agreement dated as of the Closing Date (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Acquired Companies an officer’s certificate substantially in the form agreed by Parent and the Company pursuant to Section 7.16(b), and which may contain such changes or modifications from the language set forth in such form as may be deemed reasonably necessary or appropriate by Latham & Watkins LLP, or the applicable REIT counsel, with the consent of Parent, not to be unreasonably withheld, conditioned or delayed, and which shall in any event be reasonably acceptable to Parent) to the effect that beginning with its taxable year ended December 31, 2021 and through the Merger Effective Time, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (determined (i) as if the taxable year of the Company ended on the Closing Date, (ii) without regard to the satisfaction of the distribution requirement under Section 857(b) for the taxable year that includes the Closing Date, and (iii) without regard to any action taken by the Parent or the Company after Closing on the Closing Date).
(f)   CFIUS Approval.   The Parties shall have obtained CFIUS Approval.
Section 8.4   Failure of Closing Conditions.   None of the Parent Parties, on the one hand, nor the Company, on the other hand, may rely on the failure of any applicable condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Merger if such failure (or inability to be satisfied) was primarily caused by such Party’s failure to comply with or perform its obligations under this Agreement.
ARTICLE IX
TERMINATION; FEES AND EXPENSES; AMENDMENT
Section 9.1   Termination.   This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Merger Effective Time, notwithstanding receipt of the Stockholder Approval (except as otherwise specified in this Section 9.1):
(a)   by mutual written consent of each of the Company and Parent;
(b)   by either the Company or Parent, upon prior written notice to the other Party:
(i)   if the Merger shall not have occurred on or before 11:59 p.m. New York time on November 22, 2023 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of the Merger to be consummated by the Outside Date was primarily due to the failure of such Party (and, in the case of Parent, including the failure of the other Parent Parties and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under this Agreement;
(ii)   if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party (and, in the case of Parent, including the failure of the other Parent Parties and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under this Agreement; or
(iii)   if the Stockholder Approval shall not have been obtained at the Stockholders Meeting, duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Merger was taken; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(iii) shall not be available to a Party if the failure to receive the Stockholder Approval was primarily due to the failure of such Party (and, in the case of Parent, including the failure of the other Parent Parties and, in the case of the Company, including the failure of any of the Acquired Companies) to perform or comply with in all material respects any of its obligations, covenants or agreements under this Agreement;
(c)   by the Company, upon prior written notice to Parent:
(i)   if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the Parent Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied (a “Parent Terminating Breach”), which breach or failure to perform cannot be cured, or, if capable of cure, has not been cured by the earlier of (A) 30 days following written notice thereof from the Company to Parent and (B) five (5) Business Days before the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Company Terminating Breach shall have occurred and be continuing at the time the Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i);
(ii)   if, at any time prior to receipt of the Stockholder Approval, the Company Board (or a committee thereof) shall have effected an Adverse Recommendation Change in respect of a Superior Proposal in accordance with Section 7.3(e); provided, however, that this Agreement may not be so terminated unless concurrently with the occurrence of such termination the payment required by Section 9.3(b) is made in full to Parent and the definitive agreement relating to the Superior Proposal is entered into by the Company, and in the event that such definitive agreement is not concurrently entered into and such payment is not concurrently made, such termination shall be null and void; or
(iii)   if (A) all of the conditions set forth in Section 8.1 and Section 8.3 have been and continue to be satisfied or, to the extent permitted by Law, waived by Parent (other than those conditions that by their nature cannot be satisfied other than at the Closing, provided, that such conditions to be satisfied at the Closing would be capable of being satisfied as of the date of the notice referenced in clause (B) below if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 2.2, the Company has irrevocably delivered written notice to Parent to the effect that all of the conditions set forth in Section 8.1 and Section 8.3 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing, provided, that such conditions to be satisfied at the Closing would be capable of being satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and the Company is ready, willing and able to consummate the Closing, and (C) the Parent Parties fail to consummate the Closing within one (1) Business Day after delivery of the notice referenced in the preceding clause (B) and the Company remains ready, willing and able to consummate the Closing during such one (1) Business Day period; or

(d)   by Parent, upon prior written notice to the Company:
(i)   if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of the Company set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 and/or Section 8.3 not to be satisfied (a “Company Terminating Breach”), which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of (A) 30 days following written notice thereof from Parent to the Company and (B) five (5) Business Days before the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or
(ii)   if (A) at any time prior to receipt of the Stockholder Approval, the Company Board (or any committee thereof), for any reason, shall have effected an Adverse Recommendation Change or (B) at any time prior to receipt of the Stockholder Approval, the Company shall have failed to publicly recommend against any tender offer or exchange offer for the Company Common Stock subject to Regulation 14D under the Exchange Act that constitutes a Competing Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (C) at any time prior to the receipt of the Stockholder Approval, the Company Board shall have failed to publicly reaffirm the Board Recommendation within ten (10) Business Days following the date that a Competing Proposal shall have been first publicly announced (or if the Stockholders Meeting is scheduled to be held within ten (10) Business Days after the date a Competing Proposal shall have been publicly announced, as promptly as is reasonably practicable) or (D) the Company enters into an Alternative Acquisition Agreement.
Section 9.2   Effect of Termination.   In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or the Parent Parties or their respective Affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except that (a) the Confidentiality Agreements and the Guarantees shall each survive the termination hereof and shall remain in full force and effect in accordance with their respective terms and (b) the provisions of Section 7.2 (Access to Information; Confidentiality), Section 7.5 (Public Announcements), Section 7.11 (Financing Cooperation) and Section 7.16(d) (Tax Matters) (solely, in the case of Section 7.11 and 7.16(d), with respect to the Parent Parties’ obligations to reimburse and indemnify the Company and its Subsidiaries), this Section 9.2, Section 9.3 (Fees and Expenses), Section 9.5 (Amendment), and Article X (General Provisions) of this Agreement shall survive the termination hereof and shall remain in full force and effect in accordance with their respective terms; provided, that, subject to Section 10.10(c) no such termination shall relieve any Party from any liability or damages resulting from any fraud or for any Willful Breach by such Party that occurs prior to such termination.
Section 9.3   Fees and Expenses.
(a)   Except as otherwise provided in this Section 9.3 or Article X (General Provisions), all Expenses shall be paid by the Party incurring such fees or Expenses, except that Parent shall pay, whether or not the Merger or any other transaction contemplated by this Agreement is consummated, all costs and Expenses incurred in connection with the Paying Agent. Notwithstanding anything to the contrary contained herein, Parent shall pay the amount of any Transfer Taxes incurred by the Acquired Companies in connection with the transactions contemplated by this Agreement.
(b)   In the event that:
(i)   this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) (Superior Proposal);

(ii)   this Agreement is terminated by Parent pursuant to Section 9.1(d)(ii) (Adverse Recommendation Change/Other Company Actions); or
(iii)   (A) this Agreement is terminated by Parent or the Company pursuant to Section 9.1(b)(i) (Outside Date) (and at the time of such termination the Company would not have been entitled to terminate this Agreement pursuant to Section 9.1(c)(iii) (Parent Failure to Close)) or Section 9.1(b)(iii) (Failure to Obtain Stockholder Approval), or by Parent pursuant to Section 9.1(d)(i) (Company Terminating Breach), (B) a Competing Proposal shall have been received by the Company or its Representatives or a Competing Proposal shall have been publicly announced or shall have become publicly disclosed or publicly known after the date of this Agreement and prior to the Stockholders Meeting (or any adjournment or postponement thereof), and (C) within twelve (12) months following such termination, the Company enters into a definitive written agreement providing for the implementation of any Competing Proposal or any Competing Proposal is consummated (provided, that for purposes of this Section 9.3(b)(iii), the term “Competing Proposal” will have the meaning assigned to such term herein, except that percentages included in the definition of “Competing Proposal” shall be increased to 50%);
then the Company shall pay, as directed by Parent, the Company Termination Payment. Payment of the Company Termination Payment shall be made by wire transfer of same day funds to the account or accounts designated by Parent as follows: (1) in the case of Section 9.3(b)(i), prior to or concurrently with termination of this Agreement pursuant to Section 9.1(c)(ii); (2) in the case of Section 9.3(b)(ii), within three Business Days after termination of this Agreement pursuant to Section 9.1(d)(ii); and (3) in the case of Section 9.3(b)(iii), within the earlier of (x) three Business Days after the entry into a definitive agreement in respect of the Competing Proposal referred to in clause (B) of Section 9.3(b)(iii), and (y) concurrently with the consummation of such Competing Proposal. For the avoidance of doubt, any payment made by the Company under this Section 9.3(b) shall be payable only once with respect to this Section 9.3(b), and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that Parent actually receives the full payment of the Company Termination Payment pursuant to this Section 9.3(b) (and the costs and expenses contemplated by the following sentence), the receipt of the Company Termination Payment (and the costs and expenses contemplated by the following sentence) pursuant to and in accordance with this Section 9.3(b) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Parent Parties, any of their respective Affiliates or Representatives in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at Law or in equity, to the Parent Parties or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Parent Parties, or any of their respective Affiliates or Representatives shall be entitled to bring or maintain any Action against the Acquired Companies or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Payment and the costs and expenses contemplated by the following sentence), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. If the Company fails to pay the Company Termination Payment when due and any Parent Party commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Payment or any portion thereof, then the Company shall pay the Parent Parties their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Payment at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).
(c)   In the event that:
(i)   this Agreement is terminated by the Company pursuant to Section 9.1(c)(i) (Parent Terminating Breach); or
(ii)   this Agreement is terminated by the Company pursuant to Section 9.1(c)(iii) (Failure to Close);

then Parent shall pay, as directed by the Company, the Parent Termination Payment by wire transfer of same-day funds to an account designated by the Company within three Business Day following such termination in accordance with this Section 9.3. For the avoidance of doubt, any payment made by Parent under this Section 9.3(c) shall be payable only once with respect to Section 9.3(c), and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that the Company actually receives the full payment of the Parent Termination Payment pursuant to this Section 9.3(c) (and the Recovery Costs), the receipt of the Parent Termination Payment (and the Recovery Costs contemplated by the following sentence) pursuant to and in accordance with this Section 9.3(c) shall be deemed to be liquidated damages and shall be the sole and exclusive remedy for any and all losses or damages suffered or incurred by the Company or any of its Affiliates or Representatives or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination and the Recovery Costs, none of the Parent Parties shall have any further liability, whether pursuant to a claim at Law or in equity, to the Company or any of its Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company or any of its Affiliates or Representatives or any other Person shall be entitled to bring or maintain any Action against the Parent Parties for damages or any equitable relief arising out of or in connection with this Agreement, any of the transactions contemplated by this Agreement or any matters forming the basis for such termination (other than equitable relief to require payment of the Parent Termination Payment and the Recovery Costs contemplated by the following sentence). If Parent fails to pay the Parent Termination Payment when due and the Company commences a suit which results in a final, non-appealable judgment against Parent for the Parent Termination Payment, or any portions thereof, then Parent shall pay the Company in accordance with Section 9.4, its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Parent Termination Payment at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) plus any amounts payable or reimbursable by Parent pursuant to Section 7.11 and Section 7.16(d) which remain unpaid at the time of such termination (the “Recovery Costs”). Notwithstanding anything herein to the contrary, in no event will the Company be entitled to (1) payment of monetary damages prior to the termination of this Agreement or in amounts in excess of the amount of the Parent Liability Cap (as defined herein), (2) payment of both monetary damages and the Parent Termination Payment, or (3) both (x) payment of any monetary damages or the Parent Termination Payment and (y) a grant of specific performance of this Agreement or any other equitable remedy against Parent or Merger Sub that results in the Closing.
(d)   The Parties acknowledge and agree that neither the Company Termination Payment nor the Parent Termination Payment is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Parent and the Company, as applicable, in the circumstances in which the Company Termination Payment or Parent Termination Payment is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.
Section 9.4   Payment of Amount or Expenses.
(a)   In the event that Parent is obligated to pay the Company the Parent Termination Payment, plus the Recovery Costs set forth in Section 9.3(c), then, if requested by the Company, Parent shall pay to the Company from the Parent Termination Payment, plus the Recovery Costs, deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Parent Termination Payment, plus the Recovery Costs, and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (B) in the event the Company receives either (x) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 9.4(b)(ii), or (y) an opinion from the Company’s outside counsel as described in Section 9.4(b)(ii), an amount equal to the Parent Termination Payment, plus the Recovery Costs, less the amount payable under clause (i) above. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Parent Termination Payment, plus the Recovery Costs, with an escrow agent selected by Parent and on such terms (subject to Section 9.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Parent Termination Payment, plus the Recovery Costs, pursuant to this Section 9.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 9.3 by wire transfer.
(b)   The escrow agreement shall provide that the Parent Termination Payment, plus the Recovery Costs, in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company; or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Termination Payment, plus the Recovery Costs, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Termination Payment, plus the Recovery Costs, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Termination Payment, plus the Recovery Costs, to the Company. Parent agrees to amend this Section 9.4 at the request of the Company in order to (x) maximize the portion of the Parent Termination Payment, plus the Recovery Costs, that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s chances of securing a favorable ruling described in this Section 9.4(b) or (z) assist the Company (at the Company’s sole cost and expense) in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.4(b). The escrow agreement shall also provide that any portion of the Parent Termination Payment, plus the Recovery Costs, that remains unpaid as of the end of a tax year shall be paid as soon as possible during the following tax year, subject to the foregoing limitations of this Section 9.4; provided, any portion of the Parent Termination Payment, plus the Recovery Costs, that remains unpaid as of December 31 following the date which is five years from the date of this Agreement shall be released by the escrow agent to the Company. The Company shall be a party to such escrow agreement and shall bear all costs and expenses under the escrow agreement.
Section 9.5   Amendment.   Subject to compliance with applicable Law, at any time before or after receipt of the Stockholder Approval and prior to the Merger Effective Time, any provision of this Agreement may be amended or modified by a written agreement of the Parties executed in the same manner as this Agreement; provided, that after the Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which, pursuant to applicable Law, requires the further approval of the stockholders of the Company without such further approval of such stockholders (in which case, such further approval shall be deemed the Stockholder Approval for purposes of this Agreement), or (b) any amendment or change not permitted under applicable Law.
ARTICLE X
GENERAL PROVISIONS
Section 10.1   Non-Survival of Representations and Warranties and Certain Covenants.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Merger Effective Time, which shall remain in force and effect following the Closing.

Section 10.2   Notices.   All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service (with proof of delivery), or (c) immediately upon delivery by hand or email (with non-automatic confirmation of receipt), in each case, to the intended recipient as set forth below (or at such other address for a Party as shall be specified by like notice):
(a)   if to the Parent Parties or the Surviving Entity, see Schedule 10.2 of the Parent Disclosure Letter
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Attention:
Atif I. Azher
Frederick De Albuquerque

E-mail:
aazher@stblaw.com
fred.dealbuquerque@stblaw.com

and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:
Gregory J. Ressa
Danielle C. Jackson

E-mail:
gressa@stblaw.com
danielle.jackson@stblaw.com

and
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:
Blair Thetford, Esq.

E-mail:
blair.thetford@skadden.com

and
Skadden, Arps, Slate, Meagher & Flom LLP
155 N Upper Wacker Drive
Chicago, Illinois 60606
Attention:
Nancy Olson, Esq.

E-mail:
nancy.olson@skadden.com

(b)   if to the Company to:
INDUS Realty Trust, Inc.
204 West Newberry Road
Bloomfield, CT 06002
Attention:
Thomas M. Daniells, General Counsel

E-mail:
***

with copies (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020

Attention:
Julian Kleindorfer
Charles K. Ruck
Darren Guttenberg

Email:
Julian.Kleindorfer@lw.com
Charles.Ruck@lw.com
Darren.Guttenberg@lw.com

Section 10.3   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party; provided, that in no event shall Section 9.3 or Section 10.10 be modified pursuant to this Section 10.3 to expand the limitations of liability of any Party set forth therein. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible; provided, that in no event shall Section 9.3 or Section 10.10 be modified pursuant to this Section 10.3 to expand the limitations of liability of any Party set forth therein.
Section 10.4   Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in portable document form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 10.5   Entire Agreement; Third-Party Beneficiaries.   This Agreement (including the Exhibits, Schedules and the Company Disclosure Letter), the Confidentiality Agreements, the Equity Commitment Letters and the Guarantees (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, and (b) this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (i) Section 7.9 (which, from and after the Merger Effective Time shall be for the benefit of the Indemnified Parties) and (ii) any claims that the Company may assert against Parent, if, as and when required pursuant to the terms and conditions of the Guarantee or the rights of the Company as an express third party beneficiary under the Equity Commitment Letter pursuant to the terms and conditions of the Equity Commitment Letter.
Section 10.6   Extension; Waiver.   At any time prior to the Merger Effective Time, the Parties may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties made to such Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 10.7   Governing Law; Venue.
(a)   This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).
(b)   All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”). Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in the Chosen Courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any of the Chosen Courts, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute, and (vi) agrees, with respect to any Action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
Section 10.8   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, that each of Parent and Merger Sub shall have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights, interests and obligations hereunder to a wholly owned direct or indirect Subsidiary of Parent or to any of their respective Affiliates, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder or impede or delay any of the transactions contemplated by this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
Section 10.9   Obligation of Parent.   Parent shall cause Merger Sub to comply in all respects with each of the covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies (without duplication) it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 10.9 to “Merger Sub” shall also include the Surviving Entity following the Merger Effective Time.
Section 10.10   Specific Performance; Parent Liability Cap.
(a)   The Parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. The Parties agree that (i) the Parties shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 10.7 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the Parent Parties’ obligation to effect the Closing but subject to the next sentence), without bond or other security being required, this being in addition to any remedy to which they are entitled at law or in equity or pursuant to Section 9.2 or Section 9.3, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company or the Parent Parties would have entered into this Agreement. The Parties hereto further agree that the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce the Parent Parties’ obligations to effect the Closing on the terms and conditions set forth herein solely in the event that (A) the conditions set forth in Section 8.1 and Section 8.3 (other than those conditions that by their nature are to be satisfied at the Closing; provided, that each such condition is then capable of being satisfied at the Closing) have been satisfied or waived, (B) Parent has failed to consummate the Closing at the time when it was required under Section 2.2, and (C) the Company has irrevocably confirmed in writing to Parent that if specific performance were granted and the Equity Financing were funded, then the Closing would occur in accordance with Section 2.2, and (C) as of the date of the delivery of such confirmation, all conditions set forth in Section 8.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at such time) or that the Company is willing to irrevocably waive any such unsatisfied conditions. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such Parties has an adequate remedy at Law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The Parties hereto further agree that (x) following the Company’s termination of this Agreement in accordance with Section 9.1, the Company shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 10.7 to enforce specifically the Parent Parties’ surviving obligations herein, including with respect to the payment of monetary damages under Section 9.2 or the payments to which the Company is entitled under Section 9.3(c), and (y) following Parent’s termination of this Agreement in accordance with Section 9.1, Parent shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 10.7 to enforce specifically the Company’s surviving obligations herein, including with respect to the payment of monetary damages under Section 9.2 or the payment to which Parent is entitled under Section 9.3(b).
(b)   The Parties hereto further agree that (i) by seeking the remedies provided for in this Section 10.10, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.10 shall require any Party to institute any Action for (or limit any Party’s right to institute any Action for) specific performance under this Section 10.10 prior or as a condition to exercising any termination right under Article IX (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.10 or anything set forth in this Section 10.10 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article IX or pursue any other remedies under this Agreement that may be available at any time. In any legal proceeding seeking monetary damages against a Party or to compel a Party to specifically perform its obligations hereunder, the non-prevailing Party in such Action (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing Party its costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Action.
(c)   Notwithstanding anything to the contrary in this Agreement (other than the final sentence of this Section 10.10(c)), the maximum aggregate liability of the Parent Parties for monetary losses, damages, costs or expenses in connection with this Agreement, the Equity Commitment Letters, the Guarantees and the transactions contemplated by this Agreement shall be limited to an amount equal to the Parent Termination Payment, plus the Recovery Costs (collectively, the “Parent Liability Cap”), and in no event shall the Company or any of its Affiliates seek any amount in excess of the Parent Liability Cap in connection with this Agreement, the Equity Commitment Letters, the Guarantees or the transactions contemplated by this Agreement or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. In no event shall the Company or any of its Affiliates seek nor shall the Company permit to be sought on behalf of the Company any monetary damages of any kind, including consequential, indirect, or punitive damages, from any officer, director, agent or employee of the Parent Parties, any direct or indirect holder of any equity interests or securities of the Parent Parties or any direct or indirect director, officer, employee, partner, Affiliate, member, controlling Person or Representative of any of the foregoing, in connection with this Agreement or the transactions contemplated by this Agreement (other than as expressly provided by and subject to the terms of the Equity Commitment Letters and the Guarantees). Except for the liabilities and obligations of the parties to the Equity Commitment Letters, the Guarantees and any other agreements pursuant thereto under any of the foregoing agreements to which they are parties and except for claims for fraud, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties in the preamble to this Agreement (each, a “Contracting Party”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing and the Sponsors and their respective Affiliates (collectively, the “Non-Recourse Party”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated by this Agreement or based on, in respect of, or by reason of this Agreement or the transactions contemplated by this Agreement or the negotiation, execution, performance, or breach of this Agreement (other than, in each case, the liabilities and obligations of the parties to the Equity Commitment Letters, the Guarantees and any other agreements pursuant thereto and under any of the foregoing agreements to which they are expressly identified as parties), and, to the maximum extent permitted by applicable Law, each Contracting Party, on behalf of itself and its Affiliates, hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Recourse Party. Without limiting the foregoing, to the maximum extent permitted by applicable Law, except as expressly provided in the Equity Commitment Letters, the Guarantees, and any other agreements pursuant thereto, (i) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impute or extend the liability of a Contracting Party to any Non-Recourse Party, whether based on statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) each Contracting Party disclaims any reliance upon any Non-Recourse Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding the foregoing provisions of this Section 10.10(c) and any other provision of this Agreement to the contrary, but subject to the terms and conditions of the Equity Commitment Letters and the Guarantees (and without limiting the Company’s respective remedies thereunder), the Company may seek to cause Parent to enforce the terms of such Equity Commitment Letters, if and solely to the extent permitted by Section 10.10(a), or the Guarantees to cause the other parties thereto to provide funds to Parent to permit Parent to satisfy (i) a valid Order requiring Parent to specifically perform the Closing of the transactions under this Agreement pursuant to and in accordance with the terms of this Agreement, (ii) any valid Order or award of damages in favor of the Company obtained by the Company pursuant to and in accordance with Section 9.3, and/or (iii) payment by Parent of the Parent Termination Payment and/or Recovery Costs pursuant to and in accordance with Section 9.3, in each case, solely to the extent provided therein and in accordance with their respective terms. Notwithstanding anything herein to the contrary and for the avoidance of doubt, (A) nothing in this Section 10.10(c) shall limit in any way the Company’s right to an injunction, specific performance or other equitable remedy in accordance with Section 10.10(a), and (B) nothing in this Section 10.10 nor Section 9.3 shall limit in any way any fraud remedies or the remedies of the parties under the Confidentiality Agreements.
Section 10.11   [Reserved].
Section 10.12   Waiver of Jury Trial.   EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER

INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12.
Section 10.13   Authorship.   The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.
IR PARENT, LLC
By:
/s/ William D. Rahm

Name: William D. Rahm
Title: Authorized Signatory
IR MERGER SUB II, INC.
By:
/s/ William D. Rahm

Name: William D. Rahm
Title: President
INDUS REALTY TRUST, INC.
By:
/s/ Michael Gamzon

Name: Michael Gamzon
Title: President and Chief Executive Officer
[Signature Page to the Merger Agreement]

Annex B
February 22, 2023
Board of Directors
INDUS Realty Trust, Inc.
641 Lexington Avenue
26th Floor
New York, NY 10022
Members of the Board:
We understand that INDUS Realty Trust, Inc., a Maryland corporation (the “Company”), IR Parent, LLC, a Delaware limited liability company (the “Parent”) and IR Merger Sub II, Inc., a Maryland corporation and a wholly owned subsidiary of the Parent (“Merger Sub” and with the Parent, the “Parent Parties”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 21, 2023 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company being the surviving entity. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares held by the Parent Parties, any of their respective Affiliates, the Company or each subsidiary of the Company (collectively, the “Excluded Stock”), will be converted into the right to receive $67.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement (other than the holders of the Excluded Stock) is fair from a financial point of view to such holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company, with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Company Common Stock;

6)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and its securities;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)
Participated in certain discussions and negotiations among representatives of the Company and the Parent and their legal advisors;

9)
Reviewed the Merger Agreement and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions material to our analysis, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be paid to the holders of shares of the Company Common Stock (other than the holders of the Excluded Stock) in the transaction. We have been advised by you that the Company has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its formation as a REIT, and we have assumed that the Merger will not adversely affect such status or operations of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Company and financial advisory and financing services for affiliates of Parent, and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent Parties, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law or regulation. In addition, this opinion does not in any manner address the prices at which the shares of Company Common Stock will trade at any time and Morgan Stanley expresses no opinion or recommendation as to how any shareholders of the Company should act or vote at the shareholders’ meeting to be held or in connection with any of the transactions contemplated by the Merger Agreement.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Stock) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
[Signature Page Follows]

Very truly yours,
MORGAN STANLEY & CO. LLC
By:
/s/ Olivier P. Jacque

Olivier P. Jacque
Executive Director

INDUS REALTY TRUST, INC. ATTN: THOMAS M. DANIELLSSENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY 641 LEXINGTON AVENUE26TH FLOORNEW YORK, NEW YORK 10022 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V09571-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INDUS REALTY TRUST, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal (the “adjournment proposal”). 2. To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the merger (the “advisory compensation proposal”); and For Against AbstainINDUS REALTY TRUST, INC.ATTN: THOMAS M. DANIELLSSENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY641 LEXINGTON AVENUE26TH FLOORNEW YORK, NEW YORK 10022Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com. V09572-TBDINDUS REALTY TRUST, INC.Special Meeting of Stockholders May 17, 2023This proxy is solicited by the Board of DirectorsThe undersigned holder(s) of Common Stock of INDUS Realty Trust, Inc., a Maryland Corporation (“INDUS”), hereby authorize(s) and appoint(s) Michael S. Gamzon and Thomas M. Daniells, or either of them, as proxies with full power of substitution in each, to represent the undersigned and to vote, as designed on the reverse side of this proxy card, all of the shares of Common Stock of INDUS that the undersigned is/are entitled to vote at the special meeting of stockholders to be held at 9:30 a.m., Eastern Time on May 17, 2023 at the offices of Latham & Watkins LLP, located at 1271 Avenue of the Americas, New York, NY 10020 and any continuation, adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such special meeting.Such proxies are authorized to vote in their discretion (on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.) THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.CONTINUED AND TO BE SIGNED ON REVERSE SIDE